Exhibit 10.108

PURCHASE AND SALE AGREEMENT

1.    Definitions

Date:	October 3, 2019
Seller:	Alterra I L.L.C., a Delaware limited liability company (“Alterra I Seller”)
Alterra II L.L.C., a Delaware limited liability company (“Alterra II Seller”)

Overlook Ridge Apartments Investors LLC, a Delaware limited liability company (“Chase Seller”; for the avoidance of doubt, each of Alterra I Seller, Alterra II Seller and Chase Seller are a “Seller” and are collectively referred to herein from time to time as “Sellers”)

c/o Roseland Residential Trust, a Mack-Cali company
Harborside 3
210 Hudson Street, Suite 400
Jersey City, New Jersey 07311
Attention: Ivan M. Baron, Chief Legal Officer
Phone No: (973) 218-2335
Fax No: (973) 218-0965
Email: baron@roselandres.com

Buyer:	Overlook Revere Owner LLC, a Delaware limited liability company (“Alterra Buyer”)

Overlook Malden Owner LLC, a Delaware limited liability company (“Chase Buyer”; for the avoidance of doubt, each of Alterra Buyer and Chase Buyer are a “Buyer” and are collectively referred to herein from time to time as “Buyers”)

500 Boylston Street, 21st Floor Boston, Massachusetts 02116 ATTENTION: Paisley Boney, Managing Member Phone No: (617) 437-8400 Fax No: (617) 437-7811 Email: pboney@rockpointgroup.com
Escrow Agent:	Lexington National Land Services 420 Lexington Avenue, Suite 1648

New York, New York 10170 ATTENTION: Audrey Wang Phone No. (646) 783-6006 Email: awang@lexnls.com
Gross Purchase Price:

Four Hundred Eleven Million Five Hundred Thousand and No/100 Dollars ($411,500,000.00)

Unless otherwise agreed to between Sellers and Buyers in writing, Sellers and Buyers agree to the following apportionment of the Gross Purchase Price (and agree not to claim any different apportionment of the Gross Purchase Price from and after the expiration of the Due Diligence Period):

Tracts 1 (as defined in Exhibit A): $120,150,000.00
Tract 2 (as defined in Exhibit A):     $85,600,000.00
Tract 3 (as defined in Exhibit A):     $99,750,000.00
Tract 4 (as defined in Exhibit A):   $106,000,000.00

First Deposit:

Twenty Million Seven Hundred Fifty Thousand and No/100 Dollars ($20,750,000.00) to be paid by Buyers to Escrow Agent by Federal wire transfer within two (2) business days after the Date of this Agreement, and held and disbursed by Escrow Agent in accordance with the terms of this Agreement.

Extension Deposit:

Five Million and No/100 Dollars ($5,000,000.00) to be paid by Buyers to Escrow Agent by Federal wire transfer upon Buyers’ exercise of its option to extend the Time of Closing for the Extension Period (as defined in Paragraph 7, below), and held and disbursed by Escrow Agent in accordance with the terms of this Agreement.

The term “Deposit” shall mean the First Deposit and the Extension Deposit, as applicable, made by Buyers to Escrow Agent.
Time of Closing:

Subject to Paragraph 7 below and satisfaction or written waiver of the Sellers’ Conditions Precedent and the Buyers’ Conditions Precedent, as applicable, 1:00 p.m. on October 29, 2019, unless extended and/or accelerated in accordance with

-  2  -

Paragraph 7 below, (or, if such date is a day upon which the Middlesex South Registry of Deeds and the Suffolk Registry of Deeds (collectively, the “Registries”) are not open for business, the first day thereafter upon which the Registries are open for business), or such other date that Buyers and Sellers may agree in writing in their respective sole and absolute discretion.  Time is of the essence of this Agreement.  The date upon which the closing of the transactions contemplated hereunder is consummated is alternatively referred to herein as the “Closing Date”.

Premises:

That certain real property commonly known by the street addresses of 8 Quarry Lane, 12 Quarry Lane, 16 Quarry Lane, 1 Stone Lane, 4 Stone Lane, and 15 Quarry Lane, Malden, Massachusetts (such property collectively being colloquially referred to as “Chase at Overlook Ridge”), and 15 Parkside Place, 11 Overlook Ridge Drive, 19 Overlook Ridge Terrace, and 21 Overlook Ridge Terrace, Revere, Massachusetts (such property collectively being colloquially referred to as “Alterra at Overlook Ridge”), consisting of the land located in Malden, Middlesex County, Commonwealth of Massachusetts and Revere, Suffolk County, Commonwealth of Massachusetts, more particularly described in Exhibit A attached hereto, together with (i) all rights, easements and other appurtenances thereto, and all of Sellers’ rights in all strips and gores, sidewalks, and any land laying in the bed of any street, road or alley, open or proposed, adjoining such land (collectively, the “Land”), (ii) all buildings and all other structures, facilities and improvements and to the extent owned by Sellers, any fixtures actually affixed to any of the foregoing that in any event are located in or on the Land (collectively, the “Improvements”), (iii) all right, title, and interest of Sellers in and to the fixtures, equipment, and other personal property used in connection with the Land, including, without limitation, as identified in Exhibit B attached hereto, (iv) all right, title and interest of Sellers in and to all licenses, permits, approvals (including any pending applications, and all renewals, amendments and supplements thereto), and warranties which have been issued to Sellers

-  3  -

with respect to the Land or the improvements thereon including, without limitation, any warranties under the Radon Mitigation Contracts) (or which have otherwise been issued in connection with the Land or the improvements thereon), to the extent Sellers have the right to assign the same, (v) to the extent Sellers have the right to assign the same, all guaranties, entitlements, variances, indemnities, certificates of occupancy, in each case relating to the operation of the Premises, and all of Sellers’ rights, if any, to the names “Chase” and “Alterra”, and the website and related URL address(es) and telephone numbers, logos, marketing and promotional materials used in the leasing and operation of the Premises, and any other trademarks and trade names used in the leasing and operation of the Premises, (v) the right, title and interest of Sellers, as lessor thereunder, in and to the Existing Leases in effect as of the Closing Date, the tenant security deposits required to be held under such Existing Leases (the “Security Deposits”) and, if applicable, prepaid rents held in connection with the Existing Leases, (vi) all right, title and interest of Sellers in and to the Assumed Contracts, and (vii) all right, title and interest of Sellers in and to plans, reports, drawings and specifications relating to the Land, to the extent Sellers have the right to assign the same.

Due Diligence Period:	The period ending at 5:00 P.M. on the Date of this Agreement.
Reports:	The reports provided by Sellers to Buyers prior to or simultaneously with the execution of this Agreement as set forth on Exhibit C attached hereto.
Existing Alterra Financing:

The $100,000,000.00 loan made by Capital One Multifamily Finance, LLC (“Capital”) to Alterra I Seller and Alterra II Seller, as evidenced by those documents set forth in Exhibit D (the “Alterra Loan Documents”).  Capital has assigned all of its right, title and interest under the Alterra Loan Documents to Federal Home Loan Mortgage Corporation (the “Alterra Lender”).

-  4  -

Existing Chase Financing

The $135,750,000.00 loan made by New York Community Bank (the “Chase Lender”, together with the Alterra Lender hereinafter collectively referred to as the “Lenders”) to Chase Seller, as evidenced by those documents set forth in Exhibit D (the “Chase Loan Documents”, together with the Alterra Loan Documents hereinafter collectively referred to as the “Loan Documents”).

Existing Leases:

The Leases referred to in Exhibit E attached hereto, as such list may be updated from time to time to account for Leases that have been executed in accordance with the terms of this Agreement after the date hereof through the Time of Closing and for Leases that have terminated during such time.  As used herein, “Leases” means all leases, subleases, licenses, subleases, sublicenses and other occupancy agreements relating to or affecting the Premises, together with all guarantees of obligations of tenants and other parties under such agreements, and all amendments, modifications, supplements, and/or additions to such agreements and subordination, non-disturbance and attornment agreements pertaining thereto.

Existing Contracts:

The management, leasing, and Service Contracts referred to in Exhibit F attached hereto, as such list may be updated from time to time to account for Service Contracts that have been executed in accordance with this Agreement after the date hereof through the Time of Closing and for Service Contracts that have terminated during such time (such Service Contracts being alternatively referred to herein as the “Assumed Contracts”, it being agreed that on the Closing Date the Assumed Contracts will be assumed by Buyers in accordance with this Agreement).  As used herein, “Service Contracts” means all operations, maintenance, janitorial services, trash removal, landscaping, HVAC maintenance, cable, laundry and other ongoing services agreements and/or contracts, but specifically excluding the Radon Mitigation Contracts.

-  5  -

2.    Agreement to Buy and to Sell

Sellers agree to sell to Buyers and Buyers agrees to buy from Sellers, the Premises, subject to, and on, the terms and conditions set forth in this Agreement.

3.    No Representations or Warranties by Sellers

BUYERS SPECIFICALLY ACKNOWLEDGE AND AGREE THAT EXCEPT AS SET FORTH IN PARAGRAPH 8 AND IN ANY SELLER CLOSING DOCUMENTS (AS DEFINED IN PARAGRAPH 10, BELOW), SELLERS ARE SELLING AND BUYERS ARE PURCHASING THE PREMISES ON AN “AS IS WITH ALL FAULTS” BASIS, THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PREMISES IS BEING SOLD “AS IS WITH ALL FAULTS”, AND THAT, EXCEPT AS SET FORTH IN PARAGRAPH 8 AND IN ANY SELLER CLOSING DOCUMENTS, BUYERS ARE NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLERS, THEIR RESPECTIVE MEMBERS, MANAGERS, PARTNERS, EMPLOYEES, DIRECTORS, OFFICERS, REPRESENTATIVES, AGENTS, CONSULTANTS, CONTRACTORS, SUBCONTRACTORS, BROKERS, SERVANTS, ATTORNEYS, SUCCESSORS, OR ASSIGNS (COLLECTIVELY, “SELLERS’ RELATED PARTIES”) AS TO ANY MATTERS CONCERNING THE PREMISES, INCLUDING, WITHOUT LIMITATION, ANY INFORMATION CONTAINED IN ANY REPORT, PLAN, SPECIFICATION, STUDY, ANALYSIS, DOCUMENT, OR OTHER WRITTEN MATERIAL GIVEN BY OR ON BEHALF OF SELLERS TO BUYERS WITH RESPECT TO THE PREMISES.  IN ENTERING INTO THIS AGREEMENT AND PURCHASING THE PREMISES, BUYERS HEREBY ACKNOWLEDGE THAT, EXCEPT AS SET FORTH IN PARAGRAPH 8 AND IN ANY SELLER CLOSING DOCUMENTS, SELLERS AND SELLERS’ RELATED PARTIES HAVE NOT MADE, DO NOT HEREBY MAKE, AND WILL NOT HEREAFTER BE DEEMED TO HAVE MADE ANY REPRESENTATIONS OR WARRANTIES OR GUARANTEES, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES OR THE PHYSICAL CONDITION THEREOF OR THE HABITABILITY, MERCHANTABILITY OR SUITABILITY THEREOF FOR ANY PARTICULAR PURPOSE.  BUYERS WILL RELY SOLELY UPON THEIR INVESTIGATIONS OF THE PREMISES, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PREMISES AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS SUBSTANCES (AS DEFINED BELOW) ON OR DISCHARGED FROM THE PREMISES, AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLERS OR SELLERS’ RELATED PARTIES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLERS AS ARE EXPRESSLY SET FORTH IN PARAGRAPH 8 OF THIS AGREEMENT OR IN THE SELLER CLOSING DOCUMENTS.  EXCEPT AS EXPRESSLY SET FORTH HEREIN, BUYERS, FOR THEMSELVES AND ANYONE CLAIMING BY, THROUGH OR UNDER BUYERS, HEREBY FULLY AND IRREVOCABLY RELEASE SELLERS AND SELLERS’ RELATED PARTIES FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT, BUT SUBJECT TO

-  6  -

THE PROVISO AT THE END OF THIS PARAGRAPH), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, THAT IT MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST SELLERS OR SELLERS’ RELATED PARTIES ARISING FROM OR RELATED TO THE CONDITION OF THE PREMISES OR ANY PORTION THEREOF, WHETHER LATENT OR OTHERWISE, AND INCLUDING, WITHOUT LIMITING THE FOREGOING, ANY CLAIMS ARISING OUT OF OR RESULTING FROM THE CONTAMINATION OF THE PREMISES BY HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL MATTERS; PROVIDED, HOWEVER, THE FOREGOING RELEASE DOES NOT COVER THE EXISTING ELEVATED RADON OR ANY LOSSES SUFFERED IN CONNECTION WITH THE RADON REMEDIATION (AS HEREINAFTER DEFINED) AND ANY PRE-EXISTING TORT OR PERSONAL INJURY CLAIM.

THIS AGREEMENT, INCLUDING SPECIFICALLY BUT WITHOUT LIMITATION THE PROVISIONS OF THIS SECTION, HAS BEEN EXTENSIVELY NEGOTIATED BY SELLERS AND BUYERS, AND REFLECTS THE MUTUAL AGREEMENT OF SELLERS AND BUYERS.  BUYERS REPRESENT AND WARRANT THAT BUYERS HAVE BEEN REPRESENTED BY LEGAL COUNSEL OF ITS CHOOSING HAVING EXPERIENCE AND KNOWLEDGE IN HANDLING COMMERCIAL REAL ESTATE TRANSACTIONS OF THE NATURE AND CHARACTER AS CONTEMPLATED HEREIN, AND BUYERS ARE RELYING SOLELY ON THE ADVICE OF THEIR RESPECTIVE LEGAL COUNSEL IN ENTERING INTO THIS AGREEMENT AND COMPLETING THE TRANSACTION CONTEMPLATED HEREIN.  THE PARTIES ACKNOWLEDGE THAT THE PARTIES AND THEIR RESPECTIVE LEGAL COUNSEL HAVE REVIEWED AND REVISED THIS AGREEMENT AND THAT THE NORMAL RULE OF CONSTRUCTION TO THE EFFECT THAT ANY AMBIGUITIES ARE TO BE RESOLVED AGAINST THE DRAFTING PARTY SHALL NOT BE EMPLOYED IN THE INTERPRETATION OF THIS AGREEMENT OR ANY AMENDMENTS OR EXHIBITS HERETO.  BUYERS FURTHER ACKNOWLEDGE THAT BUYERS ARE AWARE THAT THE PROVISIONS OF THIS AGREEMENT, INCLUDING SPECIFICALLY BUT WITHOUT LIMITATION THE PROVISIONS OF THIS SECTION, LIMIT, RESTRICT AND MAY FORECLOSE BUYERS’ ABILITY TO PURSUE ANY REMEDY OR CAUSE OF ACTION AGAINST SELLERS IN CONNECTION WITH THIS TRANSACTION OR ANY MATTER AFFECTING THE PREMISES.

Without in any way limiting the generality of the immediately preceding paragraph, Buyers hereby acknowledge that they have received the Reports; that the Reports have been provided to Buyers for informational purposes only; that Sellers have no obligation whatsoever pursuant to this Agreement to update or supplement the Reports; and that Sellers do not represent, warrant or guarantee the contents, conclusions or opinions contained in the Reports.  If Buyers terminate this Agreement before the Closing (as defined in Paragraph 7, below), promptly after receipt of written request from Sellers (x) copies of the Reports shall be returned to Sellers, destroyed or deleted, as applicable (provided that copies of the Reports that are required to be retained in accordance with applicable law, rule, or regulation shall be so retained), and (y) a copy of each third-party (i.e. non-internal) report and plan received by Buyers with respect to the Premises shall be given to Sellers, at no cost to Sellers (except as set forth below), provided that, in connection with this clause (y), (i) Buyers shall not be required to

-  7  -

incur any third party costs or expenses in connection with giving such reports or plans to Sellers and Sellers shall pay all third party costs associated therewith, (ii) the applicable reports and plans by their terms do not bar Buyers from giving a copy of the same to Sellers, (iii) Buyers shall not be deemed to make any representations or warranties to Sellers (or otherwise) in connection with the contents of such reports or plans, and (iv) Sellers shall not be entitled to rely on the contents of such reports or plans (collectively, the “Report Delivery Conditions”).

The provisions of this Paragraph 3 shall survive the Closing, or, if the Closing does not occur, the termination of this Agreement.

4.    Investigations; Buyers’ Contingencies

All investigations of and access to the Premises which are permitted under this Agreement shall be done at reasonable times, in reasonable frequency (subject, in addition, to the specific limitations set forth below), and after one (1) business day’s prior notice (which may be verbal) to Gabriel Shiff (telephone: (973) 218-2311).  Sellers may impose reasonable restrictions on the timing of such investigations and access as necessary to minimize disruptions to the tenants under the Existing Leases (the “Tenants”) and to ensure compliance with the terms of the Existing Leases.  In no event shall Buyers communicate about the transaction contemplated herein with any Tenants nor intentionally disclose the existence or terms of this Agreement to any Tenants, without the prior written consent of Sellers.

Buyers, their agents, affiliates, financing sources, equity sources, attorneys, employees, contractors, consultants and other representatives (collectively, “Buyers’ Related Parties”), may enter upon the Premises only with Sellers’ personnel present, and shall take all reasonable precautions to minimize the impact on the Premises of any such investigations or access to the Premises.  Buyers or Buyers’ Related Parties shall be entitled to carry out a customary “Phase I” environmental review and test at the Premises, provided that, neither Buyers nor Buyers’ Related Parties shall be entitled to conduct any subsurface or other invasive tests, studies or inspections of the Premises without the prior written consent of Sellers (not to be unreasonably withheld) as to the scope of such tests, studies or inspections.  Subject to the Report Delivery Conditions, Buyers, promptly upon written request of Sellers, shall deliver to Sellers a copy of all final written reports and assessments relating to any environmental investigations performed by any Buyer or any Buyer’s Related Parties with respect to the Premises.  At Buyers’ sole cost, Buyers shall promptly after any entry restore any damage or alteration of the physical condition of the Premises that results from any inspection or other activity conducted by Buyers or Buyers’ Related Parties (it being agreed that Buyers shall have no responsibility for the mere discovery of pre-existing conditions at the Premises), substantially to the condition which existed immediately prior thereto, including, but not limited to, replacing paving and landscaping (as applicable, the “Restoration Covenant”).

If a Buyer obtains a written report (an “Environmental Report”) from an environmental engineering firm (the “Engineer”) regarding the presence of Hazardous Substances, if any, on the Premises, neither such Buyer shall notify any party, including any public agency, with the exception of Sellers, of the results or contents of such Report unless notification is required by law, regulation, court judgement, or subpoena (it being agreed that Buyers shall instruct their respective Engineer(s) not to notify any party of the contents of any such Environmental Report,

-  8  -

but in no event shall Buyers be liable to Sellers for any failure of Engineer to abide by such instruction), and, in any event, Sellers shall also receive a copy of any such notification to the extent permitted by applicable law.  Except as set forth above, prior to the Closing Date, Sellers shall assume all responsibility for any such notification.  Buyers shall inform Buyers’ Related Parties not to disclose the results of any such study unless notification is required by law, order, judgment, regulation, subpoena or by professional ethical standards, and, in any event, Sellers shall also receive a copy of any such notification.

Buyers agrees that if, in the course of, or as a result of, any Buyers’ Due Diligence, Buyers or Buyers’ Related Parties install any monitoring wells or perform other invasive testing, Buyers shall, at Buyers’ sole cost and expense, remove any such wells and shall restore the Premises in accordance with the Restoration Covenant..  In addition, all cuttings, samples or wastes generated as part of Buyers’ Due Diligence shall be lawfully disposed of off-site by Buyers or Buyers’ Related Parties at Buyers’ sole cost and expense.  The foregoing restoration and removal obligations of Buyers contained in this Paragraph shall survive the termination of this Agreement.

Buyers further assume all risks associated with Buyers’ Due Diligence (as defined in Paragraph 4.a, below) and access to the Premises (other than in respect of Losses caused by any existing conditions at the Premises (including, without limitation, in connection with the Existing Elevated Radon) or the gross negligence or willful misconduct of any of Sellers or Sellers’ Related Parties) and agrees to protect, defend, indemnify and hold harmless Sellers and Sellers’ Related Parties of, from and against any and all actual out-of-pocket costs, losses, claims, demands, actual damages (excluding, for the avoidance of doubt, special, consequential, and punitive damages, except to the extent actually suffered or incurred by Sellers in connection with third party litigation) (including, without limitation, reasonable attorneys’ fees and court costs) (collectively, “Losses”) arising from, out of, or in connection with, or otherwise relating to, the entry by, and any activities of, any one or more of Buyers or any one or more of Buyers’ Related Parties in or upon the Premises, except to the extent such Losses are caused by any existing conditions at the Premises or the gross negligence or willful misconduct of any of Sellers or Sellers’ Related Parties.

Commencing on the Date of this Agreement and at all times prior to the Closing, Buyers shall have, and shall cause Buyers’ Related Parties to have or be covered by Buyers’ insurance, in effect in connection with investigating the Premises, workers’ compensation and employer’s liability insurance with statutory limits of coverage as required by law, automobile liability insurance with limits of no less than $1,000,000.00 combined single limit, and commercial general liability insurance naming Sellers as an additional insured with limits of not less than Two Million Dollars ($2,000,000.00) combined single limit for bodily and personal injury and property damage.  Prior to entering the Premises, Buyers shall deliver to Sellers a certificate of insurance evidencing such coverage.

For the avoidance of doubt, and notwithstanding anything contained herein, Buyers shall have no responsibility or liability (and shall not assume the risk of) for the mere discovery of pre-existing conditions at the Premises.

-  9  -

The foregoing restoration, delivery and indemnity obligations of Buyers contained in this Paragraph 4 shall survive the termination of this Agreement.  None of the foregoing shall survive Closing; provided, that, any such indemnity obligations of Buyers (as opposed to restoration and delivery obligations) contained in this Paragraph 4 shall survive the Closing for twenty-four (24) months thereafter.

Buyers’ obligations under this Agreement are contingent upon the following conditions having been satisfied or waived by Buyers on or before the date specified:

a.    Inspection of the Premises and General Due Diligence

Subject to the provisions of this Agreement (including without limitation the prohibition on invasive testing, studies or inspections as set forth above), Buyers, as Buyers deem necessary and in their sole discretion and at Buyers’ sole cost and expense, may conduct or cause to be conducted by reputable companies surveys, studies and inspections of the Premises, including, without limitation, non-invasive inspections of structures, utility systems (including, without limitation, the adequacy of water, sewer, electricity, gas, telephone, and other utility services on the Premises), sanitary systems, wells, drainage, and storm water detention and retention facilities and access to public streets and ways, may review documentation and records pertaining to the Premises, including, without limitation, the Existing Leases, the Existing Contracts, and all licenses, permits, authorizations, and approvals, if any, which have been issued with respect to the Premises, may consult with any governmental agency or official with respect to the Premises, may perform feasibility studies and market analyses with respect to the Premises, may solicit investors and/or lenders for the Premises, and may perform such other due diligence with respect to the Premises, and Buyers’ proposed use thereof, as Buyers may elect to perform in Buyers’ sole discretion (all of the aforementioned activities being referred to herein as “Buyers’ Due Diligence”).

If Buyers are not satisfied, in Buyers’ sole and absolute discretion, with the results of Buyers’ Due Diligence, Buyers, for any reason or for no stated reason, may terminate this Agreement by sending written notice to Sellers prior to the end of the Due Diligence Period or on the last day of the Due Diligence Period and in such event, the Deposit, with all interest accrued thereon, shall immediately be refunded to Buyers and this Agreement then shall be void without recourse to the parties hereto, except for the provisions of this Agreement which expressly survive such termination.  If Buyers are satisfied, in Buyers’ sole and absolute discretion, with the results of Buyers’ Due Diligence, Buyers shall deliver a written notice to Sellers electing not to terminate this Agreement, and solely in such event, Buyers shall be deemed to have waived its right to terminate this Agreement pursuant to this Paragraph 4.a.  If Buyers do not send to Sellers the written notice electing not to terminate this Agreement described in this Paragraph 4.a on or prior to the expiration of the Due Diligence Period, then, in  such event, Buyers shall be deemed to have elected to terminate this Agreement as of the expiration of the Due Diligence Period, and in such event, the Deposit, with all interest accrued thereon, shall immediately be refunded to Buyers and this Agreement then shall be void without recourse to the parties hereto, except for the provisions of this Agreement which expressly survive such termination.

-  10  -

For the avoidance of doubt, the expiration of the Due Diligence Period shall not prevent Buyers from conducting any due diligence activity permitted under this Agreement unless this Agreement has been terminated.

For the purposes of this Agreement, “Hazardous Substances” shall mean all substances defined as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “petroleum,” “oil,” “pollutant,” or “toxic pollutant” as defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Massachusetts Oil and Hazardous Material Release, Prevention and Response Act, M.G.L. c. 21E, or any other similar federal, state or local acts, laws, statutes, ordinances, or bylaws, as amended, or any rules or regulations adopted thereunder (collectively, “Environmental Laws”).

b.    Title Insurance

Buyers shall use reasonable effort to obtain, at their sole cost and expense, (i) a commitment for an owner’s and, if applicable, lender’s policies of title insurance for the Premises (the “Title Commitment”) issued by Stewart Title Guaranty Company, acting through its agent Lexington National Land Services (the “Title Company”), at normal premium rates, in the American Land Title Association (“ALTA”) form currently in use, having an effective date after the Date of this Agreement; and (ii) an update of the most recent survey of the Premises in Sellers’ possession or control (the “Existing Survey”) prepared during the Due Diligence Period by a surveyor selected by and paid for by Buyers (the “Updated Survey”).

If Buyers, in Buyers’ sole judgment, is not satisfied with, or objects to, any matters appearing on the Title Commitment, the Existing Survey, or the Updated Survey, Buyers may terminate this Agreement by sending notice to Sellers prior to the end of the Due Diligence Period or on the last day of the Due Diligence Period.  In such event, the Deposit, with all interest accrued thereon, shall immediately be refunded to Buyers and this Agreement then shall be void without recourse to the parties hereto, except for the provisions of this Agreement which expressly survive such termination.  If Sellers are not so notified prior to the end of the Due Diligence Period or on the last day of the Due Diligence Period, Buyers shall be deemed to have waived their right to terminate this Agreement pursuant to this subparagraph.

In addition to the right set forth in the foregoing Paragraph, Buyers shall have the right to give written notice (a “Title Defect Notice”) to Sellers before the expiration of the Due Diligence Period if the Title Commitment, the Existing Survey, or the Updated Survey discloses any title matter or encroachment or other title or survey matter to which Buyers object in their sole discretion (collectively, “Title Defects”).  Sellers shall have five (5) days from receipt of Buyers’ Title Defect Notice to notify Buyers whether Sellers will agree to cause the Title Defects to which Buyers have objected to be removed or corrected (“Sellers’ Title Notice”).  If within the time specified, Sellers fail to send Sellers’ Title Notice, then Sellers shall be deemed to have elected not to cause any Title Defect to which Buyers have objected to be removed or corrected as aforesaid.  Any Title Defect to which Buyers have objected but which Sellers have elected or been deemed to have elected not to remove or correct shall constitute a “Permitted Exception”.  Buyers may then, at its option, to be exercised on or before the later of (i) the expiration of the Due Diligence Period and (ii) that date which is three (3) days following Buyers receipt of

-  11  -

Sellers’ Title Notice (or in the event Sellers fail to deliver Sellers’ Title Notice, that date which is eight (8) days after Sellers’ receipt of Buyers’ Title Defect Notice), either (x) terminate this Agreement and immediately receive the Deposit from the Escrow Agent, in which event this Agreement, without further action of the parties, shall become null and void, and neither party shall have any further rights or obligations under this Agreement, except for those provisions which expressly survive the termination of this Agreement, or (y) elect to accept title to the Premises subject to all Permitted Exceptions (including those Title Defects which Sellers have elected, or is deemed to have elected, not to cure), without any reduction in the Purchase Price (but subject to the remainder of this Paragraph.  If Buyers fail to make either such election, Buyers shall be deemed to have elected option (x).  Any matter of record title appearing on the Title Commitment or matter appearing on the Existing Survey and Updated Survey which, in each case, is not included within a Title Defect Notice shall be conclusively deemed waived by Buyers and shall constitute a “Permitted Exception”.  Sellers shall use reasonable efforts to cure any Title Defect that is not a Must-Cure Item (as hereinafter defined) which Sellers agree to remove or correct in Sellers’ Title Notice.  Notwithstanding the foregoing or anything to the contrary contained in this Agreement, Sellers shall be obligated at Closing to pay off and discharge at Closing, or otherwise to remove or cause to be removed from the record on or prior to the Closing, the following matters (“Must-Cure Items”), whether or not Buyers deliver a Title Defect Notice with respect to any such matters (a) other than the liens securing the Existing Alterra Financing and the Existing Chase Financing (to the extent, in each case, each such financing has been assumed by Buyers as of the Closing Date), the liens created by or assumed by Sellers or their affiliates of any mortgages, deeds of trust to secure debt, or other security instrument or financing statement, in each case securing indebtedness for borrowed money, affecting the Premises, (b) any liens securing payment of real estate tax or assessments due and/or payable, (c) judgment liens against Sellers or their respective affiliates that encumber all or a part of the Premises, and (d) any other exception or other matter encumbering or affecting title to the Premises of any kind or nature whatsoever that can be cured or removed by the payment of a liquidated sum of money (any lien or encumbrance described in clauses (c) and (d) being an “Other Monetary Lien”); provided, however, Sellers shall not be obligated to have removed as of record any Other Monetary Liens which (A) were not caused by, through, or as a result of the acts or intentional omissions of, Sellers and or Sellers’ Related Parties, and (B) removal of which Other Monetary Lien would cause Sellers to expend, in the aggregate, in excess of $750,000.00 (the “Capped Threshold”); provided, further, and notwithstanding anything contained herein, if any Other Monetary Liens affect the Premises as of the Closing Date in excess of the Capped Threshold and Sellers fail or refuse to have such Other Monetary Liens released as of record on or prior to the Closing Date, then, in such event, Buyers may elect either to (1) terminate this Agreement (and immediately receive the Deposit from the Escrow Agent, in which event this Agreement, without further action of the parties, shall become null and void, and neither party shall have any further rights or obligations under this Agreement, except for those provisions which expressly survive the termination of this Agreement), or (2) close hereunder with a credit against the Purchase Price in the amount of the Capped Threshold.  In all events, if Sellers fail to cure a Must-Cure Item by Closing, Buyers shall have the right, at its election, either (x) to pay a sum necessary to cure the Must Cure Items and deduct such amount from the Purchase Price or (y) to pursue any and all remedies provided in Paragraph 14.b herein as a result of Sellers’ default.  For the avoidance of doubt, without limiting anything contained herein, and notwithstanding whether or not Buyers object to the state of title at any

-  12  -

time, if a matter or item on title constitutes a “Must-Cure Item” then in no event shall such matter or item constitute a “Permitted Exception” for any purposes of this Agreement.

In addition, in the event a title or survey matter first disclosed subsequent to the date of the initial issuance of the Title Commitment or the Updated Survey, as applicable  (a “New Matter”) is disclosed in an update to the Title Commitment or the Updated Survey, Buyers shall have the same rights, after and notwithstanding the expiration of the Due Diligence Period, to deliver an updated Title Defect Notice as set forth in the immediately precedent subparagraph (the “Updated Title Defect Notice”) and to terminate this Agreement with respect to any such New Matter under the terms and within the time periods set forth above in this Paragraph 4.b (provided, that in all events the Closing Date shall be automatically extended if necessary to provide Buyers with such full time periods and time frames); provided, however, the Updated Title Defect Notice must be delivered by Buyers to Sellers no later than five (5) days after Buyers’ receipt of written notice of the New Matter and of a copy of each document referred to therein that is in Buyers’ actual possession.  If within the time specified, Buyers fail to send Sellers the Updated Title Defect Notice, then said New Matter shall be conclusively deemed waived by Buyers and shall constitute a “Permitted Exception”.

5.    Title

The applicable Sellers shall convey good and clear record and marketable title to the portion of the Premises owned by such Seller, free from all encumbrances except:

a.    Provisions of state and local building, zoning, environmental, and other laws, rules, regulations, ordinances or bylaws as may affect the Premises or the use, maintenance or ownership thereof;

b.    Any liens for municipal betterments not yet due and payable as of the Closing, subject to adjustment as specified herein;

c.    Such real estate taxes for the then current fiscal tax year as are not due and payable at the Time of Closing;

d.    The Loan Documents evidencing the Existing Alterra Financing and the Existing Chase Financing, which, if the transaction contemplated herein is consummated Buyers shall assume at Closing in accordance with Paragraph 17, below.

e.    The rights of the tenants and other occupants under the Existing Leases, as tenants only, without rights of first offer to purchase or first refusal to purchase or purchase options to purchase all or any portion of the Premises; and

f.    The Permitted Exceptions.

In addition, Buyers shall accept title to the Premises subject to all violations of law or municipal ordinances, orders or requirements issued by the departments of buildings, fire, labor, health or other federal, state, county, municipal or other departments and governmental agencies having jurisdiction against or affecting the Premises, and any outstanding work orders, whether any of the foregoing are

-  13  -

outstanding as of the date hereof (each, an “Existing Violation”) or noticed after the date hereof (each, a “New Violation”; together with the Existing Violations, the “Violations”)).  At the Closing, Seller shall credit any and all fines, penalties, fees or other amounts accruing prior to and imposed or assessed and remaining unpaid as of the Closing Date in respect of any Violations (as applicable, the “Violation Payment”).

6.    Net Purchase Price

a.    Payment

The Purchase Price (the “Purchase Price”) shall be paid as follows:

i.    The First Deposit, together with a completed I.R.S. Form W-9, shall be delivered by Buyers to Escrow Agent within two (2) business days after Buyers’ execution of this Agreement;

ii.    The Extension Deposit made with respect to the Extension Period (as defined in Paragraph 7, below), if applicable, shall be delivered to Escrow Agent by Federal wire transfer simultaneously with the Notice to Extend (as defined in Paragraph 7, below);

iii.    A portion of the Gross Purchase Price shall be paid by the assumption by Alterra Buyer of Alterra I Seller’s and Alterra II Seller’s obligations under the Existing Alterra Financing pursuant to Paragraph 17, below, the portion of the Gross Purchase Price to be deemed paid thereby to be the outstanding principal balance of the Existing Alterra Financing as of the Time of Closing;

iv.    A portion of the Gross Purchase Price shall be paid by the assumption by Chase Buyer of Chase Seller’s obligations under the Existing Chase Financing pursuant to Paragraph 17, below, the portion of the Gross Purchase Price to be deemed paid thereby to be the outstanding principal balance of the Existing Chase Financing as of the Time of Closing; and

v.    After deducting the credits to the Gross Purchase Price described in the foregoing clauses (i) – (iv), and plus or minus any Closing credits, prorations, adjustments, and apportionments, subject to satisfaction of the Buyers Conditions Precedent and so long as Sellers are not then in default in accordance with Paragraph 14.b herein, the balance of the Gross Purchase Price shall be paid at the Time of Closing by Federal wire transfer to an account designated by Sellers (such net amount being the “Net Purchase Price”).

b.    Deposit

The Deposit shall be paid to Escrow Agent by Buyers from time to time as provided in this Agreement and shall be held in escrow by Escrow Agent in an interest-earning FDIC-insured

-  14  -

account (subject, however, to the monetary limits of such insurance), subject to the terms of this Agreement, and shall be accounted for at the Time of Closing or the earlier termination of this Agreement as follows:

i.    Upon the Closing of the transaction, the Deposit, and all interest earned thereon, shall be delivered to Sellers and credited against the Gross Purchase Price;

ii.    If (x) Sellers are entitled to terminate this Agreement in accordance with Section 14.c and (y) Sellers actually so terminate this Agreement in accordance with Section 14.c, the Deposit, and all interest earned thereon, shall be paid to Sellers in accordance with Paragraph 14, below;

iii.    If (x) Buyers are entitled to terminate this Agreement in accordance with Section 14.b and (y) Buyers actually so terminate this Agreement in accordance with Section 14.b, the Deposit, and all interest earned thereon, shall be paid to Buyers in accordance with Paragraph 14, below; and

iv.    If this Agreement is terminated prior to the consummation of the Closing for any reason (other than in accordance with the foregoing clause (ii)), the Deposit, and all interest earned thereon, shall be paid to Buyers.

c.    Escrow Agent

Sellers and Buyers agree:

i.    Escrow Agent shall establish accounts and disburse the Deposit together with all interest earned thereon (collectively, the “Escrow Funds”) in accordance with this Agreement.

ii.    Nothing herein contained shall be deemed to impose any duty upon Escrow Agent to exercise discretion.  Buyer and Sellers intend that Escrow Agent shall not be obligated to act except upon written instructions or directions signed by both Buyers and Sellers.  Escrow Agent shall be fully protected for any act or failure to act undertaken in good faith and shall suffer no liability for any act or failure to act taken on advice of its counsel.  Escrow Agent may act and shall not incur any liability whatsoever for acting upon any notice, direction or other document purporting and believed by Escrow Agent to be genuine and signed and presented by the proper person or persons.

iii.    Escrow Agent shall be bound only by modifications of this Agreement that are in writing and signed by Escrow Agent.  Escrow Agent shall not be bound by any agreement between Buyers and Sellers whether it has knowledge of the existence of such agreement or not.

iv.    In the event of dispute concerning the Escrow Funds after the expiration of the Due Diligence Period, Escrow Agent shall not release the Escrow

-  15  -

Funds except by instructions mutually given by both parties in writing or a court order from the Middlesex County (Massachusetts) Superior Court (the “Court”), or, in the sole discretion of Escrow Agent, Escrow Agent may deliver the Escrow Funds to the Court, and, thereupon, Escrow Agent shall cease to have any obligations with respect to the Escrow Funds.  In the event of a dispute concerning the Escrow Funds prior to or upon the expiration of the Due Diligence Period, Escrow Agent shall be required to deliver the Deposit to Buyers notwithstanding any such dispute.

v.    Escrow Agent shall not be required to determine the amount or validity of any claim made by Buyers or Sellers against the other, Escrow Agent’s sole responsibility being to deliver the Escrow Funds to Sellers or Buyers or to release the Escrow Funds pursuant to an order from the Court.

vi.    Buyers and Sellers agree to jointly and severally indemnify and hold Escrow Agent harmless from and against all liability, loss, cost, damage or expense, including attorneys’ fees and disbursements, in connection with any action, suit or other proceeding involving any claim which in any way relates to or arises out of this Agreement or the services of Escrow Agent hereunder, except such as result from the bad faith, willful default or gross negligence of Escrow Agent.

7.    Closing

The Deed (as defined below) shall be delivered to Buyers at the Time of Closing at the office of the Escrow Agent, or at such other location as may be mutually agreed upon by Sellers and Buyers in writing.  The delivery of the Deed and other documents and payment of the Net Purchase Price (collectively, the “Closing”) shall be accomplished through customary escrow arrangements reasonably satisfactory to Buyers’ and Sellers’ counsel.

In the event that, as of October 29, 2019, Buyers shall have failed to obtain either (or both of) the Alterra Lender’s Consent or the Chase Lender’s Consent, then, in either such event, the  Time of Closing may be extended to a date selected by Buyers, which date shall in no event be later than December 31, 2019 (the period being referred to herein as the “Extension Period”), by giving notice to Sellers (the “Notice to Extend”) at least two (2) business days prior to the original Time of Closing and on or before the commencement of such Extension Period, paying the Extension Deposit as set forth in Paragraph 6, above.

Notwithstanding the foregoing, by delivering a written notice at any time during the Extension Period, Buyers shall have the right to accelerate the Closing hereunder to a date that is not fewer than five (5) business days after the applicable date for Closing set forth in such notice.

8.    Representations and Warranties

a.    Sellers’ Representations and Warranties

Sellers represent and warrant to Buyers as follows:

-  16  -

i.    Each Seller is a Delaware limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the Commonwealth of Massachusetts, and each Seller has the full limited liability company power and authority to enter into, execute, and deliver this Agreement and to perform all duties and obligations of such Seller under this Agreement.

ii.    This Agreement has been duly and validly executed and delivered by each Seller, and is enforceable against each such Seller in accordance with its terms, subject to general equitable principles and applicable provisions of law related to bankruptcy, insolvency and creditors’ rights generally.  The execution and delivery of this Agreement by each Seller does not violate or conflict with such Seller’s organizational documents, any judgment, decree or order of any court applicable to the Sellers, breach the provisions of or constitute a default under any material contract to which any Seller is a party or by which any Seller is bound, or violate or conflict with any law applicable to Sellers.

iii.    Sellers have received no written notice of any threatened condemnation of all or any portion of the Premises, or written notice of any other action or proceeding threatened against or relating to the Premises, and, there are currently no pending condemnation or similar proceedings relating to the Premises.

iv.    Sellers have received no written notice from any governmental official, agency, or authority of any Violation of any federal, state, or local law, ordinance or regulation relating to the Premises which remains uncured.

v.    Sellers have received no written notice of any, and to Seller’s Actual Knowledge, there are no, petitions, actions or hearings pending, planned or contemplated, relating to or affecting the zoning or use of the Premises.

vi.    Exhibit E is a true, correct and complete list in all material respects as of the Date of this Agreement of all Leases pertaining to the Premises (the “Rent Roll”), Sellers have delivered or made available to Buyers complete (other than in de minimis respects), true and correct copies of all such Leases, and the information contained in such Rent Roll is true, correct and complete in all material respects as of the date set forth therein.  Sellers are the owners of the entire landlord’s interest in and to each of the Existing Leases, and none of the Existing Leases or the rentals or other sums payable thereunder have been assigned or otherwise encumbered, except for the collateral assignment as security under the Existing Alterra Financing or the Existing Chase Financing, as applicable.  Attached hereto as Exhibit G is a true, correct and complete (in all material respects) tenant arrearage schedule for the Premises (the “Tenant Arrearage Schedule”) and the Tenant Arrearage Schedule and the information contained therein is true, correct and complete in all material respects as of the date set forth

-  17  -

therein.  In addition, Sellers have received no written notice that Sellers are in material default under any of the Leases, and except as set forth in the Rent Roll or the Tenant Arrearage Schedule and to Sellers’ Actual Knowledge, there does not exist a material default by any tenant under any of the Leases.  Seller has not granted, and to Seller’s Actual Knowledge no Person has, any right of first refusal, option or other preferential right to purchase the Premises or any portion thereof or any interest therein.

vii.    The Rent Roll sets forth a true, correct and complete list in all material respects of all security or similar deposits currently held by or on behalf of Sellers under the Leases (collectively, “Security Deposits”), and to Seller’s Actual Knowledge each such Security Deposit is being held in accordance with all applicable laws.

viii.    There are no brokerage or similar commission agreements by which Sellers or the Premises are bound and there are no commissions or other fees that are currently due and payable or that will become due or payable in connection with any Leases in effect on the Effective Date, except as set forth on Exhibit H.

ix.    Exhibit F is a true, correct and complete list as of the Date of this Agreement of all Service Contracts in effect with respect to the Premises, including, without limitation, the Existing Contracts (and the notations made on such Exhibit F are true, correct, and complete).  Sellers have delivered or made available to Buyers true, correct, and complete copies of all such Service Contracts.  Sellers have not received written notice that they are, and to Sellers’ Actual Knowledge they are not, in material default of their respective obligations or liabilities pertaining to such Service Contracts and to Sellers’ Actual Knowledge no other party thereunder is in default with respect to any of its obligations or liabilities pertaining to such Service Contracts.

x.    Set forth on Exhibit I attached hereto is a true, correct and complete list of all pending tax protests or certiorari proceedings (as hereinafter defined) pertaining to the Premises.

xi.    The historical income and expense statements (excluding budgets and/or forward looking pro formas) for the Premises provided to Buyers were prepared and used by Sellers in the ordinary course of its business, and any further such statements delivered to Buyers after the date hereof shall be those upon which Sellers use in the ordinary course of its business.

xii.    Sellers have not received written notice that the Premises are being used for the storage or disposal of any Hazardous Substance in violation of applicable Environmental Laws, and, to Sellers’ Actual Knowledge, except as set forth in the Reports: the Premises have not at any time been used by Sellers or anyone claiming by or through Sellers for the purposes

-  18  -

of storing, manufacturing, releasing or disposing of Hazardous Substances in violation of applicable Environmental Laws, except for quantities of Hazardous Substances customarily stored and utilized in connection with the normal construction, maintenance and operation of the Premises in compliance with all Environmental Laws and so-called household Hazardous Substances utilized by Tenants of the Premises.

xiii.    Except as set forth in Exhibit J, there is no litigation, administrative or other proceeding (including any condemnation proceeding), or order or judgment pending, outstanding, or, to Sellers’ Actual Knowledge, threatened in writing against or relating to Sellers or all or any portion of the Premises that could have a material adverse effect on Buyers’ ownership or operation of the Premises, or which could affect the performance by Sellers of any of their respective obligations under this Agreement.

xiv.    Neither Sellers, nor any of their respective directors, officers, employees, agents, representatives and/or affiliates, have been, are now, or shall be at any time prior to or at the Closing, an individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity (collectively or individually as the context shall so require, a “Person”) with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a “U.S. Person”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including those executive orders and lists administered by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC (“Blocked Persons”) or otherwise.  Neither Sellers nor, to Sellers’ Actual Knowledge, any Person who owns an interest in Sellers (collectively, a “Seller Party”) has been, is now nor shall be at any time prior to or at the Closing a Person with whom a U.S. Person, including a United States Financial Institution as defined in 31 U.S.C. 5312, as periodically amended (“Financial Institution”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists administered by the OFAC (including those executive orders and lists published by OFAC with respect to Blocked Persons) or otherwise.

-  19  -

xv.    Neither Sellers nor, to Sellers’ Actual Knowledge, any other Person providing funds to Sellers: (A) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws (as hereinafter defined); (B) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (C) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws or otherwise been in violation of any Anti-Money Laundering Laws. As used herein, the term “Anti-Money Laundering Laws” shall mean laws, regulations and sanctions, state and federal, criminal and civil, that: (w) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (x) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (y) require identification and documentation of the parties with whom a Financial Institution conducts business; or (z) are designed to disrupt the flow of funds to terrorist organizations.  Such laws, regulations and sanctions shall be deemed to include the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the “Patriot Act”), the Bank Secrecy Act, 31 U.S.C. Section 5311 et. seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

xvi.    Sellers are, have been, and will be in compliance with any and all applicable provisions of the Patriot Act.

xvii.    Sellers are not and are not acting on behalf of (i) an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a “plan” within the meaning of Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA, of any such employee benefit plan or plan.

xviii.    Except as set forth on Exhibit K, there are no ongoing capital improvement projects at the Premises.

xix.    There are no employees of any Seller at the Premises. Seller has not granted, executed, or entered into any, and to Sellers’ Actual Knowledge there are no, collective bargaining agreements or other similar agreements with respect to union representation at the Premises.

xx.    Exhibit D attached hereto sets forth, as of the date hereof, a schedule of all of the Loan Documents (divided between Chase Loan Documents and

-  20  -

Alterra Loan Documents).  True, correct and complete copies of all such Loan Documents have been delivered to Buyer, or made available to Buyer for review, on or prior to the Date of this Agreement.  Such Loan Documents are in full force and effect.  Sellers have made payments of all principal, interest and any other sums that are due and payable under such Loan Documents through the date hereof and the Closing Date, as applicable.  (i) To Sellers’ Actual Knowledge, there currently exists no “Default” (as defined in the Chase Loan Documents) under the Chase Loan Documents or default or breach under the Alterra Loan Documents, (ii) there currently exists no “Event of Default” (as defined in each of the Loan Documents) under any Loan Documents, (iii) Sellers have not received notice (written or oral) from applicable Lenders of the occurrence or continuance of any “Event of Default” (as defined in each of the Loan Documents) under any Loan Documents, any “Default” (as defined in the Chase Loan Documents) under the Chase Loan Documents, or default or breach under the Alterra Loan Documents, and (iv) to Sellers’ Actual Knowledge, no condition exists which, with the expiration of any applicable cure period would constitute an “Event of Default” under any Loan Documents.  As of the date hereof, the outstanding principal balance under the Existing Alterra Financing is $100,000,000 and under the Existing Chase Financing is $135,750,000, Lender is holding the following reserves in connection with the Existing Alterra Financing: $1,356,075.12, and Lender is holding the following reserves in connection with the Existing Chase Financing: $544,107.95.

xxi.    To Sellers’ Actual Knowledge, all applicable persons (but specifically excluding Alterra Lender and Chase Lender) having necessary consent rights over Sellers’ granting, and execution, of the Chase III Right of First Offer and the Chase Right of First Offer, have consented in writing to the execution of the same (for the avoidance of doubt, this representation shall survive indefinitely and shall not be deemed to cover lender consent rights).

As used herein, the term “Sellers’ Actual Knowledge” shall mean only the current and actual knowledge (and not the constructive, imputed or implied knowledge), without having made a review of files or other inquiry, of the following individuals: Marshall Tycher, Gabriel Shiff, Joe Tricarico, and Joseph Carleton.

b.    Buyers’ Representations and Warranties

Buyer represents and warrants to Sellers as follows:

i.    Each Buyer is a Delaware limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and is, or will be, qualified to do business in the Commonwealth of Massachusetts at the Time of Closing, and each Buyer has the full limited liability company power and authority to enter into, execute, and

-  21  -

deliver this Agreement and to perform all duties and obligations of such Buyer under this Agreement.

ii.    This Agreement has been duly and validly executed and delivered by each Buyer, and is enforceable against each such Buyer in accordance with its terms, subject to general equitable principles and applicable provisions of law related to bankruptcy, insolvency and creditors’ rights generally.  The execution and delivery of this Agreement by each Buyer does not violate or conflict with such Buyer’s organizational documents, any judgment, decree or order of any court applicable to the Buyers, breach the provisions of or constitute a default under any material contract to which any Buyer is a party or by which any Buyer is bound, or violate or conflict with any law applicable to Buyers.

iii.    Neither Buyers, nor any of their respective directors, officers, employees, agents, representatives and/or affiliates, have been, are now, or shall be at any time prior to or at the Closing, a Person with whom a U.S. Person is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by OFAC (including those executive orders and lists administered by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Blocked Persons or otherwise.  Neither Buyers nor, to the Actual Knowledge (Buyers) of Buyers, any Person who owns an interest in Buyers (collectively, a “Buyers Party”) has been, is now nor shall be at any time prior to or at the Closing a Person with whom a U.S. Person, including a Financial Institution, is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists administered by the OFAC (including those executive orders and lists published by OFAC with respect to Blocked Persons) or otherwise.

iv.    Neither Buyers nor, to the Actual Knowledge (Buyers) of Buyers, any other Person providing funds to Buyers: (A) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws; (B) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (C) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws or otherwise been in violation of any Anti-Money Laundering Laws.

v.    Buyers are, have been, and will be in compliance with any and all applicable provisions of the Patriot Act.

-  22  -

As used herein, the term “Actual Knowledge (Buyers)” shall mean only the current and actual knowledge (and not the constructive, imputed or implied knowledge) of the following individuals: Paisley Boney, Ron Hoyl, and Steven Chen.

c.    Representations True at the Time of Closing

All of the representations and warranties of Sellers and Buyers contained in this Paragraph 8 are true and shall be true, correct and complete as of the Time of Closing, and shall survive the Closing for a six (6) month period (the “Limitation Period”).  Sellers may provide notice to Buyers of any breach of any of the representations and warranties of Buyers of which Sellers acquire knowledge, at any time after the Time of Closing but prior to the expiration of the Limitation Period or on the date of such expiration (and the Limitation Period shall be tolled with respect to such breach from and after the time Sellers provide such notice), and Sellers may bring an action at law for all actual and direct damages (but not special, consequential, and punitive damages) resulting therefrom, which must be commenced, if at all, no later than the expiration of the Limitation Period.  Notwithstanding the foregoing, Sellers may not bring an action at law for any breach of any representation or warranty (i) of which Sellers had Sellers’ Actual Knowledge at or prior to the Closing, Sellers’ remedies for such a breach being limited to those set forth in Paragraph14.c, below, or (ii) as a result of which breach, when aggregated with all other prior or contemporaneous breaches of representations and warranties, Sellers have incurred actual and direct damages of less than $50,000.00 in the aggregate (provided that, at the point that Sellers have incurred actual and direct damages equal to or greater than $50,000.00 in the aggregate, Sellers claim in connection therewith shall be valid from the first dollar).  Buyers may provide notice to Sellers of any breach of any of the representations and warranties of Sellers of which Buyers acquire knowledge, at any time after the Time of Closing but prior to the expiration of the Limitation Period or on the date of such expiration (and the Limitation Period shall be tolled with respect to such breach from and after the time Buyers provide such notice), and Buyers may bring an action at law for all actual and direct damages (but not special, consequential, and punitive damages) resulting therefrom, which must be commenced, if at all, no later than the expiration of the Limitation Period.  Notwithstanding the foregoing, Buyers may not bring an action at law for any breach of any representation or warranty (i) of which Buyers had Actual Knowledge (Buyers) at or prior to the Closing, Buyers’ remedies for such a breach being limited to those set forth in Paragraph 14.b, below, or (ii) as a result of which breach, when aggregated with all other prior or contemporaneous breaches of representations and warranties, Buyers have incurred actual and direct damages of less than $50,000.00 in the aggregate (provided that, at the point that Buyers have incurred actual and direct damages equal to or greater than $50,000.00 in the aggregate, Buyers’ claim in connection therewith shall be valid from the first dollar).  Notwithstanding anything stated in this Agreement to the contrary, in no event shall Sellers’ liability under any actions or for any claims brought pursuant to this Paragraph 8.c in respect of the breaches of representations and warranties exceed $6,225,000.00 in the aggregate.

9.    Sellers’ Obligations Prior to Closing

a.    Sellers agree that, until the Time of Closing, Sellers shall:

i.    Operate, maintain, and rent the Premises substantially in accordance with past practice.

-  23  -

ii.    Promptly pay all amounts due and owing under the Loan Documents and comply with all other obligations thereunder in all material respects.  In addition, Sellers shall not hereafter execute, enter into or consent to any modification, amendment or termination of any Loan Documents, or make any material elections or waivers thereunder, unless Sellers have obtained Buyers’ prior written consent thereto (which may be exercised in Buyers’ sole discretion).

iii.    maintain in full force and effect the insurance policies relating to the Premises in effect on the date hereof (provided that Buyers acknowledge that no insurance policies of Sellers are to be transferred to Buyers, no apportionment of the premiums therefor shall be made, and Buyers are responsible for securing their own insurance for the Premises);

iv.    not grant any lien or encumbrance on the Premises without the prior consent of Buyers (it being agreed that any lien or encumbrance granted by Seller or its affiliates in violation of this covenant shall constitute a “Must-Cure Item” for all purposes herein);

v.    From and after the Effective Date, Sellers (a) shall perform their respective obligations under all of the Leases, (b) shall not enter into any new, or amend in any material respects, any leasing agreements or management agreements, or (c) enter into any new Service Contracts, or amend, modify or terminate any existing Service Contracts, in each case without Buyer’s prior written consent, which consent shall not be unreasonably withheld, except that, during the Due Diligence Period, Seller may enter into new Service Contracts (other than Radon Mitigation Contracts), and amend, modify or terminate existing Service Contracts, in each case without Buyers’ prior approval, so long as the Service Contract at issue is (and continues to be), by its terms, terminable or cancelable as of Closing without penalty, cost or liability, and terminable or cancelable at any time on not more than thirty (30) days’ prior notice, without penalty, cost or liability.

vi.    allow Buyers, its agents, employees, contractors, consultants and other representatives, reasonable access to the Premises in accordance with the provisions of this Agreement;

vii.    After the Date of this Agreement, make available for inspection by Buyers at the Premises and/or electronically all Existing Leases and related documentation; and

viii.    Intentionally Omitted.

ix.    Sellers shall not (or permit or instruct its affiliates) (a) make, solicit or accept any offers to sell or finance the Premises or any part thereof to anyone other than Buyers or their successors and assigns (and will advise

-  24  -

any Person making an unsolicited offer that the Premises is “off the market”), or (b) enter into (or permit any of Sellers’ affiliates to enter into) any agreement or arrangement (including, without limitation, any term sheet, letter of intent, contract or like agreement), whether binding or non-binding, for or relating to the purchase, management or lease of all or substantially all of the Premises from any person other than Buyer.

x.    Except in the event of an emergency which is reasonably likely to cause immediate material damage to property or injury to persons (in which event Buyers’ consent shall not be required, but Sellers shall provide written notice thereof to Buyers within twenty-four (24) hours of the occurrence of such emergency), Sellers shall not commence any new capital improvement work without the consent of Buyers which consent can be withheld, conditioned or delayed in Buyers’ sole and absolute discretion and Sellers shall not enter into any new contracts for capital improvement work without the consent of Buyers which consent can be withheld, conditioned or delayed in Buyer’s sole and absolute discretion.

xi.    Sellers shall notify Buyers of any written notice received by Sellers or their respective property manager of any of the following matters promptly after Sellers or any such property manager has received such written notice:  material notices from any governmental authority, notice of any material violations of any laws specifically relating to the Premises, and any litigation or notice of any claim relating to the Premises that will be binding on Buyers or the Premises after Closing.

xii.    Sellers shall not initiate, consent to, approve or otherwise make any change to zoning or any other governmental rules or regulations presently applicable to all or any part of the Premises or transfer any development rights.

xiii.    Sellers shall, and shall cause their affiliates to, without incurring costs and expenses (other than de minimis costs and expenses), cooperate with Buyers and their respective representatives and agents in effectuating an efficient “turnover” of the Premises to Buyers’ ownership (it being agreed that this covenant shall survive the Closing), including, without limitation, the transfer of websites and social media accounts.

b.    Sellers agree that during the period commencing on the date hereof through the Time of Closing, Sellers shall not enter into any new Lease of any portion of the Premises, or amend or modify any such Lease, without the prior written consent of Buyers, which consent shall not be unreasonably withheld with respect to Leases of residential apartment units in the ordinary course of business; provided, however, that Sellers shall be permitted, without any consent from Buyers, to enter into Leases of residential apartment units in the ordinary course of business, subject to the following conditions: (i) such Lease shall have been substantially drafted on the form of lease attached hereto as Exhibit L (with no modifications

-  25  -

thereto other than de minimis modifications) and (ii) the economic terms of such Lease shall be consistent with Sellers’ past practice.  Any such Lease executed in accordance with the foregoing shall be deemed to be an “Existing Lease” for all purposes under this Agreement.

10.    Sellers’ Closing Obligations

At the Closing, subject to satisfaction of Sellers’ Conditions Precedent, Sellers shall deliver to Buyers (collectively, the “Seller Closing Documents”):

a.    a quitclaim deed from Chase Seller to Chase Buyer conveying title to Tract 1 and Tract 2 described in Exhibit A attached hereto in the form of Exhibit M (the “Chase Deed”) (Notwithstanding the foregoing, Seller shall have the right, but not the obligation, to deliver a separate deed for Tract 1 and a separate deed for Tract 2, rather than one deed for Tract 1 and Tract 2);

b.    a quitclaim deed from Alterra I Seller to Alterra Buyer conveying title to Tract 3 described in Exhibit A attached hereto in the form of Exhibit N (the “Alterra I Deed”);

c.    a quitclaim deed from Alterra II Seller to Alterra Buyer conveying title to Tract 4 described in Exhibit A attached hereto in the form of Exhibit O (the “Alterra II Deed”, together with the Chase Deed and the Alterra I Deed hereinafter collectively referred to as the “Deed”);

d.    an Assignment and Assumption of Leases in the form of  Exhibit P (the “Lease Assignment”);

e.    a Bill of Sale and Assignment and Assumption of Contracts, Licenses, Permits, Approvals, Warranties, Guaranties, and Plans and Specifications in the form of  Exhibit Q (the “Bill of Sale”);

f.    a title insurance affidavit and indemnity addressed to the Title Company in the form of Exhibit R (the “Title Affidavit”);

g.    an affidavit of non-foreign status in the form of Exhibit S;

h.    such evidence of legal existence, good standing and qualification to do business in Massachusetts (if applicable) of Sellers, and of the authority of Sellers to perform its obligations under this Agreement and the documents executed pursuant hereto, as may be reasonably required by the Title Company;

i.    a letter in the form of Exhibit T from Sellers to respective tenants under the Existing Leases advising them of the change in ownership of the Premises and the assignment or credit of the security deposits and any prepaid rent to Buyers, and directing that rentals or other payments thereafter be paid to a payee designated by Buyers;

-  26  -

j.    Evidence that any property management and/or leasing agreement with respect to the Premises has been terminated (it being agreed, that as an affirmative covenant hereunder, Sellers covenant to terminate any such property management agreement and leasing agreement on or prior to the Closing Date).

k.    A separate broken-out vendor notice letter with respect to each vendor under each assumed Service Contract (the “Vendor Notice”), in the form attached hereto as Exhibit U, as executed by the appropriate Seller.

l.    the original, where available, and otherwise copies in Sellers’ possession of the Existing Leases in effect at the Time of Closing, which may be delivered at the Premises;

m.    the original, where available, and otherwise copies in Sellers’ possession of Service Contracts in effect at the Premises being assumed by Buyer, which may be delivered at the Premises;

n.    Rent Roll and Tenant Arrearage Schedule with respect to the Premises, each dated not less than five (5) days prior to the Closing Date, certified by Sellers as true, correct and complete as of the Time of Closing;

o.    all keys to the Premises or any portion thereof in Sellers’ possession or control appropriately tagged for identification;

p.    all non-proprietary and/or non-confidential applicable books and records related to the leasing, operation, maintenance and any construction or other capital work at the Premises in Sellers’ possession or control;

q.    discharges of encumbrances and other title clearing documentation required to convey title in accordance with Paragraph 5, above (subject, however, to the provisions of Paragraph 13.m, below);

r.    a settlement statement, which shall include the apportionments set forth in Paragraph 13, below (the “Settlement Statement”);

s.    such certificates regarding the Premises’ compliance with fire suppression, smoke detector and carbon monoxide detector laws, if any, as required under Massachusetts General Laws;

t.    a certificate executed by Sellers to the effect that all representations and warranties made by Sellers herein, remain true, correct and complete in all material respects and except to the extent such representations and warranties specifically refer to an earlier date (in which event they shall have been true, correct and complete in all material respects as of such date).

u.    an Assignment and Assumption of the Alterra Loan Documents consented to by the Alterra Lender in such form as may be required by the Alterra Lender which is

-  27  -

in a form reasonably acceptable to Alterra I, Alterra II and Alterra Buyer (the “Alterra Loan Assignment”);

v.    an Assignment and Assumption of the Chase Loan Documents consented to by the Chase Lender in such form as may be required by the Chase Lender which is in a form reasonably acceptable to Chase Seller and Chase Buyer (the “Chase Loan Assignment”);

w.    a Right of First Offer Agreement in the form of Exhibit V (the “Chase III Right of First Offer”);

x.    a Right of First Offer Agreement in the form of Exhibit W (the “Chase Right of First Offer”);

y.    a certificate in recordable form from Overlook Ridge, L.L.C.(the “Developer”) stating that the Cost Sharing Agreement dated May 1, 2015 by Overlook Ridge, L.L.C., LR Overlook Phase II, LLC, LR Overlook Phase III, LLC, Alterra I Seller, Mack-Cali TC L.L.C., Alterra II Seller, and Chase Seller and recorded in the Middlesex South Registry of Deeds in Book 65369, Page 302 and recorded in the Suffolk Registry of Deeds in Book 54459, Page 283 (the “Cost Sharing Agreement”) is unmodified and in full force and effect (or if modified, identifying the modification and stating that the Cost Sharing Agreement is in full force and effect as modified), and whether or not to Developer’s knowledge, Sellers are in default, in any respect, under the Cost Sharing Agreement (and if in default, specifying such default); and

z.    a certificate in recordable form from the owner of that certain real property commonly referred to as 10 Overlook Drive in Malden, Massachusetts (“10 Overlook Owner”) stating that, (1) to its knowledge, the Cost Sharing Agreement is unmodified and in full force and effect (or if modified, identifying the modification and stating that the Cost Sharing Agreement is in full force and effect as modified), (2) whether or not to 10 Overlook Owner’s knowledge, Sellers are in default, in any respect, under the Cost Sharing Agreement (and if in default, specifying such default), and (3) whether or not 10 Overlook Owner is in default, in any respect, under the Cost Sharing Agreement (and if in default, specifying such default); it being agreed that Sellers shall not be in default hereunder for failure to deliver such certificate at Closing so long as Sellers have used commercially reasonable efforts to cause 10 Overlook Owner to so deliver such certificate.

11.    Buyers’ Closing Obligations

At the Closing, subject to satisfaction of all Buyers’ Conditions Precedent, Buyers shall deliver to Sellers (any of the following that constitute documents being collectively the “Buyer Closing Documents”):

a.    The Net Purchase Price;

-  28  -

b.    the Lease Assignment executed by Buyers;

c.    the Bill of Sale executed by Buyers;

d.    such evidence of legal existence, good standing and qualification to do business in Massachusetts (if applicable) of Buyers, and of the authority of Buyers to perform its obligations under this Agreement and the documents executed pursuant hereto, as may be reasonably required by the Title Company and Sellers’ attorney.

e.    the Settlement Statement executed by Buyers;

f.    a certificate executed by Buyers to the effect that all representations and warranties made by Buyers herein, remain true, correct and complete in all material respect;

g.    the Alterra Loan Assignment executed by Alterra Buyer;

h.    the Chase Loan Assignment executed by Chase Buyer;

i.    the Chase III Right of First Offer executed by Chase Buyer; and

j.    the Chase Right of First Offer executed by Chase Buyer.

12.    Condition of Premises at Time of Closing; Risk of Loss

a.    At the Time of Closing, Sellers shall deliver full possession of the Premises, free of all tenants and occupants except for any tenants or occupants under the Existing Leases, and in the same condition as on the date of this Agreement, reasonable wear and tear excepted, and except for damage caused by Casualty (as defined below) or Taking (as defined below) to the extent set forth below in this Paragraph 12.

b.    Except as otherwise provided in Paragraph 4 above, Sellers assume all risk and liability for damage to or injury occurring to the Premises by fire, storm, accident, or any other casualty (collectively, a “Casualty”) until the Closing has been consummated.  If, prior to the Closing, the Premises, or any part thereof, suffers any damage as a result of a Material Casualty, then Buyers may terminate this Agreement by notice to Sellers given within ten (10) business days following Buyer obtaining actual knowledge of the Estimated Damage and the scope of such damage.  In such event, the Deposit, with all interest accrued thereon, shall immediately be refunded to Buyers and this Agreement then shall be void without recourse to the parties hereto, except for the provisions of this Agreement which expressly survive such termination.  If Sellers are not so notified, Buyers shall be deemed to have waived its rights to terminate this Agreement pursuant to this Paragraph 12.b.  If the Time of Closing falls within such ten (10) business day period, then the Closing shall be automatically extended to the end of such ten (10) business day period.  If Buyers do not terminate this Agreement pursuant to the foregoing, or if such Casualty is not a Material Casualty, then Buyers

-  29  -

and Sellers shall consummate the Closing without a reduction in the Purchase Price.  In the event of a Closing pursuant to the immediately preceding sentence, Sellers shall, unless Sellers have previously restored the Premises to their former condition (which restoration shall not commence without the applicable Seller’s lender’s approval), either  (i) pay over or assign to Buyers, at the Time of Closing, all insurance proceeds recovered or recoverable as a result of the Casualty or (ii) if a holder of a mortgage on the Premises retains the insurance proceeds, or a part thereof, give to Buyers a credit against the Net Purchase Price equal to the amount so retained, and in the case of both clause (i) and (ii), provide to Buyer a credit in an amount equal to the sum of (x) an amount equal to the cost to repair any portion of the Casualty that was not covered by insurance (the “Uninsured Portion”) and (y) any deductible, in either case, less any amounts reasonably expended by Sellers for partial restoration.  Notwithstanding the foregoing, If (i) a Casualty occurs that is not a Material Casualty and (ii) there exists an Uninsured Portion in connection therewith, Seller shall not have the obligation to credit Buyers in an amount of such Uninsured Portion at Closing, it being agreed that if Sellers elect to not provide such credit to Buyers at Closing, then, in such event, Buyers may terminate this Agreement by notice to Sellers; if Buyers so terminate, the Deposit, with all interest accrued thereon, shall immediately be refunded to Buyers and this Agreement then shall be void without recourse to the parties hereto, except for the provisions of this Agreement which expressly survive such termination.  For the avoidance of doubt, no Uninsured Portion shall be payable or credited to Buyers in connection with a Material Casualty.

c.    Notwithstanding anything to the contrary set forth above, proceeds of any business income or rental loss insurance attributable to business income or rental losses incurred prior to Closing shall be assigned and payable to Sellers.  As used herein, “Material Casualty” means any Casualty (A) causing damage to the Premises equal to or in excess of $10,000,000.00 as reasonably estimated by an independent architect or engineer selected by Seller and reasonably approved by Buyers (the “Estimated Damage”), (B) where more than 5% of the net rentable area of the Premises has been affected, (C) such that access to the Premises is materially adversely affected as reasonably determined by an independent architect or engineer selected by Sellers and reasonably approved by Buyers, or (D) causing the Premises to no longer comply with local zoning laws and ordinances.

d.    If, prior to the Closing, an action is initiated to take any of the Premises by eminent domain proceedings or by deed in lieu thereof (a “Taking”), that is a Material Taking, then Buyers may terminate this Agreement by notice to Sellers within ten (10) business days of Buyers obtaining actual knowledge of the anticipated amount of the Award (as hereinafter defined).  In such event, the Deposit, with all interest accrued thereon, shall immediately be refunded to Buyers and this Agreement then shall be void without recourse to the parties hereto, except for the provisions of this Agreement which expressly survive such termination.  If Sellers are not so notified, Buyers shall be deemed to have waived its rights to terminate this Agreement pursuant to this Paragraph 12.d.  If the Time

-  30  -

of Closing falls within such ten (10) day period, then the Closing shall be automatically extended to the end of such ten (10) day period.  If Buyers do not terminate this Agreement pursuant to the foregoing, or if the Taking is not a Material Taking, then Buyers and Sellers shall consummate the Closing without any reduction in the Purchase Price, in which event Sellers shall assign to Buyers at the Closing all of Sellers’ assignable right, title and interest in and to the Award.  As used herein, “Material Taking” means any Taking (A) where the probable Award equals or exceeds $10,000,000.00 as reasonably estimated by an independent appraiser selected by Sellers and reasonably approved by Buyers (the “Award”), (B) affecting more than 5% of the net rentable area of the Premises has been affected, (C) such that access to the Premises after giving effect to such Taking is materially adversely affected as reasonably determined by an independent architect or engineer selected by Sellers and reasonably approved by Buyers, or (D) causing the Premises to no longer comply with local zoning laws and ordinances.

13.    Apportionments

a.    Prorations.  In each proration set forth below, the portion thereof applicable to the period beginning at 12:01 a.m. on the day of the Closing shall be credited to Buyers and the portion thereof applicable to the period ending at such time shall be credited to Sellers (such that income and expenses run to Buyers starting at the Time of Closing) (the “General Proration Mechanic”).  Prorations shall be calculated on the basis of a 365-day year.

b.    Collected Rent and Other Lease Amounts; Other Revenue.  All collected rent and other collected revenue, including for the month of Closing under Existing Leases in effect at the Time of Closing shall be prorated as of the Time of Closing in accordance with the General Proration Mechanic.  Buyers shall be credited with any rent and other revenue collected by Sellers before the Time of Closing but applicable to any period of time from and after the Time of Closing.  Uncollected rent and other uncollected revenue shall not be prorated at the Time of Closing.  Sellers shall deliver to Buyers any rent received by Sellers after the Time of Closing with respect to time periods from and after the Time of Closing.  Buyers shall apply rent and other revenue from tenants that are collected after the Time of Closing first to the obligations then owing to Buyers for its period of ownership and to those reasonable attorneys’ fees and other costs incurred by Buyers in collecting such amounts, remitting the balance, if any, to Sellers only to the extent of amounts, if any, due and owing to Sellers by each respective paying tenant for the period prior to the Closing Date.  Buyers will make commercially reasonable efforts within the 120-day period after the Closing, without suit and without terminating any lease or calling a default thereunder, to collect any delinquent rents from tenants in occupancy at the Closing applicable to any periods before the Time of Closing and, if Buyers collect any such delinquent rents or other tenant income for periods prior to the Time of Closing, Buyers shall promptly pay same to Sellers less those reasonable attorneys’ fees and other costs incurred by Buyers in collecting such amounts, and only provided all of the obligations of

-  31  -

each respective tenant then owing to Buyers for its period of ownership have been paid in full.  Sellers may not pursue collection as to any rent not collected by Buyers, provided that Sellers are not restricted in any way from collecting any rent or other income owed by past tenants who are no longer in occupancy at the Time of Closing. All other revenue for the Premises shall be prorated as of the Time of Closing in accordance with the General Proration Mechanic and, if after the Time of Closing Buyers receive any such revenue that is allocable to periods prior to the Time of Closing, or Seller receives any such revenue that is allocable to periods from or after the Time of Closing, each party shall promptly pay same to the other party.

c.    Taxes and Assessments.  Real estate taxes and assessments imposed by any governmental authority (which shall be deemed to include any special assessments, which shall be calculated based on the longest permitted payment period) not currently due and payable and affecting the Premises shall be prorated as of the Time of Closing.  Sellers shall receive a credit for any taxes and assessments paid by Sellers for the period from and after the Time of Closing and Buyers shall receive a credit for any taxes and assessments paid by Buyers for any period prior to the Time of Closing. If the Closing occurs before the current actual fiscal year’s tax or assessment bills are available, such proration shall be estimated based on the most recent ascertainable assessed values and tax rates.  If an estimated proration was made, within thirty (30) days after receipt of the current actual fiscal year’s tax or assessment bill, Buyers shall deliver a copy to Sellers and Buyers shall promptly refund to Sellers any amount overpaid by Sellers or Sellers shall pay to Buyers the amount of any deficiency in the proration. If an estimated proration was made, the provisions of this section shall survive the Closing for a period of ninety (90) days following issuance of the current actual fiscal year’s tax or assessment bill.

d.    Leasing Commissions.  Sellers shall pay any and all finder’s fee or leasing commissions owed for any and all Existing Leases as of the Time of Closing, or shall provide Buyers a credit in the amount of such finder’s fees and leasing commissions at the Time of Closing.

e.    Tenant Deposits.  All Security Deposits, together with all interest accrued thereon, not theretofore applied to tenant obligations under the Existing Leases shall be credited to Buyers at Closing.  As of the Closing, Buyers shall, to the extent of such credit, assume Sellers’ obligations related to such Security Deposits, except with respect to the validity of any Security Deposits, or portions thereof, theretofore applied to tenant obligations under the Existing Leases, which exception and application shall remain the obligation of Sellers, and such obligation shall survive the Closing.  Security Deposit funds to be credited to Buyers at Closing in accordance with the foregoing shall not be commingled with other funds and will be accounted for on the Settlement Statement as separately transferred funds.

-  32  -

f.    Utility Deposits.  Buyers shall take all steps necessary to effectuate the transfer of all utilities to its name as of or promptly following the Time of Closing, and, where necessary, post deposits with the utility companies; provided, however, Sellers will be responsible for all utility charges applicable to the period prior to the Time of Closing, and Buyers shall be responsible for all utility charges applicable to the period from and after the Time of Closing. Sellers shall use commercially reasonable efforts to ensure that all utility meters are read as of the Time of Closing and Sellers shall bear the charges for utility services based on such reading.  Sellers shall be entitled to recover any and all deposits posted by Sellers and held by any utility company as of the Time of Closing.

g.    Utility Expenses and Reimbursements.  To the extent Sellers are responsible for any utility charges at or relating to the Premises, Sellers shall use commercially reasonable efforts to cause all such utility billings to be closed and billed by the respective utility companies as of the Time of Closing in order that utility charges may be separately billed for the period prior to the Time of Closing and the period after the Time of Closing.  For utilities collected through a system that bills tenants for utility charges in arrears:

i.    Sellers shall be entitled to retain all utility charges collected from tenants relating to utilities costs incurred prior to the Time of Closing;

ii.    Buyers shall be entitled to collect from tenants and retain all utility charges relating to utilities costs incurred after the Time of Closing; and

iii.    Prior to Closing, Sellers shall cause its vendor to prepare a statement (the “Utility Statement”), dated as close to the Time of Closing as reasonably possible (the “Statement Date”), setting forth for the Premises the amount of all utility charges that have been incurred by Sellers as of the Statement Date but not yet billed to tenants for utility collections (the “Unbilled Charges”).  At Closing, Sellers shall be credited the amount of the Unbilled Charges.

iv.    In addition, at the Time of Closing, Sellers shall be credited the amount for reasonably estimated unbilled pre-Closing utility charges that are to be collected from the tenants following the Closing, calculated as follows: (a) first, determine the “Per Diem Billing” for the Premises by dividing the total applicable amount for the Premises set forth on the Utility Statement by the number of days covered by the Utility Statement; and (b) then, determine the amount to be credited to Sellers by multiplying the Per Diem Billing for the Premises by the number of days between the Statement Date and the Time of Closing.

h.    Insurance.  The prospective coverage under blanket policies for fire, hazard, and other insurance policies shall be cancelled by Sellers as they relate to the Premises as of the Time of Closing and shall not, under any circumstances, be assigned to Buyers.  All unearned premiums for fire and any additional hazard insurance

-  33  -

premium or other insurance policy premiums with respect to the Premises shall be retained by Sellers.

i.    Property Agreements and Other Expenses.  The following other items shall be adjusted, prorated and credited as applicable in accordance with the General Proration Mechanic: (1) amounts due and prepayments under the Assumed Contracts; (2) payments made, and amounts due, under the Cost Sharing Agreement, and (3) other ordinary expenses of operation and similar items.

j.    Upfront Payments.  Notwithstanding any provision of this Agreement to the contrary, all incentive, initial, upfront or similar payments received under the Assumed Contracts shall be retained by Sellers or its predecessor and will not be subject to proration under this Agreement.

k.    Assessments.  If there are special assessments pending against the Premises, Sellers shall pay any installments of such special assessments that were levied and payable prior to the Closing Date and Buyer shall pay all installments of such special assessments that are levied or payable on or after the Closing Date.

l.    Final Adjustments After Closing.  If final prorations for those items addressed herein cannot be made at the Time of Closing, then Buyers and Sellers agree to allocate such items on an accrual basis as soon as invoices or bills are available, but with such final adjustment(s) to be made no later than one hundred twenty (120) days (or, solely with respect to the final adjustment for real estate taxes for the fiscal year in which the Closing Date occurred, or such longer time as may be required for such final adjustment for real estate taxes) after the Time of Closing.  Sellers shall not, however, be charged for any increase in operating expenses for the Premises due to increased costs incurred or caused by Buyers subsequent to the Closing.  Payments in connection with such final adjustments shall be due within ten (10) days after mutual agreement of the amount(s) due.  Each party shall have reasonable access to, and the right to inspect and audit, the other party’s supporting documentation to confirm the final prorations, provided at least three (3) days’ advance notice is given by the auditing party to the audited party.  Except with respect to Paragraph 13.c (which shall survive in accordance with its terms), the entirety of Paragraph 13 shall survive the Closing for a period of 120 days after the Closing.

m.    Use of Proceeds to Clear Title.  Any unpaid taxes or other liens and encumbrances which Sellers are obligated to pay and discharge, together with the cost of recording or filing any instruments necessary to discharge such liens and encumbrances of record, may be paid out of the proceeds of the monies payable at the Closing and such instruments necessary to discharge such liens and encumbrances of record shall be recorded contemporaneously with the recording of the Deed or within a reasonable time after the Closing in accordance with customary Massachusetts conveyancing practice and pursuant to arrangements reasonably acceptable to the Title Company.

-  34  -

n.    Expenses of Sale.  Buyers and Sellers shall each pay the fees of its counsel and other consultants retained in connection with the purchase and sale of the Premises.  Sellers shall pay all transfer taxes or deed stamps and such other closing costs as are customarily paid by a seller in Massachusetts.  Buyers shall pay all recording fees, title insurance premiums, survey costs, and other closing costs as are customarily paid by a buyer in Massachusetts.  Buyers and Sellers shall each pay one-half of the Escrow Agent’s fees for serving as Escrow Agent.

o.    Prorations and Credits.  Buyers and Sellers shall endeavor to agree upon a prorations and schedule no later than ten (10) business days prior to the Closing.

p.    Existing Alterra Financing.  Principal, interest, assumption fees and all other charges, fees, penalties or other sums payable under the Alterra Loan Documents, shall be apportioned as follows:

i.    there shall be deducted from the Net Purchase Price payable at the Closing the amount of any accrued and unpaid interest as of the Closing Date, and unpaid late fees, penalties, charges and other unpaid sums, if any, under the Alterra Loan Documents, as assumed by Alterra Buyer as set forth in the Alterra Lender’s Consent;

ii.    there shall be credited to Sellers at the Closing interest paid by Sellers allocable to any period after the Closing and any funds held in escrow (and not released to the applicable Seller on the Closing Date) that will remain in escrow from and after the Closing Date for the benefit of Alterra Buyer (excluding, for the avoidance of doubt, the reserves held by Alterra Lender on the date hereof in connection with the Radon Remediation (as hereinafter defined) at the Alterra Property (the “Radon Remediation Reserve”); and

iii.    any assumption fees (including points) for the Existing Alterra Financing will be paid by Alterra I Seller and Alterra II Seller, together with the application fee for the Alterra Lender’s Consent, applicable brokers’ fees incurred in connection therewith, and other fees assessed by the Alterra Lender in connection with the Alterra Lender’s Consent (including, without limitation, the fees of the Alterra Lender’s counsel and servicer in connection therewith, if any).

q.    Existing Chase Financing.  Principal, interest, assumption fees, and all other charges, fees, penalties or other sums payable under the Chase Loan Documents, shall be apportioned as follows:

i.    there shall be deducted from the Net Purchase Price payable at the Closing the amount of any accrued and unpaid interest as of the Closing Date, and unpaid late fees, penalties, charges and other unpaid sums, if any, under the Chase Loan Documents, as assumed by Chase Buyer as set forth in the Chase Lender’s Consent;

-  35  -

ii.    there shall be credited to Sellers at the Closing interest paid by Sellers allocable to any period after the Closing and any funds held in escrow (and not released to the applicable Seller on the Closing Date) that will remain in escrow from and after the Closing Date for the benefit of Chase Buyer; and

iii.    any assumption fees (including points) for the Existing Chase Financing will be paid by Chase Seller, together with the application fee for the Chase Lender’s Consent, applicable brokers’ fees incurred in connection therewith, and other fees assessed by the Chase Lender in connection with the Chase Lender’s Consent (including, without limitation, the fees of the Chase Lender’s counsel and servicer in connection therewith, if any).

14.    Default

a.    Defective Title or Condition of Premises

With respect to all Title Defects other than Must-Cure Items, Seller shall use reasonable efforts to cure any Title Defect which Seller agrees to remove or correct in Sellers’ Title Notice.  If, notwithstanding such efforts, Sellers are unable to cure any such Title Defect on or prior to the Time of Closing, so long as Sellers are diligently using reasonable efforts at Sellers’ election made on the applicable Closing Date, the Time of Closing shall be extended for a period equal to the lesser of (i) thirty (30) days from the original Time of Closing, or (ii) five (5) business days after Sellers give Buyers notice that Sellers are able to convey title and to deliver possession of the Premises as herein stipulated and that the Premises conform with the provisions hereof.

If Seller (i) does not make such extension election or (ii) makes such election but is unable to remove such applicable Title Defect(s) from the record as of the expiration of such extension period, then Buyers may either:

i.    accept such title as Sellers can deliver to the Premises in their then condition and to pay therefor the Purchase Price without deduction (except that if the Premises shall have been affected by a Casualty or Taking then the provisions set forth in Paragraph 12, above, shall be applicable), in which case Sellers shall convey such title; or

ii.    terminate this Agreement by written notice to Sellers, in which case the Deposit, together with all interest accrued thereon, shall be returned to Buyers and this Agreement shall then be null and void without recourse to any party hereto, except for the provisions of this Agreement which expressly survive such termination.

For the avoidance of doubt, failure of Sellers to remove a Must-Cure Item from the record as of the Closing Date shall constitute a default hereunder, and shall be governed by Paragraph 14.b, below, and Paragraph 4.b, above.

-  36  -

b.    Sellers’ Default

The parties acknowledge that if a Seller fails to fulfill any covenant or obligation hereunder or breaches in any material respect any representation or warranty set forth herein (which default is not waived in writing by Buyers), Buyers may elect to (i) terminate this Agreement, and thereupon the Deposit, with all interest accrued thereon, shall be promptly returned to Buyers and this shall be Buyers’ sole and exclusive remedy for Sellers’ breach hereunder either at law or in equity, except that, in the event of Sellers’ willful or intentional breach of this Agreement, Buyers may avail themselves of the remedy of specific performance, provided Buyers commence such action within sixty (60) days of the Time of Closing, or (ii) waive the default by Sellers and close the transaction contemplated hereby, without any reduction in the Purchase Price, in which event Buyers shall be deemed to have waived any right of action against Sellers arising from such non-performance.  Notwithstanding anything to the contrary contained in this Paragraph, (I) if specific performance of Sellers’ obligations hereunder is not available to Buyers by reason of Sellers’ conveyance of the Premises or any direct or indirect interest therein or a right or option to purchase any of the foregoing to a third party in violation of the terms of this Agreement or Sellers’ or their respective affiliates or any person or entity acting by or through Sellers’ subjecting all or any portion of any of the foregoing to a voluntary lien created by or assumed by Sellers or their affiliates, then, in such event,  Buyers shall have the right to bring an action for actual damages incurred by Buyers against Sellers for Sellers’ default under this Agreement (excluding, for the avoidance of doubt, special, consequential, and punitive damages, except to the extent actually suffered or incurred by Buyers in connection with third party litigation), and (II) in the event of Sellers’ willful or intentional breach of this Agreement, in addition to the other rights and remedies available to Buyers hereunder, if Buyers elect to terminate this Agreement, then Sellers shall pay to Buyers all out-of-pocket costs and expenses actually incurred by Buyers (and, without duplication, their affiliates) and paid to unrelated and independent third party vendors in connection with the transactions contemplated hereunder, in an aggregate amount not to exceed $325,000.00 (the “Section 14 OOP Payment”).  Buyers shall provide Sellers with reasonably satisfactory invoices or other backup documentation as a condition to reimbursement.  Nothing contained in this Paragraph 14.b is intended to or shall be construed to limit any right or remedy of Buyers after the Closing for a breach of any representation or warranty of Sellers which survives the Closing.

c.    Buyers’ Default

The parties acknowledge that if a Buyer defaults under this Agreement it would be impossible to compute exactly Sellers’ damages.  Buyers and Sellers have taken these facts into account in setting the amount of the Deposit and agree that the Deposit is the best estimate of such damages and such sum represents damages and not any penalty against Buyers.  Subject to the terms of this Agreement, the parties therefore acknowledge that if (i) Buyers shall default in the payment of the Net Purchase Price on the Closing Date, (ii) Buyers shall default in the payment of the Deposit, at the times and as required by the terms of this Agreement, (iii) Buyers shall fail to deliver the Buyer Closing Documents on the Closing Date, and/or (iv) as of the Closing Date, any of Buyers’ representations and warranties set forth in Section 9(b) herein is not correct in any material respect and, after written notice to Buyers in connection therewith, Buyers shall have failed to make any such representation or warranty correct in all material respects within a reasonable (taking into account the nature of such representation) period of

-  37  -

time after receipt of such notice, then, in any such case, Sellers may elect to (i) terminate this Agreement, and thereupon the Deposit, with all interest accrued thereon, shall be immediately paid to Sellers as liquidated damages, and this shall be Sellers’ sole and exclusive remedy for such Buyer’s breach hereunder either at law or in equity, or (ii) waive the default by such Buyer and close the transaction contemplated hereby, in which event Sellers shall be deemed to have waived any right of action against Buyers arising from such non-performance.

15.    Brokerage Fees

Sellers and Buyers each represent and warrant that such Person is not aware of any agent, broker or similar person who has claimed or may have the right to claim a commission in connection with this purchase and sale.  Sellers and Buyers shall indemnify and defend each other against Losses arising out of the breach of any representations or warranties in this Paragraph and from the claims of any agent, broker or other similar party claiming by, through or under such Persons with respect to the transactions contemplated by this Agreement.  This Paragraph 15 shall survive the Closing, or, if the Closing does not occur, the termination of this Agreement.

16.    General

a.    Joint and Several Liability

If more than one party executes this Agreement, the terms Buyers and Sellers shall mean all of them, and each of them shall be jointly and severally liable hereunder.

b.    Captions and Footnotes

Captions and footnotes are used for convenience of reference only and are not to be construed as part of the terms of this Agreement.

c.    Severability

The invalidity of any provision of this Agreement shall in no way affect the validity of any other provision.

d.    Successors and Assigns; Recording

This Agreement is binding upon and shall inure to the benefit of the parties hereto and their heirs, successors, personal representatives, and assigns.  Notwithstanding the foregoing, if a Buyer assigns this Agreement, or if a Buyer records a copy of this Agreement, Sellers, at Sellers’ option, may declare Sellers’ obligations hereunder to be null and void and may deem Buyers to be in default of their obligations hereunder; provided, however, that a Buyer shall be permitted to assign this Agreement to any affiliate of Buyer and, in such event, notwithstanding such assignment, Buyer shall continue to be primarily liable for all obligations of such Buyer under this Agreement.

-  38  -

e.    Notices

All notices given hereunder shall be in writing and shall be deemed received at the earlier of (i) when delivered in hand, or (ii) next business day after being sent by a nationally recognized overnight delivery service which provides written receipt of delivery, or (iii) when sent by facsimile or electronic mail transmission provided that a copy thereof is simultaneously sent by one of the methods specified in clauses (i) or (ii), above, addressed in each case to Buyers, Sellers, or Escrow Agent at their addresses appearing on the first page hereof, or to such other address or addresses as the parties may from time to time specify by notice so given, with copies sent in a similar fashion as follows:

In the case of notice to Buyers, to:

Rockpoint Fund Acquisitions, L.L.C.
500 Boylston Street, 21st Floor
Boston, Massachusetts 02116
Attention:  Joseph Goldman and Paisley Boney
Phone No:
Fax No: (617) 437-7011
Email: Jgoldman@rockpointgroup.com
Email: Pboney@rockpointgroup.com

With a copy to:

Rockpoint Group, L.L.C.
Woodlawn at Old Parkland
3953 Maple Avenue, Suite 300
Dallas, Texas 75219
Attention:  Roy Hoyl
Phone No:
Fax No: (972) 934-7445
Email: Rhoyl@Rockpointgroup.com

And:

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
Attention:  Andrew Lance
Phone No: (212) 351-3871
Fax No: (212) 351-5348
Email: Alance@gibsondunn.com

-  39  -

In the case of notice to Sellers, to:

Ivan M. Baron, Chief Legal Officer
Roseland Residential Trust, a Mack-Cali Company
Harborside 3
210 Hudson Street, Suite 400
Jersey City, New Jersey 07311
Phone No: (973) 218-2335
Fax No: (973) 218-0965
Email: baron@roselandres.com

and

Laurence M. Yorra, Esq.
Rackemann, Sawyer & Brewster
160 Federal Street
Boston, Massachusetts 02110
Phone No: (617) 951-1122
Fax No: (617) 542-7437
Email: lyorra@rackemann.com

In order to facilitate the execution and delivery of certain documents contemplated hereby, the parties grant to their respective attorneys named above the actual authority to execute and deliver on each party’s behalf (a) any agreement modifying the time for the performance of any event hereunder, or (b) any notice that may be given under this Agreement, and the parties may rely upon the signature of such attorneys (including faxed or emailed signatures) unless a party has disclaimed the authority granted herein by written notice given to the other party as provided above.

f.    Governing Law

This Agreement shall be interpreted in accordance with and governed by the laws of the Commonwealth of Massachusetts.

g.    Changes in Writing

This Agreement may not be changed, waived, or terminated except in a writing signed by the party against whom enforcement of the change, waiver, or termination is sought.

h.    Press Releases/Non-Disclosure

Neither Buyers nor Sellers shall issue any public statement, announcement or press release regarding this Agreement or the transactions contemplated hereby or otherwise disclose the existence or contents of this Agreement, unless the other has consented thereto in its reasonable discretion and to the form and substance of any such public statement, announcement or press release in its reasonable discretion.  Buyers also acknowledge and agree that the Reports and other information provided by Sellers to Buyers, or otherwise obtained by Buyers pursuant to the terms of this Agreement, are valuable to Sellers and may be of a sensitive nature, and

-  40  -

Buyers agree to maintain the confidentiality of all such materials and information and shall disclose the same only to Buyers’ Related Parties or as required by applicable law.  Prior to the Closing, Sellers shall also be required to keep the transaction contemplated by this Agreement confidential and shall disclose the same only to Sellers’ Related Parties or as required by applicable law. For the avoidance of doubt, if and to the extent required by applicable law, Sellers may make a public disclosure of the contents and material terms and provisions of the transaction contemplated herein (to the extent legally permitted).

i.    No Personal Liability

Except as set forth in Paragraph 22 and in connection with Guarantor’s delivery of the Joinder attached to this Agreement, in no event shall any officer, director, shareholder, partner, manager, member, employee or agent of Sellers have any personal liability hereunder.

j.    Counterparts

This Agreement may be executed in multiple counterparts or with multiple signature pages which, when assembled as a single document or, if not so assembled, when taken together shall be deemed to be fully effective and operative as a single, fully-executed document.

k.    Facsimile and Electronic Mail

This Agreement may be executed and delivered by facsimile transmission and electronic mail (pdf), and an executed copy of this Agreement delivered by facsimile or electronic mail (pdf) transmission shall be deemed to be an original counterpart for all purposes.

l.    Merger

The acceptance and recording of the Deed by Buyers shall be deemed to be a full performance and discharge of every agreement and obligation of Sellers herein contained or expressed, except only those provisions of this Agreement which expressly survive the delivery of the Deed and/or the Closing.

m.    No Financing Contingency

Except as set forth in Paragraphs 17 and 21, it is understood and agreed that this Agreement is not conditioned or contingent upon Buyers’ ability to obtain financing for the acquisition of the Premises.  Nothing contained in this Paragraph shall be deemed to limit Buyers’ right to terminate this Agreement prior to the expiration of the Due Diligence Period, or otherwise as set forth in this Agreement.

n.    Rockpoint.

For the avoidance of doubt, in no event shall Buyers or Rockpoint Group, L.L.C., or any entity controlled by, controlling, or under common control with Rockpoint Group, L.L.C. or Buyers be deemed an affiliate of Sellers or Roseland Residential, L.P. for purposes of this Agreement.

-  41  -

o.    Like Kind Exchange

Sellers acknowledge that Buyers may wish to purchase the Premises as part of a “like-kind exchange”  as described in Section 1031 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.  In that connection, Buyers expressly reserve the right to assign their rights under this Agreement to a Qualified Intermediary as defined and provided in said Treasury Regulations on or before the Time of Closing for the purpose of facilitating any such exchange and Sellers hereby consent to such assignment.  Sellers agree to reasonably cooperate with Buyers to effectuate such an exchange, if required by Buyers at or prior to the Time of Closing; provided that Sellers shall incur no additional cost or liability in connection therewith.  Without limiting the foregoing, Sellers agree, subject to the limitation that Sellers shall incur no additional cost or liability in connection therewith, to execute an acknowledgement and consent to the aforementioned assignment and an acknowledgement of receipt of direct deeding instructions from the Qualified Intermediary.  Buyers agree to indemnify and hold Sellers harmless from and against any loss or liability in connection with any such like kind exchange.  In no event shall the Time of Closing be extended in order to effectuate any such like kind exchange without the prior written consent of Sellers.

Sellers shall sell the Premises as part of a “ like kind exchange”  as described in Section 1031 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (the “Sellers 1031 Exchange”) and in connection therewith, reserve the right to assign their rights under this Agreement to a Qualified Intermediary as defined and provided in said Treasury Regulations on or before the Time of Closing for the purpose of facilitating any such exchange, and Buyers hereby consent to such assignment.  Buyers agree to reasonably cooperate with Sellers to effectuate such an exchange, if required by Sellers at or prior to the Closing; provided that Buyers shall incur no additional cost or liability in connection therewith.  Without limiting the foregoing, Buyers agree, subject to the limitation that Buyers shall incur no additional cost or liability in connection therewith, to execute an acknowledgement and consent to the aforementioned assignment.  Sellers agree to indemnify and hold Buyers harmless from and against any loss or liability in connection with any such like kind exchange.  In no event shall the Time of Closing be extended in order to effectuate any such like kind exchange without the prior written consent of Buyers.

For the avoidance of doubt, neither party shall be required to take an assignment of the purchase agreement for the relinquished or replacement property or be required to acquire or hold title to any real property for purposes of consummating a “like kind exchange” desired by the other party, and, in all events, neither party shall by its acquiescence to a “like kind exchange” desired by the other party have its rights under this Agreement affected or diminished in any manner or be responsible for compliance with or be deemed to have warranted to the exchanging party that its “like kind exchange” in fact complies with applicable tax code.

p.    Litigation.

In the event that any litigation arises under this Agreement, the prevailing party shall be entitled to recover, as a part of its judgment, reasonable attorneys’ fees, it being understood and agreed that the determination of the prevailing party shall be included in the matters which are the subject of any action or suit.

-  42  -

This Paragraph 16 shall survive the Closing Date.

17.    Assignment and Assumption of Existing Alterra Financing and Existing Chase Financing

a.    Existing Alterra Financing.

Buyers’ obligations to purchase the Premises shall be subject to Alterra Buyer obtaining all necessary approvals from the Alterra Lender to the assignment by Alterra I Seller and Alterra II Seller to Alterra Buyer, and the assumption by Alterra Buyer, of the Existing Alterra Financing, in each case from and after the Closing Date. Alterra Buyer shall be deemed to have obtained such consent when Alterra Lender issues to it a formal, unconditional consent letter consenting to such assignment and assumption (it being understood and agreed that a consent letter shall be deemed “unconditional” if the only conditions set forth therein are the actual execution and delivery of the Buyer Loan Documents (Alterra) (as hereinafter defined) and the delivery of other deliverables in Buyers’ sole control (including any escrows or reserves)) (such formal, unconditional consent being, collectively, the “Alterra Lender’s Consent” and the date upon which Alterra Buyer has received the Alterra Lender’s Consent being the “Loan Assumption Approval Date (Alterra)”. It is anticipated that the Alterra Lender’s Consent shall also contain an enumeration of all outstanding principal, interest and other amounts due under the Alterra Loan Documents and of the amounts held in escrow or on reserve by the Alterra Lender, calculated as of the time of delivering such consent. Alterra Buyer agrees to use commercially reasonable efforts to obtain the Alterra Lender’s Consent.   Alterra I Seller and Alterra II Seller shall use commercially reasonable efforts to obtain Alterra Lender’s Consent, shall reasonably cooperate with Alterra Buyer in obtaining the Alterra Lender’s Consent, and shall use commercially reasonable efforts to assist Alterra Buyer in obtaining supplemental loan proceeds from the Alterra Lender (provided, that, in no event shall it constitute a default hereunder if, despite such commercially reasonable efforts, Alterra Lender will not provide supplemental loan proceeds to Alterra Buyer as of the Closing Date, and provided, further, that Alterra Buyer obtaining any such supplemental loan proceeds from the Alterra Lender shall in no event constitute a Buyer Condition Precedent hereunder). As used herein: (i) “Buyer Loan Documents (Alterra)” means any documentation to be executed by Alterra Buyer on the Closing Date in connection with the assignment and assumption of the Existing Alterra Financing and which have been approved by Alterra Buyer; (ii) the “Buyer Loan Documents” means, collectively, the Buyer Loan Documents (Alterra) and the Buyer Loan Documents (Chase) (as hereinafter defined); and (iii) the “Loan Assumption Approval Date” means, collectively, the Loan Assumption Approval Date (Alterra) and the Loan Assumption Approval Date (Chase).

Upon receipt of the Alterra Lender’s Consent, Alterra Buyer shall promptly provide to Alterra I Seller and Alterra II Seller evidence thereof, and of the terms upon which the Alterra Lender’s Consent has been granted.  It is acknowledged and agreed that the Alterra Lender’s Consent shall, in all events, include an express release of Alterra I Seller and Alterra II Seller and of all “Key Principals” and/or guarantors as identified in the Alterra Loan Documents from all liability under the Alterra Loan Documents in any such case arising or accruing from and after the Closing Date (the “Alterra Release”).   In the event that the Alterra Lender’s Consent does not contain an Alterra Release in form and substance satisfactory to Alterra I Seller and Alterra II Seller, in their reasonable judgment (it being agreed, for the avoidance of doubt, that Sellers shall not object to the Alterra Release substantially in the form of Exhibit X attached hereto), then

-  43  -

Sellers shall have the option to terminate this Agreement by giving notice to Buyers of Sellers’ election to do so within fifteen (15) days after receipt by Alterra I Seller and Alterra II Seller of the Alterra Lender’s Consent from Alterra Buyer.  In such event, the Deposit, with all interest accrued thereon, shall immediately be refunded to Buyers and this Agreement shall be void without recourse to the parties hereto, except for the provisions of this Agreement which expressly survive such termination.

In addition, not later than three (3) business days prior to the Closing Date, Alterra I Seller and Alterra II Seller shall obtain from Alterra Lender and deliver to Escrow Agent and Buyers an updated statement from Alterra Lender as to all amounts as will be payable, assumed, and/or released in accordance with the effectuation of the assumption of the Existing Alterra Financing (i.e., for purposes of inclusion on the Settlement Statement).

Notwithstanding anything contained herein, if at any time Alterra Lender disapproves or rejects the request for the foregoing consent to the assignment and assumption of the Existing Alterra Financing or to any documentation required by Alterra Buyer in connection therewith, then, in such event, Buyers shall thereafter have the right to terminate this Agreement by giving notice to Sellers on or before that date that is ten (10) business days after Alterra Lender’s disapproval or rejection, and if Buyers so terminate, the Deposit shall be immediately returned to Buyers, and the parties shall have no further obligations to each other, other than the obligations set forth in this Agreement that by their terms survive the termination of this Agreement.

b.    Existing Chase Financing.

Buyers’ obligations to purchase the Premises shall be subject to Chase Buyer obtaining all necessary approvals from the Chase Lender to the assignment by Chase Seller to Chase Buyer, and the assumption by Chase Buyer, of the Existing Chase Financing, in each case from and after the Closing Date. Chase Buyer shall be deemed to have obtained such consent when Chase Lender issues to it a formal, unconditional consent letter consenting to such assignment and assumption (it being understood and agreed that a consent letter shall be deemed “unconditional” if the only conditions set forth therein are the actual execution and delivery of the Buyer Loan Documents (Chase) (as hereinafter defined) and the delivery of other deliverables in Buyers’ sole control (including any escrows or reserves)) (such formal, unconditional consent being, collectively, the “Chase Lender’s Consent” and the date upon which Chase Buyer has received the Chase Lender’s Consent being the “Loan Assumption Approval Date (Chase)”. It is anticipated that the Chase Lender’s Consent shall also contain an enumeration of all outstanding principal, interest and other amounts due under the Chase Loan Documents and of the amounts held in escrow or on reserve by the Chase Lender, calculated as of the time of delivering such consent. Chase Buyer agrees to use commercially reasonable efforts to obtain the Chase Lender’s Consent.   Chase Seller shall use commercially reasonable efforts to obtain Chase Lender’s Consent, shall reasonably cooperate with Chase Buyer in obtaining the Chase Lender’s Consent, and shall use commercially reasonable efforts to assist Chase Buyer in obtaining supplemental loan proceeds from the Chase Lender (provided, that, in no event shall it constitute a default hereunder if, despite such commercially reasonable efforts, Chase Lender will not provide supplemental loan proceeds to Chase Buyer as of the Closing Date, and provided, further, that Chase Buyer obtaining any such supplemental loan proceeds from the Chase Lender shall in no event constitute a Buyer Condition Precedent hereunder). As

-  44  -

used herein: “Buyer Loan Documents (Chase)” means any documentation to be executed by Chase Buyer on the Closing Date in connection with the assignment and assumption of the Existing Chase Financing and which have been approved by Chase Buyer.

Upon receipt of the Chase Lender’s Consent, Chase Buyer shall promptly provide to Chase Seller evidence thereof, and of the terms upon which the Chase Lender’s Consent has been granted.  It is acknowledged and agreed that the Chase Lender’s Consent shall, in all events, include an express release of Chase Seller and of all “Key Principals” and/or guarantors as identified in the Chase Loan Documents from all liability under the Chase Loan Documents in any such case arising or accruing from and after the Closing Date (the “Chase Release”).   In the event that the Chase Lender’s Consent does not contain an Chase Release in form and substance satisfactory to Chase Seller, in their reasonable judgment (it being agreed, for the avoidance of doubt, that Sellers shall not object to the Chase Release substantially in the form of Exhibit Y attached hereto), then Sellers shall have the option to terminate this Agreement by giving notice to Buyers of Sellers’ election to do so within fifteen (15) days after receipt by Chase Seller of the Chase Lender’s Consent from Chase Buyer.  In such event, the Deposit, with all interest accrued thereon, shall immediately be refunded to Buyers and this Agreement shall be void without recourse to the parties hereto, except for the provisions of this Agreement which expressly survive such termination.

In addition, not later than three (3) business days prior to the Closing Date, Chase Seller shall obtain from Chase Lender and deliver to Escrow Agent and Buyers an updated statement from Chase Lender as to all amounts as will be payable, assumed, and/or released in accordance with the effectuation of the assumption of the Existing Chase Financing (i.e., for purposes of inclusion on the Settlement Statement).

Notwithstanding anything contained herein, if at any time Chase Lender disapproves or rejects the request for the foregoing consent to the assignment and assumption of the Existing Chase Financing or to any documentation required by Chase Buyer in connection therewith, then, in such event, Buyers shall thereafter have the right to terminate this Agreement by giving notice to Sellers on or before that date that is ten (10) business days after Chase Lender’s disapproval or rejection, and if Buyers so terminate, the Deposit shall be immediately returned to Buyers, and the parties shall have no further obligations to each other, other than the obligations set forth in this Agreement that by their terms survive the termination of this Agreement.

18.    Management Agreement

During the Due Diligence Period, Roseland Management Company L.L.C. (the “Management Company”) and Buyers shall negotiate in good faith toward a mutually agreeable management agreement (which in all events, if executed, shall commence immediately following the Closing and shall be terminable by either party, without cause, upon thirty (30) days prior notice to the other party) for the Premises, which management agreement shall incorporate the provisions of this Paragraph and such other provisions and conditions as Buyers and the Management Company agree upon.  For the avoidance of doubt, the only obligation contained in this Paragraph 18 is to negotiate such potential management agreement in good faith; i.e., subject to such good faith negotiation, neither Buyers nor Sellers shall be in default hereunder as a result of the failure of such management agreement to be executed on or after Closing, and in no event

-  45  -

shall the execution of such management agreement constitute a condition precedent to Closing for either Sellers or Buyers.

19.    Real Estate Tax Credit

Provided the Closing occurs, if there is a positive (i.e., greater than zero) FY21 Increase or FY22 Increase (as applicable, a “FY Increase”), then, in either, or both, such event(s), Chase Seller shall be required to pay to Chase Buyer, as applicable, the FY21 Payment if there has been a positive FY21 Increase and/or the FY22 Payment (each of the FY21 Payments and the FY22 Payments are referred to herein as a “FY Payment” and collectively, the “FY Payments”) if there has been a positive FY22 Increase, in any such case in accordance with this Section 19. Within ninety (90) days after Chase Buyer receives the applicable final third quarter tax bill that provides Chase Buyer the appropriate tax information to calculate the applicable FY Increase, Chase Buyer shall have the right to deliver to Chase Seller a written notice (as applicable, a “Chase Buyer Credit Notice”), which shall require payment of the applicable FY Payment by Chase Seller to Chase Buyer within thirty (30) days after delivery of the applicable Chase Buyer Credit Notice to Chase Seller, and shall include an excel spreadsheet showing the computation of such FY Increase and FY Payment in the form of the model computation set forth on Exhibit Z hereto, together with a copy of the applicable municipal tax bills. If Chase Seller does not receive the Chase Buyer Credit Notice for the applicable FY Increase within said ninety (90) day period, then Chase Buyer shall be deemed to have waived its right to receive the FY Payment for such FY Increase and Chase Seller shall have no obligation to pay the FY Payment for such FY Increase to Chase Buyer (but, for the avoidance of doubt, if such FY Increase is the FY21 Increase, such waiver with respect to the FY21 Increase shall not apply to the FY22 Increase or waive Chase Buyer’s rights with respect thereto.  For the avoidance of doubt, the FY Payments in the aggregate shall in no event exceed the Cap and no such FY Payment shall be reduced by any other amount payable to, paid to, or required to be paid to, Buyers hereunder or in connection with this Agreement. If there is a FY Increase, then Chase Buyer, at Chase Buyer’s sole cost and expense, shall file one (1) objection to such FY Increase by appropriate proceedings conducted in good faith and commenced within a commercially reasonable period of time after receipt of applicable municipal tax bills, but in all events before any applicable filing deadline (the “Appeal”).  Promptly after receiving the written decision of the Appeal (the “Decision”), Chase Buyer shall provide Chase Seller with a copy of the Decision.  Chase Seller, at Chase Seller’s sole cost and expense, shall have the right, but not the obligation, to file further appeals of the Decision by appropriate proceedings conducted in good faith.  Chase Seller’s obligation to pay the FY Payment shall be tolled from and after the date of the Chase Buyer Credit Notice for such FY Payment until thirty (30) days after the later date to occur (a) the date Chase Seller receives a copy of the Decision and the expiration of any applicable appeal periods, and (b) if Chase Seller files a timely appeal, the date Chase Seller receives a copy of the decision for any such appeal, and the expiration of all applicable appeal periods (on which thirtieth (30th) day thereafter Chase Seller shall have the obligation to pay to Chase Buyer an amount equal to the applicable FY Payment).  The following defined terms used in this Section 19 shall have the following meanings:

a.    “Cap” means $7,500,000.00.

-  46  -

b.    “FY21 Increase” equals (1) the aggregate assessed value for the fiscal year ending June 30, 2021 for the Parcels as set forth on the applicable final third quarter tax bill for the Parcels (as defined in clause (f) below) received by Chase Buyer (which Sellers and Chase Buyer anticipate will be received by Chase Buyer on or around January 1, 2021), less (2) $160,334,229 (which is subject to change as detailed below); provided, however, in no event shall FY21 Increase be less than zero.

c.    “FY22 Increase” equals (1) the aggregate assessed value for the fiscal year ending June 30, 2022 for the Parcels as set forth on the applicable final third quarter tax bill for the Parcels received by Chase Buyer (which Sellers and Chase Buyers anticipate will be received by Chase Buyer on or before January 1, 2022), less (2) $165,144,256 (which is subject to change as detailed below), less (3) the FY21 Increase; provided, however, in no event shall FY22 Increase be less than zero.

d.    “FY21 Payment” equals the product of (1) 20, (2) 1.34%, and (3) the FY21 Increase; provided, however, in no event shall the FY21 Payment exceed the Cap.

e.    “FY22 Payment” equals the product of (1) 20, (2) 1.34%, and (3) the FY22 Increase; provided, however, in no event shall the FY22 Payment exceed the positive difference between (A) the Cap and (B) the FY21 Payment.

f.    “Parcels” means the following tax parcels: (A) 185-575-570, 186-575-507, 186-575-510, and 186-575-505 in Malden, Massachusetts and (B) 34-461C-2E in Revere, Massachusetts.

The parties acknowledge that the $160,334,229 referenced in the definition of FY21 Increase and the $165,144,256 referenced in the definition of FY22 Increase reflect the assessed value of the Parcels as of the date hereof (i.e. $155,664,300) increased by 3% and 6.09% respectively. The parties acknowledge that the assessed value of $155,664,300 is subject to change (i.e. increase or decrease) when the final assessed values for the Parcels are released on or around January 1, 2020. Should the final assessed value for the Parcels released on or around January 1, 2020 differ from $155,664,300, the corresponding changes shall be made to the numbers referenced in the definitions of FY21 Increase and FY22 Increase.

The provisions of this Paragraph 19 shall survive the Closing.

20.    All or Nothing Transaction; Obligations Joint.  For the avoidance of doubt, but without limitation, (A) the purchase and sale contemplated in this Agreement constitutes an “all or nothing” transaction, meaning that in no event shall Buyers have an obligation to purchase, or Sellers have an obligation to sell, unless all of the Premises are being purchased and sold contemporaneously, (B) Paragraph 14 shall be applied such that the actions of one Seller shall entitle both Buyers (without duplication) to exercise remedies under Paragraph 14.b against all Sellers (without duplication), (C) Paragraph 14 shall be applied such that the actions of one Buyer shall entitle all Sellers (without duplication) to exercise remedies under Paragraph 14.c against either Buyer (without duplication), (D)

-  47  -

the failure of a Buyers’ Conditions Precedent in respect of any Seller and/or any portion of the Premises shall entitle both Buyers to terminate this entire Agreement in accordance with the terms herewith, and (E) the failure of a Sellers’ Conditions Precedent in respect of any Buyer and/or any portion of the Premises shall entitle all Sellers to terminate this entire Agreement in accordance with the terms herewith.

21.    Conditions to the Parties’ Obligations to Close.

a.    Without limiting any other provision of this Agreement, the obligation of Sellers to consummate the transaction contemplated hereunder is contingent upon the following (collectively, the Sellers’ Conditions Precedent”):

i.    all representations and warranties made herein by Buyers, remain true, correct and complete in all material respects and except to the extent such representations and warranties specifically refer to an earlier date (in which event they shall have been true, correct and complete in all material respects as of such date);

ii.    On the Closing Date, Buyers shall pay the Net Purchase Price (for the avoidance of doubt, the Deposit then held by the Escrow Agent shall be released to Sellers as part of the Gross Purchase Price) and shall have executed and delivered all of the Buyer Closing Documents;

iii.    as of the Closing Date, there is no pending or threatened litigation that challenges or seeks to prevent the sale of the Premises to Buyers as contemplated by this Agreement;

iv.    Buyers shall have actually assumed each of the Existing Alterra Financing and the Existing Chase Financing; and

v.    The Sellers 1031 Exchange shall have been effectuated.

b.    Without limiting any other provision of this Agreement, the obligation of Buyer to consummate the transaction contemplated hereunder is contingent upon the following (collectively, the “Buyers’ Conditions Precedent”):

i.    All representations and warranties made herein by Sellers, remain true, correct and complete in all material respects and except to the extent such representations and warranties specifically refer to an earlier date (in which event they shall have been true, correct and complete in all material respects as of such date);

ii.    As of the Closing Date, Sellers shall have performed their obligations hereunder in all material respects, and executed and delivered all Seller Closing Documents;

iii.    Buyers shall have actually assumed each of the Existing Alterra Financing and the Existing Chase Financing (it being agreed that from and after the

-  48  -

Loan Assumption Approval Date, Buyers shall not be entitled to elect not to execute and deliver the Buyer Loan Documents in order to cause this clause (iii) to fail to be satisfied);

iv.    Without limiting Section 13.n herein, the Title Company shall be committed to issue an approved title policy to Buyer, subject only to the Permitted Exceptions, those certain general exceptions to such title policy that the Title Company, acting reasonably, will not remove from such title policy after taking into account Sellers’ execution and delivery to the Title Company of the Title Affidavit, and the standard printed jacket exceptions;

v.    as of the Closing Date, there is no pending or threatened litigation that challenges or seeks to prevent the sale of the Premises to Buyers as contemplated by this Agreement; and

vi.    The Sellers 1031 Exchange shall have been effectuated.

If any condition to such party’s obligation to proceed with the Closing hereunder has not been satisfied as of the Closing Date, such party may, in its sole discretion, either (i) terminate this Agreement by delivering written notice to the other party on the Closing Date, in which event the Deposit shall be immediately returned to Buyer, or (ii) elect to close in a written notice to the other party, notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition (for the avoidance of doubt, if a condition precedent to such party’s obligation to proceed with the Closing hereunder has not been satisfied and such party does not deliver any such written notice contemplated in clauses (i) or (ii), such party shall be deemed to have elected to terminate this Agreement in accordance with clause (i), above).  For the avoidance of doubt, this paragraph shall in no event be construed or read to vitiate or cancel any of Sellers’ or Buyers’ rights pursuant to Sections 14(b)-(c), respectively.

Notwithstanding anything contained herein, if the Sellers 1031 Exchange is not consummated due to the actions or inactions of Sellers or their affiliates, then, in such event, in addition to the Deposit being immediately returned to Buyers in accordance with the immediately preceding paragraph, Sellers shall also pay to Buyers promptly after the termination of this Agreement an amount equal to all out-of-pocket third party costs and expenses actually incurred by Buyers and their respective affiliates in connection with the transactions contemplated hereunder (any such payment, a “Section 21 OOP Payment”), in an amount not to exceed, in the aggregate with any Section 14 OOP Payment, $325,000.

22.    Post-Closing Security. To provide security for any post-Closing claims of Buyer made to enforce any indemnities and/or breach of the representations, warranties, and covenants (including, without limitation, any re-prorations or other true-ups, and for the avoidance of doubt, any liability of Sellers pursuant to Paragraphs 19 and/or 23 hereof) made by Sellers in this Agreement that expressly survive the Closing in accordance with the terms of this Agreement (“Post Closing Claims”), Roseland Residential, L.P. (“Guarantor”), hereby joins this Agreement for the sole purpose of guaranteeing the payment of, and being jointly and severally liable with Sellers with respect to, any Post Closing Claims.  Such guaranty of Guarantor shall continue and shall be automatically extended, as

-  49  -

necessary, until any and all such Post Closing Claims are fully and finally resolved.  The provisions of this Paragraph 22 shall survive the Closing.

23.    Radon.

a.    Sellers hereby confirm the existence of radon at elevated levels at Tract 3 (as defined in Exhibit A) and Tract 4 (as defined in Exhibit A) (collectively, the “Existing Elevated Radon”), and as a consequence thereof, Alterra I Seller has entered into one or more contracts or agreements with licensed remediation and/or mitigation specialists to remediate and/or mitigate the Existing Elevated Radon to the standard required by Alterra Lender (each, a “Radon Mitigation Contract”). Sellers shall continue to pursue and perform, at Sellers sole cost and expense, the remediation that is necessary in order for the radon concentrations on the Alterra Property to be at or below 4 pCi/L for not less than the time period required by the Alterra Lender (the “Radon Remediation”). Sellers shall make all payments required to be made by the property owner party under any Radon Mitigation Contracts.

b.    The Radon Remediation shall be deemed completed upon the date that the Alterra Lender determines in writing that the Radon Remediation has been completed; provided, that, if despite Buyers attempting no fewer than two (2) times to cause the Alterra Lender to advise as to whether it deems such Radon Remediation complete, the Alterra Lender does not respond to such inquiry (for the avoidance of doubt, this does not mean that the Alterra Lender determines that such Radon Remediation is not complete), the Radon Remediation shall thereafter be deemed complete if a licensed remediation and/or mitigation specialist approved by Sellers and Buyers each acting reasonably certifies in writing that the Radon Remediation has been completed in accordance with all applicable laws.

c.    Notwithstanding the foregoing, if the Radon Remediation has not been completed (as determined pursuant to the foregoing clause (b)) by the date that is six (6) months after the Closing Date, then, in such event, upon Buyers election, (A) Sellers and their respective agents, representatives, and affiliates, as applicable, shall (x) cease all activity in connection with the Radon Remediation at the Property and (y) assign (on a from and after basis only) any then-existing Radon Mitigation Contract to Buyers, and (B) Buyers shall have the right, but not the obligation, to continue, and thereafter prosecute and complete, the Radon Remediation work (and, without limitation, enter into Radon Remediation Contracts in connection therewith). In no event shall Buyers suffer or incur any liability, cost, or expense to Sellers as a result of exercising any such self-help remedy.

d.    Sellers shall indemnify, defend, and hold harmless Buyers and Buyers’ Related Parties against Losses arising from, out of, or in connection with the Existing Elevated Radon, or otherwise relating to the Radon Remediation not being completed as and when set forth herein (e.g., Losses as a result of Buyer exercising any self-help remedy as set forth in the foregoing clause (c)). For the

-  50  -

avoidance of doubt, Sellers shall have no obligation or liability under this Agreement, and shall not be required to indemnify Buyers, unless and until and only for so long as Buyers (or, as applicable, any mortgagee of the Premises or any successor to Buyers or such mortgagee) grant to Sellers access to the Premises to the extent so reasonably requested. For the avoidance of doubt, Sellers’ obligation to so indemnify Buyers shall not apply to matters first arising or accruing (e.g., new tenants) after completion of such Radon Remediation shall have been achieved in accordance with the foregoing clause (b).

e.    Sellers’ obligations under this Section shall also not apply to any Losses to the extent the same are caused by or arise out of any release into the environment of any Hazardous Substances, including Radon, in, on, under or about the Premises, that are caused by or resulting from any act by Buyers or Buyers’ Related Parties from and after the Closing, or arising out of the fact that the scope of the Radon Remediation is exacerbated or made more time consuming or costly as a result of the actions of Buyers or any Buyers’ Related Party.

f.    Buyers agree that if Alterra Lender releases funds set forth in the Radon Remediation Reserve to it, then, in such event and subject to the terms of the Alterra Loan Documents, and so long as Buyers are not exercising self-help remedies in accordance with the foregoing clause (c) and Sellers are continuing to diligently prosecute the Radon Remediation, Buyers shall promptly deliver such funds so released to Sellers to be used by Sellers in connection with the Radon Remediation.

g.    Concurrently with Closing, Buyers and Sellers agree to enter into a reasonable form of access agreement (which, for the avoidance of doubt, shall include the right of vehicular and pedestrian access, subject to and in accordance with such agreement) in connection with the post-Closing Radon Remediation.  Such agreement shall incorporate provisions from Section 4 herein to the extent applicable.

The provisions of this Paragraph 23 shall survive the Closing.

24.    Intentionally Omitted.

25.    Occupancy. At the Closing, Sellers shall cause all of their respective employees and any employees of their respective affiliates to vacate all owner occupied units at the Premises; provided, however, that with respect to the current owner occupied unit at Chase at Overlook Ridge, on or prior to the Closing Date, Chase Buyer shall enter into a lease with the Management Company substantially in the form of Exhibit L for Unit 2109.  Said lease shall be for a term of one (1) year and the rent shall be $2,758.00 per month.  The lease may be terminated by the Management Company at any time during the term upon 60 days prior written notice to the landlord under said lease.

26.    Zoning. After the Closing Date, Buyers and Sellers (together with respective applicable affiliates) shall work in good faith to agree on a post-closing agreement outlining Sellers’

-  51  -

(and its affiliates’) obligations as they relate to site-wide zoning matters. Sellers and Buyers also agree that such post-Closing agreement, without limitation, shall include a customary indemnification (which shall run to the benefit of future purchasers of the Premises) from credit-worthy affiliates of Sellers (including Roseland Residential, L.P.) for all losses, costs, and expenses, related to mitigation-related items agreed to by Seller (and its affiliates) in conjunction with zoning approvals and building permit approvals, and any future obligations that may arise as a result of agreements made by Sellers and their respective affiliates (but excluding, for the avoidance of doubt, special, consequential, and punitive damages, except to the extent actually suffered or incurred by such indemnified parties in connection with third party litigation). Sellers and their respective affiliates shall also cooperate (at no cost or expense to Buyers or their respective affiliates) with Buyers in the delivery of documents and letters from governmental officials and the close out of outstanding permits, orders, and other open items, in each case in connection with the foregoing.  Notwithstanding the foregoing, Buyers and Buyers’ successors and assigns agree that they will not cause Sellers (or their affiliates) to commence or complete any mitigation in connection with the matters described in this Section 26 unless and until the relevant governmental agency that has the power to require such mitigation requires (whether directly or indirectly) that all or a part of such mitigation be commenced and completed.   The provisions of this Paragraph 26 shall survive the Closing.

[Signatures appear on next page.]

-  52  -

EXECUTED under seal as of the date first written above.

SELLERS:

ALTERRA I L.L.C.
a Delaware limited liability company

By:/s/ Gary T. Wagner
Name:  Gary T. Wagner
Title:  Authorized Signatory

ALTERRA II L.L.C.
a Delaware limited liability company

By:/s/ Gary T. Wagner
Name:  Gary T. Wagner
Title:  Authorized Signatory

OVERLOOK RIDGE APARTMENTS INVESTORS LLC
a Delaware limited liability company

By: /s/ Gary T. Wagner
Name:  Gary T. Wagner
Title:  Authorized Signatory

[Signatures appear on next page.]

-  53  -

BUYERS:

OVERLOOK REVERE OWNER LLC
a Delaware limited liability company

By:/s/ Ron J. Hoyl
Name: Ron J. Hoyl
Title: Vice President

OVERLOOK MALDEN OWNER LLC
a Delaware limited liability company

By:/s/ Ron J. Hoyl
Name: Ron J. Hoyl
Title: Vice President

-  54  -

The undersigned Escrow Agent joins in this Agreement for the sole purpose of acknowledging receipt of the First Deposit and agreeing to serve as Escrow Agent hereunder and to hold and disburse the Deposit in accordance with the terms of this Agreement.

ESCROW AGENT:
LEXINGTON NATIONAL LAND SERVICES

By:/s/ Audrey Wang
Name: Audrey Wang
Title: National Commercial Underwriter

-  55  -

JOINDER

Roseland Residential, L.P. (“RR”) is executing this Joinder for the sole purposes specified in Paragraph 22 of the purchase and sale agreement to which it is attached (the “Contract”). RR hereby guarantees to Buyer the due and punctual payment and performance of all of Sellers’ Post Closing Claims (as defined in the Contract).

The terms of this Joinder and such Paragraph 22 of the Contract and RR’s obligations hereunder and thereunder are a continuing, absolute and irrevocable obligation of RR and shall remain in full force until payment, performance and/or observation in full of the obligations hereunder and thereunder.  RR’s guaranty and liability under this Joinder and Paragraph 22 of the Contract are absolute and unconditional (subject, however, to the terms, conditions and limitations on the liability of Seller as set forth in the Contract, all of which shall apply to and limit RR’s obligations and liability hereunder) and shall not be affected, released, terminated, discharged or impaired, in whole or in part, by any or all of the following:  (i) any lack of genuineness, regularity, validity, legality or enforceability, or the voidability, of this Joinder (it being understood and agreed that (x) RR shall not assert (and RR specifically waives and releases) any claim under or pursuant to this clause (i) with respect to the Contract if and to the extent that Seller is asserting or has asserted such claim, and (y) Sellers shall not assert (and Sellers specifically waive and release) any claim under or pursuant to this clause (i) with respect to the Contract if and to the extent that RR is asserting or has asserted such claim); (ii) the failure of Buyer to exercise or to exhaust any right or remedy or take any action against any person, entity or any collateral or other security available to it; (iii) any amendment or modification of the terms of this Joinder or the Contract, unless otherwise provided therein to the contrary; (iv) any failure or delay of Buyer to exercise, or any lack of diligence in exercising, any right or remedy with respect to this Joinder or Paragraph 22 of the Contract; (v) any dealings or transactions between Buyer and Sellers or any of their affiliates relating to this Joinder or the Contract, whether or not RR shall be a party to or cognizant of the same; (vi) the failure to give Sellers notice of any breach; and/or (vii) any other circumstance which might constitute a legal or equitable discharge or defense available to Sellers, whether similar or dissimilar to the foregoing, other than the defense of payment and performance. RR expressly waives the following:  (a) notice of acceptance of the Contract; (b) any requirement of promptness, diligence, presentment, protest, notice of dishonor, notice of demand and notice of acceptance; and (c) all rights of subrogation and any other claims that it may now or hereafter acquire against Seller or any insider that arise from the existence, payment, performance or enforcement of RR’s obligations hereunder and under Paragraph 22 of the Contract until such time as RR’s obligations hereunder and under Paragraph 22 of the Contract are performed and paid in full or have expired by the terms of Paragraph 22 of the Contract.  RR’s guaranty under this Joinder is a present guaranty of payment and performance and not of collection.  Notwithstanding anything to the contrary contained herein, RR’s liability shall extend to all amounts and performance of all of its obligations hereunder and under Paragraph 22 of the Contract notwithstanding the fact that this Joinder or the Contract has become unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding. For the avoidance of doubt, Buyer’s assignment of the Contract in accordance with the Contract shall not affect the obligations of RR under this Joinder in any way.

-  56  -

Notwithstanding anything stated herein to the contrary, the rights under this Joinder are personal to Buyers and cannot be assigned to any third party except for a permitted assignee under Paragraph 16.d of the Contract.

RR hereby represents, warrants and certifies to Buyer as follows:  (i) the execution, delivery and performance under this Joinder or under Paragraph 22 of the Contract by RR will not violate any provision of any law, regulation, order or decree of any governmental authority, bureau or agency or of any court binding on RR, or of any contract, undertaking or agreement to which RR is a party or which is binding on RR, or of any contract, undertaking or agreement to which RR is a party or which is binding upon or any of its property or assets, (ii) this Joinder and the Contract, with respect to the applicable portion of Paragraph 22 of the Contract, have been duly authorized, executed and delivered by RR and constitutes a legal, valid and binding obligation of RR, enforceable against RR in accordance with its terms, subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and doctrines of equity affecting the availability of equitable remedies; and (iii) all necessary resolutions, consents, licenses, approvals and authorizations of any person or entity required in connection with the execution, delivery and performance of this Joinder and the applicable portion of Paragraph 22 of the Contract have been duly obtained and are in full force and effect.

[Signature appears on next page.]

-  57  -

The undersigned Roseland Residential, L.P., joins in this Agreement for the sole purpose of acknowledging its obligations specified in Paragraph 22 of this Agreement.

ROSELAND RESIDENTIAL, L.P.
a Delaware limited Partnership

By:  ROSELAND RESIDENTIAL TRUST,
a Mack-Cali company,
its General Partner

By: /s/ Gary T. Wagner
Name: Gary T. Wagner
Title: Authorized Signatory

-  58  -

LIST OF EXHIBITS
Purchase and Sale Agreement Between
ALTERRA I L.L.C. ALTERRA II L.L.C. AND OVERLOOK RIDGE APARTMENTS
INVESTORS LLC, Sellers, and
overlook revere owner llc and overlook malden owner llc,
Buyers

Exhibit A	Description of the Land
Exhibit B	Inventory of Personal Property
Exhibit C	List of Reports
Exhibit D	List of Loan Document
Exhibit E	Rent Roll
Exhibit F	List of Existing Contracts
Exhibit G	Tenant Arrearage Schedule
Exhibit H	List of Brokerage and Commission Agreements
Exhibit I	List of Pending Tax Protests and Certiorari Proceedings
Exhibit J	List of Litigation
Exhibit K	List of Ongoing Capital Improvement Projects
Exhibit L	Form of Lease
Exhibit M	Form of Chase Deed
Exhibit N	Form of Alterra I Deed
Exhibit O	Form of Alterra II Deed
Exhibit P	Form of Assignment and Assumption of Leases
Exhibit Q	Form of Bill of Sale and Assignment and Assumption of Contracts, Licenses, Permits, Approvals, Warranties, Guaranties, and Plans and Specifications
Exhibit R	Form of Title Insurance Affidavit and Indemnity
Exhibit S	Form of Affidavit of Non-Foreign Status
Exhibit T	Form of Tenant Notification Letter
Exhibit U	Form of Vendor Notice Letter

-  59  -

Exhibit V	Form of Chase III Right of First Offer
Exhibit W	Form of Chase Right of First Offer
Exhibit X	Form of Alterra Release
Exhibit Y	Form of Chase Release
Exhibit Z	Model Computation

-  60  -

Exhibit A to Purchase and Sale Agreement Between

Alterra I L.L.C., Alterra II L.L.C. and Overlook Ridge Apartments Investors LLC, Sellers,

and Overlook Revere Owner LLC and Overlook Malden Owner LLC, Buyers

Description of the Land

Tract 1 (“Tract 1”) (8 and 12 Quarry Lane. Malden, MA and Off Breedens Lane, Revere, MA):

Lots 9B and 10B on a plan entitled “Plan of Land in Malden & & Revere, MA”, prepared by Hancock Associates, dated January 8, 2015 and recorded in the Middlesex South Registry of Deeds as Plan No. 124 of 2015.

Lot 9B is also shown on a plan entitled “Plan of Land in Malden & & Revere, MA”, prepared by Hancock Associates, dated January l , 2016 and recorded in the Suffolk Registry of Deeds as Plan No. 10 of 2016.

Being a portion of the premises conveyed to Overlook Ridge Apartments Investors LLC by deed dated December 26, 2012 from Overlook Ridge, L.L.C. and recorded in Middlesex South Registry of Deeds in Book 60837, Page 230 and recorded in the Suffolk Registry of Deeds in Book 50728, Page 255.

Tract 2 (“Tract 2”):

Parcel 1 - Lot 7D (4 Stone Lane, Malden. MA)

The land off Overlook Ridge Drive in Malden, Middlesex County, Massachusetts being shown as Lot 7D on plan entitled “Plan of Land in Malden & Revere, MA, prepared for Overlook Ridge, LLC c/o Roseland Property Company, dated January 8, 2015, drawn by Hancock Associates, Project No. 18812” recorded with Middlesex South District Registry of Deeds as Plan No. 124 of 2015.

For title see deed dated December 15, 2015 from LR Overlook Phase III, LLC to Overlook Ridge Chase II L.L.C. and recorded in the Middlesex South Registry in Book 66528, Page 487. Overlook Ridge Chase II L.L.C. merged into Overlook Ridge Apartments Investors LLC — see Certificate recorded in Suffolk Registry of Deeds in Book 58895, Page 82.

Parcel 2 - Lot 11 (15 Quarry Lane, Malden, MA)

The land off Overlook Ridge Drive in Malden, Middlesex County, Massachusetts being shown as Lot I l on plan entitled “Plan of Land in Malden & Revere, MA, prepared for Overlook Ridge, LLC c/o Roseland Property Company, dated October l, 2014, drawn by Hancock Associates, Project No. 18812” recorded with Middlesex South District Registry of Deeds as Plan No. 1008 of 2014.

For title see deed dated December 15, 2015 from Overlook Ridge, L.L.C., to Overlook Ridge Chase II L.L.C. and recorded in the Middlesex Registry in Book 66528, Page 490. Overlook

Ridge Chase II L.L.C. merged into Overlook Ridge Apartments Investors LLC — see Certificate recorded in Suffolk Registry of Deeds in Book 58895, Page 82.

Tract 3 (“Tract 3”) (15 Parkside Place, Revere, MA):

A certain parcel of land situated in Revere, Suffolk County, Massachusetts and Malden, Middlesex County, Massachusetts, being the premises shown as Lot 2A on a plan entitled “Overlook Ridge, Malden/Revere, MA, Lot 2A Plan”, prepared by H.W. Moore Associates, Inc., and recorded on April 7, 2003 with the Middlesex County (Southern District) Registry of Deeds as Plan No. 285 of 2003, in Book 3871 1, Page 354 and recorded on April 7, 2003 with the Suffolk County Registry of Deeds as Plan No. 180 of 2003 in Book 31073, Page 131.

For title see the following deeds:

i.    Deed dated January 17, 2013 from Overlook Ridge Phase I, L.L.C. to Alterra I L.L.C. and Mack-Cali TC L.L.C. and recorded in the Middlesex South Registry of Deeds in Book 61031, Page 177 and the Suffolk Registry of Deeds in Book 50862, Page 57

ii.    Deed dated November 3, 2016 from Mack-Cali TC L.L.C. to Alterra I L.L.C. and recorded in the Middlesex South Registry of Deeds in Book 68364, Page 40 and the Suffolk Registry of Deeds in Book 57076, Page 101

Tract 4 (19 Overlook Ridge Drive, Revere, MA):

A certain parcel of land on Overlook Ridge Drive situated in Revere, Suffolk County, Massachusetts and Malden, Middlesex County, Massachusetts, being the premises shown as Lot 4A-2 on a plan entitled “Plan of Land in Malden & Revere, MA” dated January 5, 2012, prepared by Hancock Associates, recorded with Suffolk County Registry of Deeds in Book 2012, Page 27 and Middlesex South Registry of Deeds as Plan No. 47 of 2012.

For title see the deed dated April 4, 2013 from Overlook Ridge Phase 1B, LLC to Alterra II L.L.C. and recorded in the Middlesex South Registry of Deeds in Book 61551, Page 371 and recorded in the Suffolk Registry of Deeds in Book 51247, Page 331.

THE PREMISES SHALL BE CONVEYED SUBJECT TO AND THE BUYER SHALL ACCEPT TITLE TO THE PREMISES SUBJECT TO THE FOLLOWING ENCUMBRANCES WHICH SHALL BE DEEMED PERMITTED EXCEPTIONS HEREUNDER:

[ATTACH LIST OF ENCUMBRANCES SHOWN ON EXISTING TITLE POLICIES.]

Exhibit B to Purchase and Sale Agreement Between

Alterra I L.L.C., Alterra II L.L.C. and Overlook Ridge Apartments Investors LLC, Sellers, and

Revere Owner LLC and Overlook Malden Owner LLC, Buyers

Inventory of Personal Property

[ATTACH INVENTORY OF PERSONAL PROPERTY.]

Exhibit D to Purchase and Sale Agreement Between

Alterra I L.L.C., Alterra II L.L.C. and Overlook Ridge Apartments Investors LLC, Sellers, and

Overlook Revere Owner LLC and Overlook Malden Owner LLC, Buyer

List of Loan Documents

Alterra Loan Documents

Multifamily Loan and Security Agreement dated January 10, 2017 by Alterra I L.L.C. and Alterra II L.L.C. (collectively, “Alterra Borrower”) and Capital

Multifamily Note dated January 10, 2017 from Alterra Borrower to Capital

Guaranty Multistate dated January 10, 2017 by Mack-Cali Realty, L.P.

Multifamily Mortgage, Assignment of Rents, Security Agreement and Fixture Filing dated January 10, 2017 from Alterra Borrower to Capital

Recorded Middlesex South Registry of Deeds in Book 68740, Page 392

Recorded Suffolk Registry of Deeds in Book 57409, Page 52

Assignment of Security Instrument dated January 10, 2017 from Capital to Federal Home Loan Mortgage Corporation

Recorded Middlesex South Registry of Deeds in Book 68740, Page 419

Recorded Suffolk Registry of Deeds in Book 57409, Page 79

Recycled Borrower Certification dated January 10, 2017 by Alterra I L.L.C.

Recycled Borrower Certification dated January 10, 2017 by Alterra II L.L.C.

Agreement to Amend or Comply dated January 10, 2017 by Alterra Borrower

Assignment of Management Agreement and Subordination of Management Fees dated January 10, 2017 by Alterra Borrower, Capital and Roseland Management Company, L.L.C.

Moisture Management Operations and Maintenance Agreement and Plan dated January 10, 2017 by Alterra Borrower and Capital

Asbestos Operations and Maintenance Agreement and Plan dated January 10, 2017 by Altera Borrower and Capital

Polychlorinated Biphenyls Operations and Maintenance Agreement and Plan dated January 10, 2017 by Alterra Borrower and Capital

UCC-I Financing Statement naming Alterra Borrower, as debtor, and Alterra Lender, as secured party,

Recorded in Suffolk Registry of Deeds in Book 57409, Page 203

UCC-I Financing Statement naming Alterra Borrower, as debtor, and Alterra Lender, as secured party,

Recorded in Middlesex South Registry of Deeds in Book 68740, Page 425

UCC-I Financing Statement naming Alterra Borrower, as debtor, and Alterra Lender, as secured party, to be filed with the Delaware Secretary of State’s Office

Chase Loan Documents

Mortgage Note dated December 5, 2017 by Overlook Ridge Apartments Investors LLC (“Chase Borrower”) to Chase Lender

Mortgage, Assignment of Leases and Rents and Security Agreement dated December 5, 2017 by Chase Borrower to Chase Lender

Recorded in the Middlesex South Registry of Deeds in Book 70345, Page 27 1

Recorded in the Suffolk Registry of Deeds in Book 58895, Page 85

Guaranty of Recourse Obligations dated December 5, 2017 by Mack-Cali Realty, L.P.

Environmental Indemnity Agreement dated December 5, 2017 by Chase Borrower and Mack-Cali Realty, L.P.

Statement of Undertaking dated December 5, 2017 by Chase Borrower

UCC-I Financing Statement naming Chase Borrower, as debtor, and Chase Lender, as secured party

Recorded in the Middlesex South Registry of Deeds in Book 70345, Page 344

Recorded in the Suffolk Registry of Deeds in Book 58903, Page 130

UCC-I Financing Statement naming Chase Borrower, as debtor, and Chase Lender, as secured party

Filed with the Delaware Secretary of State’s Office as File No. 2017-8062152

Tax and Escrow Information Sheet dated December 5, 2017 by Chase Borrower

Tax Escrow Authorization Form dated December 5, 2017 by Chase Borrower

Ownership Interest Form dated December 5, 2017 by Chase Borrower

Operating Account Auto Debit Agreement dated December 5, 2017 by Chase Borrower

Mailing Address for Monthly Bills Form dated December 5, 2017 by Chase Borrower

Lease and Rent Roll Certification dated December 5, 2017 by Chase Borrower

Lease Security Account Letter dated December 5, 2017 by Chase Borrower

Exhibit F to Purchase and Sale Agreement Between

Alterra I L.L.C., Alterra II L.L.C. and Overlook Ridge Apartments Investors LLC, Sellers, and

Overlook Revere Owner LLC and Overlook Malden Owner LLC, Buyers

List of Existing Contracts

[ATTACH LIST OF CONTRACTS.]

The Chase at Overlook Ridge (Overlook Ridge Apartment Investors L.L.C.)

Active Contract Log

Time & Materials

Vendor	Correspondence	Description & Terms		Cost	Start Date	End Date
Allied Waste Services	320 A Charger Street	1.	(2) year Trash and recycling	$140.916.00	5/1/2019	4/28/2021
of Massachusetts	Revere, MA 02151	2.	See contract for addtl details 3 x’s a week Pick up	1 yr $5673 00
	781-560-1408	3.	Additional Pick ups $35 per container	2nd yr $6070 00
dba Republic		4.	Tasks are detailed in the contract
Services		5.	Notice to terminate: 30 days written notice

ALM Floor	7 Industrial Way #4	1.	Provides various flooring materials	Variable	1/1/2019	12/31/2019
Covering and Property	Salem, NH 03079	2.	Installation for apartment turns
Services, Inc.		3.	Prices outlined in exhibit B
		4.	Notice to terminate 30 day written notice

Babco	31 Wetumpka Lane	1.	(2) year Common Area Cleaning Services	$215 280.00	11/14/2018	11/13/2019
Holdings	Watchung, NJ 07069	2.	See contract for hours at each building	($8,970.00 monthly)
	201-773-0869	3.	and number of personnel
	551-221-9908	4.	Tasks are detailed in the contract
		5.	Notice to terminate 30 days written notice

Best Maids	11 North Street	1.	Turn - Clean apartments	Varies	1/1/2019	12/31/2019
NJ, LLC	Bayonne, NJ 07002	2.	Flats rate and extras need approval in writing from DC
		3.	Notice to Terminate 30 days written
	201-858-3605

Carpets Unlimited	44 Garden Street #7	1.	Provides various flooring materials	Varies	1/1/2019	12/31/2019
Inc.	Danverns, MA 01923	2.	Pricing on schedule B
		4.	Notice to terminate: 30 days written notice

Checkpoint	14122 W McDowell Rd, Suite 100	1.	Online Real-time prospective resident ID verifications	$199.00	12/1/2018	11/30/2019
ID	Goodyear, AZ 85395	2.	$79 installation fee	monthly
		3.	Ipad and training supplied
	800-872-2235 - T	4.		Allocated
	214-373-2453 -F	5.	Notice to Terminate 30 day written notice	w/Alterra I & II

Cloud One	5 Brewster Street, Unit 2 #257	1.	VOIP Internet telephone system & hosting	$724.80	6/22/2018	Open
PBX	Glen Cove, NY 11542	2.	with telephone answering service. Initial 3 yr term	monthly
		3.	Initial Installation $11.031.80 (paid)
	(516) 801-3040 - T	4.	Three year initial term - no termination without Early Termination Fee	Allocated
		5.	Notice to Terminate 30 day written notice after initial 3-year term	w/Alterra I & II

Costar	1331 L St NW	1.	Internet advertising - Network 3 Gold	$899.00	6/1/2019	Open
Apartments.com	Washington, DC 20005-4101	2.	Apartments.com. Apartment Finder & For Rent bundle	plus tax
		3.	Hot leads to be faxed and e-mailed	monthly
	800-613-1303 T	4.	Notice to terminate. 30 day written notice

Cunniff	PO Box 750111	1.	2 season contract - Grounds and landscape maintenance	$147,133.00	4/10/2019	4/8/2020
Landscape, Inc.	Arlington, MA 02475	2.	Cost Includes mulch, fertilizers, flowers, pots
		3.	Monthly cost is $9,196.00 March-October
	857-991-2201 T	4.	Notice to terminate: 30 days written notice

Cunniff	PO Box 750111	1.	Snow Removal Contract	$441,000.00	11/1/2018	4/30/2020
Landscape, Inc.	Arlington Hts, MA 02475	2.	Hourly rates for bobcat, front loader, dump truck
		3.	2 season contract: $55.125.00 per month Nov. - Feb.
	857-991-2201 T	4.	Notice to terminate: 30 days written notice

FCO	12304 Baltimore Ave.	1.	Collection Services Agreement	Variable	10/1/2018	Open
	Beltsville, MD 20705	2.	Additional Pre-approved settlement - Variable, see Addendum B
		3.	Fee collection 30%, legal cases - 30% + court costs, Accounts >2 ye
	240-374-5440 T	4.	Notice to terminate: 30 days written notice

High Sierra	1012 S. Cleveland Street	1.	(2) season swimming pool management contract	$109,600.00	5/25/2019	10/15/2020
Pools, Inc.	Arlington, VA 22204	2.	Open daily 10 am - 8 pm;	Variable monthly rate
		3.	70 hrs per week;	April - Sept
	703-920-1750 T	4.	Notice to Terminate: 30 days written notice	payment schedule

Vendor	Correspondence	Description & Terms		Cost	Start Date	End Date
Imperial Painting	109 Ashland Avenue	1.	Painting for turn overs - match existing finishes	Varies	1/1/2019	12/31/2019
and Coating	West Orange, NJ 07 52	2.	Ceilings on needed basis
L.L.C.		3.	Minor patches, caulking, sanding
	973-414-8000	4.	Notice to Terminate: 30 days written notice

Kia Motors	Herb Chambers Kia of Burling	1.	Leased vehicle to expedite the touring process	$256.36	10/27/2017	10/23/2020
Lease #1	93 Cambridge Street	2.	2018 Kia Sportage (MSRP $26,125)	Monthly
	Burlington. MA 01803	3.	36 month lease; $1,376 at signing
	781.202.3456 T	4.	VIN: KNOPMCAC9J736492S
	703-920-1753 F	5.	10,000 miles annually, Safe Lease Wear & Tear $800

Kia Motors	Herb Chambers Kia of Burling	1.	Leased vehicle to expedite the touring process	$256.36	10/27/2017	10/23/2020
Lease #2	93 Cambridge Street	2.	2018 Kia Sportage {MSRP $26,125)	Monthly
	Burlington. MA 01803	3.	36 month lease; $1,376 at signing
	781.202.3456 T	4.	VIN: KNDPMCAC2J7347948
	703-920-1753 F	5.	10,000 miles annually, Safe Lease Wear & Tear $800

Kia Motors	Herb Chambers Kia of Burling	1.	Leased vehicle to expedite the touring process	$271.38	10/28/2017	10/24/2020
Lease #3	93 Cambridge Street	2.	2018 Kia Sportage {MSRP $26,125)	Monthly
	Burlington. MA 01803	3.	36 month lease, $5,946 at signing
	781.202.3456 T	4.	VIN: KNDPMCAC8K7541529
	703-920-1753 F	5.	10,000 mites annually

Kone	150 Mt. Bethel Rd	1.	Elevator PM & Remote Monitoring	$14,640.00 annually	7/9/2018	7/2/2023
Inc.	Warren, NJ 07057	2.	Four (4) Passenger Elevators (MRL) 8 Quarry Ln. 1 Stone Ln.	{$1,220 monthly)
		3.	3% annual increase
	908-626-0220 T		No termination clause

Modern	100 Pleasant Street	1.	Pest services agreement plus units per month	$300.00	4/3/2018	3/31/2020
Pest Services	Brunswick, ME 04011	2.	Weekly Service + 5 units per service	Monthly
		3.	Interior and exterior rodent program
	207-747-3480 T	4.	Notice to terminate: 30 day written notice

New Rochelle Carpet	607 Main Street	1.	Provides various flooring materials	Varies	1/1/2019	12/31/2019
Inc. dba TF Andrew	New Rochelle NY 10801	2.	Must meet manufacturer specs when installing
Carpet One Floor		3.	Haul debris off site
and Home	914-365-1433	4.	Notice to terminate: 30 day written notice

Oliveira’s	87 Morris Street	1.	Cleaning of apartments for tum overs	Varies	1/1/2019	12/31/2019
Carpet Cleaning	Boston, MA 02128	2.	Fixed prices for apartment styles
Corp.		3.	Additional work requires written approval
	617-913-3457	4.	Notice to terminate: 30 Day Written Notice

Olympic Cleaning	87 Morris Street	1.	Cleaning of apartments for tum overs	Varies	1/1/2019	12/31/2019
Services	Boston, MA 02128	2.	Fixed prices for apartment styles
		3.	Additional work requires written approval
	617-913-3457	4.	Notice to terminate 30 Day Written Notice

Package	445 Main Street #201	1.	Mthly software charge	$597 Mthly	3/18/2019	3/16/2020
Concierge	Medfield, MA 02052	2.	24/7 package management
		3.	21 towers/132 lockers
		4.	Auto renew MTM
	888-063-1225 T	4.	Notice to terminate: 30 day notice

Real Page	2201 Lakeside Blvd.	1.	Water and sewer submeteting	Variable	3/8/2019	3/6/2020
NWP	Richardson, TX 75082	2.	Read, bill and remit service at $2.66 per bill
	973 218-2380 T	3.	There are additional billing service fees
		4.	Notice to terminate: 30 days in writing

Realnyc	DEPT LA 24010	1.	R	$250 monthly	2/28/2019	2/27/2020
	Pasadena, CA 91185	2.	Move-in, work order, pre-renewal, prospect	annually
		3.	Move-out, Leads, connects to AptRatings com
	866-655-1490 T	4.	Notice to terminate: 30 day written notice

Vendor	Correspondence	Description & Terms		Cost	Start Date	End Date
Schindler Elevator	23 Walpole Park South Drive	1.	Elevator PM	$1.890 Monthly	4/16/2018	4/10/2023
Corporation	Walpole, MA 02081	2.	Annual Hydraulic testing, safety testing (4 Stone Ln, 12, 15 and 16 Quarry Ln)	$22,680 annually
		3.	5 year term
		4.	Notice to terminate: 30 day notice

Scolnick Laverty	25 Braintree Hill Office Park, Suite	1.	Legal services for Landlord Tenant matters	Variable	8/1/2018	9/30/2020
& Gouveia LLP	Braintree, MA 02184	2.	$140 per hour and unused portion is refunded	Pricing
		3.	Anything above $350 needs client approval
	781-843-7700 T	4.	Notice to terminate: 30 days written notice

USA	100 Deerfield Lane, Ste 140	1.	Visa Credit Card Processing for Aramark Coffee Serv	$7.95	5/1/2018	4/27/2021
Technologies	Malvern, PA 19335	2.	Per transaction fees plus $79 Monthly Fee	monthly
		3.	$199 set up fee	plus variable
	610-989-0344 . F	4.	Notice to terminate: 30 day written notice	transaction fees
	800-833-0340 T

The Chase at Overlook Ridge (Overlook Ridge Apartment Investors L.L.C.)

Active Contract Log

Time & Materials

Vendor	Correspondence	Description & Terms		Cost	Start Date	End Date
Allied	320A Chager Street	1.	14 yd compaction containers 3x per week	$140,916.00	5/1/2019	4/28/2021
Waste Mgt	Revere, MA 02151	2.	29 recycling containers- 96 tottetst.7 2 yard containers	$5673 mo 1st yr
Services dba Republic		3.	(16) 96 gallon Single Stream material, twice per week	$6070 mo 2nd yr
Serv of Boston	781-560-1408	4.	additional Pick up $35 per container
		5.	Notice to Terminate: 30 day written notice

American Food	450 Wildwood Avenue	1.	Vending Machines	Variable	3/11/2014	Open
Vending	Woburn, 01801	2.	Beverage and Snacks commission rate of 10%	Income
Corporation		3.	Commissions to be paid on 20th of each month
		4.	Notice to terminate: 30 day written notice

Aramark	234 Ballardvale Street	1.	Coffee Service equipment and supplies	$59.99	4/24/2017	Open
Refreshment	Wilmington. MA 01887	2.	Products to be purchased exclusively from Aramark	plus product
Services		3.	Starbucks ECUP Coffee Machine
	978-634.1611 T	4.	(4) Filter changes & (2) UV changes per year
	978-657-6150 F	5.	Notice to terminate: 30 day written notice

Atlantic	134 West 26th Street	1.	Printer service contract	Variable	7/17/2015	Open
Tomorrow’s	New York, NY 10001	2.	Property is to purchase toner only from them
Office		3.	Exhibit B to contract lists printers;
	212-741-6400 T	4.	B/w: $0.007371/page; Color: $0.1398/page
		5.	Notice to terminate: 30 day written notice

Cintas	546 Green Lane	1.	36 month contract - currently MTM	$156.00	8/29/2016	MTM
	Union, NJ 07083	2.	The minimum charge per service/delivery is $30	Monthly
		3.	Contract is for (4) 4x logo mats
	908-737-0810 F	4.	Contract is for (4) 3x10 plain mats
	908-737-0800 T	5.	Notice to terminate: 60 day written notice

Comcast of	330 Billerica Rd.	1.	TV, Internet and Phone Services	Variable	12/6/2013	12/4/2023
Mass.	Chelmsford, MA 01824	2.	Each quarter, there is percentage revenue given
		3.	One complimentary service for every 100 units
		4.	Notice to Terminate: 60 day notice and fees

Con Edison	100 Summit Lake Dr.	1.	Electricity Sales Agreement	Variable	11/1/2018	11/1/2019
	Valhalla, NY 10595	2.	Account 21206720 SS. 3280519014 632094302e. 79607880”
		3.	MECO - Fixed Price - $0.09880 per kWh: 588.981 kWh
	800-316-6011 T	4.	Notice to terminate: 30 days written notice

Deep Blue	7 Century Hill Drive, Suite 101	1.	High speed internet access in common area	$375.00	12/14/2013	Open
Wireless	Latham, NY 12110	2.	Areas are Main Lobby Club Room Fitness Area & Pool	monthly
		3.	Provider responsible for mentoring. Support
	518-434-4300 T	4.	Notice to terminate: 30 days written notice

Deep Blue	7 Century Hill Drive, Suite 101	1.	High speed internet access	$405.00	9/3/2014	Open
Wireless	Latham, NY 12110	2.	Area is outside courtyards 8 & 16 Quarry Lane	monthly
		3.	Provider responsible for mentoring, support
	518-434-4300 T	4.	Notice to terminate: 30 days written notice

NWP Services	535 Anton Blvd. #1100	1.	Water and sewer submetering	Variable	9/30/2013	Open
Corporation	Costa Mesa, CA 92626	2.	Read, bill and remit service at $2.66 pet bill
		3.	There are additional billing service fees
	708-671-1323 T	4.	Notice to terminate: 30 days in writing

Vendor	Correspondence	Description & Terms		Cost	Start Date	End Date
Package	266 Main Street	1.	Kiosk/Locker system for package delivery	$371.00	3/31/2017	3/30/2020
Concierge	Building 1, Suite 7	2.	Monthly software fee		added more
	Medfield, MA 02052	3.	Installation: $54,776		3/25/2019
	888.989.7225 - T	4.	Notice to terminate: none defined	see CO

North	555 North Shore Road	1.	Shuttle service with 14 person Van or 34 person Bus	$4,600.00	10/1/2017	10/1/2018
Shore	Revere, MA 02151	2.	Runs from 6:30 am to 8:15 am and 5:15 pm to 7 pm	Monthly		Currently MTM.
Shuttle		3.	Residents need to provide an ID card to ride			New contract to
(Puritan)		4.	Notice to terminate: 30 day written notice			be negotiated
	781-286-4308 F	5.	No Transportation when Major Holidays are Mon-Fri			upon Chase III
	800-233-7483					opening

RestoreCore, Inc.	2322 N 7th street	1.	Immediate Response Disaster Recovery Services (24/7/265)	$23.00	3/1/2017	10/1/2019
	Harrisburg, PA 17110	2.	Provide priority response, disaster recovery plan	monthly
		3.	Customized training and build SOPs	billed annually
		4.	Onetime Setup Fee: $990	$276.00
	800-231-1281 t	5.	Notice to terminate: 30 day written notice

Safegate	Westminster Corp. Center	1.	Agreement tor OSHA compliance site inspections	$400.00	1/14/2018	Open
Safety	30 A Vreeland Rd	2.	One inspection per year	annually
Solutions	Suite 120 POB 6	3.	Inspection to be 2 hours followed by a report
	Florham Park, NJ 07932	4.	Notice to terminate: None defined

SecurAmerica	31 Milk Street, Suite 710	1.	(2) year agreement. Security Officer Services, 7 days/week, 365 days/	$35,254.84	10/1/2017	10/1/2019
	Boston, MA 02109	2.	Patrol all common areas: in vehicle and on foot
		3.	Between 8 pm and 4 am, tracking of times & locations	1 - $1,451.62/monthly
	617-742-4640 T	4.	with daily report to management	2 - $1,486.29/monthly
	404-924-8201 F	5.	Notice to terminate 30 days written notice

Tri state Fire	26 Hampshire Drive	1.	Fire & sprinkler system inspection & monitoring	$10,190.00	12/1/2017	12/1/2019
Protection, LLC	Hudson, NH 03051	2.	All (4) buildings; Pull Stations, Smoke Detectors,	annually
		3.	Functional Test, Wet System, Fire Alarm Monitoring	Allocated
	603-293-7531 T	4.	Notice to terminate: 30 day written notice	With CO2

Verizon	One Verizon Way	1.	TV, Internet and Phone Services	Variable	12/10/2013	Open
Resident	Basking Ridge, NJ 07920	2.	$1.00 per occupied apartment per month
Services		3.	Property agrees to market services
	908-559-1433 T	4.	Notice to terminate: Only by Verizon unless property is sold or Verizon is in default.

Note: “Open” signifies a contract that has been signed and is currently in place, but does not have an end date. It is a Month to month contract that can be terminated with notice.

The Chase at Overlook Ridge II (Overlook Ridge Apartment Investors L.L.C.)

Active Contract Log

Vendor	Correspondence	Description & Terms		Cost	Start Date	End Date
AFR Furniture	8257A Patuxent Range Rd	1.	Furniture Rental for “mini model”	$5,548.80	11/1/2016	MTM
Rental	Jessup, MD 20794	2.	Initial 12 month term - currently MTM
		3.	Monthly payments of $462.40
	301-362-4300 T	4.	$25 charge for furnished apt. deliveries
		5.	Notice to terminate: 30 days written notice

American Food	450 Wildwood Avenue	1.	Vending Machines	Variable	1/1/2017	Open
Vending	Woburn, MA 01801	2.	Beverage and Snacks commission rate of 10%	Income
Corporation		3.	Commissions to be paid on 20th of each month
		4.	Notice to terminate: 30 days written notice

Butterfly MX	373 Park Avenue South, 6th Floor	1.	Smartphone Video Intercom System	$8.760.00	10/26/2016	Open
	New York, NY 10016	2.	Standard Software 1 Year Service Package and Hardware
		3.	Nonce to terminate: 30-day written notice
	775-600-2950 T

Comcast of	5 Omni Way	1.	TV, Internet and Phone Services	Variable	10/30/2016	Open
Boston	Chelmsford, MA 01824	2.	Each quarter, there is percentage revenue given
	Copy to: Comcast Cable Commu	3.	Contract is for an initial term of 8 years. then autorenews
	One Comcst Ctr. ATTN. Genera1.	4.	(10) complimentary outlets in the fitness ctr;
	Philadelphia, PA 19103	5.	Notice to Terminate: 60 days before end of initial term

Con Edison	100 Summit Lake Dr.	1.	Electricity Sales Agreement	Variable	11/1/2017	Open
	Valhalla, NY 10595	2.	Account 345058006
	800-316-8011 T	3.	MECO - Fixed Price - $0.09880 per kWh: 588,981 kWh
	800-316-8011 T	4.	Notice to terminate: 30 days written notice

Deep Blue	7 Century Hill Drive, Suite 101	1.	High speed Internet access in common area	$420.00	10/25/2016	Open
Wireless	Latham, NY 12110	2.	Area is Fitness Center, Lobby, Clubroom & Outdoor Pool	monthly
		3.	Provider responsible for mentoring, support
	518-434-4300 T	4.	Notice to terminate: 30 days written notice

Deep Blue	7 Century Hill Drive, Suite 101	1.	High speed internet access in common area	$310.00	2/22/2017	2/22/2020
Wireless	Latham, NY 12110	2.	Coverage Area is Lobby and Outdoor Courtyard	monthly
		3.	Provider responsible for mentoring, support
	518-434-4300 T	4.	Notice to terminate: 30 days written notice

North	555 North Shore Road	1.	Shuttle service with 14 person Van or 34 person Bus	$4,600.00	10/1/2017	10/1/2018
Shore	Revere, MA 02151	2.	Runs from 6:30 am to 8:15 am and 5:15 pm to 7 pm	monthly		Currently MTM
Shuttle		3.	Residents need to provide an ID card to ride			New contract to
(Puritan)	781-286-4308 F	4.	Notice to terminate: 30 days written notice			be negotiated
	800-233-7483 T	5.	No Transportation when Major Holidays are Mon-Fri			upon Chase III
						opening

NWP Services	535 Anton Blvd. #1100	1.	Water and sewer submetering	Variable	3/14/2016	open
Corporation	Costa Mesa, CA 92626	2.	Read, bill and remit service at $2.66 per bill
		3.	There are additional billing service fees
	708-671-1823 T	4.	Notice to terminate: 30 days in writing

Package	266 Main Street	1.	Kiosk/Locker System for package delivery	$261.00	4/18/2016	Open
Concierge	Building 1, Suite 7	2.	Monthly software fee
	Medfield, MA 02052	3.	Installation: $29,755.32
	888.989.7225 - T	3.	Notice to terminate. none defined			2B

Package	266 Main street	1.	Kiosk/Locker System for package delivery	$261.00	5/10/2016	Open
Concierge	Building 1, Suite 7	2.	Monthly software fee
	Medfield, MA 02052	3.	Installation: 25219.07
	888.989.7225 - T	3.	Notice to terminate. none defined			3D

Vendor	Correspondence	Description & Terms		Cost	Start Date	End Date
RestoreCore, Inc	2322 N. 7th Street	1.	Immediate Response Disaster Recovery Services (24/7/365)	$23.00	3/1/2017	10/1/2019
	Harrisburg. PA 17110	2.	Provide priority response, disaster recovery plan	monthly
		3.	Customized Training and build SOPs	billed annually
		4.	Onetime Setup Fee: $990	$276.00
	800-231-1281 T	5.	Notice to terminate: 30 day written notice

Safegate	Westminster Corp Center	1.	Agreement for OSHA compliance site inspections	$400.00	1/14/2018	Open
Safety	30 A Vreeland Rd	2.	One Inspection per year	annually
Solutions	Suite 120 POB 6	3.	Inspection to be 2 hours followed by a report
	Florham park, NJ 07932	4.	Notice to terminate: None defined

SecurAmerica	31 Milk Street Suite 710	1.	(2) year agreement: Secunty Officer Services 7 days/week 365 days/year	$27,746.87	10/1/2017	10/1/2019
	Boston, MA 02109	2.	Patrol common areas, in vehicle and on foot
		3.	Between 8 pm and 4 am: tracking of times & locations patr	Yr 1 - $1,142.47 monthly
	617-742-3640 T	4.	With daily report to management	Yr 2 - $1,169.76 monthly
	404-924-8201 F	5.	Notice to terminate: 30 day written notice

Tri State Fire	26 Hampshire Drive	1.	Fire and sprinkler system inspection & monitoring	$10,190.00	12/1/2017	12/1/2019
Protection, LLC	Hudson, NH 03051	2.	All (4) buildings; Pull Stations, Smoke Detectors,	annually
		3.	Functional Test, Wet System, Fire Alarm Monitoring
	603-293-7531 T	4.	Notice to terminate: 30 day written notice	Allocated With COI

Note: “Open” signifies a contract that has been signed and is currently in place, but does not have an end date. It is a Month to month contract that can be terminated with notice.

Alterra I (Alterra I, L.L.C.)

Active Contract Log

Time & Materials

Vendor	Correspondence	Description & Terms		Cost	Start Date	End Date
ALM Floor	7 Industrial Way #4	1.	Provides various flooring materials	Variable	1/1/2019	12/31/2019
Covering and Property	Salem, NH 03079	2.	Installation for apartment turns
Services, Inc.		3.	Prices outlined in exhibit B
		4.	Notice to terminate: 30 day written notice

American Food	450 Wildwood Avenue	1.	Vending Machines	Variable	3/9/2016	3/8/2021
Vending	Woburn, MA 01801	2.	Beverage and Snacks commission rate of 10%	Income
Corporation		3.	Commissions to be paid on 20th of each month
		4.	Notice to terminate: 30 day written notice

Atlantic	PO Box 26200	1.	Toshiba 3340C copier, scanner, printer, fax	$185.00	1/18/2012	Open
Tomorrows	NY, NY 10087-6200	2.	10,000 BW copies/scans per quarter	monthly plus tax
Office		3.	1,000 Color copies/scans per quarter
	646-277-9182 T	4.	Notice to terminate: None	Allocated with
				Phase II

Atlantic	134 West 26th Street	1.	Printer service contract	Variable	7/17/2015	Open
Tomorrows	New York, NY 10001	2.	Property is to purchase toner only from them
Office		3.	Exhibit B to contract lists printers;
		4.	B/W: $0.007371/page; Color: $0.1398/page	Allocated with
	212-741-6400 T	5.	Notice to terminate: 30 day written notice	Phase II

Babco	31 Wetumpka Lane	1.	(2) year common area cleaning contract; (60) hours per month	$107,640.00	11/1/2018	10/31/2020
Cleaning	Watchung, NJ 07069	2.	Price is $4,485.00 per month
		3.	Cleaning of all common areas and amenities
	201-858-3605 T	4.	Notice to terminate: 30 day written notice

Best Maids	11 North Street	1.	Turn - Clean apartments	Varies	1/1/2019	1/1/2020
NJ, LLC	Bayonne, NJ 07002	2.	Flats rate and extras need approval in writing from DO/MM
		3.	Notice to Terminate - 30 days written
	201-858-3605

Carpets Unlimited	44 Garden Street #7	1.	Provides various flooring materials	Varies	1/1/2019	1/1/2020
Inc.	Danverns, MA 01923	2.	Pricing on schedule B
		4.	Notice to terminate: 30 day written notice

Cintas	546 Green Lane	1.	Originally 36 month contract - currently MTM	$1,287.00	8/10/2016	MTM
	Union, NJ 07083	2.	Minimum $30 per delivery (biweekly)	$107.25 Monthly
	908-737-0810 F	3.	Contract is for (6) 4x6 logo mats	Allocated
	908-737-0800 T	4.	Notice to terminate: 60 day written notice	With Phase II

Checkpoint ID	14122 W McDowell Rd,	1.	Online Real-time prospective resident ID verification services	$199.00	12/1/2018	12/1/2019
	Goodyear, AZ 85395	2.	$79 installation fee	Monthly
	800-872-2235 T	3.	Ipad and training supplied	Allocated
	214-373-2453 -F	4.	Notice to Terminate: 30 day written notice	With Phase II

Cloud One PBX	5 Brewster Street, Unit 2	1.	VOIP Internet telephone system & hosting	$724.80	6/22/2018	6/21/2021
	Glen Cove, NY 11542	2.	with telephone answering service. Initial 3 yr term	Monthly
		3.	Initial installation $11,031.80 (paid)
		4.	Three year initial term - no termination without Early Termination Fee	Allocated
	(516) 801-3040 T	5.	Notice to Terminate: 30 day written notice after intia1 3-year term.	With Phase II

Comcast of Mass.	330 Billerica Rd.	1.	TV, Internet and Phone Services	Variable	4/29/2016	Open
	Chelmsford, MA 01824	2.	Each quarter, there is percentage revenue given
		3.	(10) complimentary outlets in the fitness ctr; (1) in the common area
		4.	Notice to Terminate: 60 days notice before end of term.

Con Edison	100 Summit Lake Dr.	1.	Electricity Sales Agreement	Variable	11/1/2017	11/1/2019
	Valhalla, NY 10595	2.	Account 1386078017618625010, 886650010
		3.	MECO - Fixed Price - $0.09880 per kWh; 588,981 kWh
	800-316-8011 T	4.	Notice to terminate: 30 day written notice

CoStar	1331 L St NW	1.	Internet advertising - Network 3 Gold	$1,299.00	6/21/2018	Open
	Washington, DC 20005	2.	Apartments.com, Apartment Finder & For Rent bundle	plus tax
		3.	Hot leads to be faxed and e-mailed	monthly
	800-613-1303 T	4.	Notice to terminate: 30 day written notice	Allocated w/Phase II

Cunniff	PO Box 750111	1.	(2) season grounds and landscape maintenance	$100,496.00	4/1/2019	3/31/2020
Landscape, Inc.	Arlington, MA 02475	2.	Cost includes mulch, fertilizers, flowers, pots
		3.	Monthly cost is $6,281.00 March-October
	857-991-2201 T	4.	Notice to terminate: 30 day written notice

Vendor	Correspondence	Description & Terms		Cost	Start Date	End Date
Cunniff	PO Box 750111	1.	Snow Removal Contract	$101,000.00	11/1/2018	5/1/2020
Landscape, Inc.	Arlington Hts., MA 02475	2.	Hourly rates for bobcat, front loader, dump truck	total
		3.	2 year contract; $12,625, monthly November - February
	857-991-2201 T	4.	Notice to terminate: 30 day written notice

Deep Blue	7 Century Hill Drive, Suite	1.	High speed internet access in common areas	$290.00	2/29/2016	Open
Wireless	Latham, NY 12110	2.	Coverage Area: lobby, clubroom and the fitness center	monthly
		3.	Provider responsible for mentoring, support
	518-434-4300 T	4.	Notice to terminate: 30 day written notice

Energy	290 W Mt. Pleasant Ave	1.	Smart Kit Services including	$500.00	1/27/2016	Open
Technology	Suite 1360	2.	IOT’ Smart Building Sensors & Load Control Devices	monthly
Savings (ETS)	Livingston. NJ 07039	3.	Initial Installation - $5,000
	908-517-3730 - T	4.	Monthly Services: Portal and Mobile Application Access,
		5.	Energy Concierge & Engineering Concierge Services
		6.	Notice to terminate: 30 days written notice

FCO	12304 Baltimore Ave.	1.	Collection Services Agreement	Variable	10/1/2018	Open
	Beltsville, MD 20705	2.	Additional Pre-approved settlement - Variable, see Addendum B
		3.	Fee collection 30%, legal cases -30% + court costs, Accounts>2 years-50
	240-374-5440 T	4.	Notice to terminate: 30 day written notice

High Sierra	1012 S. Cleveland Street	1.	2 season swimming pool management	$26,600.00	4/1/2019	3/31/2020
Pools, Inc.	Arlington, VA 22204	2.	Open daily: 10 am - 8 pm; 4/1-9/4	(Year 1)
		3.	70 hrs per week; Close pool by October 1	$28,200.00
	703-920-1750 T	4.	Notice to Terminate: 30 day written notice	(Year 2)

Imperial Painting	109 Ashland Avenue	1.	Painting for turn overs - match existing finishes	Varies	1/1/2019	1/1/2020
and Coating	W Orange, NJ 07052	2.	Ceilings on needed basis
L.L.C		3.	Minor patches, caulking, sanding
	973-414-8000	4.	Notice to Terminate: 30 days written notice

JRM Hauling	265 Newbury Street	1.	(2) season contract	$36,348.80	11/1/2018	10/31/2020
& Recycling	Peabody, MA 01960	2.	(4) 2 yds (property owned), emptied 4x per week
Services		3.	(1) 2 yds for cardboard, 2x per week	$1,514.53
		4.	(20) 96 gallon commingled recycling 2x per week	(billed monthly)
	978-536-2501 F	5.	Annual Service for 2 compactors; Repairs to containers are to be done by
	978-536-2500	6.	Notice to Terminate: 30 day written notice

KeyTrak	200 Quality Circle	1.	Customer ID # K20677	$1,443.75	9/12/2005	9/132020
	College Station, TX 77842	2.	240 Complete system	annually
		3.	1 year agreement, with annual payment option
	800-541-5033 T	4.	Notice to terminate: 180 day written notice

Modern	100 Pleasant Street	1.	Pest services agreement plus 5 units per month	$300.00	4/3/2018	4/3/2020
Pest Services	Brunswick, ME 04011	2.	Weekly Service + 5 units per service	Monthly
		3.	Interior and exterior rodent program
	207-747-3480	4.	Notice to terminate: 30 day written notice

New Rochelle Carpet	607 Main Street	1.	Provides various flooring materials	Varies	1/1/2019	1/1/2020
Inc. dba TF Andrew	New Rochelle, NY 10801	2.	Must meet manufacturer specs when installing
Carpet One Floor		3.	Haul debris off site
and Home	914-365-1433	4.	Notice to terminate: 30 day written notice

North	555 North Shore Road	1.	Shuttle service with 14 person Van or 34 person Bus	$4,600.00	10/1/2017	7/31/2019
Shore	Revere, MA 02151	2.	Runs from 6:30 am to 8:15 am and 5:15 pm to 7 pm	Monthly		currently MTM.
Shuttle		3.	Residents need to provide an ID card to ride			New contract
(Puritan)	781-286-4308 F	4.	Notice to terminate: 30 day written notice			to be negotiated
	800-233-7483	5.	No Transportation when Major Holidays are Mon-Fri			upon Chase III
						opening

Oliviera’s Carpet	87 Morris Street	1.	Cleaning of apartments for tum overs	Varies	1/1/2019	1/1/2020
Cleaning Corp.	Boston, MA 02128	2.	Fixed prices for apartment styles
		3.	Additional work requires written approval
	617-913-3457	4.	Notice to terminate: 30 Day Written Notice

Olympic Cleaning	87 Morris Street	1.	Cleaning of apartments for turn overs	Varies	1/1/2019	1/1/2020
Services	Boston, MA 02128	2.	Fixed prices for apartment styles
		3.	Additional work requires written approval
	617-913-3457	4.	Notice to terminate: 30 Day Written Notice

Otis	61 Fourth Avenue	1.	Four elevators - hydros	$16,332.00	3/1/2017	2/29/2020
Elevator	Needham, MA 02494	2.	#495837, #495838, #495839, #495840	annually
		3.	It is a 3 year contract
	781-433-7760 F	4.	Payments to be made annually
	781-433-8600 T		Notice to terminate: 90 day written notice

Vendor	Correspondence	Description & Terms		Cost	Start Date	End Date
Package	266 Main Street	1.	Kiosk/Locker System for package delivery	$722.00	4/1/2017	3/31/2020
Concierge	Building 1, Suite 7	2.	Monthly software fee; no annual increase for (36) months	Monthly
	Medfield, MA 02052	3.	Installation: $92,711
	888.989.7225 - T	4.	Notice to terminate: none defined

Planet	432 State Street	1.	Telephone answering service	$92.00	8/1/2009	Open
Telecom	New Albany, IN 47150	2.	One time set up fee of $35 was waived
		3.	Call Shield of $9.99 included	Allocated
	812-949-4363 T	4.	Notice to terminate: 30 day written notice	With Phase II

Precision	275 Centre Street	1.	PM Contract for the Fitness Equipment	$1.200.00	6/25/2019	6/24/2020
Fitness	Newton, MA 02458	2.	Quarterly service for the machinery	annually
Equipment		3.	Contract is the Gold Program
	617-244-0812	4.	Notice to terminate: 30 day written notice

Realync	2325 Pointe Pkwy	1.	Full setup of Realync accounts with data/analytics dashboard, along	$4,000.00	2/8/2019	2/8/2020
	Suite 250	2.	Lease term is 12 months	annually
	Carmel, IN 46032	3.	The Realync Subscription Fees shall be $250.00/properly/month
	574-536-1445 - T	4.	Notice to terminate: 30 days written notice

Scolnick Laverty	25 Braintree Hill Office P	1.	Legal services for Landlord Tenant matters	Variable	8/1/2018	9/30/2020
& Goveia LLP	Braintree, MA 02184	2.	$140 per hour and unused portion is refunded at contract termination	Pricing
		3.	Anything above $350 needs client approval
	781-843-7700 T	4.	Notice to terminate: 30 day written notice

SecurAmerica	31 Milk Street, Suite 710	1.	(2 yr) agreement; Security Officer Services; 7 days/week, 36days/year	$29,456.76	10/1/2017	10/1/2019
	Boston, MA 02109	2.	Patrol all common areas; in vehicle and on foot	1st year
	617-742-3640 T	3.	Between 8 pm and 4 am; tracking of times & locations patrolled	$l ,212.88 Mth
	404-924-8201 F	4.	with daily report to management	2nd year
		5.	Notice to terminate: 30 days written notice	$l ,241.85 Mth

Shield	403 County Rd.	1.	Monitoring of apartments, leasing office	$164,520.00	1/1/2012	Open
Alarm	Cliffwood, NJ 07721	2.	Monitoring of amenities	total term		Vendor
Systems		3.	Term of the contract is to be 5 years			will go MTM
	732-727-4949 F	4.	Monthly payment to be $2,742.50 per unit per month
	732-727-4747 T	5.	Notice to terminate: 30 day written notice

Tri Stale Fire	26 Hampshire Drive	1.	(3) year fire & sprinkler system inspection & monitoring	$30,537.00	1/1/2019	12/31/2021
Protection, LLC	Hudson, NH 03051	2.	Pull Stations, Smoke Detectors, Control Panels,
	Attn: Tara Hunt	3.	Functional Test, Wet System, Fire Alarm Monitoring & fire extinguishers	($2,544.75
	603-293-7531 T	4.	Notice to terminate: 30 day written notice	monthly)

Note: “Open” signifies a contract that has been signed and is currently in place, but does not have an end date. It is a Month to month contract that can be terminated with notice.

Alterra II (Alterra II, L.L.C.)

Active Contract Log

Time & Materials

Vendor	Correspondence	Description & Terms		Cost	Start Date	End Date
ALM Floor	7 Industrial Way #4	1.	Provides various flooring materials	Variable	1/1/2019	12/31/2019
Covering and Property	Salem, NH 03079	2.	Installation for apartment turns
Services, Inc.		3.	Prices outlined in exhibit B
		4.	Notice to terminate: 30 day written notice

Atlantic	PO Box 26200	1.	Toshiba 3340C copier, scanner, printer, fax	$185.00	1/18/2012	Open
Tomorrow’s	NY, NY 10087-6200	2.	10,000 BW copies/scans per quarter	monthly plus tax
Office		3.	1,000 Color copies/scans per quarter	Allocated
	646-277-9182 T	4.	Notice to terminate: None	with Phase I

Atlantic	134 West 26th Street	1.	Printer service contract	Variable	7/17/2015	Open
Tomorrow’s	New York, NY 10001	2.	Property is to purchase toner only from them
Office		3.	Exhibit B to contract lists printers;
	212-741-6400 T	4.	B/W: $0.007371/page; Color. $0.1398/page	Allocated
		5.	Notice to terminate: 30 days written notice	with Phase I

Babco	31 Wetumpka Lane	1.	(2) year common area cleaning contract; (60) hours per month	$107,640.00	1 1/1/2018	10/29/2020
Cleaning	Watchung. NJ 07069	2.	Price is $4,485.00 per month
		3.	Cleaning of all common areas and amenities
	201-858-3605 T	4.	Notice to terminate: 30 days written notice

Best Maids	11 North Street	1.	Turn - Clean apartments	Varies	1/1/2019	12/31/2019
NJ, LLC	Bayonne, NJ 07002	2.	Flats rate and extras need approval in writing from DO/MM
	201-858-3605	3.	Notice to Terminate - 30 days written

Carpets Unlimited	44 Garden Street #7	1.	Provides various flooring materials	Varies	1/1/2019	12/31/2019
Inc.	Danvems, MA 01923	2.	Pricing on schedule B
		3.	Notice to terminate - 30 days written notice

Checkpoint ID	14122 W McDowell Rd, Suite	1.	Online Real-time prospective resident ID verification services	$199.00 monthly	12/1/2018	11/30/2019
	Goodyear, AZ 85395	2.	$79 installation fee
		3.	Ipad and training supplied
	800-872-2235 - T	4.		Allocated
	214-373-2453 - F	5.	Notice to Terminate: 30 day written notice	With Phase I

Cintas	546 Green Lane	1.	36 month contract - currently MTM	$1,287.00	8/10/2016	MTM
	Union, NJ 07083	2.	Minimum $30 per delivery (biweekly)	$107.25 Monthly
	908-737-0810 - F	3.	Contract is for (6) 4x6 logo mats	Allocated
	908-737-0800	6.	Notice to terminate: 60 day written notice	With Phase I

Cloud One	5 Brewster Street, Unit 2 #2	1.	VOIP Internet telephone system & hosting	$724.80	6/22/2018	Open
PBX	Glen Cove, NY 11542	2.	with telephone answering service. Initial 3 yr term	monthly
		3.	Initial Installation $11,031.80 (paid)	Allocated
	(516) 801-3040 - T	4.	Three year initial term - no termination without Early Termination Fee	With Phase I & CO
	support@tel-one.com	5.	Notice to Terminate: 30 day written notice after initial 3-year term.

Comcast of	330 Billerica Rd.	1.	TV, Internet and Phone Services	Variable	1/31/2015	Open
Mass.	Chelmsford, MA 01824	2.	Each quarter, there is percentage revenue given
		3.	(8) complimentary outlets in the fitness ctr; (1) in the common area
		4.	Notice to Terminate: 60 days notice and fees

Con Edison	100 Summit Lake Dr.	1.	Electricity Sales Agreement	Variable	11/1/2017	10/31/2018
	Valhalla, NY 10595	2.	Account #: 3619684019, 8866633014
		3.	MECO - Fixed Price $0.09880 per kWh: 588,981 kWh
	800-316-8011 T	4.	Notice to terminate: 30 day written notice

Co-Star	1331 L St NW	1.	Internet advertising - Network 3 Gold	$1,399.00	6/21/2019	Open
Apartments.com	Washington. DC 20005	2.	Apartments.com, Apartment Finder & For Rent bundle	monthly
		3.	Hot leads to be faxed and e-mailed	Allocated
	800-613-1303 T	4.	Notice to terminate: 30 day written notice	With Phase I

Cunniff	PO Box 750111	1.	(2) season grounds and landscape maintenance	$50,816.00	4/1/2019	3/30/2020
Landscape, Inc.	Arlington, MA 02475	2.	Cost includes mulch, fertilizers, flowers, pots
		3.	Monthly cost is $3,176.00 March-October
	857-991-2201 T	4.	Notice to terminate: 30 day written notice

Cunniff	PO Box 750111	1.	Snow Removal Contract	$103,000.00	11/1/2018	5/1/2020
Landscape, Inc.	Arlington Hts, MA 02475	2.	Hourly rates for bobcat, front loader, dump truck	total
		3.	2 season contract; $12,875 monthly November February
	857-991-2201 T	4.	Notice to terminate: 30 day written notice

Vendor	Correspondence	Description & Terms		Cost	Start Date	End Date
Deep Blue	7 Century Hill Drive, Suite	1.	High speed internet access in common area	$375.00	10/6/2016	Open
Wireless	Latham. NY 12110	2.	Area is the clubroom, business center and outside pool	monthly
	518-434-4300 T	3.	Provider responsible for mentoring, support
	518-935-9096 F	4.	Notice to terminate: 30 days written notice

Energy	290 W Mt. Pleasant Ave	1.	Smart Kit Services including	$500.00	1/27/2016	Open
Technology	Suite 1360	2.	IOT’ Smart Building Sensors & Load Control Devices	monthly
Savings	Livingston, NJ 07039	3.	Initial Installation - $5,000
(ETS)	908-517-3730 - T	4.	Monthly Services: Portal and Mobile Application Access,
	908-517-3730 - T	5.	Energy Concierge & Engineering Concierge Services
	908-277-2367 - F	6.	Notice to terminate: 30 days written notice

FCO	12304 Baltimore Ave.	1.	Collection Services Agreement	Variable	10/1/2018	Open
	Beltsville, MD 20705	2.	Additional Pre-approved settlement - Variable, see Addendum B
		3.	Fee collection 30%. legal cases -30% + court costs, Accounts* years-50%
	240-374-5440 T	4.	Notice to terminate: 30 days written notice

High Sierra	1012 S. Cleveland Street	1.	2 season swimming pool management	$26,600.00	4/1/2019	3/30/2020
Pools, Inc.	Arlington, VA 22204	2.	Open daily: 10 am - 8 pm; 4/1-9/4	(Year 1)
		3.	70 hrs per week; Close pool by October 1	$28,200.00
	703-920-1750 T	4.	Notice to Terminate: 30 days written notice	(Year 2)

Imperial Painting	109 Ashland Avenue	1.	Painting for turn overs - match existing finishes	Varies	1/1/2019	12/31/2019
and Coating	W Orange, NJ 07052	2.	Ceilings on needed basis
L.L.C		3.	Minor patches, caulking, sanding
	973-414-8000	4.	Notice to Terminate: 30 days written notice

JRM Hauling	265 Newbury Street	1.	Two season contract	$36,348.80	11/1/2018	10/31/2020
& Recycling	Peabody, MA 01960	2.	(4) 2 yds (property owned) 4x per week, rolling with lid
Services		3.	(1) 2 yds for cardboard, twice per week	$1,514.57
		4.	(20) 96 gallon commingled recy. twice per week	(billed monthly)
	978-536-2501 F	5.	Annual Service for 2 compactors: Repairs to containers are to be done by them
	978-536-2500 T	6.	Notice to Terminate: 30 day written notice

Modern	100 Pleasant Street	1.	Pest services agreement plus 5 units per month	$300.00	4/3/2018	3/31/2020
Pest Services	Brunswick, ME 0401 1	2.	Weekly Service + 5 units per service	monthly
	207-747-3480 T	3.	Interior and exterior rodent program
		4.	Notice to terminate: 30 day written notice

New Rochelle Carpet	607 Main Street	1.	Provides various flooring materials	Varies	1/1/2019	12/31/2019
Inc. dba TF Andrew	New Rochelle NY 10801	2.	Must meet manufacturer specs when installing
Carpet One Floor		3.	Haul debris off site
	914-365-1433	4.	Notice to terminate: 30 day written notice

North	555 North Shore Road	1.	Shuttle service with 14 person Van or 34 person Bus	$4,600.00	10/1/2017	7/31/2019
Shore	Revere, MA 02151	2.	Runs from 6:30 am to 8:15 am and 5:15 pm to 7 pm	Monthly		Currently MTM
Shuttle		3.	Residents need to provide an ID card to ride			New contract
(Puritan)	781-286-4308 F	4.	Notice to terminate: 30 day written notice			to be negotiated
	800-233-7483 T	5.	No Transportation when Major Holidays are Mon-Fri			upon Chase III
						opening

Oliviera’s Carpet	87 Morris Street	1.	Cleaning of apartments for turn overs	Varies	1/1/2019	12/31/2019
Cleaning Corp.	Boston. MA 02128	2.	Fixed prices for apartment styles
		3.	Additional work requires written approval
	617-913-3457	4.	Notice to terminate: 30 Day Written Notice

Olympic Cleaning	87 Morris Street	1.	Cleaning of apartments for turn overs	Varies	1/1/2019	12/31/2019
Services	Boston, MA 02128	2.	Fixed prices for apartment styles
		3.	Additional work requires written approval
	617-913-3457	4.	Notice to terminate: 30 Day Written Notice

Otis	61 Fourth Avenue	1.	Four elevators - Gen 2	$36,600.00	3/1/2018	2/25/2021
Elevator	Needham, MA 02494	2.	#730517, #73057#730573, #730574	Annually
	781-433-7760 F	3.	It is a 3 year contract
	781-433-8600 T	4.	Notice to terminate: 90 days written notice

Vendor	Correspondence	Description & Terms		Cost	Start Date	End Date
Planet	432 State Street	1.	Telephone answering service	$92.00	8/1/2009	Open
Telecom	New Albany, IN 47150	2.	One time set up fee of $35 was waived
		3.	Call Shield of $9.99 included Allocated	Allocated
	812-949-4363 T	4.	Notice to terminate: 30 days written notice	With Phase I

Precision	275 Centre Street	1.	PM Contract for the Fitness Equipment	$1,200.00	6/25/2019	6/23/2020
Fitness	Newton, MA 02458	2.	Quarterly service for the machinery	annually
Equipment		3.	Contract is the Gold Program
	617-244-0812 T	4.	Notice to terminate: 30 day written notice

Realync	2325 Pointe Pkwy	1.	Full setup of Realync accounts with data/analytics dashboard, along with	$4,000.00	2/8/2019	2/7/2020
	Suite 250	2.	Lease term is 12 months	annually
	Carmel, IN 46032	3.	The Realync Subscription Fees shall be $250.00/property/month
	574-536-1445 T	4.	Notice to terminate: 30 days written notice

Safegate	Westminster Corp. Center	1.	Agreement for OSHA compliance site inspections	$400.00	1/14/2018	1/14/2019
Safety	30 A Vreeland Rd	2.	One inspection per year	annually		(inspection for
Solutions	Suite 120 POB 6	3.	Inspection to be 2 hours followed by a report			2019 already
	Florham park, NJ 07932	4.	Notice to terminate: None defined			completed)

Scolnick Laverty	25 Braintree Hill Office Park	1.	Legal services for Landlord Tenant matters	Variable	8/1/2018	9/30/2020
& Gouveia LLP	Braintree, MA 02184	2.	$140 per hour and unused portion is refunded at contract termination	Pricing
	781-843-7700 T	3.	Anything above $350 needs client approval
	781-843-7700 T	4.	Notice to terminate: 30 days written notice

SecurAmerica	31 Milk Street. Suite 710	1.	(2) year agreement; Security Officer Services; 7 days/week. 365 days/year	$39,140.96	10/1/2017	9/29/2019
	Boston, MA 02109	2.	Patrol all common areas; in vehicle and on foot	(Yr. 1 -
		3.	Between 8 pm and 4 am; tracking of times & locations patrolled	$1.611.63 monthly)
	617-742-3640 - T	4.	with daily report to management	(Yr. 2 -
	404-924-8201 - F	5.	Notice to terminate: 30 days written notice	$1.650.13 monthly)

Shield	403 County Rd.	1.	Monitoring of apartments	$271,920.00	1/1/2012	Open
Alarm	Cliffwood, NJ 07721	2.	Term of the contract is to be 5 years	total term
Systems		3.	Monthly payment to be $4,532 per unit per month			Vendor will go
	732-727-4747 T	4.	Notice to terminate: 30 days written notice			MTM

Tri State Fire	26 Hampshire Drive	1.	(3) year fire & sprinkler system inspection & monitoring	$30,537.00	1/1/2019	12/31/2019
Protection, LLC	Hudson, NH 03051	2.	Pull Stations, Smoke Detectors, Control Panels,
		3.	Functional Test, Wet System, Fire Alarm Monitoring & fire extinguishers	($2.544.75
	63-293-7531 T	4.	Notice to terminate: 30 day written notice	monthly)

Note: “Open” signifies a contract that has been signed and is currently in place, but does not have an end date. It is a Month to month contract that can be terminated with notice.

Exhibit H to Purchase and Sale Agreement Between

Alterra I L.L.C., Alterra II L.L.C. and Overlook Ridge Apartments Investors LLC, Sellers, and

Overlook Revere Owner LLC and Overlook Malden Owner LLC, Buyers

List of Brokerage and Commission Agreements

None

Exhibit I to Purchase and Sale Agreement Between

Alterra I L.L.C., Alterra II L.L.C. and Overlook Ridge Apartments Investors LLC, Sellers, and

Overlook Revere Owner LLC and Overlook Malden Owner LLC, Buyers

List of Pending Tax Protests and Certiorari Proceedings

None

Exhibit J to Purchase and Sale Agreement Between

Alterra I L.L.C., Alterra II L.L.C. and Overlook Ridge Apartments Investors LLC, Sellers, and

Overlook Revere Owner LLC and Overlook Malden Owner LLC, Buyers

List of Litigation

None

Exhibit L to Purchase And Sale Agreement Between

Alterra I L.L.C., Alterra II L.L.C. and Overlook Ridge Apartments Investors LLC, Sellers, and

Overlook Revere Owner LLC and Overlook Malden Owner LLC, Buyers

Form of Lease

[ATTACH FORM OF LEASE.]

ROSELAND

RESIDENTIAL TRUST

A MACK-CALI COMPANY

BUILDING VISIONARY LIFESTYLE

ALTERRA I

Electronic Signature (e-Signature) Disclosure

TERMS:

I hereby assert that I am authorized to Electronically Sign any and all leasing documents including. but not limited to, Lease Application, Community Welcome Letter, Community Lease, Community Forms/Addendums (if applicable). In addition, certify that the electronic signature that I provide on any of the aforementioned forms, is my own identity, and no identity other than my own. In the event that I have electronically signed any aforementioned form as an identity other than my own, any and all forms will be considered void. I understand that if I intentionally provide an electronic signature as an identity other than my own, I am committing fraud.

I understand that by initialing this eSignature Disclosure & Agreement, will be Electronically Signing these documents.

By consenting to receive this agreement electronically, you agree to provide us with the correct information (such as current email address) necessary to communicate with you electronically. This information will also be used to verify your identity. I understand that if I intentionally provide incorrect information, so that I am able to sign as an identity other than my own, I am committing fraud.

Electronic Signature (e-Signature): You agree your electronic signature is the legal equivalent of your manual signature on this Agreement. You consent and agree that your use of a key pad, mouse or other device to select an item, button, icon or similar act/action while using any electronic service we offer; or in accessing or making any transactions regarding any document, agreement, acknowledgement, consent, term, disclosure, or condition constitutes your signature, acceptance and agreement as if actually signed by you in writing. Further, you agree that no certification authority or other third party verification is necessary to validate your eSignature; and that the lack of such certification or third party verification will not in any way affect the enforceability of your eSignature or resulting contract between you and Roseland, its successors and predecessors, assignees, parents, subsidiaries, affiliates, divisions, departments, related entities. employees, directors, officers, agents, representatives, direct or indirect ownership entities of their owned or managed properties and related companies. You also represent that you are authorized to enter into this Agreement.

You understand and agree that your eSignature executed in conjunction with the electronic submission of your application will be legally binding and such transaction will be considered authorized by you. You agree to verify your identity before providing an electronic signature. You understand that providing any electronic signature as any identity but your own will void any form which is mentioned herein, as well as any form electronically signed.

Your Consent is “required”: By initialing below, you are agreeing to receive documents as described by the above “Terms” electronically.

: (initial) (initial)(initial)(initial)(initial)

“The parties agree that this agreement may be electronically signed. The parties agree that the electronic signatures appearing on this agreement are the same as handwritten signatures for the purposes of legal effect, validity. enforceability and admissibility. The parties agree that the identity indicated by the electronic signature is the identity of the person providing this signature. “

Resident Acknowledgement:

RESIDENT INITIALS:

___ (initial)   ___ (initial)   ___ (initial)   ___ (initial)   ___ (initial) Co-Signer

Alterra at Overlook Ridge

APARTMENT LEASE

Date of Lease:

Resident(s):

Occupant(s):

Property Address                 Address

City/State/Zip                      Revere, MA 02151

Apt. #

Lease Term

Beginning                                    Ending

Parking / Garage Space #

Storage Space #

RECURRING MONTHLY CHARGES	NON-RECURRING CHARGES

$0.00 Base Rent

$0.00 Monthly Concession Rent

$0.00 Other Concession Rent

$0.00 Pet Rent

$0.00 Amenities Fee

$0.00 Bicycle Storage Rent

$0.00 Parking Rent

$0.00 Storage Rent

$0.00 Roselink® Technology Rent

$0.00 Corp Rent

$0.00 Month to Month Rent

$0.00 Short Term Premium Rent

$0.00 Total Monthly Rent

$0.00 First Month Pro-ration

$0.00 Lock and Key Fee $0.00 Security Deposit Amount Name & Address of Place of Deposit: Bank of America 25 American Legion Hwy Revere, MA 02151 $0.00 Up-Front Concession Amount

You specifically acknowledge that this Lease contains provisions extending the Lease Term if you either fail to provide timely written notice of your intent to vacate the Premises At least 60 days prior to the Expiration Date or execute a renewal of your Lease.

Your signature below acknowledges your agreement with the charges and terms as listed above:

RESIDENT(S):

Signature	Date	Print Name

Signature	Date	Print Name

TABLE OF CONTENTS/INDEX

		Page			Page
1.	OCCUPANTS	2	40.	SALE OF PROPERTY	8
2.	RENT	2	41.	SEVERABILITY	9
3.	ON-LINE PORTAL AND ACH PAYMENT SYSTEM	2	42.	WAIVER	9
4.	CHARGES WHICH ARE ADDITIONAL RENT	2	43.	DEFAULT AND REMEDIES	9
5.	ROSELINK® NETWORKED	3	44.	GOVERNING LAW AND SEVERABILITY	9
	APARTMENT TM TECHNOLOGY FEE	3	45.	PROHIBITED BEHAVIOR	9
6.	AMENITIES CHARGE	4	46.	RESPONSIBILITY FOR GUESTS	9
7.	RENEWAL OF LEASE	4	47.	REIMBURSEMENT FOR DAMAGES	9
8.	FAILURE TO VACATE AFTER NOTICE	4	48.	REPAIRS	9
9.	SURVIVAL UPON DEFAULT	4	49.	JOINT AND SEVERAL LIABILITY	10
10.	MOVING OUT	4	50.	SECURITY, CRIME OR EMERGENCY	10
11.	DISPOSAL OF PROPERTY	4	51.	GENDER	10
12.	NOTICE	4	52.	WAIVER OF HOMESTEAD RIGHTS	10
13.	SECURITY DEPOSIT	4	53.	NON-DISCRIMINATION	10
14.	UTILITIES	5	54.	SUCCESSORS	10
15.	DELAY IN OCCUPANCY	5	55.	APPLICATION OF RENT	10
16.	POLICIES AND PROCEDURES	5	56.	WINDOW GUARDS	10
17.	RIGHT TO QUIET ENJOYMENT	5	57.	MOLD AWARENESS	10
18.	RESIDENTS DUTY OF CARE	5	58.	STATEMENT OF REGISTRATION	11
19.	CONDITION OF THE APARTMENT	6	59.	COMMUNITY POLICIES AND PROCEDURES	11
20.	WARRANTY OF HABITABILITY	6	60.	PARKING POLICIES	12
21.	NO ALTERATIONS	6	61.	PET POLICIES	13
22.	REASONABLE ACCOMMODATION/MODIFICATION	6	62.	BICYCLE STORAGE POLICIES	14
23.	NO REPRESENTATION BY OWNER	6	63.	SATELLITE DISH AND ANTENNA POLICIES	14
24.	SMOKE AND CARBON MONOXIDE DETECTORS	6	64.	COMMON AREA POLICIES	15
25.	RIGHT TO ENTER THE APARTMENT	6	65.	INTERNET USE POLICIES	16
26.	OWNER/MANAGER LIABILITY, RENTER’S INSURANCE	7	66.	STORAGE POLICIES	17
27.	SECURITY ACKNOWLEDGEMENT AND WAIVER	7	67.	MOVE-IN/MOVE-OUT PROCEDURES	17
28.	MATERIALS IN THE COMMUNITY	7	68.	MOVING POLICIES	17
29.	HAZARDOUS MATERIALS	8	69.	ELEVATOR POLICIES	18
30.	CONDEMNATION	8	70.	MOVE-OUT CHARGES	18
31.	ILLEGAL ACTIVITY	8	71.	TERRORISM	19
32.	LOCKOUTS	8	72.	INTERPRETATION OF LEASE	19
33.	BANKRUPTCY	8	73.	SECOND-HAND SMOKE PROHIBITED	19
34.	SUBLETTING	8	74.	CONSENT OF PUBLICATION	19
35.	HOME BUSINESSES	8	75.	PROVIDING INFORMATION TO THIRD-PARTY	19
36.	LIENS	8		VENDORS
37.	SUBORDINATION	8	76.	EMERGENCY ACCESS	19
38.	CAPTIONS	8	77.	ACCESS TO LEASED PREMISES UPON DEMISE	19
39.	SIGNATURES	8		OF RESIDENT
			78.	MARIJUANA POLICY	20

1.    OCCUPANTS: This is a lease agreement between the Owner and Resident for the above stated Apartment (referred to in this lease as the Apartment) or at Alterra I L.L.C. (the “Premises”). The Apartment is to be used or occupied by the Resident(s) and other occupants as stated above for Residential uses only.

In the event that individuals other than those listed on page 1 occupy the Apartment, then the Resident shall be in default and Owner may exercise the rights and remedies available to the Owner, including the right to terminate this lease.

2.    RENT: The Resident agrees to pay the total rent per month in advance as listed on Page 1 on or before the first day of each month. Payment by Resident or receipt by Owner of a lesser amount than the monthly rental provided in this lease shall be applied to the earliest unpaid rent. All payments of Rent must be made by using Landlord’s direct on-line payment system on or before the Due Date without notice or demand. Base Rent and Additional Rent, as described in this Agreement will be collectively be “Rent” for purposes of this Agreement. Additional details regarding the method of payment are found in Paragraph 3 herein, Landlord’s Online Portal and ACH Payment System. No endorsement or statements on any check, nor any letter accompanying any check or payment as rent shall be considered a settlement or an agreement with the Owner. fie Owner may accept such check or payment without prejudice to the Owner’s right to recover the balance of such rents or pursue any other remedy permitted by law. “[he Resident hereby acknowledges and agrees by signing this lease agreement the Landlord is authorized to convey your check into an electronic fund transfer. “Electronic Funds Transfer” is the process in which the landlord will electronically instruct your financial institution to transfer the amount written on the check from the account upon which the check was drafted, to the account of the Landlord. This transfer negates the necessity to process the written check. The account information provided by the written check will be used to make the electronic funds transfer. The electronic fund transfer is not a recurring process.

3.    LANDLORD’S ON-LINE PORTAL AND ACH PAYMENT SYSTEM: Owner maintains an online Portal and ACH Payment system for this Building/Complex. This website provides access to information regarding the Building/Complex and Resident must access the electronic and automatic payment options for Rent. Resident must enroll in the Online Portal within fifteen (15) days of executing this Lease Agreement so as to ensure timely future rental payment. Resident must elect one-time or recurring payments for Rent and will be bound by the general terms and conditions of either election, which is listed at length on the Online Portal and incorporated herein as if set forth at length herein. Resident understands and acknowledges that: (l) Owner is not required to accept any other form of payment from Resident unless required by law; and (2) Owner reserves the right at its discretion to immediately cease Resident’s online and/or automatic payments and may require Resident to pay via certified funds.

No endorsement or statements on any check or payment, nor any letter accompanying any check or payment shall be considered a settlement or an agreement with the Owner. The Owner may accept such check or payment without prejudice to the Owner’s right to recover the balance of such rents or pursue any other remedy permitted by law. Resident agrees that Owner may apply any payment of Rent Owner receives from the Resident first to any Additional Rent, outstanding fees, costs or charges owed by Resident under this Lease and then to the first rent payment due and owing regardless of any statement by Resident, written or oral. or any notation on the rental payment check to the contrary. If any payment is returned for insufficient funds, a returned check fee will be assessed to Resident’s account.

4.    CHARGES WHICH ARE ADDITIONAL RENT: Utility charges. garage/parking fees. pet rent. amenity fee, early termination charge. storage charges, late fees, as applicable, are considered additional rent hereunder and collectible as additional rent from the Resident:

(a)    Late Charge: If your Rent is not paid on or before the thirtieth (30th) day of the month, you will owe us a late charge. The late charge is ten percent (10%) of the total rent if payment is made after the thirtieth (30th) day for the month. All late charges are due with the monthly Rent payment. Total rent includes Pet Rent, Parking Rent, Storage Rent, Utility Rent. Corporate Rent. Amenities Fee. Month to Month Rent and Short Term Premium Rent, as applicable. In the event of such late payment. both the Rent and the late charge may be required to be remitted in the form of a cashier’s check or certified check. The fact that a late charge is not assessed until the thirtieth (30th) of the month does not constitute a grace period for the payment of Rent. We have the right to file suit to gain possession of your Apartment on the second day of the month if Rent is not paid on the first.

(b)    Returned Check: If you send us a personal check (for your Rent. Other Charges. Security Deposit, other) and when we deposit the check it is returned for “insufficient funds” or for any other reason, you will owe us a returned check charge of $50.00 as well as any applicable late fees. You will also be liable for any late charges incurred as a result of the check being returned. The returned check charge is due with the redeeming payment. Should two (2) of your checks be returned for any reason. we will no longer be obligated to accept your personal check. Payment may be required to be remitted in the form of a bank check or bank certified check. If. after six (6) months, rent payments have been made timely, we may, once again, accept personal checks, however, we are under no obligation to do so. If you make a payment online and a payment is returned for “insufficient funds” or for any other reason, you will owe the third party online payment service a $25.00 charge as well.

(c)    Early Termination Charge: You may make us an offer to change the Lease End Date to an earlier date than originally provided on page l. To be effective. your offer must be in writing. must specify a new lease End Date at least sixty (60) days from the date of the offer. and must be accompanied by the “Early Termination Charge” which is equivalent to two (2) months total rent as stated on page l . The Early Termination Charge is an amount that we set and change from time to time in our sole discretion. which is available upon request from the Community. You agree that if you make an effective offer to change the Lease End Date. we will have one week to decide whether to accept or reject your offer, which decision we may make in our sole discretion. We generally will not accept an offer if you are in default under this Lease at the time the offer is made. If we accept your offer, the lease End Date will be changed to (i) the sixtieth (60th) day after the date you make an effective offer, or (ii) if later, the date you indicate in your effective offer as your preferred Lease End Date. If we accept your offer. then we will retain the Early Termination Charge you paid with your offer. You must, however. comply with all other terms of the Lease and the Security Deposit Agreement. including the timely payment of Rent and. as the ease may be. Other Charges. prior to the new Lease End Date. You must leave the Apartment on or before the new Lease End Date. You will remain liable for all Rent, Other Charges and other sums that arise before the new Lease End Date or that arise on account of your residency with us or your failure to pay us amounts owed. You agree that by making an effective offer, you will be indicating that such offer was made in your sole discretion and that you consider the terms of such offer reasonable in light of the benefit you will receive if we accept your offer.

(d)    Pets: No animals or pets of any kind shall be kept in the Apartment unless approved by Owner in writing. Owner will allow a support animal for a disabled person. Owner may require a written statement from a qualified professional verifying the need for the support animal. All rules, regulations, fees. and pet rents must be strictly adhered to or Resident will be in breach of the lease agreement with Owner exercising its right for removal of Resident from the Apartment Community or other remedies afforded to Owner under this Lease or the Community Policies. You are fully responsible for repairing all damages caused to the Premises by your pet. at your cost. Owner will be entitled to deduct from the Security Deposit the repair costs for all such damage that you fail to repair. These charges. as well as any monthly pet fees, will be considered and collected as additional rent.

(e)    Parking Charges: If there is a charge for parking at the Community, you agree to pay a parking charge per space each month due and payable with your Rent. If we are required to tow or store a motor vehicle belonging to you or any of your guests. such charges are due from you to us.

(f) Storage Charges: If we provide you a storage area apart from your apartment. you agree to pay a storage charge each month due and payable with your Rent.

(g)    Corporate Apartment Home (CAH) Charge: If we provide to you a corporate apartment home (CAH). you agree to pay a CAH charge each month due payable with your Rent. Acceptance of any payments made by anyone other than the corporate Resident shall not be construed as creating a residency with each payer nor creating a residency with payer.

(h)    Reimbursements: If you are required to reimburse us under the provisions of Paragraph 19, such reimbursements will be due immediately upon demand by us.

(i)    Transfer Charge: If you want to transfer from your apartment to another apartment within the Community during the term of this Lease. you must request the transfer in writing at least thirty (30) days in advance. You must occupy the apartment for a minimum of six (6) months. You also understand that this transfer forfeits any concession(s) you may have received. If you are not in default under this Lease and we agree to the transfer. you agree to pay a transfer charge of one (1) month’s rent. This transfer charge is non-refundable, and you must sign a new lease on our current lease form. You must pay all applicable Rent and Other Charges then due under the new lease. The transfer charge is due at the time your request to transfer is agreed to.

(j)    Unreturned Keys: You acknowledge that you have received the following keys, controlled access devices/codes. transmitters. garage remotes and parking/carport tags:

Apartment Key(s)	#2	(quantity)
Mail Box Key(s)	#2	(quantity)
Common Area Key(s) (i.e. fitness/pool)	#2	(quantity)
Controlled Access Device/Cards	#0	#
Transmitters	#0	#
Garage Remote(s)	#2	#
Parking Tag(s)/Carport Tag(s)	#2	#

You understand that the above set of keys, controlled access devices/codes. transmitters. garage remotes and parking/carport tags are the only set that will be provided during the term of the Lease. No additional items will be provided unless this practice is within community-specific standard procedures and we are in agreement. Charges for additional items may apply where applicable.

You understand that you are responsible for returning the above items to us upon move-out and you will not make duplicate keys without consulting Management.

In the event that you do not return or misplace any of the keys. controlled access devices/codes. transmitters. garage remotes and parking/carport. the following charges will apply per item:

$50.00	Apartment Keys	$10.00	Mail Box Keys
$50.00	Controlled Access Devices/Passes/FOB's	$50.00	Garage Remotes
$10.00	Parking Tag(s)/Carport Tag(s)	$50.00	Shuttle Pass
$50.00	Pool Pass

(k)    Month-to-Month Premium: If you become a month-to-month Resident. as set forth in Paragraph 7. you agree to pay your total monthly rent as specified in your lease, plus a month-to-month premium in the amount of $500.00. No additional written notice is required for this month-to-month premium to become effective.

(l)    Court Costs and Attorney’s Fees: If we institute legal proceedings to remove you from your apartment for good cause. including your failure to pay to us Rent. Other Charges. or any other charges due and owing under the Lease, or otherwise take action to enforce your obligations under this Lease. you agree to pay to us court costs, costs of the preparation and filing of legal documents, reasonable attorney’s fees, collection fees, and all other costs of legal proceedings. Please see Paragraphs 9 and 43 entitled Default.

(m)    Additional Obligations: Residents’ other obligations or liability to the Landlord in accordance with the Lease Agreement or Addenda are not impacted, excluded, or waived as Residents have an obligation to pay for all damages to the apartment and are responsible for all rent, additional rent, fines and fees under the Lease Agreement. Specifically. this would include the Insufficient Notice Fee associated with the failure to provide your landlord with sixty (60) days• written notice of your intent to vacate.

5.    ROSELINK@ NETWORKED APARTMENT TM TECHNOLOGY FEE: If applicable, each Apartment is required to pay a monthly Roselink@ Networked Apartment TM  Technology Fee. As set forth more fully in Paragraph 4 above, this fee shall be considered additional rent and shall be payable simultaneously with the payment of rent pursuant to this Lease. This fee includes a Comcast programming package with premium channels and local programming. Set-top boxes are available for an additional charge. The fee also includes high-speed Internet access and multiple e-mail accounts. Finally, the fee includes wiring for multiple phone lines. rear surround sound speakers in the living room of each apartment and an intrusion alarm for the apartment. The Resident may be required to execute separate service agreements directly with each service provider in connection with the purchase of additional services and in connection with the rules and regulations regarding the services and equipment. These services are subject to change upon written notice regarding same.

6.    COMMON AREA/AMENITIES CHARGE: You agree to pay a charge for the use. in common with other Residents, of the common areas and amenities at the Community. This payment will be in the amount of $0.00 and is drawn from the monthly rental rate. The amount of this fee is subject to change upon renewal. Under no circumstances shall the right to use the amenities referred to herein. survive beyond the termination of the Resident’s lease. Resident agrees to follow all posted or published rules and regulations pertaining to the facilities. The failure to follow the rules entitles the Owner to terminate the use of the amenities. Guests may accompany Residents to utilize the facilities. Residents must accompany their guests. Guests cannot use the facilities when Residents are not present. Residents are responsible for their guests. Residents must sign in their guests. Resident agrees that Owner shall not be responsible for providing supervision or security to Residents or guests of Residents. Residents agree to be solely liable for any personal injury or property damage caused by Resident or his/her guests. Resident agrees that he/she will indemnify, defend and hold the Owner harmless from any claim for personal injury or property damage brought by Resident or his/her guests.

7.    RENEWAL OF LEASE: We may offer to renew your Lease at any time before the end of the current Lease. but we have no obligation to do so. Your renewal Lease term would begin at the end of the term of this Lease and may be on different terms than this Lease. YOU MUST RESPOND IN WRITING TO ANY RENEWAL OFFER WE MAKE TO YOU WITHIN THIRTY (30) DAYS AFTER THE DATE OF OUR RENEWAL OFFER. TO TERMINATE THIS LEASE, YOU MUST SEND US WRITTEN NOTICE OF YOUR INTENT TO TERMINATE NO LATER THAN SIXTY (60) DAYS BEFORE THE END OF THE TERM OF THIS LEASE. If you fail to enter into a new Lease Agreement, or to vacate the Premises within the required time periods. then you will be a holdover Resident. We may allow you to continue to occupy the Apartment as a MONTH-TO-MONTH RESIDENT, but we have no obligation to do so. If we permit you to continue as a month-to-month Resident. you must pay the month-to-month premium set forth in “Charges Which Are Additional Rent: Month to Month Premium” and you must sign a month-to-month Lease Agreement confirming this change in your residency. When you sign the month-to-month Lease Agreement. this Lease will automatically be renewed on a month-to-month basis that WILL REQUIRE SIXTY (60) DAYS PRIOR WRITTEN NOTICE BY YOU, OR BY US. FOR  TERMINATION. We reserve the right to increase the Rent payable by you as a month-to-month Resident under this Lease upon sixty (60) days’ notice to you.

8.    FAILURE TO VACATE AFTER NOTICE: If you give us notice that you will vacate your apartment. but you do not completely vacate prior to the date given in your notice, you will be liable, in addition to all other damages provided for under this Lease and the Security Deposit Agreement, for double based on a proration of the monthly Rent provided for in the lease for each day that you remain in your apartment. You will also be liable for our actual and consequential damages. costs and reasonable attorney’s fees in connection with your holding-over and with our actions in obtaining possession of your apartment as a result of your holding-over. You agree that consequential damages include reasonable expenses we incur in renting your apartment to a new Resident.

9.    SURVIVAL UPON DEFAULT: If you do not pay Rent or Other Charges as agreed to in this Lease and we commence an eviction proceeding against you seeking possession of the apartment, you will remain liable for actual damages for the breach of the Lease. Actual damages may include, without limitation, claim for Rent that would have occurred through the end of the Lease term or until a new residency starts under a new lease for the apartment, whichever occurs first.

10.    MOVING OUT: When you vacate your apartment home at the end of your occupancy you must deliver the keys, controlled access devices/codes, transmitters, garage remotes and parking/carport tags to us. Do not leave the items in your apartment. In no event will your occupancy terminate until the date we are in possession of these items. If you do not return all of these items on the date you are scheduled to move-out, you will be liable thereafter for double Rent based on a proration of the monthly Rent provided for in the Lease. As set forth in Paragraph 40). if the items are not returned to us, a charge is due to us.

11. DISPOSAL OF PROPERTY: If you leave items of personal property on the Premises after this Lease has terminated and delivery of possession has occurred, or if your apartment appears to have been abandoned, your property will be considered abandoned and we may sell or dispose of it in any fashion we see fit. You understand that if you leave personal property in the premises after you move-out or if you put property in areas of the Community that are not designated for your use. we can determine that such property has been abandoned and we can take steps to remove of dispose of the property consistent with applicable law.

12.    NOTICE: We can give you written notice in one of four (4) ways. If we give you notice in either of these four (4) ways. you will be considered to have received it, whether you actually received it or not. Notices to the Owner may be sent to the Owner’s Agent, Roseland Management Company, L.L.C. c/o Alterra at Overlook Ridge. II Overlook Ridge Drive. Revere. MA 02151.

a)    We can mail it, postage prepaid, addressed to you at your apartment. or

b)    We can leave it on or under your apartment door

c)    We can deliver it to you in person

d)    We can deliver it to you electronically

13.    SECURITY DEPOSIT: You agree to deposit with us a Security Deposit . as security for the performance of your obligations under this Lease. of $0.00 to be held pursuant to the Security Deposit Agreement signed at the same time of as the incorporated by reference into this Lease. This Security Deposit shall not be used by you to pay Rent or Other Charges due Pursuant to Massachusetts General Laws Chapter 186. Section 15 (B). Owner will deposit the security deposit into a separate account in the Commonwealth for Resident’s benefit in the following bank:

Name of Bank:     Bank of America

Address of Bank: 25 American Legion Hwy, Revere, MA 02151 Account No. 004640435934

a)    SECURITY DEPOSIT: We hereby acknowledge receipt from you of the sum of:

           Amount Paid: $0.00            Date:

which represents the Security Deposit payment required under the Lease (the “Security Deposit”)

b)    REFUND OF SECURITY DEPOSIT: We agree to refund the Security Deposit to you upon satisfaction of all of the following conditions or as otherwise required by applicable law. except as modified by exercise of the cancellation option or other provisions of the Lease:

c)    Complete vacating of the entire Premises by you on or before the date specified in the required written sixty (60) day notice or thirty (30) day written notice for month to month tenancy.

d)    Expiration of the term of the Lease, or termination of the Lease in accordance with its provisions.

e)    Payment by you of all Rent required under the Lease. up to and including the date of expiration or termination of the term of the Lease. or the full notice period, whichever is longer.

f)    Your apartment. including all kitchen appliances (refrigerator. oven range, dishwasher. baths. closets. storage areas, balconies/patios/decks, etc.) have been thoroughly cleaned. so as to be in the same condition as it was in on the beginning date of the term of the Lease, except for ordinary wear and tear.

g)    No defects or damage to Premises. whether caused by you. your family. guests, invitees. agents or pets. unless shown on a written list of damages and defects as set out in the Lease.

h)    Observation and performance by you of all of the other covenants and obligations to be kept or performed by you under the Lease up to and including the date of expiration or termination of the term of the Lease.

i)    Observation and performance by you of all rules and regulations to be kept and performed by you under the Lease. including. without limitation. those rules and regulations pertaining to pets.

j)    YOU HAVE GIVEN MANAGER SIXTY (60) DAYS WRITTEN NOTICE PRIOR TO THE DATE OF EXPIRATION OR TERMINATION OF THE TERM OF THE LEASE OR THIRTY DAY WRITTEN NOTICE FOR MONTH TO MONTH TENANTS.

k)    You provide us with a written copy of your forwarding address.

l)    DEDUCTIONS: Within thirty (30) days (or on or before such earlier date as may be required by applicable law) after satisfaction of all the conditions set forth in Paragraph 2 above, we agree to refund the Security Deposit to you. after deducting all damages or charges for which you are legally liable under the Lease, this Security Deposit Agreement. or as a result of breaching the Lease or the Security Deposit Agreement. At such time. we will provide you with a written itemization of the Security Deposit. any accrued interest thereon and, in the event we deduct any accrued and unpaid Rent, Other Charges or other changes from the Security Deposit. we will furnish you with a written description and itemized list of all deductions we made. In addition. we will notify you in writing of any deductions to be made from the Security Deposit during the course of the residency. Such notification will be made within thirty (30) days of the date of the determination of the deduction and will itemize the reasons, except that this notification will not be required for deductions made less than thirty (30) days prior to the termination of the Lease. We will maintain itemized records of all deductions made from the Security Deposit during the preceding two (2) years. These records will be available for inspection by you or your agent or attorney during our normal business hours.

m)    Unless prohibited by state law. the deductions will be made from the entire Security Deposit regardless of whether the damage or other charges have been caused by the pet or by you.

n)    WITHHOLDING OF RENT: You acknowledge that no portion of the Security Deposit may be applied to Rent or Other Charges due and payable under the Lease, and that the entire monthly Rent will be paid on or before the due date each month during the term of the Lease, including the last month of occupancy.

o)    MOVE-OUT PROCEDURES: Upon a request by us to you that you vacate. or within five (5) days after receipt of notice by us of your intent to vacate. we will make reasonable efforts to advise you of your right to be present at our inspection of the Premises for the purpose of determining the amount of the Security Deposit to be returned. If you want to be present when we make the inspection. you must let us know in writing so that we may, in turn, notify you of the time and date of the inspection. The inspection will be made within seventy-two (72) hours after termination of occupancy and removal of all your personal effects. If you attend the inspection. will. upon completion of the inspection, give you an itemized list of damages to the Premises known to exist at the time of the inspection. We suggest that you accompany us during the inspection to help resolve any problems that may arise. Failure to do so will constitute a concurrence by you in our assessment of charges for damages or cleaning. After inspection by us, appropriate charges will be assessed by us for any missing items. damages, or repairs to the Premises, or its contents (except for ordinary wear and tear.) insufficient light bulbs, scratches. burns or holes in the walls, doors, floors, draperies, carpets and/or furniture, and for cleaning the Premises (including all kitchen appliances.)

p)    FAILURE TO OCCUPY PREMISES: If. for any reason. except for delay caused by construction. the holding-over period of a prior Resident, or disapproval of your rental application. you do not take occupancy of the Premises as provided for in the Lease, damages will be assessed against the Security Deposit in the amount which will be calculated on a per-diem rate based on your total monthly rental amount until notification of cancellation, in writing, not to exceed one month’s total leased rent. such amount being agreed by you and by us to establish our cost of re-letting the apartment. We will have all rights and remedies available to us under the Lease and Security Deposit Agreement.

q)    INTEREST ON DEPOSIT: We will accrue interest on the Security Deposit at the rate set in the applicable statutes. which interest will be credited and paid as required by law.

           a. ☐ Applied towards your rent

           b. ☒ Paid to you directly

14.    UTILITIES: Resident shall make application to the various utility providers in his or her own name. It shall be the Resident’s responsibility to maintain heat at a minimum of 550  F in the Apartment during the term of this Lease. Resident shall pay the following:

Electric	☒	Sewer	☒	Alarm Monitoring	☒
Gas	☒	Telephone	☒	Other	☐
Water	☒	Cable	☒
Trash	☐	Internet	☒

The consumption of gas for heat and hot water shall be separately metered to the Apartment by Owner using the Energy Cost Allocation system described in subsection (a) below. The consumption of water shall be separately metered to the Apartment by Owner using a water sub-metering system described in subsection (c) below. Owner will send a bill to Resident for the monthly gas heat. hot water. and water and sewer use. The bill shall include the following charges:

a)    “Gas Heat Charge” if applicable. refers to an allocated share of the cost of gas used to heat the Resident’s Apartment. The Resident’s gas furnace is monitored by an Energy Cost Allocation system to determine the amount of time. each monthly billing period. that gas is combusted by the furnace to heat the Apartment. The Owner’s monthly total gas consumption at Alterra at Overlook Ridge is recorded by master gas meters. The Owner’s monthly cost to heat the Resident’s Apartment is allocated to the Resident based on the recorded time of gas combustion for that Resident’s gas furnace multiplied by the gas input rating for that Resident’s gas furnace. The gas used to heat vacant apartments and common areas of the building (if any) is monitored and allocated by exactly the same method and is paid for by the Owner.

b)    “Water and Sewer Charge” if applicable, refers to the cost of water and sewer used in Resident’s Apartment. A water sub-metering system has been installed in the building. Resident’s apartment is monitored by a utility grade water meter to measure the amount of water consumed in the Apartment. The Owner’s total water consumption is recorded by master water meters installed by the municipality. The total water consumption is allocated to Resident’s apartment and billed based on their actual water use. Water and sewer use charges are billed to Resident in accordance with Mass. General Law c. 186, sec. 22.

c)    ALL UTILITY CHARGES ARE CONSIDERED ADDITIONAL RENT. IN THE EVENT OF NONPAYMENT. THE OWNER MAY USE ANY AVAILABLE LEGAL REMEDIES, INCLUDING BUT NOT LIMITED TO DECLARING RESIDENT IN DEFAULT OF THIS LEASE AND FILING SUIT FOR MONEY DUE AND/OR POSSESSION.

d)    Owner is not responsible for any loss or damage that may result from interruption of electricity. gas or other utility service to the Apartment.

e)    fie Resident shall conserve energy and water.

f)    There shall be no heating by kerosene stoves or lighting by lamps other than electric.

g)    Utility bills must be paid by the Resident in a timely manner and the failure to do so is considered a material breach of the Lease.

15.    DELAY IN OCCUPANCY: If the Owner cannot deliver possession of the Apartment to the Resident on the date when the term of this Lease is to begin, the Owner shall not be liable for such failure, and the rent shall be apportioned and abated until the Owner is able to deliver possession. If the Owner is not able to deliver possession of the Apartment to the Resident within fourteen (14) days from the beginning date of this Lease, the Resident may cancel and terminate this Lease. which must be done in writing.

16.    POLICIES AND PROCEDURES: Owner’s Policies and Procedures are set forth by Addendums and Riders. which shall be incorporated as part of this Lease. Failure to comply with the Policies and Procedures is a breach of this Lease. Resident, Resident’s family. their employees, agents. visitors. licensees and invitees shall comply with the Policies and Procedures. Prior to occupancy. Resident (including every occupant) must execute and acknowledge that they have received a copy of and will comply with the Policies and Procedures. The Owner reserves the right to cancel or modify any of the Policies and Procedures and to make other changes and regulations from time to time as may be deemed necessary upon reasonable nonce to Resident. Resident will be required to comply with any such amendments or supplements to the rules and regulations, after due notice of same.

17.    RESIDENT’S RIGHT TO QUIET ENJOYMENT: The Resident acknowledges that its right of quiet enjoyment does not include disturbing or interfering with other Residents or interfering with the Owner in the operation and maintenance of the building.

18.    RESIDENT’S DUTY OF CARE: At the time you first occupy your apartment or within ten (10) business days thereafter. we will give you a written Statement of Condition Of Apartment. If you disagree with our statement of Condition of Apartment. you must attach a separate list of any damage existing in the Apartment and return the statement to us. Within fifteen (15) days of receiving your list, we will either agree with your list and sign and deliver your list to you. indicating that we agree with it. or deliver to you a statement that will be attached to a copy of your list which clearly lists our disagreement with your list. Damages and defects not itemized will be presumed to have first occurred during your occupancy of the apartment. If you do not return this list. within the specific time period. a court may later view your failure to return the list as your agreement that the list is complete and correct in any suit which you may bring to recover the security deposit (if any paid) and the apartment will be deemed accepted by you and to not have any damages or defects. All improvements made to your apartment by you will be at your sole cost and expense, will only be made upon our prior written consent, and all fixture improvements will become Owner’s property and will be surrendered with your apartment at the termination of this Lease.

19.    CONDITION OF THE APARTMENT: If the Apartment is in need of repair. the Resident must promptly notify the Owner. The Owner will have a reasonable amount of time to make repairs. Notwithstanding the foregoing, the Resident must pay the full cost of all repairs, replacements and damages caused by the act or neglect of the Resident. the Resident’s household members. family. guests, domestic employees, contractors (if consented to by Owner), and visitors.

If there is damage to the Apartment by fire, water. organic (e.g.: mold or bacteria) or other hazard. or in the event of a malfunction of equipment or utilities, you agree to immediately notify us. Your failure to notify us of any such damage in a timely and expedient manner will waive your rights to claim against us and you agree to hold us harmless, for any damage to you or your possessions and belongings which result thereby. If the damages are such that this Lease can continue, we will make repairs as needed with reasonable promptness. Rent will not abate during the period of such repairs. If. in our sole opinion, the apartment is so damaged as to be unfit for occupancy. and we elect to make repairs, the Rent provided in this Lease will abate during the period of time when the apartment is unfit for occupancy. In all other respects the terms of this Lease will continue.

In the event that your apartment, or the building in which it is located. is damaged or destroyed by fire or other casualty such that your enjoyment of the Premises is substantially impaired. you may immediately vacate the Premises and within fourteen (14) days serve on us, in accordance with the notice provisions of Paragraph 7, a written notice of your intention to terminate this Lease. If you do so. then this Lease will terminate as of the day you vacated and your obligation to pay Rent will cease as of the date of the casualty. You will be liable only for Rent (in those situations where you, your family. guests, invitees, agents or pets were not responsible for the damage or destruction) up to the date of such damage or destruction. In the alternative, if available and at our option, you may accept a comparable apartment in the Community for the remaining term of this Lease. and pay the current market rent for that apartment.

fie Owner carries no insurance covering the loss of the Resident’s personal property; the Resident is responsible for securing its own insurance protection against loss of personal property by fire or other cause. The Resident shall use every reasonable precaution against fire and will promptly notify Owner of any fire hazard, fire or incident at the Apartment and/or on Premises and common areas.

(a) Fire Insurance Relocation Costs: Pursuant to M.G.L c. 175. section 99. the Owner hereby provides you with written notice that It will provide insurance for up to $750.00 in benefit. per rental unit. to cover the actual costs of relocation if a Resident is displaced by a fire or damage resulting from a fire on the premises.

20.    WARRANTY OF HABITABILITY: The Owner warrants the habitability of the Apartment. However. the Owner shall be exempt from any liability for damage or injury to person or property, or resulting from any cause whatsoever, unless the damage or injury is caused by the Owner’s intentional act or negligence.

From time to time, there may be interruption of some services due to the necessity of repair or some unanticipated event not reasonably within the Owner’s control. In case of such interruption of service. Owner will make every reasonable effort within its control to restore service. [n that event. the Owner shall not be liable to the Resident for the interruption of services.

21.    NO ALTERATIONS: All improvements made to your apartment by you will be at your sole cost and expense. will only be made upon our prior written consent, and all fixture improvements will become Owner’s property and will be surrendered with your apartment at the termination of this Lease. The Resident shall make no alterations to the Apartment or the Premises or display any sign upon the Apartment. Premises or the exterior of the building. There shall be no:

(a)    Installation of any additional locks

(b)    Changes in plumbing, electrical or heating systems

(c)    Installation, use or storage in the Apartment of a washing machine. waterbed, clothes dryer. air conditioning, satellite/television antennas, space heaters, propane heaters or any type of portable apartment heater, or permanent heaters.

22.    REASONABLE ACCOMMODATION/MODIFICATION: It is the policy of ALTERRA I L.L.C. (“Alterra at Overlook Ridge”) to provide reasonable accommodations to applicants and residents who have disabilities. and to permit residents with disabilities to make reasonable modifications. An applicant or resident with a disability may need either a reasonable accommodation or a reasonable modification. or both, in order to have an equal opportunity to use and enjoy their dwelling or housing services. We will review all reasonable accommodation requests individually. If unsure about the reasonableness of the request. we will consult upper management before denying the request or conditioning approval on an alternative. If honoring the request appears very difficult, time-consuming or expensive. we will inform the requester of the concern and discuss how to identify easier, quicker or less expensive alternate accommodations that may work. In such situations. we will offer the requester the opportunity to amend the initial request. We may consult a local fair housing agency or other expert for technical assistance. accommodation ideas, funding resources, etc.

23.    NO REPRESENTATIONS BY OWNER: The taking of possession by Resident shall be conclusive evidence that Resident has accepted the Apartment “as is” and that the Apartment were in good and satisfactory condition at the time possession was taken except as set forth in the Move-In Condition Report. The Resident acknowledges that the Apartment has a working smoke detector. The Owner has made no representations or promises with respect to the Apartment except as set forth in this Lease and the Move-In Condition Report.

You promise that all information you provided to us on your rental application or otherwise was given voluntarily and knowingly by you. In the case of Bond Financed or affordable housing communities. you certify the accuracy of the statements made in the Income Certification, (a) agree that the family income, family composition and the other eligibility requirements are deemed material obligations of your residency, (b) agree that you will comply promptly with all requests for information from the Manager or Owner. and (c) agree that your failure or refusal to comply with these provisions is a material breach of this Lease and gives us the right to exercise all available remedies against you, including the right to evict you, subject to applicable law.

All promises Manager and Owner have made to you are contained in this written Lease. No oral agreements have been made. This Lease can only be changed by an agreement in writing. signed by both you and by the Manager. In the event of more than one Resident. each Resident is jointly and severally liable for each provision of the Lease. You agree that you are of legal age to enter into a binding lease for lodging. All obligations under the Lease are to be performed in Suffolk County, City of Revere, State of Massachusetts.

24.    SMOKE AND CARBON MONOXIDE DETECTORS: Resident agrees not to repair. touch or disturb the smoke and carbon monoxide detectors but agrees to notify management in writing of any malfunction.

25.    RIGHT TO ENTER THE APARTMENT: Owner, Owner’s representatives. prospective purchasers and Owner’s lenders with Owner. may peacefully enter and shall be allowed to enter, the apartment at any reasonable time. If Resident or the other occupants are not present, written notice of the entry will be left in a conspicuous place in the apartment immediately after entry. Owner shall not abuse its privilege and whenever possible will give twenty-four (24) hours notice of Owner’s intent to enter the apartment. No notice will be given in situations including but not limited to: inspections with immediate danger to person or property is reasonably suspected, entry is directed by a law enforcement officer with or without a search or arrest warrant or in hot pursuit. stopping excessive noise or removing health or safety hazards, preventing water or property or utilities or documenting damage to the apartment of condition thereof. In the event of a breach of any of the terms and conditions of this Lease by Resident, the Owner shall have all rights and remedies available as recognized by applicable state law. In the event of abandonment. property may be packed, removed and/or stored in any other place in the building in which the apartment is situated, or in any other place. for the account of and at the expense and the risk of Resident. After thirty (30) days from any default. or such longer period as may be required under applicable state law, Owner may proceed to sell or otherwise dispose of any property removed from the apartment as provided under applicable state law. Resident hereby waives all claims for damages which may be caused by the re-entry of Owner in taking possession of the apartment or removing or storing the furniture and property as herein provided, and will save Owner harmless from any loss. costs or damage occasioned Owner thereby and no such reentry shall be considered or construed to be a forcible entry.

Should Owner elect to reenter. as herein provided or should Owner take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may at its sole discretion and option. terminate this Lease. or Owner may from time to time. without terminating this Lease, relet the apartment for such term and at such rental and upon such other terms and conditions as Owner in its sole discretion may deem advisable. with the option to make alterations and repairs to the apartment. Resident shall be liable for the cost of all the alterations and repairs which are reasonably necessary to re-rent the apartment and the cost of reletting the apartment. Upon such reletting. all rentals and other sums received by Owner from such reletting shall be applied, first to the payment of debt other than Rent due to Owner from Resident: second. to costs and expenses of reletting: third, to past due Rent: and the residue, if any. to be held by Owner and applied as payment of future Rent as the same becomes due and payable.

In the event of any violation by Resident of any of the terms and conditions of this Lease. then Resident agrees to pay the costs of enforcement, including but not limited to such reasonable attorneys’ fees. collection costs. court costs and other costs and expenses that may be incurred by Owner in connection with the enforcement of this Lease.

No re-entry or taking of possession of the apartment by Owner shall be construed as an election on Owner’s part to terminate this Lease, unless a written notice of such intention is given to Resident. Notwithstanding any such reletting without termination, Owner may at any time thereafter elect to terminate this Lease for such previous breach. Should Owner at any time expressly opt to terminate this Lease for any breach, in addition to any other remedy it may have Owner may recover from Resident damages it may incur by reason of such breach. including the costs of recovering the apartment, and including the worth at the time of such termination of the excess. if any, of the amount of Rent due under this Lease for the remainder of the Lease Term over the then reasonable rental value of the apartment for the remainder of the Lease Term.

26. OWNER/MANAGER LIABILITY; REQUIREMENT TO PURCHASE RENTER’S INSURANCE: Neither the Owner nor we will be liable to you, your family, guests, invitees or agents for any damages or losses to person or property caused by other Residents of the Community or by any other persons. You agree to indemnify (reimburse if necessary). defend and hold Owner and Manager harmless against all claims for damages to property or persons arising from your use of the Premises. or from any activity, work or thing done. by you or by any pet in or about the Premises (including legal fees and court costs we incur). Owner and Manager will not be liable for personal injury or damage or loss of your personal property (furniture, jewelry, clothing, automobiles, food or medication in the refrigerator, etc.) resulting from theft, vandalism, fire, water, rain, snow, ice, storms, earthquakes, sewerage, streams, gas, electricity, smoke, explosions, sonic booms, or other causes or resulting from any breakage or malfunction of any pipes, plumbing fixtures, air conditioner, or appliances, unless it is due to our failure to perform, or negligent performance of, a duty imposed by law. Owner and Manager will not be liable to you for any loss or injury due to interruption or curtailment of heat, hot water, air conditioning, or any other service furnished to you, except as provided by law. You agree not to withhold any Rent or Other Charges, nor will Rent or Other Charges be abated, as a result of such interruption or curtailment. You agree not to request outside contractors to perform work on your apartment or the Community without our written authorization. Insurance coverage maintained by Owner or by us does not protect your person or property, whether located or stored inside or outside the Premises.

This agreement by you to indemnify (reimburse if necessary). defend and hold Owner and Manager harmless against all claims for damages to property or persons arising from your use of the Premises specifically includes. but is not limited to. your use of the amenity areas and health facilities. if any, at the Community. Except as required by applicable law, neither the Owner nor our affiliates, agents, employees, successors or assigns. will be liable for any claims. causes of action or damages arising out of personal injury. property damage or loss that may be sustained in connection with the amenity areas and health facilities either by you or by any persons you allow to use such areas or facilities. You. and any person you allow to use such area or facilities. agree to assume all risk as to using the facilities and agree that approval from a physician, if warranted, has been obtained.

You acknowledge and agree that neither the Manager nor the Owner has purchased insurance coverage for your personal belongings or any personal property located in your apartment home or anywhere at the Community or for any personal liabilities that may be suffered or incurred by you or your family, guests, invitees or any other occupants of or visitors to your apartment home. During the term of your Apartment Lease Agreement, you agree to purchase and maintain. at your sole cost and expense. a comprehensive personal liability policy or its equivalent, issued by a licensed insurance company that you select which provides limits of liability of at least S 100.000 per occurrence. All policies shall waive rights of subrogation against the Owner and Manager. You agree to provide a copy of these insurance policies or certificates of insurance evidencing these insurance policies in form and content reasonably acceptable to the Manager at the time you obtain the policies and on each annual renewal date for such insurance policies. You agree to maintain these insurance policies during the entire term of your residency at the Community.

FIRE AND WATER DAMAGE TO PREMISES: If the premises sustain fire damage and/or water damage caused by Resident’s negligence or intentional conduct (or the negligence or intentional conduct of any person living in the premises or any guest) the rent for the premises will not be abated and you will be responsible for paying the rent for the premises and for any costs we incur to repair damage.

If any of our employees are requested by you to render services such as moving automobiles. handling furniture. cleaning. or any other services not contemplated in this Lease. such employee will be deemed the agent or employee of you (and not of us) regardless of whether payment is made for such service, you agree to indemnify (reimburse if necessary) and hold us harmless from all losses suffered by you or by any other person in such circumstances.

27.    SECURITY ACKNOWLEDGEMENT AND WAIVER: Neither we nor the Owner promise or in any way guarantee the safety or security of your person or property against the criminal actions of other Residents or third parties. The responsibility of protecting you. your property. family. guests, agents and invitees from acts of crime is solely the responsibility of you and the law enforcement agencies.

We do not warrant or imply that access controls. alarm systems. devices. locks or personnel employed at the Community. if any. will be operational at any given point in time or will discourage or prevent breaches of security, intrusions. thefts, vandalism. mischief or incidents of violent crime. Further, we reserve the right to reduce, modify or eliminate any access control. alarm system. device or personnel (other than those statutorily required) at any time. You agree that such action will not be a breach of any obligation or warranty on our part.

You agree to promptly notify us in writing of any problem. malfunction or failure of lights. door locks. window latches, controlled access gates, intrusion alarms, and any other access control system. You acknowledge that you have received no representation or warranties. either expressed or implied, as to any security or any access control system on the Premises. We have not in any way stated or implied to you that the security of any person or property was or is provided or that the Premises and/or surrounding neighborhood has been or will be free of come. You agree that neither we nor the Owner will be liable to you based on any claim that security or access control system was not provided or was inadequately provided. You agree to release and hold us and the Owner harmless from all claims arising out of criminal acts of other Residents and third parties. You acknowledge that this will be binding on your heirs. successors and assigns.

Nothing in this Paragraph 27 purports to modify any obligation or duty owed by the Owner or by us to you under applicable law.

28.    MATERIALS IN THE COMMUNITY: Owner has not conducted any investigation of the possibility of health-related risks associated with electromagnetic field, water quality. air pollution, and the like. Residents wishing to rent an apartment in the community should conduct their own investigation to satisfy them prior to entering into the Lease Agreement. As additional consideration for Manager and Owner entering into this Lease, you, for yourself, your heirs, successors, assigns, agents. guests. licenses. invites and all others claiming by, through or under you. or who may live in, occupy or use the Apartment, hereby (a) expressly assume and accept all risks related to the presence in or near the Community of potentially detrimental health-affecting substances or forms of energy; (b) waive all claims and causes of action of any kind. at law or in equity, whether arising by stature. ordinance, rule, regulation, or otherwise against the Manager and Owner of the Community. their respective agents. principals, employees, legal representatives, affiliates, assignees. successors. partners. shareholders. officers and directors (together called “Manager/Owner

Affiliates”) with respect to any real or alleged health hazard related to the presence in or near the Community of materials containing or emitting potentially health-affecting substances; and (c) agree to defend. indemnify and hold harmless the Manager/Owner affiliates against all claims, causes of action, liabilities losses, damages and expenses of any kind. including but not limited to. attorney’s fees and litigation costs at both the trial and appellate levels, that Manager/Owner Affiliates may incur by reason of claims asserted against them that arise out of or are based upon potentially health affecting substances or forms of energy brought. or allowed to be brought. into. or occurring in. near or around the Community by you or your guests, your agents or by any other person living in. occupying. visiting or using the Apartment.

Nothing in this Paragraph 28 purports to modify any obligation or duty owed by the Owner or by us to you under applicable law.

29.    HAZARDOUS MATERIALS: You may not bring any hazardous or toxic materials onto the Community.

If your transportation. storage. use or disposal of hazardous or toxic materials on the Community results in contamination of the soil or surface or ground water. or loss or damage to person(s) or property. then you agree to: (l) notify us immediately of any contamination. claim of contamination. loss or damage. (2) after consultation and approval by us. clean up. at your cost. the contamination in full compliance with all applicable statues, regulations and standards. and (3) indemnify. defend and hold us and the Owner harmless from and against any claims. causes of action, penalties. costs and fees, including attorney’s fee and consulting fee arising from or connected with any such contamination. claim of contamination, loss or damage. This provision will survive the expiration or termination of this Lease.

30.    CONDEMNATION: If the whole or any part of the Premises shall be taken or condemned for any public or quasi-public use or purpose, the term and all rights of the Resident under this Lease (other than the right of Resident to seek a partial refund of the current month’s rent) shall terminate on the date of the title vesting in the condemnation. Owner may terminate lease upon ten (10) days’ notice to the Resident. If the Lease is terminated, Owner shall refund prorated rent and all deposits, less deductions. Award or awards shall be the property of the Owner without apportionment, and the Resident assigns to the Owner any and all interest. which the Resident might have in and to such award or awards.

31.    ILLEGAL ACTIVITY: Neither you. your family. guests. invitees or agents will engage in. conspire in or facilitate any criminal activity on the Premises including, but not limited to, any violent criminal activity or any drug-related criminal activity. “Violent criminal activity” means any criminal activity that has as one of its elements the actual or threatened use of force against another person or property of another. “Drug related activity” means the illegal manufacture, sale, distribution. use or possession of a controlled. dangerous substance. Violation of this provision constitutes material non-compliance with the terms of this Lease. Notwithstanding any other provision in this Lease. such violation may be grounds for your eviction.

a)    Unlawful Controlled Dangerous Substances: No Resident or guest of any shall possess, possess with the intent to distribute or distribute any unlawful controlled dangerous substance as the term is defined in the criminal statutes of the State of Massachusetts or the United States of America. Any Resident or guest of any Resident who violates that provision shall be deemed subject to immediate eviction for cause and/or violation of the terms of the Lease. Any Resident or occupant who knowingly allows any guest to possess. possess with the intent to distribute or distribute controlled dangerous substances in or upon the subject rental unit premises shall be deemed subject to immediate eviction for cause and/or violation of the terms of the Lease.

b)    Alcohol and Illicit Drugs: No person under the age of twenty-one (21) years old is permitted to consume alcohol on the Premises. Illicit drugs are strictly prohibited on the Premises. This includes but is not limited to any apartments. common areas. hallways. amenity areas. Clubhouse, storage areas, parking areas, and parking garages.

c)    Owner/Management Liability: Tenant agrees to indemnify. defend and hold harmless the Landlord. its employees, agents and managers, from all liability arising from alcohol-related or drug-related incidents.

32.    LOCK OUTS: If a Resident does not have a key to the Apartment. proper ID. acceptable to the Owner, is required before Owner will assist Resident to get into the Apartment during normal business hours.

33.    BANKRUPTCY: The Law requires an automatic stay allowing the Resident time to pay so long as the post-petition rent is paid in a timely manner pursuant to the Lease agreement.

34.    SUBLETTING: Resident shall not assign, transfer, or mortgage this Apartment Lease Agreement in whole or in part or any interest therein, nor shall Resident sublease or sublet the Premises or any part or portion thereof, either voluntarily or by operation of law. In the event that the Resident shall attempt to assign or transfer this Apartment Lease Agreement or any interest therein or in the event Resident shall sublet the whole or any part of the Premises, then at the option of Owner, this Apartment Lease Agreement shall immediately terminate. The acceptance of rent by the Owner from Resident or any other person or entity after a purported assignment or subletting shall not be deemed a waiver by the Owner of any provisions stated herein.

a) PROHIBITION OF SHORT-TERM RENTALS/SUBLETTING/ASSIGN M ENTS: Under no circumstances are you permitted to rent space in the Premises to occupants on a short-term or transient basis. or for any short-term occupancy that may be governed by or prohibited by state or local laws, including, but not limited to, those applicable to transient housing. code violations or hotel taxes. You are specifically prohibited from advertising the Premises for rental by short-term or transient occupants on websites such as Airbnb, craigslist, Expedia, Hotels.com or any other similar locator sites. It shall be considered a substantial and material breach of this Lease should we become aware of any violation of these short-term stay provisions or incur any loss as a result of your violation of this provision. In additional to all other remedies we have under this Lease, you agree to indemnify us and assume full responsibility for any and all losses that we incur. including attorneys’ fees and costs.

35.    HOME BUSINESSES: Conducting any kind of business in the Apartment or the community is prohibited. However, business conducted in a home office by computer. mail, telephone, e-mail, or fax is permissible if not in violation of any law and if customers, clients. patients, or other business invitees do not come to the Apartment for business purposes.

36.    LIENS: fie Resident shall not allow any mechanic’s lien or other lien to be filed against the building.

37.    SUBORDINATION: Lease shall be subject and subordinate to any renewals of any mortgage or mortgages now on the Premises or any new mortgage or mortgages which any Owner of the Premises may hereafter at any time elect to place on the Premises. The Resident agrees, upon request at any time. to sign any paper which the Owner may consider necessary to accomplish that end. If the Resident does not do so. the Owner is irrevocably empowered to sign such paper in the name of the Resident as the act and deed of the Resident.

38.    CAPTIONS: Captions are inserted only as a matter of convenience and for reference and in no way to define. limit or describe the scope of this lease, nor the intent of its provisions.

39.    SIGNATURES: This Lease shall not be binding until signed by the designated Owner’s Representative. Owner may cancel this lease and retain all monies deposited by Resident in the event Owner discovers that Resident made misrepresentations or untruthful statements in its application.

40.    SALE OF PROPERTY: If the Owner sells the property. the Owner may transfer the Security Deposit to the new Owner for the Resident’s benefit. The Owner has no obligation to notify the Residents of any sale of the property. Owner agrees to use its best efforts to protect the confidentiality of Resident’s non-public, personal and financial information. and Resident agrees to disclosure of said information. in accordance with the following parameters:

•

Owner’s records are kept by computer and in files in the office. With respect to computer data. there is a firewall and there are passwords. which are intended to keep those outside the company from accessing Resident data

•

Within the company, Owner will train its employees to treat your information as confidential. and not to share that data with anyone outside the purposes for which that information was generated  Owner will share personal and account data as follows:

l) As may be necessary to check Resident’s creditworthiness

2)    As may be necessary to administer to the apartment or account. or service a request by the Resident

3)    As may be necessary to sell the building. merge or transfer it. sell its assets. comply with any requirement of a bankruptcy or insolvency tribunal, or convert it to a condominium or a cooperative or other form of common interest Ownership

4)    As may be necessary to assist Owner’s attorney in eviction actions or as necessary to assist Owner’s attorneys in any other legal matter 5) As may be necessary to respond to emergencies

6)    As may be necessary to respond to comply with any applicable law. rule or regulation. or Court orders or subpoenas. or requests for information from governmental agencies. such as code enforcement officers. insurance company representatives. or insurance rate advisory organizations. Owner’s mortgage or banking representatives. State inspectors or regulators. police. fire. health officers. and other municipal and State officials

7)    As may be necessary to contact Resident

8)    As may be necessary to collect rent or other delinquent charges

9)    As may be necessary to send a Notice to Quit or Notice to Cease

With respect to any other proposed release of account histories or other personal information. we will first ask for your consent, and provide you with an opportunity to object to the disclosure, before a determination is made whether to release that information. Owner will not use your personal or account information for telemarketing, direct mail marketing or marketing through electronic mail to the Resident. This policy will govern during the residency, and even after the Resident vacates the premises.

41.    SEVERABILITY: In the event that a provision or a portion of any provision of this lease shall be held to be unenforceable, null and void, or a violation of public policy. such provisions shall be severed from this lease, and the remainder of this lease shall continue in full force and effect.

42.    WAIVER: The failure of the Owner to insist on strict performance of any of the covenants or conditions of this lease or to exercise any option conferred in this lease in one or more instances shall not be considered a waiver or relinquishment of any such covenants or conditions for the future.

43.    DEFAULT AND REMEDIES: The failure of the Resident to pay rent. additional rent and any other sum required to be paid by Resident and/or the Resident’s failure to perform any other provision. covenant, obligation or agreement set forth in this Lease, including compliance of the Community Policies and Addenda, shall constitute an event of default hereunder.

Upon the occurrence of any event of default, if the Resident defaults in regard to any of the terms and conditions set forth in this lease, the Owner may serve notice on the Resident that he or she is in breach of the Lease and terminate this Lease by (i) a seven (7) day written notice to the Resident to vacate the premises in case of any breach except only a breach for non-payment of rent. or (ii) a fourteen (14) day written notice to Resident to vacate the premises upon the neglect or refusal of Resident to pay rent herein provided. The Resident shall thereafter quit and surrender possession of the Apartment to the Owner. The Owner shall be entitled to re-enter the Apartment by any method prescribed by law to remove all persons and for any cause permitted by law. No such expiration or termination of this Lease shall relieve the Resident of his liability and obligations under this Lease. whether or not the Apartment is relet. If the Resident fails or refuses to remove any furniture or fixtures prior to any such repossession by Owner, such furniture and fixtures shall be handled in accordance with applicable law.

In case of any such default, re-entry. expiration and/or dispossession. all unpaid rent for the full term of this lease shall be due, together with such expenses as Owner may incur, including but not limited to attorney’s fees. court costs and constable fees. brokerage fees and costs of putting the Apartment in good order, and/or for preparing the Apartment for re-rental.

44.    GOVERNING LAW AND SEVERABILITY: The terms of this Lease shall be governed by the law of the state in which the Apartment Community is located. Should any provision or portion of a provision of this Lease be declared invalid by a court of competent jurisdiction, the remaining provisions hereof shall remain in full force and effect regardless of such declaration.

45.    PROHIBITED BEHAVIOR: Resident, the other occupants and Resident(s) guests or invitees may not engage in the following prohibited activities on or about the Apartment Community: (a) loud or obnoxious conduct. (b) disturbing or threatening the rights. comfort. health, safety, or convenience of others in or near the Apartment Community. (c) loud fighting inside or outside Resident(s) apartment which disturbs other Residents, their guests or invitees, (d) marking or otherwise defacing any building or structure within the Apartment Community: marking or otherwise damaging property on or about the Apartment Community. including automobiles. motorcycles, bicycles and other vehicles. (e) possession, selling or manufacturing illegal drugs or drug paraphernalia, (f) engaging in or threatening violence. (g) possessing a weapon prohibited by applicable state law, (h) discharging a firearm in the Apartment Community, (i) displaying or possessing a gun. knife. or other item which is intended to be used as a weapon in Resident(s) apartment, a common area or in a way that may alarm others. (j) soliciting business or contributions; using the apartment for other than Residential use, (k) storing anything in closets having gas appliances. (l) tampering with utilities. (m) bringing hazardous materials into the Apartment Community. (n) having or using glass containers in the pool or common areas. (m) and using candles or kerosene lamps. The Resident and other authorized occupants shall not engage in abusive conduct towards the Owner. Agent. or employees. Abusive conduct includes, but is not limited to, physical violence, assault, verbal abuse, committed towards the Owner. Agent, or employee. licensee. invitee. or guest of the Resident upon any employee or agent of the Owner. Such abusive conduct constitutes a default under the Lease by the Resident and the Owner has the right to terminate the lease.

46.    RESPONSIBILITY FOR GUESTS: Resident hereby accepts responsibility for Resident(s) guests and invitees in and about the Apartment Community to respect the privacy and comfort of other Residents. Resident shall be liable to Owner for damage caused by Resident, the other occupants and Resident(s) guests or invitees. Owner may exclude guests or others who. in its sole Judgment. have been violating the law, violating this Lease or any community rules or regulations, or disturbing other Residents. visitors or Owner(s) representatives. Owner may also exclude from the Apartment Community, including the common areas. any person who refuses to show photo identification or refuses to identify himself or herself as a Resident. occupant or guest of a specific Resident in the Apartment Community. Resident is liable for all damages and the expenses of repair or replacement to the leased Premises and to any other part of Owner’s property (whether common areas or premises leased to other parties) where such damage is the result of intentional or negligent acts or omissions. or otherwise. of the Resident. his family. guests or agents. including, but not limited to, “accidents” which occur in the leased Premises and damage it and “accidents” which originate in the Leased Premises and which result in damage not only to the leased Premises but to other portions of Owner’s property. unless such damage has been caused by normal wear and tear or standard deterioration of said facility or has been caused by Owner or its employees. Owner will make such repairs or replacements and any sums so expended by the Owner shall be deemed owing by the Resident to the Owner as additional rent and payable immediately.

47.    REIMBURSEMENT FOR DAMAGE: Resident must promptly reimburse Owner for loss. damage. or cost of repairs or service caused anywhere in the apartment or Apartment Community by Resident. the other occupants or Resident(s) guests or invitees improper use or negligence. Owner may require payment at any time. including advance payment. for repairs for which Resident is liable. Any delay in Owner(s) demanding reimbursement is not a waiver of such right.

48.    REPAIRS: ALL REQUESTS FOR REPAIRS (IF APPLICABLE). INSTALLATIONS. OR SERVICES. OR SECURITY-RELATED MATTERS MUST BE IN WRITING TO OWNER OR OWNER(S) DESIGNATED REPRESENTATIVE (except in emergencies involving immediate danger to person or property, such as fire, gas. smoke. overflowing sewage. uncontrollable running water. electrical shorts, or crime in progress). For purposes of this Section, communications sent by electronic means (e.g., e-mail or facsimile) will be considered to be given in writing. This provision is not waived by Owner complying with or responding to any oral request regarding security or non-security matter. To protect Owner(s) property, Resident agrees to promptly notify Owner in writing of any water leaks, electrical problems. broken or missing locks or latches, or other condition that poses a hazard to property, or person’s health. or safety. Owner reserves the right to change or install utility lines or equipment serving the apartment if the work is done reasonably without substantially increasing Resident’s utility costs. Owner may turn off equipment and interrupt utilities as needed to avoid property damage, injury or to perform work. If utilities malfunction or are damaged by fire.

water, or similar cause, Resident must notify Owner or Owner’s representative immediately. failure to do so will cause Resident to be liable for additional damages done as a result of Resident’s non-action and lack of notification. If heating facilities or other health-required equipment malfunctions, Resident must notify Owner or Owner’s representative as soon as possible on the next business day. Owner shall act with customary diligence to make necessary repairs and re-connections in order to avoid injury to persons or property. taking into consideration when casualty insurance proceeds are received. Rent will not abate.

If Owner considers fire or catastrophic damage substantial. Owner may terminate this Lease within a reasonable time by giving Resident written notice. If the Lease is so terminated. Owner shall refund prorated rent and all deposits. less deductions.

Owner makes no express or implied promises to make repairs to the apartment. Owner’s making repairs is not an implied warranty to repair, but decisions on repairs shall be made on a case-by-case basis. However. Resident is hereby required to notify Owner of all items requiring repair prior to initiating Resident’s own repairs.

49.    JOINT AND SEVERAL LIABILITY: Each Resident is jointly and severally liable for all Lease obligations. If Resident or any guest or occupant violates the Lease or community policies and rules, all Residents are considered to have violated the Lease. Owner’s requests and notices (including sale notices) to any Resident constitute notice to all Residents and occupants. Notices and requests from any Resident or occupant (including notices of lease termination. repair requests. and entry permissions) constitute notice from all Residents. In eviction suits. any one of multiple Residents is considered the agent of all other Residents in the apartment for service of process. Security Deposit refunds will be by one check jointly payable to all Residents. The check and any deduction itemizations will be mailed to one (l) Resident only.

50.    SECURITY CRIME OR EMERGENCY: Owner is not obligated to furnish security personnel. security lighting. security gates or fences. or other forms of security unless required by statute. If control or intrusion alarms are provided. Resident will be furnished with written operation instructions. It is the obligation of Resident to read these instructions and bring any questions to the attention of Owner. Resident shall notify Owner promptly of any known problem, defect. malfunction or failure of door locks, window latches. lighting. controlled access gates. intrusion alarms and other security-related devices. If security systems, security devises or security services are utilized at the Apartment Community, no representation is made by Owner that they will prevent injury, theft or vandalism and, unless otherwise provided by law, Owner is not liable to Resident or any guests or occupants for injury, damage, or loss to person or property caused by criminal conduct of other persons, including theft, burglary, assault, vandalism. or other crimes. reserves the right to reduce. modify or eliminate any security system, security devices, or security services (other than those statutorily required) at any time and without notice to the Resident. and such action shall not be a breach of any obligation or warranty on the part of Owner. Owner is not responsible for obtaining criminal background checks on any Resident, occupant, or guest in the Apartment Community.

Resident shall dial 91 1 or immediately call local fire, police, or Emergency Medical authorities in case of fire, smoke. or suspected criminal activity involving imminent harm. Resident should then contact Owner or Owner(s) representative. If Resident or any occupant or guest is affected by a crime, Resident must file a written Incident Report with Owner or Owner(s) representative and with the appropriate local law enforcement agency. Resident shall furnish Owner with the law-enforcement agency’s Incident Report number upon request.

51.    GENDER: fie terms “Resident” and “Owner” as used herein. or any person used in place thereof. shall mean and include the masculine and the feminine and the singular or the plural number according to the context hereof.

52.    WAIVER OF HOMESTEAD RIGHTS: Resident hereby waives and renounces for Resident and Resident(s) family any and all homestead rights and exemption rights Resident may have now, under or by virtue of any federal or state constitution, laws or regulations.

53.    NON-DISCRIMINATION: Owner is an equal opportunity housing provider and complies with all federal, state. and local fair housing laws and regulations. Owner does not discriminate in any way based upon race. color. creed. religion. sex. national origin. age, familial status, handicap or disability, source of income. marital status, ancestry or sexual orientation.

54.    SUCCESSOR: Owner and each of the Residents are bound by this Lease. All parties who lawfully succeed to their rights and responsibilities are also bound. If you die, are adjudicated bankrupt or make an assignment for the benefit of your creditors. this Lease will, at our option, cease and the apartment will be surrendered to us. To the extent permitted under applicable law, we reserve the right in such events to reenter and repossess with any notice to quit hereby waived by you.

55.    APPLICATION OF RENT: You agree that we may apply any payment of rent we receive from you first to any additional rent, outstanding fees, costs or charges owed by you to us under this Lease and then to the first rent payment due and owing regardless of any statement by you, written or oral, or any notation on your rental payment check to the contrary.

56.    WINDOW GUARDS: The resident may have window guards installed by the Owner in the resident’s apartment and the public halls, provided that: (l) the resident makes a written request to the Owner for such installation; and (2) a child ten (10) years of age or younger resides in the apartment or are regularly present in the apartment for a substantial period of time; and (3) the resident’s apartment is located higher than the first floor. Residents living on the first floor may only request window guards on windows in public halls above the first door to which persons in the resident’s unit have access without having to exit the building. Window guards shall not be installed on any window giving access to a fire escape. No resident shall obstruct or interfere with the installation of the window guards and no resident shall remove or otherwise render ineffective such window guards. The resident shall grant the Owner access to the apartment to inspect each window guard in the apartment. Any expenditures made by the Owner in connection with installation and maintenance of the window guards shall be deemed to be capital improvement costs, which may be, at the Owner’s option. passed onto the resident. These costs shall be considered additional rent.

57.    MOLD AWARENESS: Mold is found virtually everywhere in our environment — both indoors and outdoors and in both new and old structures. Molds are naturally occurring microscopic organisms which reproduce by spores and have existed practically from the beginning of time. All of us have lived with mold spores all our lives. Without molds we would all be struggling with large amounts of dead organic matter. Mold breaks down organic matter in the environment and uses the end product for its food. Mold spores (like plant pollen) spread through the air and are commonly transported by shoes. clothing and other materials. When excess moisture is present inside a dwelling. mold can grow. There is conflicting scientific evidence as to what constitutes sufficient accumulation of mold which could lead to adverse health effects. Nonetheless, appropriate precautions need to be taken. Preventing mold begins with you. The Resident is hereby notified that the Premises are subject to the infestation of mold or mildew if not properly maintained. When moldy materials are disturbed. some molds produce toxic chemicals which may contaminate the Premises’ air space. Resident acknowledges that routine visual inspections for mold growth or signs of water damage and wetness is the most reliable method for identifying the presence of mold or mildew and should be addressed immediately. Resident agrees to maintain the Premises in a manner that prevents the occurrence of an infestation of mold or mildew in the Premises. Resident agrees to comply with the following:

a)    Resident shall immediately report any water intrusion. such as plumbing leaks. drips or “sweating” pipes.

b)    Resident shall limit the sources of indoor humidity by increasing fresh air ventilation and warming cold surfaces where condensation occurs.

c)    Resident shall use bathroom fans and open interior windows while showering or bathing and exhaust fans when cooking. Resident will immediately report to Owner any non-working fan or window.

d)    Resident shall use all reasonable care to close all windows to prevent rain or outdoor water from penetrating.

e)    Resident shall clean and dry any damp or wet building materials and/or personal property within twenty-four (24) to forty-eight (48) hours

f)    Resident shall conduct a visual inspection for the presence of mold growth inside the Premises at least once per month, including window frames and on carpets; ceiling tiles, and on any currently or formerly damp material made of cellulose (such as wallpaper. books, papers. and newspapers); all floor plants; and personal property.

g)    Resident shall immediately report to Owner if significant mold growth is noted. Most mold can be cleaned by using water and detergent or bleach, and drying the surface completely afterwards.

h)    Resident agrees not to bring any personal property into the unit that may contain mold. especially “soft possessions” such as sofas. mattresses, and pillows.

58.    STATEMENT OF REGISTRATION:

a)    Name and address of all record Owners of property: Alterra at Overlook Ridge. c/o Roseland Management Company, 7 Sylvan Way, Suite 350. Parsippany, New Jersey. 07054.

b)    If a corporation. the name and address of registered agent and/or corporate office of the corporation: N/A

c)    If the address of the record Owner is not located in Suffolk County. give the name and address of a person who resides in or has an office in Suffolk County, who would be authorized to accept notices from a Resident and to issue receipts therefore and to accept service or process on behalf of the record Owner: Alterra at Overlook Ridge. II Overlook Ridge Drive. Revere. MA 02151.

d)    The name and address of the managing agent of the premises. if any: Roseland Management Company. L. L.C., 7 Sylvan Way, Suite 350, Parsippany, New Jersey. 07054.

e)    The (Sr.) Maintenance Manager’s name and address who provides the regular maintenance: Name:    Address: Alterra at Overlook Ridge. 11 Overlook Ridge Drive, Revere. MA 02 151.

f)    The name and address and telephone number of an individual representative of the record Owner or managing agent to be reached in the event of an emergency: Name: - (Sr.) Director of Operations Address: Alterra at Overlook Ridge. 11 Overlook Ridge Drive. Revere, MA 02151 Telephone (781) 397-2400.

59.    COMMUNITY POLICIES AND PROCEDURES: These policies. incorporated by reference into this Lease. are designed to promote enjoyment of the Community by you and by other Residents. As in the Lease. the Resident is called “your” and “yours.” Your apartment and the Community, including all buildings, common grounds, amenity and parking areas. are collectively called “the Premises,” Any violation of the Policies and Procedures below is a material breach of the lease and shall entitle the Owner to terminate the Resident’s lease and terminate the Resident’s possession of the Apartment in accordance with law. A waiver of one or more acts shall not constitute a waiver for subsequent violations. (This means that the Owner can still enforce these rules and seek the Resident’s eviction. even if the Owner has excused the Resident from a similar violation in the past.)

a)    SPEED LIMIT: Limit your speed within the Premises to 10 MPH. Recreational vehicles are: (8) not permitted; (O) permitted in designated areas only. You must obey all signs and traffic control devices within the garage. such as stop signs. fire lanes. etc.

b)    VEHICLES: Unsightly cars (such as cars with flats. broken windows. etc.) and vehicles with expired tags will not be permitted to remain on the Premises. Vehicles are not to be repaired or serviced on the Premises. A repair is anything that requires the vehicle to have the hood open or to be up on a jack. Vehicles may: (8) not be washed on the Premises; (O) be washed on the Premises in designated area(s) only. Do not empty car ashtrays onto the parking lots. Vehicles will be towed at Owner’s expense. and without notice, that are (a) not properly registered with the city and state and with the Management, (b) parked in a fire lane or in a designated “NO PARKING” area, (c) that are owned or used by Residents and are parked in Leasing Office and Visitor parking spaces, and/or (d) parked in a space other than the assigned space for that vehicle. You must register your vehicle with the Management.

c)    GARAGES/PARKING: You agree to use the provided garage. assigned to you as part of your premises under the lease. for the parking of motor vehicles, which does not preclude the parking of motor vehicles. Under no circumstances are you to use your assigned garage for storage of any objects, possessions or belongings, other than for a motor vehicle. which impairs or precludes the parking of motor vehicles. The use of the garage for commercial or repair purposes is strictly prohibited. Owner reserves the right to demand the removal or clearing of any objects, possessions or belongings. which impairs the use of the garage for parking of motor vehicles. You are reminded that you are to park your motor vehicle in the garage and in your assigned space. Parking in the access ways of the community is strictly prohibited. Vehicles that are parked on access ways will be towed at the Owner’s expense without warning.

d)    DRAPERIES: Draperies. curtains or blinds must be placed at all windows within two weeks of moving into the apartment, if applicable. The window coverings visible from the exterior must be lined with a neutral-colored material. Neutral colors are defined as white, off-white, beige and light gray. If the primary draperies or curtains are not of these neutral colors, then they must be lined with neutral colors on the outside. There may be no tin foil, sheets, blankets, or any type of coverings other than draperies, curtains or blinds over the windows to darken rooms.

e)    BALCONIES/PATIOS/DECKS: You may not hang bathing suits or store brooms. mops. rugs. etc. on your balcony or in front of your apartment. Mops, clothes, rugs, etc. may not be shaken from balconies/patios/decks or windows. Dirt, debris and/or water may not be swept over the edge of any balcony. Cigars, cigarettes. and any other objects shall not be thrown from any window or balcony/patio/deck. Planters or flower boxes are: (8) not permitted on the edges of the balcony or window: (O) permitted but must be secure so that there is no danger of them falling. Clothing air-dried on balconies/patios/decks is prohibited. No household appliances. mechanical equipment, barbecues. bicycles, or trash are to be kept on balconies/patios/decks. No radio aerials are permitted. Absolutely no grilling on balconies/patios/decks is permitted.

f)    EQUIPMENT: The equipment in the bathrooms and kitchens is not to be used for any purposes other than that for which it was constructed. No sweepings, rubbish, rags, disposable diapers. sanitary napkins, tampons. ashes or other obstructive substances may be thrown therein. You may not place metal. string, dental floss, grease, coffee grounds. nut shells, glass, olive or fruit pits, com cobs, paper. wire, bones or non-food in disposal or sinks. If you cannot eat it, your disposal cannot eat it! You shall be responsible for all damage resulting from the misuse of such equipment and you agree to reimburse us for the costs incurred to repair such equipment and related damages. Portable washers or dryers not approved in writing by us are prohibited.

g)    SHOWER CURTAINS: All Residents will be responsible for purchasing a shower curtain and liner at least 82 inches or 6’ 10” in height to be used in any and all bathrooms within the apartment home. All liners need to be at a minimum length to cover the distance from the shower rod to the inside of the tub to ensure water will not leak from sides of tub. If a Resident does not provide the proper curtain and liner. they may be held responsible for any damages due as a direct result of a short shower curtain or liner.

h)    NOISE: Be considerate of your neighbor. You must control the volume of radios. stereos. TV’s. computers. musical instruments and other amplified devices so that they do not disturb Residents of other apartments. We require that stereo speakers not be placed directly on the floor. Noisy or disorderly conduct that annoys or disturbs Residents will not be permitted that is not in accordance with the City, County, or State ordinance. A single violation of this covenant shall be deemed a breach thereof.

i)    LAUNDRY FACILITIES: Please report to us machines that are not operating properly. When using laundry machines. please do not wash or dry shoes in the machines. Shoe may bump up against and damage the machines. You agree to be responsible for damage(s) resulting from the misuse of the laundry equipment and to reimburse us for the costs incurred to repair the laundry equipment.

j)    STORAGE FACILITIES: Storage facilities are available with some apartment styles. Do not store flammable or hazardous chemicals.

k)    WALL HANGINGS: You may use nails and regular hangers when hanging pictures, mirrors. etc. You may not use adhesive hangers, since they damage the wallboard. No holes shall be driven into the cabinets, woodwork. ceiling or floors. Please do not use a nail or any other hanger on wallpaper.

l)    TRASH: Trash is not to be left outside your apartment or on the balcony and is not to accumulate in your apartment. There is a trash chute or trash dumpster enclosure located on each floor in a specified location on the property. Please throw all trash into the trash chute. Do not leave debris on the floor. throw newspapers into the recycling bin, labeled for paper that is located in each trash room. Check to be sure all ashes and cigarette butts are completely out before putting trash in the compactors. Furniture items such as desks. chairs, beds, mattresses, sofas, etc. are not to be left on the Premises for disposal. You are responsible for the removal of these items at your own cost. Residents not complying with these policies regarding trash are subject to a fine in the amount of $50.00 per bag or large item of trash that we remove, at the discretion of the Director of Operations,

m)    CLUTTER: Common areas must be kept clear at all times. Do not obstruct them with trash. boxes. toys. bicycles, baby carriages, plants, etc. No such items are permitted in the parking areas, courtyards. sidewalks. lawns or other common areas of the building. All such articles will be immediately impounded. and a charge may be made for their return.

n)    GRILLING: Grilling is not allowed on balconies/decks/patios. either with charcoal or gas grills. Doing so presents a risk of fire and is a violation of the law.

o)    UTILITY CLOSETS: No items may be placed in utility closets for storage purposes at any time. We reserve the right to inspect these areas at any time.

p)    NOTICE OF DAMAGE TO PREMISES: You are required to notify us of any damage that in your opinion requires repairs. including water and fire damage. Please advise us immediately of spills on carpeting that may cause permanent damage.

q)    SMOKING: Smoking is not permitted in the hallways and lobby area. Smoking is likewise prohibited in the health and recreational facilities. Cigarette butts are not to be discarded on the Community grounds. YOU MAY NOT THROW CIGARETTE BUTTS IN THE MULCH OR IN PROXIMITY TO THE BUILDING. DOING SO IS A SEVERE FIRE HAZARD.

r)    DRY CLEANING: If this drop-off/pickup service is provided. it is done so as a convenience and you agree not to hold Owner or us responsible in the event of loss or damage of any or all of your dry cleaning. You agree to pick up your dry cleaning within forty-eight (48) hours notice.

s)    PACKAGES: You authorize us to accept US Mail. UPS. DHL, Fed Ex. etc. packages for you. service is provided as a convenience and you agree not to hold us or the Owner responsible for accepting the package in the event that is lost or damaged. You agree to pick up the package(s) with twenty-four (24) hours notice to avoid return unless you make other arrangements. The concierge will only accept packages that are completely and accurately addressed to the recipient and which are non-perishable. The concierge will not accept packages over thirty (30) lbs. The concierge will not accept furniture such as sofa’s. tables, beds. mattresses. bedroom sets. tires. and other similar items. Packages must be no larger than a twenty-four (24) x forty-eight (48) inch box.

t)    AMENITY AREAS: Amenity areas including but not limited to crayon corner, theater. Resident’s clubroom. aerobics room, basketball courts. game room. music room, pool, fitness center. conference room. business center. etc. are to be utilized for their intended purposes only. Bicycles, skateboards. rollerblades, etc.. may not be used on the pool deck or in the parking lots or garages. We reserve the right to deny use of the amenities to any Resident found in violation of any of our policies. Proper-soled shoes must be worn to prevent damage to flooring.

u)    AGE REQUIREMENT: Residents under the age of fourteen (14) are only permitted when accompanied by a parent or guardian. Children shall not be permitted to loiter or play in any basements. public halls. stairways. elevators. parking garages. roof or about the main entrance as applicable. Swimming Pool and Fitness Center: Residents under the age of sixteen (16) are only permitted when accompanied by a parent or guardian.

v)    WATERBEDS: Waterbeds are not permitted.

w)    HEATERS: Kerosene heaters or other heaters using combustible materials or fluids are not permitted on the Premises.

x)    FUEL-BURNING APPLIANCES OR FUEL-BURNING DECORATIVE ITEMS: Any and all Fuel-Burning Appliances or Fuel-Burning Decorative Items such as a “portable fireplace” are not permitted on the Premises.

y)    COOKING: Please cook in a manner that will not offend or annoy other Residents and use the oven fans during cooking.

z)    DOORS: You must shut all doors leading from and into the Premises at all times.

aa)    LOCKOUT: If requested we will unlock the door of your apartment during posted business hours. there is no charge. Any lockout thereafter will have to be handled by a locksmith, to be paid and contacted by the Resident only.

bb)    MOVING: Moving of furniture is permitted to and from the apartments only between office hours. You must remove any packing cases. barrels or boxes, which are used in moving. If packing cases. barrels. boxes or other containers are removed by us, you will be billed for the cost of such a removal.

cc)    SAFEKEEPING OF ARTICLES: Our employees. other than front desk attendants, will not accept keys or articles of any description from or for the benefit of you. If packages, keys or other articles are left with the employees of this building, the sole risk of loss or damage is upon you.

dd)    BICYCLES: If provided, bicycles are to be stored in the garage in the bicycle storage room at your own risk. Bicycles are not to be moved through any lobby or left on balconies/patios/decks.

ee)    PROHIBITED DEVICES: Drones, Hoverboards, self-balancing scooters. hands-free Segways. electric-powered skateboards and similar devices are prohibited. There have been reports of “hoverboards.” otherwise known as “balancing scooters.” spontaneously bursting into flames. causing fires and explosions, in homes and elsewhere. The U.S. Consumer Product Safety Commission has cited 12 such incidents in the United States. and other countries have reported similar problems. The Owner deems it to be in the best interest of the community to prohibit the possession and use of these devices inside apartments and in common areas within the community. Breach of this provision shall constitute a default under this Lease, and Owner may exercise the rights and remedies available to the Owner including the right to terminate this Lease.

ff)    WIRING: You may not install or tamper with any wiring in or outside of the Premises or install any aerial for television or radio on roof, balcony or exterior of building.

gg)    WEIGHT LIMITATIONS: You may not keep anything in your apartment that, in our sole judgment. exceeds the permissible load or jeopardizes the safety of the floors or structure. You agree to remove immediately any such item upon demand in writing from us. If you fail to do so within twenty-four (24) hours. Owner or its agent will enter your apartment and remove such items at your cost without liability for the ultimate condition of the item removed. Fish tanks that are kept in apartments shall not exceed ten (10) gallons.

hh)    RECYCLING: You agree to cooperate with any and all recycling programs that we put in place or which are required by law.

ii) EXTERMINATION: You agree to. upon our request. permit us to exterminate pests in your apartment and you will take all steps that may be necessary to permit us to perform such extermination.

jj)    SOLICITATIONS: Door-to-door solicitation and/or circulation of any materials by you or anyone else is prohibited. Please report solicitors to our office.

kk)    LIGHT BULBS: Electric light bulbs are supplied to each apartment home at the time of move-in. Thereafter, it becomes your responsibility and cost to replace all bulbs.

ll)    DOORMATS: Doormats. shoes, and other personal property/items are prohibited in the hallways of the community. We will dispose of any that we see. in order to maintain the overall appearance of the community.

mm)    DIRECTORY: Only the names of the Residents as set forth on the Apartment Lease may be placed upon the bells, mailboxes or doors. The appearance of any other names shall constitute a violation of this Lease.

nn)    NOTICE OF ACCIDENT/INJURIES: Residents, occupants. guests. agents. employees. visitors. licensees and invitees must give immediate notice to the Owner of any accident or any injury to any person. or of any damage to the Apartment or furnishings.

oo)    CONSTRUCTION: Residents may not build or put up any dividers. closets or the like. If such items have been constructed. they must be removed without delay.

60.    PARKING POLICIES:

The following parking rules and regulations are to be obeyed by all residents and guests of the Community. Only the following car(s) may be parked in the Resident’s parking space:

VEHICLE #1 Permit #    Vehicle Make:    Model:     Year:     Color     License Plate No.:

VEHICLE #2 Permit #    Vehicle Make:    Model:     Year:     Color     License Plate No.:

VEHICLE #3 Permit #    Vehicle Make:    Model:     Year:     Color     License Plate No.:

a)    Resident acknowledges that there is a monthly parking rent of $0.00. If the Resident should violate any of the terms set forth in this Section. the Resident’s parking or garage space privilege can be terminated and revoked by the Owner upon five (5) days written notice of such revocation. which will be sent by regular and certified mail, return receipt requested.

b)    Residents with vehicles that are identified by current parking permits may park their vehicles in an assigned parking space. Permits are issued according to dates of occupancy. Permits are available only to the Residents of Alterra at Overlook Ridge. Visitors may ONLY park in designated visitor parking.

c)    Trucks (other than pick-ups) trailers, motorhomes. campers which extend beyond the end of the truck bed. and buses will not be issued parking permits. Each permit will indicate the permit number which will be kept on file with Management in the Management Office. The permit must be attached to the inside left corner of the rear window. Permits are not transferable and remain the property of Owner. Any change of vehicle must be reported to Management and a new permit obtained. at which time the old permit shall be returned to Management.

d)    Owner and its Agents will not be responsible for damage to Resident’s car or for stolen or lost items.

e)    Parking spaces and Permits will be assigned. The Resident hereby rents from the Owner Alterra at Overlook Ridge assigned parking space or garage space No. at a charge of $0.00 per month which shall be due with the monthly rent and deemed to be additional rent.

f)     If the vehicle and/or license plate listed above is changed in the future. Resident shall notify the Owner within twenty-four (24) hours so that a replacement sticker can be issued and the vehicle is not subject to ticketing or towing.

g)    Resident understands that the parking space or garage is for the stickered car only. and no other car can be placed into the assigned space under any circumstances. There shall be no exceptions to this rule.

h)    Any car parked in the assigned space must have the parking sticker. a valid license. a valid inspection sticker. proof of registration, must carry liability and property damage insurance, and must be in operable and roadworthy condition.

i)    The Resident shall not assign or sublet such reserved parking space.

j)    No repairs, adjustments, oil changes, car washing. etc. can be performed on the premises.

k)    Cars without a parking sticker or unauthorized cars in the parking area will be towed at the car Owner’s expense and may be subject to ticketing by local police.

l)    No parking is permitted in the driveways or fire lanes or other areas designated “no parking”.

m)    Garages and parking spaces may not be used for storage etc. Vehicles only may park in Garages and Parking Spaces.

n)    It is expressly understood that this parking space is provided for the accommodation of the Resident. The Owner shall not be responsible for any theft and/or damage to the Resident’s vehicle due to any cause. by reason of the use of the reserved parking space and the access roadways. It is further understood that the Owner assumes no responsibility for problems of utilization of the entrance and exit to and from the parking space caused by natural obstacles such as snow storms. wind storms and the like. nor shall the Owner be responsible for any other type of obstruction, natural or otherwise, to the parking space and roadways. such as an unauthorized vehicle parking in the said space or the roadway. It is further understood that the Resident will not be entitled to any form of abatement or diminution of parking fee by reason of any of the aforementioned conditions.

o)    No bicycles may be stored on the premises unless in an authorized bicycle designated area.

p)    All trucks with plow setups are prohibited.

q)    All commercial vehicles are prohibited from parking on the premises.

61.    PET POLICIES:

If the Resident wishes to have a pet on the premises. the Resident understands and agrees that the pet must be approved by the Owner and a I month’s pet rent must be paid at the execution of this Lease Agreement. The pet rent is due and owing as additional rent. No pet shall be permitted in or on the property unless approved by the Owner in accordance with the provisions of this Section. Visiting pets are strictly prohibited. At the commencement of this lease term. Resident. will have a pet on premises/Ü will not have a pet on premises. Resident’s pet information is as follows:

Type:      Breed:      Name:      Weight:

Type:      Breed:      Name:      Weight:

Resident has attached a picture of the pet to this lease/ will provide a picture of the pet to Management. Resident further agrees to the following Owner’s Policies and Procedures regarding Pets:

a)    Pet Insurance/Liability: Tenant shall be strictly liable for any injury to any person or damage to property caused by their pet and shall indemnify Landlord for all costs of litigation and attorney’s fees resulting from same. To that end. Tenant agrees to maintain and carry at Tenant’s sole expense for the entire duration of the lease, an insurance policy. or its equivalent, issued by a licensed insurance company. which provides coverage of at least $100,000 personal liability to cover liability and damages, including but not limited to, any property damage. personal injury, dog bite. or other injury that may be caused by such pet. The insurance policy must name Landlord as an additional insured and a copy of the insurance policy must be provided to and approved by the Landlord before bringing any approved pet on the premises. Authorization to bring and/or keep pets on the premises may be terminated, at Landlord’s sole discretion, if the required insurance lapses and new policy is not provided upon Landlord’s demand. Landlord shall from time to time have the right to make reasonable changes and additions to the above insurance requirements. if in writing and distributed to all tenants who are permitted to have pets.

b)    Types of Pets: Certain pets are permitted at the Premises only with our permission. Certain other pets are not allowed. Prohibited pets include. but are not limited to: monkeys. ferrets. snakes. rabbits. insects. reptiles and livestock. Certain breeds of dogs are not permitted. Prohibited dogs include, but are not limited to, Pit Bulls, Tosa Inus, German Shepherds. Rottweilers. Presa Canarios, Fila Brasileiros. Argentine Dogos. Akitas, Chow Chows, Shar Peis, Dalmatians and Doberman Pinschers (for the purposes of this section, if the genetic composition of any dog contains any percentage of the foregoing breeds, it is prohibited). Pets with a history of biting are not permitted on the Premises. You agree and assume full responsibility for personal injuries or property damage caused by the pet, and hereby agree to indemnify the Owner and Management and hold the Owner and Management harmless against any loss, or liability of any kind or character whatsoever resulting from the privilege of having a pet on the premises. You are responsible for the action of the pet at all times. We may. at our sole discretion, limit pets to certain designated buildings and/or floors at the community. Once such permission is granted. it will not be revoked as long as the Resident pet Owner abides by these policies. controls the pet and shows due consideration of other Residents of the Community. Pursuant to applicable state law. “seeing eye” dogs are not considered pets and no pet charge will be assessed.

c)    Walking your Pet: Resident may not allow the pet out of the apartment unless the pet is on a leash. Resident. or person who walks pet, must have control of the pet at all times and must keep the pet on a leash (no longer than 5 feet) at all times the pet is out of the apartment. If the pet is a cat. Resident must keep the cat in an approved pet container when taken out of the apartment.

d)    Pets in the Building: Resident must use only the freight elevators. the rear exit door and/or the garage to take the pet in and out of the premises or the apartment. Resident may pot allow the pet in the lobby.

e)    Resident’s Responsibility for Damage/Injuries caused by the Pet: Resident is responsible for any damage caused by the pet to the apartment. apartment building, grounds, premises, flooring. walls. trim. finish. tiles. carpeting, stairs. and other property of Owner or other Residents. Resident will pay for repairs of all damages and/or the full replacement cost. if necessary. Resident shall be liable for injury to: (a) Owner’s employees. agents, representatives or contractors (Owner’s Agents) caused by Residents pet during entry of the unit as provided in the Lease and (b) any Other person. whether such injury occurs in common areas or any Unit of Community. caused by Resident’s pet. Resident shall indemnify and hold Owner harmless from and against any loss, cost, claims, judgment. damage. or expense imposed upon Owner by virtue of any person in the Community sustaining injuries caused by Resident’s pet.

f)    Notice to Remove Pet: Resident will remove the pet for the rest of this lease. if it is necessary. because of any noises, barking. or damage to the building or apartment. Resident will also remove the pet because of any complaints from other Residents. Resident must permanently remove the pet from the premises within one (l) week after notice from Owner. All paid fees to date will not be reimbursed.

g)    Pet Rent: Resident acknowledges that there is a monthly pet rent of $0.00.

h)    Age Limit: Dogs under the age of seven (7) months are prohibited.

i)    Number of Pets: No more than two (2) pets per apartment home.

j)    Maintenance Service: Pets must be restrained whenever a maintenance service call is requested.

k)    Toilet: In order to keep the grounds clean and sanitary. all pets or Seeing Eye Dogs must be on a leash and taken to the outside perimeter of Premises for their toilet purposes. It will be a violation of these Policies if you simply “turn out the pet” and recall it at your convenience.

l)    Tying/Balconies/Patios/Decks: Pets may not be tied or staked or caged outside of the apartment. Residents living in an apartment with a balcony/patio/deck may not leave the pet on the balcony/patio/deck for extended lengths of time.

m)    Balconies/Patios/Decks and Pet Food: Balconies/Patios/Decks must be kept clean of pet droppings and pet food and/or water. During hot weather especially, odors can be extremely offensive to neighbors. You may not leave pet food or water bowls on the balcony/patio/deck outside your apartment.

n)    Amenity Areas: Pets are not allowed in the pool or amenity areas at any time.

o)    Fish: Fish tanks are NOT to exceed ten (10) gallons.

p)    Violations: Resident shall be liable for any damages and./or costs incurred due to violations of these policies. Resident acknowledges and agrees that the terms contained in this Rider are reasonable and any violation thereof shall constitute grounds for eviction and for which the Owner reserves the right of re-entry. Residents violating these policies regarding pets are subject to a fine in the amount of $0.00 for each violation. at the discretion of the Director of Operations.

q)    Pet Removal: You agree to the immediate removal of any pet that threatens the health and safety of other Residents, invitees or employees of the Community. Such removal shall occur no later than twenty four (24) hours from notification from the Owner. In addition you agree to remove any pet, that. in our opinion. bothers other residents, whether inside or outside. or that constitutes a problem or obstruction to our employees or to service providers from properly performing their duties. If you fail to remove a pet following a request from management. you agree that we may terminate your lease. Resident covenants and agrees to permanently remove pet from the Unit (a) within (10) days of receipt of notice to do so by Owner. if Owner determines, in its sole discretion, that: (i) the pet is not at all times under the control of Resident; (ii) Resident does not properly care for or clean up after the pet: (iii) the pet is generally disruptive to the peace and quiet enjoyment of the other Residents of Community; or (iv) odors caused by the keeping of the pet are generally disruptive to the peace and quiet enjoyment of other Residents of Community.

r)    Compliance with all City Ordinances: Resident shall comply with the City of Revere ordinance. which requires. among other things, that an Owner of a dog immediately remove and dispose of, by sanitary methods. any feces deposited by its dog in public areas. Residents will deposit feces or other waste in proper receptacles and will not litter the Community. [n addition. all dogs must be curbed by Resident. Dogs must be licensed as required by said ordinance.

62.    BICYCLE STORAGE SPACE: The Resident wishes to utilize a Bicycle Storage Space within the building/ does not wish to use a Bicycle Storage Space within the building. Owner has agreed to provide the following Bicycle Storage Space at the below listed monthly cost:

Storage Term       Beginning:        Ending:

Bicycle Storage Space #       Bicycle Storage Fee: $0.00

a)    OCCUPANTS: This is a lease agreement between the Owner and aforementioned Resident for the above stated Bicycle Storage Unit. The Bicycle Storage unit is to be used or occupied by the Resident. In the event that individuals other than the resident store items in the Bicycle Storage Unit. the Owner has the right to terminate the storage arrangement.

b)    FEE: The Resident agrees to pay the total fee per month as listed above QP or before the first day of each month.

c)    RESIDENT’S DUTY OF CARE: Resident shall:

l)    Maintain the Bicycle Storage Unit in a clean and sanitary manner and do nothing to deface. damage or destroy the Unit or the “Premises” (defined below)

2)    Comply with all state or federal law, city ordinances and regulations. including. without limitation. all applicable provisions of Building and housing codes materially affecting health and safety

3)    Do nothing to cause a cancellation of or an increase in the costs of the Owner’s fire or liability insurance

4)    Keep nothing flammable or dangerous in the unit

d)    NO ALTERATIONS: The Resident shall make no alterations to the Bicycle Storage unit or display any sign upon the exterior of the unit. There shall be no:

l)    Painting. wallpapering and/or paneling

2)    Installation of any additional locks other than individual locks used on your personal bicycle. 3) Tampering with any exposed plumbing

4) Installation or use in the unit of a washing machine. waterbed. clothes dryer. air conditioning. television antennas. space heaters, propane heaters or any type of portable heater, or permanent heaters

e)    ILLEGAL ACTIVITY: The Resident is prohibited from engaging in or conducting any drug related criminal activity, any illicit and/or illegal activity in the unit and/or the property on which the unit is located (“Premises”). and/or using the unit and/or the Premises for such a purpose.

f)    PETS: No animals of any kind shall be kept in the Bicycle Storage Unit.

g)    RIGHT TO ENTER THE UNIT: The Resident shall not unreasonably withhold consent to the Owner to enter into the Premises for purposes of making inspections, making necessary or agreed repairs. decorations. alterations or improvements. supplying necessary or agreed services. or exterminating the unit.

h)    NOTICE TO VACATE: The Resident must provide written notice to the Owner of the Resident’s intention to vacate with thirty (30) days advance notice. The Bicycle Storage unit can only be vacated on the last day of any given month. There will be no mid-month pro-rations.

i)    NO ASSIGNMENT OR SUBLETTING: Resident may not sublet the Bicycle Storage Unit or assign this lease.

j)    END OF TERM: Upon the first day of each month. the monthly term will automatically be extended for the completion of the following month unless a written notice-to-vacate has been submitted prior to. or on. the first day of the month. lease will automatically terminate on the last day of the resident’s apartment lease.

k)    This agreement entitles the Resident to store one (l) bicycle in the designated bicycle storage unit.

l)    Bicycles shall be stored at the Resident’s own risk.

m)    The Owner reserves the right to make changes to the Bicycle Storage terms at any time. Notice of such changes will be provided in written notice to the Resident.

63.    SATELLITE DISH AND ANTENNA POLICIES:

Under a Federal Communications Commission (FCC) order, you as Owner’s Resident have a limited right to install a satellite dish or receiving antenna on the leased Premises. We, as Owner are allowed to impose reasonable restrictions relating to such installation. Resident is required to comply with these restrictions as a condition of installing such equipment. This section contains the restrictions that Resident and Owner agree to follow.

a)    NUMBER OF SIZE: Resident may install only one (l) satellite dish or receiving antenna on the leased premises. A satellite dish may not exceed one (l) meter (3.3 feet) in diameter. An antenna may receive but not transmit signals.

b)    LOCATION: Location of the satellite dish or antenna is limited to (l) inside of the dwelling. or (2) in an area outside dwelling such as a balcony. patio, yard, etc. of which Resident has exclusive use under the lease. Installation is not permitted on any parking area, roof, exterior wall, window, windowsill. fence or common area. or in an area that other Residents are allowed to use. A satellite dish or antenna may not protrude beyond the vertical and horizontal space that is leased to Resident for their exclusive use.

c)    SAFETY AND NON-INTERFERENCE: Resident installation: (l) must comply with reasonable safety standards: (2) may not interfere with Owner cable. telephone or electrical systems or those of neighboring properties: (3) may not be connected to Owner telecommunication systems: (4) may not be connected to Owner electrical system except by plugging it into a 1 10-volt duplex receptacle. If the satellite dish or antenna is placed in a permitted outside area. it must be safely secured by one of three methods: ( l ) securely attaching it to a portable, heavy object; (2) clamping it to a part of the building’s exterior that lies within the leased Premises (such as a balcony or patio railing provided it does not protrude as described above): or (3) any other method approved by Owner at Owner’s discretion in writing prior to installation. No other methods are allowed. Owner may require reasonable screening of the satellite dish or antenna. so long as it does not impair reception.

d)    SIGNAL TRANSMISSION FROM EXTERIOR DISH OR ANTENNA TO INTERIOR OF DWELLING: Under the FCC order, Resident may not damage or alter the leased premises and may not drill holes through outside walls, door jams. windowsills. etc. If the satellite dish or antenna is located outside of the dwelling (on a balcony. patio. etc.). the signals received by it may be transmitted to the interior of the dwelling only by the following methods: (I) running a “flat” cable under a door jam or window sill in a manner that does not physically alter the premises and does not interfere with proper operation of the door or window: (2) running a traditional flat cable through a preexisting hole in the wall (that will not need to be enlarged to accommodate the cable): (3) connecting cables “through a window pane” similar to how an external car antenna for a cellular phone can be connected to inside wiring by a device glued to either side of the window, without drilling a hole through the window; (4) wireless transmission of the signal from the satellite dish or antenna to a device inside the dwelling; or (5) any other method approved by Owner at Owner discretion in writing prior to installation.

e)    WORKMANSHIP: In order to assure safety. the strength and type of materials used for installation must be approved by Owner in writing prior to installation. Installation must be done by a qualified person or company approved by Owner. This person or company must have workman’s compensation and general liability insurance. An insurance certificate naming Owner as additional insured must be provided to Owner prior to installation. Owner approval will not be unreasonably withheld.

f)    MAINTENANCE: Resident will have the sole responsibility for maintaining the satellite dish. antenna and all related equipment.

g)    REMOVAL AND DAMAGES: Resident must remove the satellite dish or antenna and other related equipment when Resident moves out of the dwelling. Resident must pay for any damages and for the cost of repairs or repainting which may be reasonably necessary to restore the leased Premises to its condition prior to the installation of the satellite dish. antenna or related equipment.

h)    LIABILITY INSURANCE AND INDEMNITY: Resident must take full responsibility for the satellite dish or antenna and must provide Owner with a certificate of liability insurance naming Owner as additional insured to protect Owner against claims of personal injury and property damage to others, relating to Resident satellite dish or antenna. The insurance coverage must be in a face amount of no less than $100.000.00. which is an amount reasonably determined by Owner to accomplish that purpose. Resident agrees to hold Owner harmless and indemnify Owner against any of the above claims made by others.

Resident may start installation of the satellite dish or antenna only after Resident has: (l) provided Owner with a certificate of liability insurance referred to in paragraph (h) of this Section; and (2) received Owner’s written approval of the person or company who will do the installation.

64.    USE OF COMMON AREAS POLICIES: We know that you value your time so we have designed our amenities with you in mind. We offer a complete amenity area for our Residents. The facilities at Alterra at Overlook Ridge are for the use of Residents and their guests unless otherwise noted. Shirts and shoes must be worn by individuals in all indoor amenity areas of the Community.

a)    GUEST POLICY:

•	Please visit the Leasing Office to reserve your guest pass prior to inviting your guest to the clubhouse.
•	On weekends and holidays, there will be a $0.00 fee per guest per day. This fee is due and payable prior to issuing of a guest pass.
•	No more than two (2) guest passes per apartment home will be issued on Holidays or Weekends.
•

Guests must register during the week but are not limited with their number of guests, as long they don’t abuse the policy. Guests in excess of two (2) are allowed without a pass during the weekday but must have special advance permission from the Leasing Office.  All children under the age of fourteen (14) must be accompanied by an adult in all areas of the clubhouse.

•

There will be no charge for children five (5) years of age and younger when accompanied by a Resident fourteen (14) years of age or older. All guests must be accompanied by a Resident of at least fourteen (14) years of age while using the Residence Club.

•

No guest of the Resident may occupy the apartment for more than fourteen consecutive (14) days in a twelve (12) month period unless a residency application is filed with the Owner and accepted by the Owner. Occupancy by a guest beyond the above period shall constitute a breach of the Owner’s Policies and Procedures.

b)    SWIMMING POOL POLICIES:

These policies are established for your safety, comfort and enjoyment of the Swimming Pool. Please keep in mind the following:

•	LIFEGUARD SUPERVISION: The Swimming Pool/Spa is SUPERVISED. The Pool should only be used when the Lifeguard is on duty. Instruction from the Lifeguard should be adhered to at all times.
•

IDENTIFICATION OF RESIDENTS AND GUESTS: The Swimming Pool/Spa is available for use by Residents and their accompanying guests. Proper resident information is required and will be checked. There is a guest limit of two (2) guests per apartment. Guests agree to use the Swimming Pool/Spa at their own risk and will only be permitted when accompanied by the Resident.

•	AGE REQUIREMENT: Persons under the age of sixteen (16) must be accompanied by a parent or guardian.
•

DIAPERS: Children in diapers are permitted in the Swimming Pool/Spa provided diapers are covered with rubber/plastic pants. Diapers may not be disposed of at the Swimming Pool/Spa site. They must be taken with the Resident when leaving the Swimming Pool/Spa.

•	CONTAINERS: Please use only unbreakable containers in the Swimming Pool/Spa area. No alcoholic beverages are permitted in the Swimming Pool/Spa area.
•

HEALTH DEPARTMENT REGULATIONS: As per health department regulations. the Swimming Pool/Spa is not to be used by anyone with an infectious disease; inflamed eyes: a cold: nasal or ear discharge: open sores: or bandages of any kind.

•	TRASH: You must use the provided trash receptacles for beverage containers and litter.
•	BATHING SUITS: Regulation bathing suits must be worn in the pool and sauna area. No cut-offs or thongs are permitted.
•

CONDUCT: You may not play with or misuse the ropes and life rings. You may not hang or sit on any ropes in pool. You may not wear hairpins or rollers or use excessive suntan oil in the pool. Profanity, horseplay. bicycle riding. skating. riding toys, scuffling. loud music or harassment of other swimmers will not be permitted. Owner and/or Owner’s agents may prohibit any activity at its sole discretion. Swimming devices (i.e. artificial notation devices. floats. tubes. swimmies. etc.) will not be permitted in the pool.

•	LIABILITY: Owner and/or Owner’s agents will not assume responsibility for any injury incurred in or around the Swimming Pool/Spa area.
•	HOURS: Please refer to your move-in kit or to pool sign for pool hours. Pool is open from Memorial Day to Labor Day.
•	Owner and/or Owner’s agents are not responsible for any lost or stolen personal items.
•	OTHER POLICIES: You must follow other policies as posted in the pool and recreational facility area.

c)    PLAYGROUND POLICIES:

•	The Playground is not supervised. Please use at your own risk.
•	To avoid burns, parents and guardians should check for hot playground surfaces before allowing children to play.
•	To avoid strangulation. do not wear helmets. necklaces or closing with hoods. cords or drawstrings while using playground equipment.
•	Do not play on broken or damaged playground equipment. Report broken or damaged equipment to the Leasing Office immediately.
•	Please do not attempt to repair equipment on your own. Residents are responsible for any and all damage to the area.
•	Owner and/or Owner’s agent are not responsible for any lost or stolen personal items.
•	Do not walk up or climb slides. Slide feet first. face forward in a seated position. one person at a time.
•	Do not climb on or over safety rails, walls. barriers. roofs and swing frames.
•	Do not run on, jump off or dive off playground equipment.
•	Do not walk or climb on top of overhead ladders (monkey bars). Use overhead ladders one rung at a time.
•	Swing in a seated position and do not twist chains or jump out of swings.
•	Take turns on all playground equipment.
•	No pushing, shoving or rough stuff.
•	Be careful when the equipment is wet.
•	Use the equipment correctly.
•	And above all, have fun and play safely!

d)    CANINE COUNTRY CLUB POLICIES:

•	Hours of operation are from Dawn to Dusk .8:00 AM - 8:00 PM
•	Please keep gate closed at all times.
•	Pets must not be left unattended.
•	Pet Owners assume all risks and responsibilities.
•	Please clean up after your dog.
•	Persons under the age of fourteen (14) must be accompanied by a parent or guardian.

e)    BILLIARDS POLICIES:

•	Billiards is to be played in a round-robin fashion. Residents should take turns playing and winner stays on the table.
•	The Billiards Room is available for use by Residents and their accompanying guests. There is a limit of two (2) guests per apartment home.

Guests agree to use the Billiards Room at their own risk.

•	Please do not sit or walk on the billiard table.
•	Food or drinks are not permitted on or near, billiard table.
•	Jump shots, masse shots, throwing balls, and hitting sticks are not allowed.
•	Players are responsible for any and all equipment damaged.
•	Please do not attempt to repair equipment at your own volition. Report any broken or damaged equipment to the Leasing Office.
•	Owner and/or Owner’s agents are not responsible for your lost or stolen items.
•	Persons under the age of fourteen (14) are only permitted to use the table when accompanied by a parent or guardian.

f)    FITNESS CENTER POLICIES:

•	The Fitness Center is not supervised. PLEASE USE AT YOUR OWN RISK!
•	The Fitness Center is available for use by Residents and their accompanying guests. There is a limit to two (2) guests per apartment home. Guests agree to use equipment at their own risk.
•	Proper resident identification is required and will be checked.

•	Be considerate! Unruly conduct or disrespect will not be tolerated. If someone is waiting to use a piece of cardio equipment, please limit your use to thirty (30) minutes.
•	Please do not attempt to repair equipment on your own. Report any broken or damaged equipment to the Leasing Office.
•	No food. drink or chewing gum is allowed in the Fitness Center. Only water bottles and sport drinks are allowed.
•	Proper attire must be worn. Absolutely no sandals. boots or heels are permitted in the Fitness Center.
•	Please wipe down equipment after each use.
•	Owner and/or Owner’s agents are not responsible for any lost or stolen personal items.
•

Children under the age of sixteen (16) are permitted in the Fitness Center only when accompanied and supervised by parent or guardian. Supervised means the parent or guardian responsible for the minor child must be able to see the child at all times and is actively watching the child to ensure the equipment is being used in the correct manner as it was designed.

•	Parent or guardian is responsible for the safety and actions of the minor child while using the Fitness Center.
•	No strollers. baby carriages. car seats or other child transportation devices are permitted in the Fitness Center.
•	Please be courteous and share.

g)    TENNIS COURT POLICIES:

•	Hours of operation are dawn to dusk.
•	Tennis courts are only available for use by Residents and their accompanying guests and a valid Resident ID is required.
•	Length of play is limited to one (l) hour. Prior court reservations takes priority.
•	Players are required to observe tennis courtesies, as well as rules of good conduct on and around the courts.
•	Proper attire must be worn.
•	No bicycles or roller blades are permitted on courts.
•	Pets are not allowed.
•	Persons under the age of fourteen (14) are only permitted when accompanied by a parent or guardian.

h)    BASKETBALL COURT POLICIES:

•	Basketball court is available for use by Residents and their accompanying guest. There is a limit of two (2) guests per apt.
•	Court use is limited to a period of thirty (30) minutes. Please be considerate to those who may be waiting.
•	Proper attire and shoes must be worn. Absolutely no black or colored soled shoes.
•	Food or glass is not permitted on court.
•	Use of the facility is at your own risk.
•	Persons under the age of fourteen (14) are permitted when accompanied by a parent or guardian.

i)    CRAYON CORNER POLICIES:

•	Persons must be accompanied by a parent or guardian who shall be responsible for the conduct and safety of their charges.
•	Manager/Owner Affiliates shall not be responsible or liable to members. guardians. or children for any articles damaged, lost or stolen as a result of use of the playroom.
•	Food, drinks, chewing gum. or candy are not allowed.
•	It is not permissible to take any toys out of the room.
•	It is the responsibility of the parents to be sure the playroom is left clean and tidy after each use.

j)    BUSINESS CENTER POLICIES:

•	Please limit use of computer to twenty-five (25) minutes if Resident is waiting.
•	Please do not attempt to repair equipment of your own volition. Please contact the Leasing Office should you experience technical difficulties.
•	Food or drinks are not permitted on or near the equipment.
•	Inappropriate web sites should not be accessed.
•	The downloading or installation of programs is not allowed.
•	Residents are responsible for any and all equipment damage.
•	Persons under the age of fourteen (14) are only permitted when accompanied by a parent or guardian.

k)    THEATER ROOM POLICIES:

•	Please contact the Leasing Office to reserve and/or schedule screening time.
•	Please do not attempt to repair equipment of your own volition. Please contact the Leasing Office.
•	Food or drinks are not permitted on or near the equipment.
•	Inappropriate viewing material or behavior will not be tolerated.
•	Residents are responsible for any and all equipment damage.
•	Persons under the age of fourteen (14) are only permitted when accompanied by a parent or guardian.

l)    CONFERENCE ROOM POLICIES:

•	Please contact the Leasing Office to reserve a meeting time.
•	Persons under the age of fourteen (14) are only permitted when accompanied by a parent or guardian.

65.    INTERNET USE POLICIES: As you know. Roseland Management Company. L.LC. (RMC) provides Internet access and services for your apartment and your community’s business center through our vendor. Verizon Avenue. In order for RMC to be assured that the services won’t be abused and that all of the community’s Residents receive a high-quality level of service, we ask that you read and agree to the following conditions:

a)    GENERAL TERMS: This document contains the Acceptable Use Policy (AUP) for an Internet in-building data network and the Internet access and services (Services) provided by Roseland Management Company. L.LC. (RMC). to the undersigned Resident. In consideration for providing these Services. Resident agrees that use of these RMC Services shall at all times be subject to the terms and conditions of this AUP and that RMC may terminate the provision of Services if the Resident. or any other Resident or user of the Services in the suite, violates the terms of the AUP. RMC SHALL NOT BE LIABLE TO RESIDENT FOR DAMAGES FOR FAILURE TO FURNISH OR INTERRUPTION OF ANY SERVICES, NOR SHALL RMC BE RESPONSIBLE FOR FAILURE OR ERRORS IN SIGNAL TRANSMISSION, LOST DATA, FILES OR SOFTWARE DAMAGE REGARDLESS OF THE CAUSE.

b)    ILLEGAL ACTIVITY: Use of the Services for any activity that violates. or constitutes an attempt to violate, any local, state. federal or international law. order or regulation, or to engage in tortuous conduct, is a violation of this Policy. Resident shall not use the Services in any way that violates, or may violate, a third party’s patent. copyright. trademark. or other intellectual property right. If RMC receives notice. or determines that Resident is violating this Paragraph. RMC may terminate Resident’s use of the Services. unless Resident immediately modifies its use of the Service so as to avoid the infringement or alleged infringement.

c)    SPAMMING/UNSOLICITED BULK E-MAIL: Sending unsolicited mail messages. including. without limitation, commercial advertising and informational e-mail spamming is prohibited. Resident may not post to any Usenet or other newsgroup. forum, or list articles which are illegal or inappropriate in the local forum or are off-topic according to the charter or other Owner-published FAQ or description of the group or list; send unsolicited mass e-mailings; send or forward chain letters: use the RMC Service as a mail drop for responses; and/or falsify user information. including forging. altering or removing electronic mail headers. RMC is not responsible for the forwarding of email sent by Resident or End User where the account has been suspended or terminated. Such email will either be returned to sender, ignored. deleted, or stored temporarily at RMC’s sole discretion. As Owner of the equipment and other resources utilized to provide services, RMC has the legal right to block electronic communications from other entities on the Internet. RMC may block unsolicited advertisements, solicitations. spam. regardless of whether sent from Resident’s system or other networks if these adversely affect the operation of the RMC network or violate this AUP. Resident may not reference RMC or any related entity (e.g. by including Organization: RMC in the header or by listing an IP address that belongs to RMC or any related entity) in any unsolicited email even if that email is not sent through the RMC network.

d)    BANDWIDTH LIMITATIONS: RMC will endeavor to provide Resident with Broadband Service and Resident must comply with these bandwidth, data storage and other limitations on the Services. Customer may not use the Services in a manner that place disproportionate burden on the network or impairs the Service received by other Residents or other customers of Roseland Management Company, L.L.C. (RMC). Resident shall not connect servers or routers to the network. This speed needs to be established each December for the next school year and should be changeable with some notice.

e)    END USERS: If Resident allows others (End Users) to use the Service. Resident is responsible for ensuring that End Users comply with this AUP. RMC may disconnect Service if an End User using Resident’s Service violates this AUP.

f)    SECURITY: Resident is responsible for any misuse of the Services. even if the inappropriate activity was committed by End Users or other individuals who have access to the Resident’s system or network. The Services may not be used to breach the security of another Internet user or to attempt to gain access to any other person’s or entity’s computer, server. software or data, without the knowledge and consent of such person or entity, including attempts to circumvent the user authentication. or probing the security of other networks. Use or distribution of tools designed for compromising security, such as password guessing programs. cracking tools. packet snuffers or network probing tools, is prohibited. Resident may not willfully or knowingly disrupt the Services or interfere with computer networking or telecommunications services to any user, host or network. including. without limitation, hacking. denial of service attacks. flooding of a network. overloading a service. improper seizing and abuse of operator privileges and attempts to “crash” a host. The transmission or dissemination of any information or software which contains a virus or other harmful feature(s) is prohibited. Resident is solely responsible for the security of any device Resident connects to the Services, including any data stored on that device. If RMC detects that Resident’s equipment or Resident’s Internet/data transmissions contain Viruses, Trojans, Worms or similar damaging content/data that adversely affects the RMC network, the Services provided to other RMC customers, or otherwise compromises the integrity or the operation of the RMC network. RMC may disconnect Resident from Service immediately; and. in this event, RMC will make reasonable efforts to promptly contact Owner regarding the interruption of Service.

g)    RESIDENT INFORMATION: RMC and its distribution affiliates and vendors may cooperate with (i) law enforcement authorities in the investigation of suspected criminal violations. and (ii) system administrators at other Internet service providers or other network or computing facilities in order to enforce this AUP. Such cooperation may include RMC or its vendors providing the name. IP address(es), or other identifying information about a Resident and the user of the Service. Upon termination of a Resident’s Service, RMC is authorized to delete any files, programs, data and email messages associated with such account. RMC may disclose Resident Information to Owner regarding Resident’s use of the Services.

h)    INAPPROPRIATE CONTENT AND UNACCEPTABLE LINKS: Resident is solely responsible for any information that is accessed through use of the Services and RMC bears no responsibility for such content. Examples of unacceptable content or links: “Pirated software”.  “Hacker programs or archives”, “Warez Sites , Irc Bots”, “Mp3”. RMC and its distribution affiliates and vendors reserve the right to refuse to post or to remove any information or materials. in whole or in part. that it, in its sole discretion. deems to be offensive. indecent. or otherwise inappropriate regardless of whether such material or its dissemination is unlawful or infringes on the copyright, trademark, or other intellectual property right of a third party. By using the Services to reproduce. publish. display. transmit and distribute content. Resident warrants that the content complies with this AUP and authorizing RMC and its distribution affiliates to reproduce, publish. display, transmit and distribute such content as necessary for RMC to deliver the content in a timely manner.

i)    NEWSGROUPS: Messages posted to newsgroups must comply with the written charters or FAQs for those newsgroups. The Customer is responsible for determining the policies of a given newsgroup before posting to it. Posting or cross-posting the same or substantially similar messages to more than eight (8) newsgroups is prohibited.

j)    INTERNET RELAY CHAT: RMC Services may be used to participate in “chat” discussions. The Services may not be used to perform chat “flooding.” Any single computer or other device connected through the Services may not maintain more than two (2) simultaneous chat connections. This includes the use of automated programs. such as “bots” or “clones”. Automated programs may not be used when the user is not physically present at the device. The Services may not be used to access any chat server in violation of the acceptable use policy of that server.

k)    IP ADDRESSES: RMC may allocate IP addresses in any manner in which RMC determines. in its sole discretion. is reasonable for the operation of its internet business. IP addresses are the property of RMC and Resident shall have no rights to such address upon expiration or earlier termination of Service.

l)    CONSEQUENCE OF VIOLATION OF ACCEPTABLE USE POLICY: When RMC becomes aware of an alleged violation of its AUP, RMC may initiate an investigation. For violations of this AUP. RMC may. at its sole discretion, restrict. suspend, or terminate Resident’s Services and/or pursue other civil remedies. Although RMC has no obligation to monitor Services provided and/or the network, RMC and its various affiliates, vendors and partners reserve the right to monitor bandwidth. usage. and content from time to time to operate our Services; to identify violations of this AUP; and/or to protect the network and RMC customers. RMC may notify Owner, or such assignee or designee. of Resident’s usage and content of the Services. RMC prefers to advise customers of inappropriate behavior and any necessary corrective action. However, if the Services are used in a way which RMC or its distribution affiliates. in their sole discretion, believe violate this AUP, RMC or its distribution affiliates may take any responsive actions they deem appropriate. The failure of RMC or its distribution affiliates to enforce this AUP, for whatever reason, shall not be construed as a waiver of any right to do so at any time.

66.    STORAGE POLICIES:

a)    It is expressly understood that Owner carries no insurance covering Resident’s goods and assumes no liability for same. Manager/Owner affiliates are not liable for any loss or damage to your items while stored at this facility. If you value your goods, purchase insurance or bear the risk.

b)    All accounts should be paid-in-full prior to move-out. Any outstanding balance due upon move-out will be sent to a collection agency. When vacating the premises, all items stored in the facility must be removed. If any or all items are not removed after vacating, they shall be considered abandoned and will be discarded.

c)    A 10% late charge will be assessed if rent is received after the 30th of the month, A $50.00 charge will be assessed for returned checks.

d)    Resident must provide his/her/their own lock(s). Company locks will not be placed on units.

e)    No animals, fish. or birds may be stored within this facility.

f)    Absolutely no alcohol or drugs may be stored within this facility.

g)    No flammables, hazardous waste, illegal substances, or food items may be stored within this facility.

h)    Resident may not use the storage space for any Residential purposes or as sleeping apartments,

i)    No trash, dirt, or other substances can be left in the halls, elevators. or common areas in and around the facility.

j)    No operation of any machinery within this facility. No fastening of any articles. drilling of holes. or driving of nails or screws into the walls. floors. or partitions. No painting, papering, or in any way marked or broken within this facility.

k)    Smoking shall not be allowed within this facility.

67.    MOVE-IN/MOVE-OUT PROCEDURES:

a)    Moving may only occur during approved posted hours (located in the management’s office). Monday through Saturday. No move in/move outs are permitted on Sundays. Residents must obtain written permission from Management for the use of elevators for moving in and/or moving out of the Apartment. Residents shall be permitted to reserve an elevator for a specified time (three-hour intervals), at least seven (7) days prior to the scheduled move in/move out date requested by the Resident.

b)    Residents shall be responsible for obtaining from management the elevator padding required to be used at all times during the Resident’s move in/move out.

c)    Resident shall be responsible for any damages resulting from moving any furniture. boxes and/or items into or out of the Premises. Damages shall be considered “Additional Rent”. Penalties and damages incurred under this section are due and owing with the month’s rent following the date in which management notified the Resident of the penalty and/or damages. If the penalty and/or damage occurred during the Resident’s move-out, the additional rent charges shall be deducted from the Resident’s Security Deposit.

d)    Moving vans, trucks, and other accessories used for moving such as trailers are not to be kept on the community beyond your assigned move in time. Pods and other store containers are NOT to be delivered or stored on the community at any time.

68.    MOVING POLICIES:

a)    Residents must notify Manager/Owner affiliates, in writing. to schedule the date and time you intend to move. This is to make sure an adequate number of staff is on hand to monitor the move and to reserve the freight elevator.

b)    Residents are required to provide the Leasing Office with their moving company’s Certificate of Insurance at least forty-eight (48) hours prior to the move. We request that you forward a copy of the attached “sample” Certificate of Insurance to your moving company for their review and instruct them to send, via facsimile or email. a completed Certificate of Insurance to the Leasing Office. Your move will be confirmed only after the Leasing Office has approved the Certificate of Insurance. If you choose not to hire an insured moving company and will perform the move by yourself or with acquaintances. you and your acquaintances will be required to execute the attached Moving Waiver in addition to this form.

c)    All moves may not begin before 9:00 AM and must be concluded by 5:00 PM. Moves are not permitted on Sundays or Holidays unless approved by management.

d)    Prior to your move, we strongly recommend that Residents confirm that ALL of their possessions will fit in and out of the building’s freight/service entrance, elevator and apartment door. Kindly note that all moves and deliveries are required to be delivered via the service/freight entrance. and NOT through the lobby. Unfortunately. there is no room in the building to temporarily store oversized pieces of furniture.

e)    Public hallways, stairways and the service entrance(s) may not be obstructed with furniture. personal property of any type, carriages, bicycles. newspapers, or refuse at any time. This is for safety reasons as well as appearance. Movers are required to deliver all items directly into the subject apartment. Movers who fail to abide by this rule may be asked to cease your move. Management assumes no liability whatsoever for any losses or additional expenses that you may incur (i.e.. re-scheduling of a new move. the hiring of another moving company).

f)    Both the Resident and the moving company will be held financially responsible for any damage caused to the building or its contents due to their negligence. Residents may wish to carry insurance, which would protect his or her own interests concerning such consequential damage.

g)    The building Owner does not carry insurance which covers damage to the personal property of individual Resident(s) or which protects the Resident from personal liability claims. As such. we mandate and require that Residents purchase their own apartment (“renters”) insurance coverage for same.

h)    I (we) understand that upon moving in, I (we) are responsible to break down all boxes associated with our move and bring them to the recycling bins located in trash room on the floor level. I (we) understand that boxes may not be placed in the trash chutes. In the event that I (we) do not break down the boxes as stated forth in the policies herein. I (we) will incur a maximum charge of $200.00 for the removal and disposal of all boxes and debris.

69.    ELEVATOR POLICIES: Resident(s) hereby agrees to the following:

a)    To provide proof of Renter’s Insurance to Management prior to the move-in date.

b)    To provide Certificate of Insurance from the moving company to Management prior to the move-in date.

c)    Trucks may not exceed 24 feet in length or 6 feet in height.

d)    Trucks will park in the loading zone in the rear of the building and may not block the access way.

e)    The elevators must be reserved at least 24 hours in advance on a first come first serve basis. All Residents must reserve the elevator during 9:00 AM — 5:00 PM; with three-hour time blocks.

f)    Elevators must be protected with padding covering the walls and flooring prior to loading. Any damage to the elevators will be charged back to the Resident(s) account. Resident(s) are required to notify the Leasing Office once their move has been completed so that the elevator can be taken off of service.

g)    Use of the elevators for the purpose of moving furniture. boxes and/or other items without management’s authorization and/or exceeding the scheduled reserved time shall be considered a default under this Lease. Unauthorized moves and/or use of the elevators shall result in the Residents being charged as additional rent a $1.000 penalty. In addition. for each hour exceeding the reserved allotted time for a move in/out, the Resident shall be charged $50.00 per hour.

70.    MOVE-OUT CHARGES: Upon vacating your Apartment and turning in your keys. we will make an inspection of the Apartment. You may accompany us if you desire. Listed below are some of the charges that may be assessed if the damage. repair or cleaning required in your Apartment exceed normal wear and tear. DAMAGE AND/OR FAILURE TO CLEAN WILL NOT BE CONSIDERED NORMAL WEAR AND TEAR. THE CHARGES ARE SUBJECT TO CHANGE WITHOUT NOTICE AND DO NOT ENCOMPASS THE ENTIRE RANGE OF CHARGES THAT CAN BE ASSESSED. ANY ITEM NOT LISTED BELOW WILL BE CHARGED TO YOU BASED ON COSTS CURRENT AT THE TIME OF MOVE-OUT.

a)	FAILURE TO TURN IN KEYS, NEW LOCKS	$150.00 PER LOCK
b)	FAILURE TO TURN IN MAILBOX KEYS. NEW LOCKS	$25.00 PER LOCK
c)	INSUFFICIENT NUMBER OF KEYS RETURNED	$15.00 PER KEY DUPLICATE
d)	DAMAGE OR REPLACEMENT GARBAGE DISPOSAL	$150.00 TO $250.00*
e)	DENTED OR CRACKED DISHWASHER PANEL	$100.00
f)	BROKEN/MISSING CRISPER MEAT DRAWERS (REFRIGERATOR)	$50.00 TO $150.00
g)	BROKEN/MISSING REFRIGERATOR GLASS SHELF	$100.00
h)	DENTED OVEN DOOR	$175.00 TO $250.00
i)	SCRATCHED OR DAMAGED REFRIGERATOR DOOR	$10.00 TO $250.00
j)	DAMAGED KITCHEN COUNTERS	$100.00 TO $600.00
k)	GRANITE DAMAGED KITCHEN COUNTERS	$2,000.00
l)	DIRTY STOVE, OVEN, DRIP PAN	$15.00 TO $50.00
m)	DIRTY REFRIGERATOR AND/OR FREEZER	$50.00 TO $75.00
n)	ICE CUBE TRAYS	$30.00
o)	DAMAGE/REPLACEMENT OF KITCHEN VINYL FLOOR	PRICES VARY - UP TO $800.00*
p)	DIRTY KITCHEN FLOOR	$25.00 TO $50.00
q)	MISSING DISPOSAL STOPPER	$10.00 TO $40.00
r)	EXCESSIVE DIRT OR GREASE ON CABINETS	$15.00 TO $100.00
s)	MISSING LIGHT LENS	$25.00 TO $100.00
t)	DAMAGE TO INTERIOR DOORS	$50.00 TO $150.00
u)	MISSING OR DAMAGED DOOR KNOBS	$75.00 PER PIECE
v)	REMOVAL OF CONTACT PAPER FROM SHELVES	$50.00 PER SHELF
w)	DIRTY RANGE HOOD AND/OR FAN FILTER	$60.00
x)	REPLACE BROKEN OR MISSING CEILING FAN	$250.00
y)	BROKEN OR MISSING CEILING OR LIGHT FIXTURE	$50.00 TO $175.00
z)	TRASH REMOVAL	$40.00 PER ROOM
aa)	FURNITURE REMOVAL FROM APARTMENT	$50.00 PER PIECE
bb)	FURNITURE LEFT OUTSIDE AT DUMPSTER OR PROPERTY	$50.00 PER PIECE
cc)	TORN, DAMAGED OR MISSING SCREENS	$25.00 TO $150.00
dd)	BROKEN WINDOWS	PRICES VARY - DETERMINED AT DATE
ee)	DAMAGE TO VANITIES OR VANITY TOPS	$100.00 TO $500.00
ff)	REMOVAL OF UNAPPROVED WALLPAPER	PRICES VARY - DETERMINED AT DATE
gg)	PAINT OF AREAS WITH UNAPPROVED COLORS	PRICES VARY - DETERMINED AT DATE
hh)	DIRTY BATHROOMS (FLOORS, TOILETS. MEDICINE CABINETS)	$25.00 TO $75.00
ii)	DIRTY TUB OR DAMAGE TO FINISH	$30.00 TO $450.00
jj)	DIRTY WALL AND/OR TUB TILE	$30.00 TO $75.00
kk)	STAIN SEALING DUE TO NEGLIGENCE	PRICES VARY - DETERMINED AT DATE
ll)	EXCESSIVE NAIL HOLES	$5.00 TO $40.00
mm)	LARGE HOLES IN WALLS	PRICES VARY - DETERMINED AT DATE
nn)	CARPET DAMAGE OR REPLACEMENT	PRICES VARY - DETERMINED AT DATE
oo)	EXCESSIVE CARPET SOIL CLEANING	$20.00 TO $200.00
pp)	DAMAGED AND/OR MISSING MINI OR VERTICAL BLINDS	$40.00 TO $300.00
pp)	DAMAGE OR ODORS CAUSED BY EXCESSIVE CIGARETTE SMOKE	PRICES VARY

*VARIOUS QUOTES INCLUSIVE OF LABOR RATE OF $15.00 PER HOUR

71.    TERRORISM: Resident warrants and represents to Owner that Resident is not. and shall not become. a person or entity with whom Owner is restricted from doing business with under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of Treasury (including. but not limited to, those named on OFACs Specially Designated and Blocked Persons list) or under any statute. executive order (including, but not limited to. the September 24, 2001. Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit. Threaten to Commit, or Support Terrorism,) or other governmental action and is not and shall not engage in any dealings or transaction or be otherwise associated with such persons or entities. A default under the terms of this paragraph of the lease shall be deemed as a material default under the terms of the Lease, and Owner shall be entitled to exercise all rights and remedies at law or in equity. Except as specifically stated herein. all other terms and conditions of the other shall remain unchanged. In the event of any conflict between the terms of this paragraph and the terms of the Lease, the terms of this paragraph shall control. Any term that is capitalized but not defined in this paragraph. but is capitalized and defined in the Lease, shall have the same meaning for purposes of this paragraph as it does for the Lease.

72.    INTERPRETATION OF LEASE: Neither the Owner nor any of its representatives has made any oral promises. representations. or agreements other than those set forth herein. This Lease (and any Addenda attached hereto) is the entire agreement between the Resident and the Owner and it may be amended only in writing. Owner’s representatives (including management personnel. maintenance personnel. employees and agents) have no authority to waive. amend, or terminate this Lease or any part of it. and no authority to make promises. representations. or agreements that impose security duties or other obligations on Owner or Owner’s representatives unless in writing and signed by Owner or Owner’s agent. All notices and documents must be in writing and may be in English or. at Owner’s option. at Resident’s expense. in any language that Resident reads or speaks. No action or omission of Owner or Owner’s representative will be considered a waiver of any subsequent violation, default. or time or place of performance. Owner not enforcing or belatedly enforcing written-notice requirements. rental due dates, acceleration, liens, or other rights is not a waiver under any circumstances. Exercising one remedy will not constitute an election or waiver of other remedies. All remedies are cumulative. No employee, agent, or management company is personally liable for any of Owner’s contractual. statutory. or other obligations merely by virtue of acting on Owner’s behalf. This Lease binds any subsequent Owner. Neither an invalid clause nor the omission of initials invalidates this Lease. All provisions regarding Owner’s non-liability and non-duty apply to Owner’s employees. agents. and management companies. All Lease obligations must be performed in the county where the apartment is located.

73.    SECOND-HAND SMOKE PROHIBITED: Resident acknowledges and understands that even though this is not a smoke-free property, specifically recognizing the health dangers inherent in environmental tobacco smoke. and second-hand smoke. Resident further acknowledges and understands that causing the infiltration of second-hand smoke into the common areas of the building and/or into other Apartments in the building. may constitute a nuisance and health hazard and be a material infringement on the quiet enjoyment of the other residents in the building. For the foregoing reasons. Resident acknowledges and agrees that the prevention by Resident. its invitees and guests. of the infiltration of second-hand  smoke into the common areas of the building and/or into other Apartments in the building is of the essence to this Lease, and Resident covenants and agrees to take all measures necessary to minimize second-hand smoke from emanating from Resident’s Apartment and infiltrating the common areas of the building and/or into other Apartments in the building.

74.    CONSENT OF PUBLICATION:

a)    The Resident agrees to authorize Owner. its agents. employees and representatives. to use. re-use. publish or republish photographs, videos, or other forms of visual media, taken of the Resident. his or her family. guests. invitees or agents, as well as the use of likeness of same, in marketing materials, including, but not limited to print. online and video-based marketing materials. as well as other publications by the Owner. its agents, employees and representatives. and on all social media platforms. ‘Resident also agrees to authorize the Owner. its agents, employees and representatives to edit, alter or otherwise change the aforementioned visual media or use of likeness.

b)    fie Resident agrees to indemnify, release and hold harmless. the Owner. its agents, employees and representatives in any claims in connection with the publication of forms of visual media and use of likeness. including. but not limited to claims associated with the violation of privacy. confidentiality, libel and slander.

c)    The Resident acknowledges and agrees that the publication of aforementioned visual media or use of likeness confers no rights of ownership or royalties whatsoever. The Resident agrees to indemnify. release and hold harmless the Owner, its agents. employees and representatives in any claims thereof. The Resident also acknowledges and agrees to seek no compensation for the publication of aforementioned visual media.

d)    The Resident acknowledges that the consent provided by the Resident conveys an irrevocable. perpetual and unrestricted right for publication and the use of likeness to the Owner.

75.    PROVIDING INFORMATION TO THIRD-PARTY VENDORS:

Resident agrees and acknowledges that Owner will be required. in the ordinary course of business. to provide third-party vendors with information from Resident’s leases. This information may include. but is not limited to. Resident’s name, apartment number. contact information. Resident agrees that the release of this information for this purpose is not a release of confidential information, as the information is released only to third-parties for the purpose of benefiting the Resident. To the extent such information is considered to be confidential information. Resident hereby consents to the release of such information by Owner or its agents to those third-party vendors as described above and or as authorized under the applicable law. Resident releases and indemnifies Owner against any and all claims made against the Owner or its third-party vendors relating to the providing of this information to third-parties or any claim brought relating to a misuse of the information by Owner or third-party. If Resident fails to provide information required by a third-party vendor. then the Resident waives all rights to the service intended to be provided by said third-party.

Resident also agrees and acknowledges that Owner may be required to disclose information provided by the Resident regarding the Resident or this Lease Agreement in response to a request for information from a governmental or municipal agency. a law enforcement agency or any other third party as authorized under the applicable law. Resident agrees that the release of this information for this purpose may include confidential information, as the release of this information is released to governmental, municipal, law enforcement agencies and/or any other third party(s) as authorized under the applicable law. Resident hereby consents to and or authorizes Owner and or Owner’s agents to release Resident’s information, confidential or otherwise, to any government or municipal agency, a law enforcement agency. and or to any other third-party as authorized under the applicable law. Resident releases and indemnifies Owner against any and all claims made against the Owner or its third-party vendors relating to the providing of this information to governmental, municipal. or law enforcement agencies. or any claim brought relating to a misuse of the information by Owner, third-party. or governmental. municipal. or law enforcement agency.

76.    EMERGENCY ACCESS:

In the event of an emergency, as determined in the sole discretion of the Landlord. I authorize the Landlord or Landlord’s agent to allow any of the Emergency Contact(s) listed above to enter the leased premises. or allow the Landlord to enter the leased premises. for the limited purpose of addressing said emergency or retrieving medication or other items pertinent to the emergency.

Landlord reserves the right to require that an Emergency Contact(s) produce photo identification. proof of emergency, and/or release of liability/indemnification agreement, and to have a representative present (including. but not limited to, police presence) at all times during entry into the leased premises. The Landlord. in its sole discretion, may deny access to any individual who has not provided sufficient documentation noted above. or has provided documentation that does not appear to be adequate.

I agree to release. defend, indemnify and hold harmless. the Landlord and Landlord’s agents from and against any and all claims, costs, and liability, including payment or attorney’s fees and costs, arising out of or in connection with Landlord accessing. or providing access to. the leased premises for the purposes of emergency access as described above.

77.    ACCESS TO LEASED PREMISES UPON DEMISE OF RESIDENT.

In the event of the death of a Resident or occupant, access to the leased premises for the purposes of inspection or removal of possessions will be granted only upon Landlord’s receipt of adequate documentation. as determined in Landlord’s sole discretion, showing the requesting party’s legal right to inspect or remove possessions. Such documentation may include. but is not limited to Death Certificate. Letters Testamentary. Affidavit of Next of Kin, letters of Administration. Surrogate Certificate. or Court Order.

Landlord reserves the right to request photo identification and/or release of liability/indemnification agreement from any person(s) who will be entering the leased premises pursuant to this section. Landlord reserves the right to have a representative present (including. but not limited to, police presence) at all times during access to the leased premises by any person(s) pursuant to this section. I understand and agree to the above provision. The Landlord. in its sole discretion, may deny access to any individual who has not provided sufficient documentation noted above, or has provided documentation that does not appear to be adequate.

78.    MARIJUANA POLICY:

Due to the changing landscape of marijuana laws. Management and the Owner has developed this policy regarding the possession, distribution, manufacture and/or use of marijuana products on premises. Massachusetts’ laws permit the limited possession. use and/or manufacture of marijuana in specific and limited circumstances. However, this is not the case under Federal Law. The premises listed in your lease agreement follows and complies with federal law regarding marijuana use and is and will continue to be a drug-free community.

Definitions: The term “marijuana” or “marihuana” means all parts of the plant Cannabis sativa L.. whether growing or not; the seeds thereof; the resin extracted from any part of such plant; and every compound. manufacture. salt. derivative. mixture. or preparation of such plant, its seeds or resin or as defined in the Controlled Substances Act (CSA). 21 U.S.C. Section 801. A “marijuana product” is any item that contains marijuana in any form, including but not limited to marijuana plants. smoke-able marijuana. vaporized marijuana. tinctures. ingestible oils, topical creams. edible marijuana products and/or marijuana concentrates.

Policy: Under federal law, specifically the Controlled Substances Act, marijuana is still categorized as a Schedule I substance and therefore, the manufacture, distribution, or possession or marijuana is strictly prohibited under federal law. The U.S. Department of Housing and Urban Development (“HUD”) which is part of the federal government has indicated that the use of marijuana whether prescribed for medical purposes or not is a criminal offense and will not be protected under the fair housing laws. The Premises follows and complies with federal law regarding marijuana use and as such continues to be a drug-free community. Any violation of this policy by the resident(s) and/or his/her guests is considered a default under this lease agreement and will result in termination proceedings. The Premises is not required under federal law and as privately-owned property to accommodate the use of marijuana by a resident who is a medical marijuana user.

Non-waiver: The failure to exercise. or any delay in exercising. Management’s right to terminate a Resident’s tenancy due to any violation of this policy shall not constitute a waiver of that right. nor should it preclude or restrict any further exercise of Management’s right to terminate the Resident’s tenancy for any future violations of this policy.

Failure to sign this document does not constitute a waiver of responsibility. By signing below, the resident(s) acknowledges his/her understanding of the terms and conditions herein and his/her agreement to comply with the terms and conditions herein.

Resident is entitled to a copy of this Lease when it is fully signed. Keep a copy in a safe place

Acknowledgment of Understanding. Resident hereby acknowledges that Resident has read this Lease in its entirety and is fully informed of all contents hereof.

RESIDENT(S):

Signature	Date	Print Name

Signature	Date	Print Name

Signature	Date	Print Name

Signature	Date	Print Name

CO-SIGNER:

Signature	Date	Print Name

MANAGER:

Alterra I L.L.C.

by Roseland Management Company. L.L.C., its Authorized Agent

Print Name	Date

Signature

Title

c/o Alterra I L.L.C.

Roseland Management Company. L.L.C.

7 Sylvan Way. Suite 350, Parsippany, NJ, 07054

ROSELAND RESIDENTIAL TRUST

A MACK-CALI COMPANY

BUILDING VISIONARY LIFESTYLE

Alterra at Overlook Ridge

MASSACHUSETTS ATTORNEY GENERAL REGULATIONS and MASSACHUSETTS

CHAPTER 417 OF THE ACTS OF 2004

(A)

3.17: Landlord Tenant:

(l) Conditions and Maintenance of a Dwelling Unit: It shall be an unfair or deceptive act or practice for an owner to:

(a) Rent a dwelling unit which. at the inception of the residency

1. contains a condition which amounts to a violation of law which may endanger or materially impair the health, safety, or well-being of the occupant; or

2. is unfit for human habitation;

(b) Fail. during the terms of the residency, after notice is provided in accordance with M.G.L c. I I l . 127L to

l. remedy a violation of law in a dwelling unit which may endanger or materially impair the health. safety. or well-being of the occupant, or  2. maintain the dwelling unit in a condition fit for human habitation: provided, however, that said violation of law was not caused by the occupant or others lawfully upon said dwelling unit;

(c) Fail to disclose to a prospective tenant the existence of any condition amounting to a violation of law within the dwelling unit of which the owner had knowledge or upon reasonable inspection could have acquired such knowledge at the commencement of the residency:

(d) Represent to a prospective tenant that a dwelling unit meets all requirements of law when. in fact. it contains violations of law;

(e) Fail within a reasonable time after receipt of notice from the tenant to make repairs in accordance with a pre-existing representation made to the tenant: (f) Fail to provide services and/or supplies after the making of any representation or agreement. that such services would be provided during the term or any portion of the term of the residency agreement:

(g) Fail to reimburse the tenant within a reasonable or agreed time after notice, for the reasonable cost of repairs made or paid for, or supplies or services purchased by the tenant after any representation, that such reimbursement would be made;

(h) Fail to reimburse an occupant for reasonable sums expended to correct violations of law in a dwelling unit if the owner failed to make such connections pursuant to the provisions of M.G.L c. I I l. 127L, or after notice prescribed by an applicable law:

(i) Fail to comply with the State Sanitary Code or any other law applicable to the conditions of a dwelling unit within a reasonable time after notice of a violation of such code or law from the tenant or agency.

(2) Notices and Demands: It shall be an unfair or deceptive practice for an owner to:

(a) Send to a tenant any notice or paper which appears or purports to be an official or judicial document but which he knows is not;

(b) Fail or refuse to accept any notice sent to any address to which rent is customarily sent. or given to any person who customarily accepts on behalf of the owner, or sent to the person designated in the rental agreement in accordance with 940 CMR 3.17(3)(b)2.

(c) Demand payment for increased real estate taxes during the term of the residency unless. prior to the inception of the residency, a valid agreement is made pursuant to which the tenant is obligated to pay such increase.

(3) Rental Agreements:

(a) It shall be unfair or deceptive act or practice for an owner to include in any rental agreement any term which:

l. Violates any law;

2. Fails to state clearly and conspicuously in the rental agreement the conditions upon which an automatic increase in rent shall be determined. Provided, however, that nothing contained in 940 CMR 3.17(3)(a)2. shall be deemed to invalidate an otherwise valid tax escalator clause;

3. Contains a penalty clause not in conformity with the provisions of M.G.L c. 186. 15B:

4. Contains a tax escalator clause not in conformity with the provisions of M.G.L. c. 186, 15C:

(b) It shall be an unfair or deceptive practice for an owner to enter into a written rental agreement which fails to state fully and conspicuously, in simple and readily understandable language:

l. fie names, addresses, and telephone numbers of the owner. and any other person who is responsible for the care. maintenance and repair of the property:

2. The name, address, and telephone number of the person authorized to receive notices of violations of law and to accept service of process on behalf of the owner;

3. The amount of the security deposit, if any: and that the owner must hold the security deposit in a separate, interest-bearing account and give to the tenant a receipt and notice of the bank and account number: that the owner must pay interest. at the end of each year of the residency. if the security deposit is held for one year or longer from the commencement of the residency: that the owner must submit to the tenant a separate written statement of the present condition of the premises, as required by law. and that. if the tenant disagrees with the owner’s statement of condition, he/she must attach a separate list of any damage existing in the premises and return the statement to the owner; that the owner must. within thirty days after the end of the residency, return to the tenant the security deposit. with interest. less lawful deductions as provided in M.G.L. c. 186. 15B; that if the owner deducts for damage to the premises. the owner shall provide to the tenant. an itemized list of such damage, and written evidence indicating the actual or estimated cost of repairs necessary to correct such damage; that no amount shall be deducted from the security deposit for any damage which was listed in the separate written statement of present condition or any damage listed in any separate list submitted by the tenant and signed by the owner or his agent; that, if the owner transfers the tenant’s dwelling unit. the owner shall transfer the security deposit. with any accrued interest. to the owner’s successor in interest for the benefit of the tenant.

(c) It shall be unfair and deceptive practice for an owner to fail to give the tenant an executed copy of any written rental agreement within 30 days of obtaining the signature of the tenant thereon.

(4) Security Deposits and Rent in Advance: It shall be an unfair or deceptive practice for an owner to:

(a) require a tenant or prospective tenant. at or prior to the commencement of any residency. to pay any amount in excess of the following:

l . rent for the first full month of occupancy; and

2. rent for the last full month of occupancy calculated at the same rate as the first month: and

3. a security deposit equal to the first month’s rent; and.

4. the purchase and installation cost for a key and lock or, at any time subsequent to the commencement of a residency. demand rent in advance in excess of the current month’s rent or a security deposit in excess of the amount allowed by 940 CMR 3.17(4)(a)3.

(b) fail to give to the tenant a written receipt indicating the amount of rent in advance for the last month of occupancy. and a written receipt indicating the amount of the security deposit. if any, paid by the tenant. in accordance with M.G.L. c. 186. 15B;

(c) fail to pay interest at the end of each year of the residency, on any security deposit held for a period of one year or longer from the commencement of the term of the residency. as required by M.G.L. c. 186. 15B:

(d) fail to hold a security deposit in a separate interest-bearing account or provide notice to the tenant of the bank and account number, in accordance with M.G.L. c. 186, 15B;

(e) fail to submit to the tenant upon receiving a security deposit or within ten days after commencement of the residency. whichever is later. a separate written statement of the present condition of the premises in accordance with M.G.L. c. 186. 5 15B;

(f) fail to furnish to the tenant, within 30 days after the termination of occupancy under a residency-at-will or the end of the residency as specified in a valid written rental agreement, an itemized list of damage. if any. and written evidence indicating the actual or estimated cost of repairs necessary to correct such damage. in accordance with M.G.L c. 186. 15B:

(g) fail to return to the tenant the security deposit or balance thereof to which the tenant is entitled after deducting any sums in accordance with M.G.L. c. 186, 15B. together with interest, within thirty days after termination of occupancy under a residency-at-will agreement or the end of the residency as specified in a valid written rental agreement;

(h) deduct from a security deposit for any damage which was listed in the separate written statement of present condition given to the tenant prior to execution of the rental agreement or creation of the residency, or any damages listed in any separate list submitted by the tenant and signed by the owner or his agent;

(i) fail, upon transfer of his interest in a dwelling unit for which a security deposit is held. to transfer such security deposit together with any accrued interest for the benefit of the tenant to his successor in interest. in accordance with M.G.L. c. 186. 15B:

(j) fail. upon transfer to him of a dwelling unit for which a security deposit is held, to assume liability for the retention and return of such security deposit, regardless of whether the security deposit was, in fact, transferred to him by the transferor of the dwelling unit. in accordance with M.G.L. c. 186, 15B; provided, that 940 CMR 3.17(4)(j) shall not apply to a city or town which acquires property pursuant to M.G.L. c. 60 or to a foreclosing mortgagee or a mortgagee in possession which is a financial institution chartered by the Commonwealth or the United States. or:

(k) otherwise fail to comply with the provisions of M.G.L. c. 186. 15B. 940 CMR 3.00 shall not be deemed to limit any rights or remedies of any tenant or other person under M.G.L c. 186, 15B(6) or (7).

(5) Evictions and Termination of Residency: It shall be an unfair and deceptive practice for an owner to:

(a) Deprive a tenant of access to or full use of the dwelling unit or otherwise exclude him without first obtaining a valid writ of execution for possession of the premises as set forth in M.G.L. c. 239 or such other proceedings authorized by law:

(b) Commence summary process for possession of a dwelling unit before the time period designated in the notice to quit under M.G.L. c. 186, I l and 12, has expired: provided, however. nothing in 940 CMR 3.17 shall effect the rights and remedies contained in M.G.L. c. 239 IA.

(6) Miscellaneous: It shall be an unfair and deceptive practice for an owner to:

(a) Impose any interest or penalty for late payment or rent unless such payment is 30 days overdue:

(b) Retaliate or threaten to retaliate in any manner against a tenant for exercising or attempting to exercise any legal rights as set forth in M.G.L. c. 186.

(c) Retain as damages for a tenant’s breach of lease. of the failure of a prospective tenant to enter into a written rental agreement after signing a rental application, any amount which exceeds the damages to which he is entitled under the law. or an amount which the parties have otherwise agreed as to the amount of the damages;

(d) Require payment for rent for periods during which the tenant was not obligated to occupy and did not in fact occupy the dwelling unit unless otherwise agreed to in writing by the parties:

(e) Enter a dwelling unit other than (i) to inspect the premises. or (ii) to make repairs thereto. or (iii) to show the same to a prospective tenant, purchaser. mortgagee or its agents. or (iv) pursuant to a court order. or (v) if the premises appear to have been abandoned by the tenant. or (vi) to inspect, during the last .30 days of the residency or after either party has given notice to the other of intention to terminate the residency. for the purpose of determining the amount of damage. if any, to the premises which would be cause of reduction from any security deposit held by the owner. (f) To violate willfully any provisions of M.G.L. c. 186. 14.

(g) It shall be an unfair practice for any owner who is obligated by law or by the express or implied terms of any residency agreement to provide gas or electric service to an occupant:

l. To fail to provide such service: or

2. To expose such occupant to the risk of loss of such service by failing to pay gas or electric bills when they become due or by committing larceny or unauthorized use of such gas or electricity. For the purpose of this regulation a bill shall be deemed “due” only after the owner has had an opportunity to contest it at a Department of Public Utilities hearing or any appeal from such hearing during which termination of service has been stayed.

MASSACHUSETTS CHAPTER 417 OF THE ACTS OF 2004

AN ACT AUTHORIZING WATER SUBMETERING IN RESIDENTIAL TENANCIES.

Be it enacted by the Senate and House of Representatives in General Court assembled, and by the authority of the same, as follows.

SECTION l. Subsection (4) of section 15B of chapter 186 of the General Laws. as appearing in the 2002 Official Edition, is hereby amended by striking out clause (i) and inserting in place thereof the following clause:-

(i) Any unpaid rent or water charges which have not been validly withheld or deducted pursuant to any general or special law.

SECTION 2. Said chapter 186 is hereby further amended by adding the following section:- ‘tuc Section 22.

(a) For the purposes of this section the following words shall have the following meanings:-

“Common area”, any portion of a building with more than I dwelling unit that is not incorporated within a dwelling unit.

“Customer service charge”, a fixed amount charged by a city or town or water company for providing water to a building.

“Dwelling unit”. any house or building, or portion thereof. that is occupied. designed to be occupied. or is rented. leased or hired out to be occupied, as a home or residence of one or more persons.

“Landlord”, the owner. lessor or sublessor of a dwelling unit, the building of which it is a part, or the premises wherein a customer receives water service through metered measurement.

“Submetering”, use of a meter by a landlord who receives water from a water company, which meter measures water supplied to a dwelling unit to enable the landlord to charge the tenant of the dwelling unit separately for water usage. or which meter measures water supplied to a common area.

“Water company”. a company, as defined in section I of chapter 165 or a municipal utility or any other waterworks system owned, leased, maintained. operated, managed or controlled by any unit of local government under any general or special law. which company. utility or system supplies water to a landlord through metered measurement. Any landlord imposing charges on tenants or otherwise engaging in any activity permitted under this section shall not be deemed thereby to be functioning as a water company as defined herein or to be subject to any laws or regulations regulating any such company.

“Water conservation device”. for all showers, shower stalls. shower compartments or shower baths. a low-flow showerhead which shall have a maximum flow rate not exceeding 2 1/2 gallons of water per minute, for all faucets a maximum flow rate not exceeding 2 and 2/10 gallons of water per minute and for all water closets. ultra-low-flush water closets not exceeding I and 6/10 gallons of water per flush. contained within a dwelling unit.

(b) A landlord may cause to be installed by a plumber licensed in the commonwealth, at the expense of such landlord. submetering equipment in the landlord’s building to measure the quantity of water provided for the exclusive use of each dwelling unit, provided that such equipment meets the standards of accuracy and testing of the American Water Works Association or a similar accredited association: and provided further, that a submeter is installed for each dwelling unit in the building and for the common areas of the building. so that all water used in a building is measured by both a primary meter and a submeter.

(c) A landlord may charge a tenant of a dwelling unit for water usage as measured through the use of submetering equipment only in accordance with this section and only upon the landlord certifying that the dwelling unit is in compliance with this section to a board of health, health department or other municipal agency or department charged with enforcement of the state sanitary code. All provisions of this section allowing landlords to charge tenants for water usage shall also be deemed to apply to sewer service charges calculated by means of the same primary meter or submeter. Certification by the landlord shall be provided under the penalties of perjury and shall include a statement that: l ) the dwelling unit is eligible for the imposition on the tenant of a charge for water usage in accordance with paragraph (d); 2) all showerheads, faucets. and water closets in the dwelling unit are water conservation devices and that all water closets were installed by a licensed plumber; and 3) the water submeter measuring the use of water in the dwelling unit was installed by a licensed plumber and is in compliance with the standards of accuracy and testing referenced in subsection (b).

(d) A dwelling unit shall become eligible for the imposition on the tenant of a charge for water usage only upon the commencement of a new residency in such dwelling unit and only if: (l) the dwelling unit is being occupied for the first time: or (2) the previous tenant vacated the dwelling unit voluntarily. or was evicted from the dwelling unit for nonpayment of rent or for breach of lease or noncompliance with a rental agreement for the dwelling unit; provided. however, that a dwelling unit shall not be deemed eligible for submetering if the new tenant relocated involuntarily from another dwelling unit in the same building or building complex; and provided further, that once a tenant of a dwelling unit has been charged for the use of water in accordance with this section, such dwelling unit shall remain eligible for the imposition of a charge for the use of water in all subsequent tenancies: and provided further, that a licensed plumber employed by or under contract with the landlord may perform any work in a dwelling unit as is required by this section to allow for the imposition on a tenant of a charge for the use of water, even if such unit is occupied by a tenant upon whom a charge for the use of water cannot be imposed.

(e) A landlord may not charge the tenant of a dwelling unit separately for water usage measured by a submeter. nor allow such tenant to be so charged, unless the submeter measures only water that is supplied for the exclusive use of the particular dwelling unit and only to an area within the exclusive possession and control of the tenant of such dwelling unit and does not measure any water usage for any portion of the common areas or by any other party or dwelling unit: provided further. that a landlord shall not charge such tenant for water supplied through a submeter to the dwelling unit prior to the landlord installing fully functional water conservation devices for all faucets, showerheads and water closets in the dwelling unit; and provided further, that the landlord shall ensure that such water conservation devices are installed and functioning properly at the commencement of each subsequent residency in such dwelling unit.

(f) A landlord may not charge the tenant separately, nor allow tenant to be charged separately. for submetered water usage unless the tenant has signed a written rental agreement that clearly and conspicuously provides for such separate charge and that fully discloses in plain language the details of the water submetering and billing arrangement between the landlord and the tenant. Each bill for submetered water usage shall clearly set forth all charges and all other relevant information, including. but not limited to. the current and immediately preceding submeter readings and the date of each such reading, the amount of water consumed since the last reading. the charge per unit of water. the total charge and the payment due date. Such charges shall be billed to the tenant in at leased as many periods as the landlord is billed by the water company providing such water to the building or such payments may be made on a monthly payment schedule as agreed to in the written rental agreement; provided. however. that if the landlord bills the tenant on a monthly basis. payment of the bill by the tenant shall be due 15 days after the date the bill is mailed to the tenant. but if the landlord bills the tenant at intervals greater than 1 month, payment of the bill by the tenant shall be due 30 days after the date the bill is mailed to the tenant. If the tenant fails to make such payment, such nonpayment shall be a material breach of the written rental agreement. Violation of such breach may be cured by payment of the water charges in full prior to any court hearing to adjudicate such violation.

(g) A landlord shall determine a calculated cost per unit of water consumption by dividing the total amount of any bill or invoice provided to the landlord from the water company for water usage. the customer service charge and taxes. but not including any interest for the late payment. penalty fees or other discretionary assessments or charges, for all water provided to the premises through the water company meter in that billing period, by the total amount of water consumption for the entire premises. The total amount charged separately to each submetered dwelling unit for water usage for any billing period shall not exceed such calculated cost per unit of water multiplied by the number of units of water delivered exclusively to the particular dwelling unit for the same billing period. provided that the landlord has verified that the total amounts of water usage measured by all submeters in the building. including all submeters for common areas, does not exceed the total amount of water usage in the building for the same billing period as shown on such bill or invoice.

(h) Whenever a residency in a dwelling unit commences after the beginning. but before the end. of a billing period for which the landlord has not been billed by the water company. the landlord shall mail to the tenant on the first day of such residency the reading on the submeter for the dwelling unit as of that day. The landlord may thereafter bill the tenant only for the water measured on the submeter subsequent to such reading.

(i) Whenever a residency in a dwelling unit terminates after the beginning. but before the end. of a billing period for which the landlord has not been billed by the water company, the landlord shall give to the tenant on the last day of such residency the reading on the submeter for the dwelling unit as of that day together with a final bill for water usage in the dwelling unit since the last prior reading of the submeter for such dwelling unit. The landlord shall charge the same rate for the water used by the tenant as the water company charged in the last bill issued to the landlord. Notwithstanding paragraph (f). the bill shall be immediately due and payable by the tenant. If the tenant does not pay the bill. the landlord may deduct the amount of the bill from any security deposit paid by the tenant in accordance with section 15B of chapter 186. prior to returning the balance of the security deposit. if any. to the tenant. If the landlord is not able to give the final reading on the submeter for the dwelling unit together with a final bill for water usage to the tenant on the last day of the residency, the landlord shall mail such reading and such final bill to the tenant no later than the day after the termination of the residency. If the water company subsequently charges the landlord a lesser rate than the landlord charged the tenant in the final bill. the landlord shall recalculate the bill forthwith based on the lesser rate and mail to the tenant the revised bill together with a rebate for any overpayment made by the tenant.

(j) A landlord shall not charge or recover. or allow to be charged or recovered. any additional servicing, administrative. establishment, meter-reading. meter. testing. billing. or submetering fee or other fee whatsoever. however denominated.

(k) Water usage separately charged to tenants pursuant to this section shall be delivered by the water company to the landlord and such landlord shall:- (l) be the consumer; (2) for billing purposes. be the customer of record: (3) be responsible for payment of the water company bills: and (4) be subject to any actions of the water company for nonpayment.

(l) In the event of nonpayment of a bill to a water company by the landlord. such water company shall have all the remedies against the customer of the water company available pursuant to any law. rule or regulation. A landlord may not shut off or refuse water service to a tenant on the basis that the tenant has not paid a separately assessed submetered water usage charge.

(m) The landlord shall retain an affirmative obligation to maintain in good working order the water supply system to each dwelling unit and any component thereof. including any water conservation device and submeter installed pursuant to this section, and to respond in a timely manner to any request by the tenant for the repair of any defect or malfunctioning in such water supply system. including any leak. Such water supply system to any dwelling unit and any component thereof including. but not limited to, any water conservation device and submeter installed pursuant to this section, shall be governed by and maintained in accordance with the state sanitary code. In the event of any overcharge by the landlord or any violation of the state sanitary code, the tenant shall have all rights and remedies provided under law for such overcharges or such violations including. but not limited to, the rights and remedies provided under chapters I I l, 186 and 239.

(n) Upon receipt of a bill for water usage from the landlord and within the time allowed for paying the bill, a tenant may request that a person or entity with expertise in the installation and operation of water submeters and with no financial or other relationship with the landlord. test the submeter for the dwelling unit leased by the tenant to determine whether it is accurately measuring the water being used in the dwelling unit. If the submeter is found to be measuring more water than is being used in the dwelling unit, the landlord shall install a new submeter at his own expense and shall also pay for the cost of the test. In addition. the person or entity conducting the test shall determine as accurately as possible the amount of water that was improperly measured by the submeter in both the prior and current billing periods. The landlord shall calculate the amount the tenant was overcharged for the prior billing period and reduce the bill by that amount, or, if the tenant has already paid the bill, give the tenant a rebate in that amount. Upon receipt from the water company of the bill for the current billing period, the landlord shall calculate the amount of the bill attributable to the excessive measurement by the submeter and reduce the bill to the tenant by that amount prior to sending it to the tenant. If the submeter is found to be measuring no more water than is being used in the dwelling unit, the tenant shall pay for the cost of the test; provided, however, that if the tenant does not pay for the cost of the test. the landlord may add such cost to the next bill sent to the tenant and such cost shall be considered a part of the bill for purposes of paragraph (D and clause (i) of subsection (4) of section 15B of chapter I $6.

(o) In the event of a repair of a leak in the water supply system to a dwelling unit, the landlord shall determine as accurately as possible the amount of water that was measured on the submeter for the dwelling unit as a result of such leak. after a review of the billing records for the dwelling unit and consultation with the licensed plumber repairing the leak. The landlord shall then determine the amount of the bill for the billing period in which the leak occurred that was attributable to such leak and reduce the bill to the tenant by that amount or. if such bill has already been paid, grant the tenant a rebate in that amount; provided, however, that with regard to any leak about which the tenant knew or should have known. the landlord shall only be required to reduce the bill to the tenant. or to grant a rebate to the tenant, by or in an amount attributable to the water usage measured on the submeter as a result of the leak between the date the tenant gave notice to the landlord of the leak and the date the leak was repaired.

(p) A landlord may impose a charge for water use on the tenant of a dwelling unit that is connected directly to a meter installed by a water company; provided that the meter measures only water that is supplied for the exclusive use of the dwelling unit and only to an area within the exclusive possession and control of the tenant of such dwelling unit and does not measure water usage for any portion of any common area or by any other party or dwelling unit. The landlord and tenant shall have all of the same rights and obligations with respect to water charges for such dwelling unit that landlords and tenants have under this section with respect to water charges for any dwelling unit connected to a submeter: provided. however. that the landlord shall not be required to include in the certificate required by subsection (c) the information required by clause (3) of said subsection (c) for dwelling units connected to a submeter; and provided further, that subsection (n) shall not apply to dwelling units connected directly to a meter installed by a water company. Upon a request by the tenant of a dwelling unit connected directly to a meter installed by a water company. the landlord shall apply for a test of the meter to determine its accuracy in accordance with section 10 of chapter 165. The test shall be conducted in accordance with said section 10. The tenant shall reimburse the landlord for any cost incurred in connection with such test. If the tenant does not reimburse the landlord for such cost. the landlord may add such cost to the next bill sent to the tenant and such cost shall be considered to be part of the bill for purposes of subsection (f) and clause (i) of subsection (4) of section 15B of chapter 186.

(q) Nothing in this section shall be construed to increase or expand. change. eliminate. reduce or otherwise limit the liabilities or obligations of any water company that are set forth in any law. rule. regulation or order to the tenant of a dwelling unit who is receiving water provided to the building by the water company.

(r) Nothing in this section shall affect or impair the powers and duties of the department of environmental protection or the department of public health with respect to water supply under chapter I I l.

(s) No charge for water usage may be imposed on the tenant of any dwelling unit in a public housing development pursuant to chapter 200 of the acts of 1948. chapter 667 of the acts of 1954, chapter 705 of the acts of 1966. or chapter 689 of the acts of 1974.

(t) The department of public health shall promulgate such additional regulations to the state sanitary code as it determines to be necessary to implement this section. Approved December 16, 2004.

S.2402 AN ACT RELATIVE TO HOUSING RIGHTS FOR VICTIMS OF DOMESTIC VIOLENCE, RAPE, SEXUAL ASSAULT AND STALKING - MASSACHUSETTS

SECTION l. Chapter 186 of the General Laws is hereby amended by adding the following 7 sections:-

Section 23. (a) For the purposes of sections 23 to 29, inclusive. the following words shall have the following meanings:-
“Co-tenant”, a person who shares the legal obligation to pay rent or use and occupancy for the premises with a tenant and who occupies the premises. “Domestic violence”, the occurrence of I or more of the following acts between family or member of a household:

(i) attempting to cause or causing physical harm:

(ii) placing another in fear of imminent serious physical harm;

(iii) causing another to engage involuntarily in sexual relations by force. threat or duress.

“Housing subsidy provider”, a local housing authority. agency or other entity providing or administering a federal or state rental subsidy within the commonwealth under applicable law.

“Member of the household”. a person residing with a tenant or co-tenant as an authorized occupant of the premises. In the case of an application for housing, such term shall include a person identified by the applicant as a proposed household member who would be living with the applicant in the premises.

“Owner”. as defined in 105 C.M.R. 410.020.

“Qualified third party”, a police officer, as defined by section of chapter 90C. law enforcement professional including but not limited to a district attorney. assistant district attorney, a victim-witness advocate. probation or parole officer: an employee of the Victims Services Unit of the department of criminal justice information services: an application assistant in the address confidentiality program of the secretary of the commonwealth under section 2 of chapter 9A; a licensed medical care provider; an employee of the department of children and families or the department of transitional assistance charged with providing direct service to clients, or a manager or designated domestic violence or abuse advocate within either department: an active licensed social worker; a licensed mental health professional: a sexual assault counselor as defined in section 20J of chapter 233: or a domestic violence victims’ counselor as defined in section 20K of said chapter 233.

“Quitting date”, the date that a tenant or co-tenant surrenders such person’s interest in the premises: provided further that such date shall be determined as: (i) if the tenant or co-tenant has vacated the premises. the date notice is given to the Owner of the intent to abandon the premises and not to return; or (ii) if the tenant or co-tenant has not vacated the premises, either (A) the date the tenant or co-tenant intends to vacate the premises or (B) the actual date that the tenant or cotenant has vacated after providing such notice.

“Rape”, as set forth in sections 22, 22A, 22B, 22C, 23, 23A, 23B, 24 or 24B of chapter 265 or sections 2. 3 or 17 of chapter 272.

“Sexual assault”, as set forth in sections 13B, 13Bh, 13B”, 13F, 13H or 13K of chapter 265 or section 35A of chapter 272.

“Stalking”. stalking as set forth in section 43 of chapter 265 or criminal harassment as set forth in sections 43 or 43A chapter 265.

“Tenant”, (i) a person who has entered into an oral or written lease or rental agreement with the owner or (ii) a person who remains on the premises after such person’s tenancy has terminated or after the expiration of such person’s lease.

Section 24. (a) A tenant or co-tenant may terminate a rental agreement or tenancy and quit the premises upon written notification to the owner that a member of the household is a victim of domestic violence. rape, sexual assault or stalking. if such notification is made within 3 months of the most recent act, of domestic violence. rape, sexual assault or stalking; or if a member of a tenant’s household is reasonably in fear of imminent serious physical harm from domestic violence, rape. sexual assault or stalking . An owner shall have the right to request proof of the status as a victim of domestic violence rape, sexual assault or stalking including the name of the perpetrator. if known, as provided in subsection (e).

(b) Within 3 months of written notification to the owner to terminate a rental agreement or tenancy under subsection (a). a tenant. co-tenant or any household member who is not the perpetrator of the domestic violence, rape, sexual assault or stalking shall quit the premises. If the tenant or co-tenant fails to quit the premises within 3 months, the notice to terminate the rental agreement or tenancy shall be void.

(c) A tenant or co-tenant to whom this section applies shall be discharged from liability for rent or use and occupancy for 30 days or I full rental period after the quitting date, whichever last occurs, to the extent that a rental agreement and applicable law may otherwise impose such liability beyond the quitting date. Such tenant or co-tenant shall be entitled to a refund of any prepaid rent for any period thereafter. The tenant or co-tenant shall receive a full and specific statement of the basis for retaining any of the security deposit together with any refund due in compliance with section 15B of within 30 days of the conclusion of the tenancy and the delivery of full possession of the leased premises by all occupants to the landlord.

(d) No other tenant or co-tenant who is a party to the rental agreement shall be released from such tenant’s or co-tenant’s obligations under the rental agreement or other obligations under this chapter. If the tenant or co-tenant to whom this section applies vacates but leaves belongings. such belongings shall be deemed abandoned and may be disposed of under applicable law. unless the tenant or co-tenant indicates in writing the responsibility for such belongings and the action to be taken with respect to such belongings. If the tenant or co-tenant to whom this section applies vacates. but another person remains in the premises other than another tenant or co-tenant, nothing in this section shall affect the owner’s rights and obligations with regard to such remaining person. A landlord who in good faith initiates an action against a remaining tenant, co-tenant or household member. or a housing subsidy provider who terminates or denies a rental subsidy to a remaining tenant. co-tenant or household member. or takes any other action under this section. shall not be subject to a claim of retaliation or any other claim under this chapter.

(e) If relief is sought because of recent or ongoing domestic violence. rape. sexual assault or stalking. an owner may request that proof be provided to show that a protective order or third party verification is in effect or was obtained within the prior 3 months, or a tenant or co-tenant is reasonably in fear of imminent serious physical harm. Proof of status as a victim of domestic violence. rape. sexual assault or stalking shall be satisfied by production of any I of the following documents:

(l ) a copy of a valid protection order under chapter 209A or 258E obtained by the tenant. co-tenant or member of the household:

(2) a record from a federal. state or local court or law enforcement of an act of domestic violence. rape. sexual assault or stalking and the name of the perpetrator if known: or

(3) a written verification from any other qualified third party to whom the tenant. co-tenant or member of the tenant or co-tenant’s household reported the domestic violence. rape, sexual assault or stalking: provided, however, that the verification shall include the name of the organization, agency. clinic or professional service provider and include the date of the domestic violence. rape. sexual assault or stalking. and the name of the perpetrator if known; and provided further, that any adult victim who has the capacity to do so shall provide a statement. under the penalty of perjury. that the incident described in such verification is true and correct.

(f) An owner or housing subsidy provider who obtains written proof of status as a victim of domestic violence. rape. sexual assault or stalking shall keep such documentation and the information contained in the documentation confidential. and shall not provide or allow access to such documentation in any way to any other person or agency, unless the victim provides written authorization for the release of such information or unless required by court order. government regulation or governmental audit requirements.

Section 25. An owner shall not refuse to enter into a rental agreement. nor shall a housing subsidy provider deny assistance. based on an applicant having terminated a rental agreement under section 24 or based upon an applicant having requested a change of locks under section 26.

Section 26. (a) For purposes of this section. the term “household member” shall mean a person residing with the tenant or co-tenant as an authorized occupant of the premises, and who is 18 years of age or older or an emancipated minor.

(b) An owner shall. upon the request of a tenant. co-tenant or a household member. change the locks of the individual dwelling unit in which the tenant, cotenant or household member lives if the tenant, co-tenant or household member reasonably believes that the tenant. co-tenant or household member is under an imminent threat of domestic violence, rape, sexual assault or stalking at the premises. An owner shall have the right to request. in good faith. proof of the status as a victim of domestic violence rape, sexual assault or stalking including the name of the perpetrator. if known. as provided in subsection (e) of section 24.

(c) If the threat of domestic violence, rape. sexual assault or stalking is posed by a person who is a tenant, co-tenant or household member. the owner may change the locks and deny a key to the alleged perpetrator upon receipt of a request to change the locks; provided, however, that such request shall be accompanied by: (i) a copy of a valid protective order issued under chapter 209A or chapter 258E issued against a tenant. co-tenant or household member; or

(ii) a record from a federal, state or local court or law enforcement. indicating that a tenant. co-tenant or household member thereof poses an imminent threat of domestic violence, rape, sexual assault or stalking.

(d) An owner who has received notice of a request for change of locks under this section shall, within 2 business days. make a good faith effort to change the locks or give the tenant, co-tenant or household member permission to change the locks. If the owner changes the locks. the owner shall make a good faith effort to give a key to the new locks to the tenant, co-tenant or household member requesting the lock change as soon as possible, but within the same 2 business day period. An owner may charge a fee for the expense of changing the locks. The fee shall not exceed the reasonable price customarily charged for changing such locks in that community.

(e) If an owner fails to change the locks after receipt of a request under this section within 2 business days. the tenant. co-tenant or household member may change the locks without the owner’s permission. If the rental agreement requires that the owner retain a key to the leased residential premises and if a tenant, co-tenant or household member changes the locks, the tenant. co-tenant or household member shall make a good faith effort to provide a key to the new locks to the owner within 2 business days of the locks being changed. If a tenant. co-tenant or household member changes the locks without the owner’s permission, such person shall change the locks in a workmanlike manner with locks of similar or better quality than the original locks. An owner may replace a lock installed by the tenant. co-tenant, or household member. or seek reimbursement for additional costs incurred. if the owner believes that the locks were not of equal or better quality or were not installed properly, and such action shall be deemed not to be in retaliation.

(D If the locks are changed under this section, a tenant. co-tenant or household member shall not voluntarily give the new key to the perpetrator. An owner who refuses to provide a key to any person based on the reasonable belief that such person is the perpetrator of alleged domestic violence, rape, sexual assault or stalking, shall not be liable for such refusal.

(g) An owner who takes action to prevent the tenant, co-tenant or household member who has complied with subsection (b) from changing the locks. or any owner who changes the locks but fails to make a good faith effort to provide a key to the tenant. co-tenant or household member requesting the lock change as provided in subsection (d). shall be liable for actual and consequential damages or 3 months’ rent, whichever is greater. and the costs of the action including reasonable attorney’s fees, all of which may be applied in setoff or recoupment against any claim for rent owed or owing for use and occupancy. Damages shall not be imposed if the court determines that the owner acted in good faith.

Section 27. The superior court, housing court. district court and Boston municipal court shall have jurisdiction in equity to restrain violations of sections 23 to 26. inclusive. Section 18 of this chapter and section 2A of chapter 239 shall apply to an act taken in reprisal against a person for requesting that locks be changed under section 26.

Notwithstanding sections 23 to 26. inclusive. if a court has issued a protective order under chapter 209A. or any other law, ordering a tenant. co-tenant or member of the household to vacate the dwelling unit. the owner shall not interfere with the order and upon a request to change the locks as described in section 26, shall comply with such request.

Section 28. A waiver of sections 23 to 27, inclusive, in any lease or other rental agreement. except as otherwise provided by law or by federal, state or local regulation shall be void and unenforceable.

Section 29. (a) An owner complying with sections 23 to 28. inclusive, or with the requirements of an order under chapter 209A or any other law, shall be relieved of any liability to the vacated tenant, co-tenant or member of the tenant’s household. or to any other third party on account of the owner’s good faith compliance with a court order or changing the locks as provided in section 26 including. but not limited to. withholding a key from the alleged perpetrator, as provided in subsection (c) of section 26. Damages shall not be imposed if the court determines that the matter was of a good faith dispute between the owner and tenants.

(b) Notwithstanding any general or special law to the contrary. any owner who demonstrates that such owner’s conduct constituted a good faith effort to comply with sections 23 to 29. inclusive shall not be liable for multiple damages or for attorney’s fees.

SECTION 2. Section 2A of chapter 239 of the General Laws. as appearing in the 2010 Official Edition. is hereby amended by striking out. in line 14. the words. “eighty-three A” and inserting in place thereof the following words:- 83A. or a tenant. co-tenant or a member of the household taking action under section 3 of chapter 209A or section 3 of chapter 258E. seeking relief under sections 23 to 29. inclusive of chapter 186. reporting to any police officer or law enforcement professional an incident of domestic violence. rape. sexual assault or stalking. as defined in said section 23 of said chapter 186. against a tenant. co-tenant or member of the household, or reporting to any police officer or law enforcement professional a violation of an order issued under said section 3 of said chapter 209A or said section 3 of said chapter 258E or any act of abuse as defined in section I of said chapter 209A or any act of harassment as defined in chapter 258E directed against the tenant. co-tenant or member of the household.

ROSELAND

RESIDENTIAL TRUST

A MACK-CALI COMPANY

BUILDING VISIONARY LIFESTYLE

Alterra at Overlook Ridge

MASSACHUSETTS ATTORNEY GENERAL REGULATIONS and MASSACHUSETTS

CHAPTER 417 OF THE ACTS OF 2004

(A)

Resident is entitled to a copy of this Lease when it is fully signed. Keep a copy in a safe place.

Acknowledgment of Understanding. Resident hereby acknowledges that Resident has read this Lease in its entirety and is fully informed of all contents hereof.

RESIDENT(S):

Signature	Date	Print Name

Signature	Date	Print Name

Signature	Date	Print Name

Signature	Date	Print Name

CO-SIGNER:

Signature	Date	Print Name

MANAGER:

Alterra I L.L.C.

by Roseland Management Company. L.L.C., its Authorized Agent

Print Name	Date

Signature

Title

c/o Alterra I L.L.C.

Roseland Management Company. L.L.C.

7 Sylvan Way. Suite 350, Parsippany, NJ, 07054

Exhibit M to Purchase and Sale Agreement Between

Alterra I L.L.C., Alterra II L.L.C. and Overlook Ridge Apartments Investors LLC, Sellers, and

Overlook Revere Owner LLC and Overlook Malden Owner LLC, Buyers

Form of Chase Deed

QUITCLAIM DEED

OVERLOOK RIDGE APARTMENTS INVESTORS LLC, a Delaware limited liability company, having an address c/o Roseland Residential Trust, a Mack Cali company, Harborside 3, 10 Hudson Street, Suite 400, Jersey City, New Jersey 0731 1 (“Grantor”),

for consideration paid in the sum of ___________ ($_______________),

grants to OVERLOOK MALDEN OWNER LLC, a Delaware limited liability company, having an address at 500 Boylston Street, 21st Floor, Boston, Massachusetts 02116 (the “Grantee”),

with QUITCLAIM COVENANTS, those certain parcels of land, with the improvements thereon, situated in Malden, Norfolk County, Massachusetts and Revere, Suffolk County, Massachusetts, more particularly described in Exhibit A attached hereto and made a part hereof (the “Premises”).

The Premises are conveyed subject to and with the benefit of any and all rights, restrictions,  easements, and agreements of record, if any, insofar as the same are now in force and applicable.

Grantor is not classified for the current taxable year as a corporation for Federal income tax purposes.

[SIGNATURE APPEARS ON NEXT PAGE.]

ADDRESS OF PROPERTY CONVEYED: 8, 12 AND 15 Quarry Lane and 4 Stone Lane, Malden, and Off Breedens Lane, Revere, MA.

Executed under seal as of the ____ day of ______________  2019.

OVERLOOK RIDGE APARTMENTS INVESTORS LLC

By:____________________________

Name: Gary T. Wagner

Title: Authorized Signatory

STATE OF _____________

_____________ County, ss.

On this ___ day of __________________ 2019, before me, the undersigned notary public, personally appeared Gary T. Wagner, proved to me through satisfactory evidence of identification, which was a _________________ driver’s license, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as Authorized Signatory of Overlook Ridge Apartments Investors LLC, a Delaware limited liability company.

______________________________

Notary Public

Printed Name:

My commission expires:

Seal

Exhibit A

Legal Description

Tract 1 (“Tract 1”) (8 and 12 Quarry Lane. Malden, MA and Off Breedens Lane. Revere, MA):

Lots 9B and 10B on a plan entitled “Plan of Land in Malden & & Revere, MA”, prepared by Hancock Associates, dated January 8, 2015 and recorded in the Middlesex South Registry of Deeds as Plan No. 124 of 2015.

Lot 9B is also shown on a plan entitled “Plan of Land in Malden & & Revere, MA”, prepared by Hancock Associates, dated January l, 2016 and recorded in the Suffolk Registry of Deeds as Plan No. 10 of 2016.

Being a portion of the premises conveyed to Overlook Ridge Apartments Investors LLC by deed dated December 26, 2012 from Overlook Ridge, L.L.C. and recorded in Middlesex South Registry of Deeds in Book 60837, Page 230 and recorded in the Suffolk Registry of Deeds in Book 50728, Page 255.

Tract 2 (“Tract 2”):

Parcel 1 - Lot 7D (4 Stone Lane, Malden, MA)

The land off Overlook Ridge Drive in Malden, Middlesex County, Massachusetts being shown as Lot 7D on plan entitled “Plan of Land in Malden & & Revere, MA, prepared for Overlook Ridge, LLC c/o Roseland Property Company, dated January 8, 2015, drawn by Hancock Associates, Project No. 18813” recorded with Middlesex South District Registry of Deeds as Plan No. 124 of 2015.

For title see deed dated December 15, 2015 from LR Overlook Phase III, LLC to Overlook Ridge Chase II L.L.C. and recorded in the Middlesex South Registry in Book 66528, Page 487. Overlook Ridge Chase II L.L.C. merged into Overlook Ridge Apartments Investors LLC see Certificate recorded in Suffolk Registry of Deeds in Book 58895, Page 82.

Parcel 2 - Lot 11 (15 Quarry Lane. Malden, MA)

The land off Overlook Ridge Drive in Malden, Middlesex County, Massachusetts being shown as Lot I l on plan entitled “Plan of Land in Malden & & Revere, MA, prepared for Overlook Ridge, LLC c/o Roseland Property Company, dated October l, 2014, drawn by Hancock Associates, Project No. 18812” recorded with Middlesex South District Registry of Deeds as Plan No. 1008 of 2014.

For title see deed dated December 15, 2015 from Overlook Ridge, L.L.C., to Overlook Ridge Chase II L.L.C. and recorded in the Middlesex Registry in Book 66528, Page 490. Overlook Ridge Chase II L.L.C. merged into Overlook Ridge Apartments Investors LLC — see Certificate recorded in Suffolk Registry of Deeds in Book 58895, Page 82.

Exhibit N to Purchase and Sale Agreement Between

Alterra I L.L.C., Alterra II L.L.C. and Overlook Ridge Apartments Investors LLC, Sellers, and

Overlook Revere Owner LLC and Overlook Malden Owner LLC, Buyers

Form of Alterra I Deed

QUITCLAIM DEED

ALTERRA I L.L.C., a Delaware limited liability company, having an address c/o Roseland Residential Trust, a Mack Cali company, Harborside 3, 10 Hudson Street, Suite 400, Jersey City, New Jersey 0731 1 (“Grantor”),

for consideration paid in the sum of ___________ ($_______________),

grants to OVERLOOK REVERE OWNER LLC, a Delaware limited liability company, having an address at 500 Boylston Street, 21st Floor, Boston, Massachusetts 021 16 (the “Grantee”),

with QUITCLAIM COVENANTS, that certain parcels of land, with the improvements thereon, situated in Revere, Suffolk County, Massachusetts and Malden, Middlesex County, Massachusetts, more particularly described in Exhibit A attached hereto and made a part hereof (the “Premises”).

The Premises are conveyed subject to and with the benefit of any and all rights, restrictions, easements, and agreements of record, if any, insofar as the same are now in force and applicable.

Grantor is not classified for the current taxable year as a corporation for Federal income tax purposes.

[SIGNATURE APPEARS ON NEXT PAGE.]

ADDRESS OF PROPERTY CONVEYED; 15 Parkside Place, Revere, MA.

Executed under seal as of the ____ day of ______________  2019.

ALTERRA I L.L.C.

By:____________________________

Name: Gary T. Wagner

Title: Authorized Signatory

STATE OF _____________

_____________ County, ss.

On this ___ day of __________________ 2019, before me, the undersigned notary public, personally appeared Gary T. Wagner, proved to me through satisfactory evidence of identification, which was a _________________ driver’s license, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as Authorized Signatory of Alterra I L.L.C., a Delaware limited liability company.

______________________________

Notary Public

Printed Name:

My commission expires:

Seal

Exhibit A

Legal Description

Tract 3 (“Tract 3”) (15 Parkside mace. Revere. MA):

A certain parcel of land situated in Revere, Suffolk County, Massachusetts and Malden, Middlesex County, Massachusetts, being the premises shown as Lot 2A on a plan entitled “Overlook Ridge, Malden/Revere, MA, Lot 2A Plan”, prepared by H. W. Moore Associates, Inc., and recorded on April 7, 2003 with the Middlesex County (Southern District) Registry of Deeds as Plan No. 285 of 2003, in Book 3871 1, Page 354 and recorded on April 7, 2003 with the Suffolk County Registry of Deeds as Plan No. 180 of 2003 in Book 3 1073, Page 131.

For title see the following deeds:

i.    Deed dated January 17, 2013 from Overlook Ridge Phase I, L.L.C. to Alterra I L.L.C. and Mack-Cali TC L.L.C. and recorded in the Middlesex South Registry of Deeds in Book 6103 1, Page 177 and the Suffolk Registry of Deeds in Book 50862, Page 57

ii.    Deed dated November 3, 2016 from Mack-Cali TC L.L.C. to Alterra I L.L.C. and recorded in the Middlesex South Registry of Deeds in Book 68364, Page 40 and the Suffolk Registry of Deeds in Book 57076, Page 101

Exhibit O to Purchase and Sale Agreement Between

Alterra I L.L.C., Alterra II L.L.C. and Overlook Ridge Apartments Investors LLC, Sellers, and

Overlook Revere Owner LLC and Overlook Malden Owner LLC, Buyers

Form of Alterra II Deed

QUITCLAIM DEED

ALTERRA II L.L.C., a Delaware limited liability company, having an address c/o Roseland Residential Trust, a Mack Cali company, Harborside 3, 10 Hudson Street, Suite 400, Jersey City, New Jersey 07311 (“Grantor”),

for consideration paid in the sum of ___________ ($_______________),

grants to OVERLOOK REVERE OWNER LLC, a Delaware limited liability company, having an address at 500 Boylston Street, 21st Floor, Boston, Massachusetts 02116 (the “Grantee”),

with QUITCLAIM COVENANTS, that certain parcel of land, with the improvements thereon, situated in Revere, Suffolk County, Massachusetts and Malden, Middlesex County, Massachusetts, more particularly described in Exhibit A attached hereto and made a part hereof (the “Premises”).

The Premises are conveyed subject to and with the benefit of any and all rights, restrictions, easements, and agreements of record, if any, insofar as the same are now in force and applicable.

Grantor is not classified for the current taxable year as a corporation for Federal income tax purposes.

[SIGNATURE APPEARS ON NEXT PAGE.]

ADDRESS OF PROPERTY CONVEYED:  19 Overlook Ridge Drive, Revere, MA.

Executed under seal as of the ____ day of ______________  2019.

ALTERRA II L.L.C.

By:____________________________

Name: Gary T. Wagner

Title: Authorized Signatory

STATE OF _____________

_____________ County, ss.

On this ___ day of __________________ 2019, before me, the undersigned notary public, personally appeared Gary T. Wagner, proved to me through satisfactory evidence of identification, which was a _________________ driver’s license, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as Authorized Signatory of Alterra II L.L.C., a Delaware limited liability company.

______________________________

Notary Public

Printed Name:

My commission expires:

Seal

Exhibit A

Legal Description

Tract 4 (19 Overlook Ridge Drive, Revere, MA):

A certain parcel of land on Overlook Ridge Drive situated in Revere, Suffolk County, Massachusetts and Malden, Middlesex County, Massachusetts, being the premises shown as Lot 4A-2 on a plan entitled “Plan of Land in Malden & Revere, MA” dated January 5, 2012, prepared by Hancock Associates, recorded with Suffolk County Registry of Deeds in Book 2012, Page 27 and Middlesex South Registry of Deeds as Plan No. 47 of 2012.

For title see the deed dated April 4, 2013 from Overlook Ridge Phase 1B, LLC to Alterra II L.L.C. and recorded in the Middlesex South Registry of Deeds in Book 61551, Page 371 and recorded in the Suffolk Registry of Deeds in Book 5 1247, Page 331.

Exhibit P to Purchase and Sale Agreement Between

Alterra I L.L.C., Alterra II L.L.C. and Overlook Ridge Apartments Investors LLC, Sellers, and

Overlook Revere Owner LLC and Overlook Malden Owner LLC, Buyers

Form of Assignment and Assumption of Leases

ASSIGNMENT AND ASSUMPTION OF LEASES

Reference is hereby made to a certain parcels of land located in Malden, Middlesex County, Commonwealth of Massachusetts and Revere, Suffolk County, Commonwealth of Massachusetts, and more particularly described in Exhibit A attached hereto (the “Land”), together with the buildings and improvements thereon (collectively, the “Premises”), which is being conveyed pursuant to a Quitclaim Deed of even date herewith by Alterra I L.L.C., a Delaware limited liability company, with an address c/o Roseland Residential Trust, a Mack-Cali Company, Harborside 3, 210 Hudson Street, Suite 400, Jersey City, New Jersey 0731 1 (the “Seller”) to Overlook Revere Owner LLC, a Delaware limited liability company, with an address at 500 Boylston Street, 2 1st Floor, Boston, Massachusetts 02 1 16 (the “Buyer”).

In consideration of One Dollar ($ 1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller hereby assigns, conveys, transfers and sets over to the Buyer all of the Seller’s right, title, and interest in and to the leases described on Exhibit B attached hereto relating to the leasing of space at the Premises and all of the rights, benefits and privileges of the lessor thereunder, including all security deposits and all prepaid rents and all interest accrued thereon (the “Leases”).

This Assignment is without warranty and without recourse, in any event, to the Seller other than that the Seller hereby represents and warrants to the Buyer that (i) the Seller has not previously conveyed or encumbered its interest in the Leases (except in conjunction with any financing previously paid off and discharged or to be paid off and discharged in connection with the current transaction), and (ii) the Seller has full right, power and authority to convey and assign the Leases. Pursuant to this Assignment, the Buyer shall succeed to all rights of the Seller and, by execution of this document, the Buyer agrees to assume all obligations of the Seller relating to or arising out of the Leases, in each case arising from and after the date hereof.

[Signatures appear on next page.]

EXECUTED under seal as of the ___ day of ______________, 2019.

SELLER:

ALTERRA I L.L.C.

By:  [EXHIBIT - DO NOT SIGN]

Name:

Title:

BUYER:

OVERLOOK REVERE OWNER LLC

By: [EXHIBIT- DO NOT SIGN]

Name:

Title:

EXHIBIT A

to

ASSIGNMENT AND ASSUMPTION OF LEASES

from

ALTERRA I L.L.C.

to

OVERLOOK REVERE OWNER LLC

Description of the Land

A certain parcel of land situated in Revere, Suffolk County, Massachusetts and Malden, Middlesex County, Massachusetts, being the premises shown as Lot 2A on a plan entitled “Overlook Ridge, Malden/Revere, MA, Lot 2A Plan”, prepared by H. W. Moore Associates, Inc., and recorded on April 7, 2003 with the Middlesex County (Southern District) Registry of Deeds as Plan No. 285 of 2003, in Book 3871 1, Page 354 and recorded on April 7, 2003 with the Suffolk County Registry of Deeds as Plan No. 180 of 2003 in Book 31073, Page 131.

For title see the following deeds:

i.    Deed dated January 17, 2013 from Overlook Ridge Phase I, L.L.C. to Alterra I L.L.C. and Mack-Cali TC L.L.C. and recorded in the Middlesex South Registry of Deeds in Book 61031, Page 177 and the Suffolk Registry of Deeds in Book 50862, Page 57

ii.    Deed dated November 3, 2016 from Mack-Cali TC L.L.C. to Alterra I L.L.C. and recorded in the Middlesex South Registry of Deeds in Book 68364, Page 40 and the Suffolk Registry of Deeds in Book 57076, Page 101

EXHIBIT B

to

ASSIGNMENT AND ASSUMPTION OF LEASES

from

ALTERRA I L.L.C.

to

OVERLOOK REVERE OWNER LLC

Assigned Leases

1.  The residential and commercial leases set forth on the attached rent roll.

[Attach rent roll.]

ASSIGNMENT AND ASSUMPTION OF LEASES

Reference is hereby made to a certain parcels of land located in Malden, Middlesex County, Commonwealth of Massachusetts and Revere, Suffolk County, Commonwealth of Massachusetts, and more particularly described in Exhibit A attached hereto (the “Land”), together with the buildings and improvements thereon (collectively, the “Premises”), which is being conveyed pursuant to a Quitclaim Deed of even date herewith by Alterra II L.L.C., a Delaware limited liability company, with an address c/o Roseland Residential Trust, a Mack-Cali Company, Harborside 3, 210 Hudson Street, Suite 400, Jersey City, New Jersey 0731 1 (the “Seller”) to Overlook Revere Owner LLC, a Delaware limited liability company, with an address at 500 Boylston Street, 21st Floor, Boston, Massachusetts 021 16 (the “Buyer”).

In consideration of One Dollar ($ I .00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller hereby assigns, conveys, transfers and sets over to the Buyer all of the Seller’s right, title, and interest in and to the leases described on Exhibit B attached hereto relating to the leasing of space at the Premises and all of the rights, benefits and privileges of the lessor thereunder, including all security deposits and all prepaid rents and all interest accrued thereon (the “Leases”).

This Assignment is without warranty and without recourse, in any event, to the Seller other than that the Seller hereby represents and warrants to the Buyer that (i) the Seller has not previously conveyed or encumbered its interest in the Leases (except in conjunction with any financing previously paid off and discharged or to be paid off and discharged in connection with the current transaction), and (ii) the Seller has full right, power and authority to convey and assign the Leases. Pursuant to this Assignment, the Buyer shall succeed to all rights of the Seller and, by execution of this document, the Buyer agrees to assume all obligations of the Seller relating to or arising out of the Leases, in each case arising from and after the date hereof.

[Signatures appear on next page.

EXECUTED under seal as of the ___ day of _____________, 2019.

SELLER:

ALTERRA II L.L.C.

By: [EXHIBIT - DO NOT SIGN]

Name:

Title:

BUYER:

OVERLOOK REVERE OWNER LLC

By: [EXHIBIT - DO NOT SIGN]

Name:

Title:

EXHIBIT A

to

from

ALTERRA 11 L.L.C.

to

OVERLOOK REVERE OWNER LLC

Description of the Land

A certain parcel of land on Overlook Ridge Drive situated in Revere, Suffolk County, Massachusetts and Malden, Middlesex County, Massachusetts, being the premises shown as Lot 4A-2 on a plan entitled “Plan of Land in Malden & Revere, MA” dated January 5, 2012, prepared by Hancock Associates, recorded with Suffolk County Registry of Deeds in Book 2012, Page 27 and Middlesex South Registry of Deeds as Plan No. 47 of 2012.

For title see the deed dated April 4, 2013 from Overlook Ridge Phase 1B, LLC to Alterra II L.L.C. and recorded in the Middlesex South Registry of Deeds in Book 61551, Page 371 and recorded in the Suffolk Registry of Deeds in Book 51247, Page 331.

EXHIBIT B

to

ASSIGNMENT AND ASSUMPTION OF LEASES

from

ALTERRA 11 L.L.C.

to

OVERLOOK REVERE OWNER LLC

Assigned Leases

l.    The residential and commercial leases set forth on the attached rent roll.

[Attach rent roll.]

ASSIGNMENT AND ASSUMPTION OF LEASES

Reference is hereby made to a certain parcels of land located in Malden, Middlesex County, Commonwealth of Massachusetts and Revere, Suffolk County, Commonwealth of Massachusetts, and more particularly described in Exhibit A attached hereto (the “Land”), together with the buildings and improvements thereon (collectively, the “Premises”), which is being conveyed pursuant to a Quitclaim Deed of even date herewith by Overlook Ridge

Apartments Investors LLC. , a Delaware limited liability company, with an address c/o Roseland Residential Trust, a Mack-Cali Company, Harborside 3, 210 Hudson Street, Suite 400, Jersey City, New Jersey 0731 1 (the “Seller”) to Overlook Malden Owner LLC, a Delaware limited liability company, with an address at 500 Boylston Street, 21st Floor, Boston, Massachusetts 02116 (the “Buyer”).

In consideration of One Dollar ($ I .00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller hereby assigns, conveys, transfers and sets over to the Buyer all of the Seller’s right, title, and interest in and to the leases described on Exhibit B attached hereto relating to the leasing of space at the Premises and all of the rights, benefits and privileges of the lessor thereunder, including all security deposits and all prepaid rents and all interest accrued thereon (the “Leases”).

This Assignment is without warranty and without recourse, in any event, to the Seller other than that the Seller hereby represents and warrants to the Buyer that (i) the Seller has not previously conveyed or encumbered its interest in the Leases (except in conjunction with any financing previously paid off and discharged or to be paid off and discharged in connection with the current transaction), and (ii) the Seller has full right, power and authority to convey and assign the Leases. Pursuant to this Assignment, the Buyer shall succeed to all rights of the Seller and, by execution of this document, the Buyer agrees to assume all obligations of the Seller relating to or arising out of the Leases, in each case arising from and after the date hereof.

[Signatures appear on next page.]

EXECUTED under seal as of the ___ day of _____________, 2019.

SELLER:

OVERLOOK RIDGE APARTMENTS

INVESTORS LLC

By: [EXHIBIT - DO NOT SIGN]

Name:

Title:

BUYER:

OVERLOOK MALDEN OWNER LLC

By: [EXHIBIT - DO NOT SIGN]

Name:

Title:

EXHIBIT A

to

ASSIGNMENT AND ASSUMPTION OF LEASES

from

OVERLOOK RIDGE APARTMENTS INVESTORS LLC

to

OVERLOOK MALDEN OWNER LLC

Description of the Land

Tract 1 (“Tract 1”):

Lots 9B and 10B on a plan entitled “Plan of Land in Malden & & Revere, MA”, prepared by Hancock Associates, dated January 8, 2015 and recorded in the Middlesex South Registry of Deeds as Plan No. 124 of 2015.

Lot 9B is also shown on a plan entitled “Plan of Land in Malden & & Revere, MA”, prepared by Hancock Associates, dated January l, 2016 and recorded in the Suffolk Registry of Deeds as Plan No. 10 of 2016.

Being a portion of the premises conveyed to Overlook Ridge Apartments Investors LLC by deed dated December 26, 2012 from Overlook Ridge, L.L.C. and recorded in Middlesex South Registry of Deeds in Book 60837, Page 230 and recorded in the Suffolk Registry of Deeds in Book 50728, Page 255.

Tract 2 (“Tract 2”)

Parcel 1 - Lot 7D

The land off Overlook Ridge Drive in Malden, Middlesex County, Massachusetts being shown as Lot 7D on plan entitled “Plan of Land in Malden & Revere, MA, prepared for Overlook Ridge, LLC c/o Roseland Property Company, dated January 8, 2015, drawn by Hancock Associates, Project No. 18812” recorded with Middlesex South District Registry of Deeds as Plan No. 124 of 2015.

For title see deed dated December 15, 2015 from LR Overlook Phase III, LLC to Overlook Ridge Chase II L.L.C. and recorded in the Middlesex South Registry in Book 66528, Page 487. Overlook Ridge Chase II L.L.C. merged into Overlook Ridge Apartments Investors LLC — see Certificate recorded in Suffolk Registry of Deeds in Book 58895, Page 82.

Parcel 2 - Lot 11

The land off Overlook Ridge Drive in Malden, Middlesex County, Massachusetts being shown as Lot II on plan entitled “Plan of Land in Malden & Revere, MA, prepared for Overlook Ridge, LLC c/o Roseland Property Company, dated October l, 2014, drawn by Hancock Associates, Project No. 18812” recorded with Middlesex South District Registry of Deeds as Plan No. 1008 of 2014.

For title see deed dated December 15, 2015 from Overlook Ridge, L.L.C., to Overlook Ridge

Chase II L.L.C. and recorded in the Middlesex Registry in Book 66528, Page 490. Overlook Ridge Chase II L.L.C. merged into Overlook Ridge Apartments Investors LLC — see Certificate recorded in Suffolk Registry of Deeds in Book 58895, Page 82.

EXHIBIT B

to

ASSIGNMENT AND ASSUMPTION OF LEASES

from

OVERLOOK RIDGE APARTMENTS INVESTORS LLC

to

OVERLOOK MALDEN OWNER LLC

Assigned Leases

1.    The residential and commercial leases set forth on the attached rent roll.

[Attach rent roll.]

Exhibit Q to Purchase and Sale Agreement Between

Alterra I L.L.C., Alterra II L.L.C. and Overlook Ridge Apartments Investors LLC, Sellers, and

Overlook Revere Owner LLC and Overlook Malden Owner LLC, Buyers

Form of Bill of Sale and Assignment and Assumption

of Contracts, Licenses, Permits, Approvals, Warranties, Guaranties

and Plans and Specifications

BILL OF SALE

AND ASSIGNMENT AND ASSUMPTION OF CONTRACTS, LICENSES, PERMITS,

APPROVALS, WARRANTIES, GUARANTIES

AND PLANS AND SPECIFICATIONS

Reference is hereby made to certain parcels of land located in Malden, Middlesex County, Commonwealth of Massachusetts and Revere, Suffolk County, Commonwealth of Massachusetts, and more particularly described in Exhibit A attached hereto (the “Land”), together with the buildings and improvements thereon (collectively, the “Premises”), which is being conveyed pursuant to a Quitclaim Deed of even date herewith by Alterra I L.L.C., a Delaware limited liability company, with an address c/o Roseland Residential Trust, a Mack-Cali Company, Harborside 3, 210 Hudson Street, Suite 400, Jersey City, New Jersey 0731 1 (the “Seller”) to Overlook Revere Owner LLC, a Delaware limited liability company, with an address at 500 Boylston Street, 21st Floor, Boston, Massachusetts 021 16 (the “Buyer”).

In consideration of One Dollar ($ I .00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller hereby assigns, conveys, transfers and sets over to the Buyer all of the Seller’s right, title, and interest in and to the following:

l.    The fixtures, equipment and other personal property (collectively, the “Personal Property”) identified in Exhibit B attached hereto:

2.    The service and maintenance contracts (collectively, the “Contracts”) identified in Exhibit C attached hereto, but only to the extent that such assignment is allowed pursuant to the terms and conditions of the Contracts:

3.    All permits, licenses, approvals, warranties and guaranties (collectively, the “Permits and Warranties”) relating to the Premises (including, without limitation, warranties under the Radon Mitigation Contracts) which have been obtained to date by the Seller, to the extent only that any such assignment is allowed pursuant to the terms and conditions of the Permits and Warranties or pursuant to applicable law; and

4.    All plans, drawings and specifications (the “Plans”) relating to the Premises, but only to the extent that such assignment is allowed pursuant to the agreement under which such materials were prepared.

This Bill of Sale and Assignment is without warranty (including, but not limited to, the implied warranty of merchantability and the implied warranty of fitness for a particular purpose), and without recourse, in any event, to the Seller other than that the Seller hereby represents and warrants to the Buyer that (i) the Seller has not previously conveyed or encumbered its interest in the Personal Property, the Contracts, the Permits and Warranties, and the Plans (except in conjunction with any financing previously paid off and discharged or to be paid off and discharged in connection with the current transaction), and (ii) the Seller has the full right, power and authority to convey and assign the Personal Property, the Contracts, the Permits and Warranties, and the Plans. The Personal Property is transferred hereby in “as is” condition. Pursuant to this Bill of Sale and Assignment, the Buyer shall succeed to all rights of the Seller and, by execution of this document, the Buyer agrees to assume all obligations of the Seller relating to or arising out of the Personal Property, the Contracts, the Permits and Warranties, and the Plans, in each case arising from and after the date hereof.

[Signatures appear on next page.]

EXECUTED under seal as of the ___ day of ___________, 2019.

SELLER:

ALTERRA 1 L.L.C.

By: [EXHIBIT - DO NOT SIGN]

Name:

Title:

BUYER:

OVERLOOK REVERE OWNER LLC

By: [EXHIBIT - DO NOT SIGN]

Name:

Title:

EXHIBIT A

to

BILL OF SALE

AND ASSIGNMENT AND ASSUMPTION OF CONTRACTS, LICENSES, PERMITS,

APPROVALS, WARRANTIES, GUARANTIES

AND PLANS AND SPECIFICATIONS

from

ALTERRA 1 L.L.C.,

to

OVERLOOK REVERE OWNER LLC

Description of the Land

A certain parcel of land situated in Revere, Suffolk County, Massachusetts and Malden, Middlesex County, Massachusetts, being the premises shown as Lot 2A on a plan entitled “Overlook Ridge, Malden/Revere, MA, Lot 2A Plan”, prepared by H. W. Moore Associates, Inc., and recorded on April 7, 2003 with the Middlesex County (Southern District) Registry of Deeds as Plan No. 285 of 2003, in Book 3871 1, Page 354 and recorded on April 7, 2003 with the Suffolk County Registry of Deeds as Plan No. 18() of 2003 in Book 31073, Page 131.

For title see the following deeds:

i.    Deed dated January 17, 2013 from Overlook Ridge Phase I, L.L.C. to Alterra I L.L.C. and Mack-Cali TC L.L.C. and recorded in the Middlesex South Registry of Deeds in Book 61031, Page 177 and the Suffolk Registry of Deeds in Book 50862, Page 57

ii.   Deed dated November 3, 2016 from Mack-Cali TC L.L.C. to Alterra I L.L.C. and recorded in the Middlesex South Registry of Deeds in Book 68364, Page 40 and the Suffolk Registry of Deeds in Book 57076, Page 101

EXHIBIT B

to

BILL OF SALE

AND ASSIGNMENT AND ASSUMPTION OF CONTRACTS, LICENSES, PERMITS,

APPROVALS, WARRANTIES, GUARANTIES

AND PLANS AND SPECIFICATIONS

from

ALTERRA I L.L.C.,

to

OVERLOOK REVERE OWNER LLC

Inventory of Personal Property

[Attach inventory of personal property.]

EXHIBIT C

to

BILL OF SALE

AND ASSIGNMENT AND ASSUMPTION OF CONTRACTS, LICENSES, PERMITS,

APPROVALS, WARRANTIES, GUARANTIES

AND PLANS AND SPECIFICATIONS

from

ALTERRA I L.L.C.,

to

OVERLOOK REVERE OWNER LLC

List of Contracts Being Assigned

[Attach list of contracts being assigned.]

BILL OF SALE

AND ASSIGNMENT AND ASSUMPTION OF CONTRACTS, LICENSES, PERMITS,

APPROVALS, WARRANTIES, GUARANTIES

AND PLANS AND SPECIFICATIONS

Reference is hereby made to certain parcels of land located in Malden, Middlesex County, Commonwealth of Massachusetts and Revere, Suffolk County, Commonwealth of Massachusetts, and more particularly described in Exhibit A attached hereto (the “Land”), together with the buildings and improvements thereon (collectively, the “Premises”), which is being conveyed pursuant to a Quitclaim Deed of even date herewith by Alterra II L.L.C., a Delaware limited liability company, with an address c/o Roseland Residential Trust, a Mack-Cali Company, Harborside 3, 210 Hudson Street, Suite 400, Jersey City, New Jersey 0731 1 (the “Seller”) to Overlook Revere Owner LLC, a Delaware limited liability company, with an address at 500 Boylston Street, 21st Floor, Boston, Massachusetts 021 10 (the “Buyer”).

In consideration of One Dollar ($ I .00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller hereby assigns, conveys, transfers and sets over to the Buyer all of the Seller’s right, title, and interest in and to the following:

l.    The fixtures, equipment and other personal property (collectively, the “Personal

Property”) identified in Exhibit B attached hereto;

2.    The service and maintenance contracts (collectively, the “Contracts”) identified in Exhibit C attached hereto, but only to the extent that such assignment is allowed pursuant to the terms and conditions of the Contracts:

3.    All permits, licenses, approvals, warranties and guaranties (collectively, the “Permits and Warranties”) relating to the Premises which have been obtained to date by the Seller, to the extent only that any such assignment is allowed pursuant to the terms and conditions of the Permits and Warranties or pursuant to applicable law; and

4.    All plans, drawings and specifications (the “Plans”) relating to the Premises, but only to the extent that such assignment is allowed pursuant to the agreement under which such materials were prepared.

This Bill of Sale and Assignment is without warranty (including, but not limited to, the implied warranty of merchantability and the implied warranty of fitness for a particular purpose), and without recourse, in any event, to the Seller other than that the Seller hereby represents and warrants to the Buyer that (i) the Seller has not previously conveyed or encumbered its interest in the Personal Property, the Contracts, the Permits and Warranties, and the Plans (except in conjunction with any financing previously paid off and discharged or to be paid off and discharged in connection with the current transaction), and (ii) the Seller has the full right, power and authority to convey and assign the Personal Property, the Contracts, the Permits and Warranties, and the Plans. The Personal Property is transferred hereby in “as is” condition. Pursuant to this Bill of Sale and Assignment, the Buyer shall succeed to all rights of the Seller and, by execution of this document, the Buyer agrees to assume all obligations of the Seller relating to or arising out of the Personal Property, the Contracts, the Permits and Warranties, and the Plans, in each case arising from and after the date hereof.

[Signatures appear on next page.]

EXECUTED under seal as of the ____ day of ____________, 2019.

SELLER:

ALTERRA II L.L.C.

By: [EXHIBIT - DO NOT SIGN]

Name:

Title:

BUYER:

OVERLOOK REVERE OWNER LLC

By: [EXHIBIT - DO NOT SIGN]

Name:

Title:

EXHIBIT A

to

BILL OF SALE

AND ASSIGNMENT AND ASSUMPTION OF CONTRACTS, LICENSES, PERMITS,

APPROVALS, WARRANTIES, GUARANTIES

AND PLANS AND SPECIFICATIONS

from

ALTERRA II L.L.C., to

OVERLOOK REVERE OWNER LLC

Description of the Land

A certain parcel of land on Overlook Ridge Drive situated in Revere, Suffolk County, Massachusetts and Malden, Middlesex County, Massachusetts, being the premises shown as Lot 4A-2 on a plan entitled “Plan of Land in Malden & Revere, MA” dated January 5, 2012, prepared by Hancock Associates, recorded with Suffolk County Registry of Deeds in Book 2012, Page 27 and Middlesex South Registry of Deeds as Plan No. 47 of 2012.

For title see the deed dated April 4, 2013 from Overlook Ridge Phase 1B, LLC to Alterra II L.L.C. and recorded in the Middlesex South Registry of Deeds in Book 61551, Page 371 and recorded in the Suffolk Registry of Deeds in Book 5 1247, Page 331.

EXHIBIT B

to

BILL OF SALE

AND ASSIGNMENT AND ASSUMPTION OF CONTRACTS, LICENSES, PERMITS,

APPROVALS, WARRANTIES, GUARANTIES

AND PLANS AND SPECIFICATIONS

from

ALTERRA II L.L.C., to

OVERLOOK REVERE OWNER LLC

Inventory of Personal Property

[Attach inventory of personal property.]

EXHIBIT C

to

BILL OF SALE

AND ASSIGNMENT AND ASSUMPTION OF CONTRACTS, LICENSES, PERMITS,

APPROVALS, WARRANTIES, GUARANTEES

AND PLANS AND SPECIFICATIONS

from

ALTERRA II L.L.C.,

to

OVERLOOK REVERE OWNER LLC

List of Contracts Being Assigned

[Attach list of contracts being assigned.]

BILL OF SALE

AND ASSIGNMENT AND ASSUMPTION OF CONTRACTS, LICENSES, PERMITS,

APPROVALS, WARRANTIES, GUARANTIES

AND PLANS AND SPECIFICATIONS

Reference is hereby made to certain parcels of land located in Malden, Middlesex County, Commonwealth of Massachusetts and Revere, Suffolk County, Commonwealth of Massachusetts, and more particularly described in Exhibit A attached hereto (the “Land”), together with the buildings and improvements thereon (collectively, the “Premises”), which is being conveyed pursuant to a Quitclaim Deed of even date herewith by Overlook Ridge Apartments Investors LLC, a Delaware limited liability company, with an address c/o Roseland Residential Trust, a Mack-Cali Company, Harborside 3, 210 Hudson Street, Suite 400, Jersey City, New Jersey 0731 1 (the “Seller”) to Overlook Malden Owner LLC, a Delaware limited liability company, with an address at 500 Boylston Street, 21st Floor, Boston, Massachusetts 02 1 15 (the “Buyer”).

In consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller hereby assigns, conveys, transfers and sets over to the Buyer all of the Seller’s right, title, and interest in and to the following:

l.    The fixtures, equipment and other personal property (collectively, the “Personal Property”) identified in Exhibit B attached hereto;

2.    The service and maintenance contracts (collectively, the “Contracts”) identified in Exhibit C attached hereto, but only to the extent that such assignment is allowed pursuant to the terms and conditions of the Contracts;

3.    All permits, licenses, approvals, warranties and guaranties (collectively, the “Permits and Warranties”) relating to the Premises which have been obtained to date by the Seller, to the extent only that any such assignment is allowed pursuant to the terms and conditions of the Permits and Warranties or pursuant to applicable law: and

4.    All plans, drawings and specifications (the “Plans”) relating to the Premises, but only to the extent that such assignment is allowed pursuant to the agreement under which such materials were prepared.

This Bill of Sale and Assignment is without warranty (including, but not limited to, the implied warranty of merchantability and the implied warranty of fitness for a particular purpose), and without recourse, in any event, to the Seller other than that the Seller hereby represents and warrants to the Buyer that (i) the Seller has not previously conveyed or encumbered its interest in the Personal Property, the Contracts, the Permits and Warranties, and the Plans (except in conjunction with any financing previously paid off and discharged or to be paid off and discharged in connection with the current transaction), and (ii) the Seller has the full right, power and authority to convey and assign the Personal Property, the Contracts, the Permits and Warranties, and the Plans. The Personal Property is transferred hereby in “as-is” condition. Pursuant to this Bill of Sale and Assignment, the Buyer shall succeed to all rights of the Seller and, by execution of this document, the Buyer agrees to assume all obligations of the Seller relating to or arising out of the Personal Property, the Contracts, the Permits and Warranties, and the Plans, in each case arising from and after the date hereof.

[Signatures appear on next page.]

EXECUTED under seal as of the day of  2019.

SELLER:

OVERLOOK RIDGE APARTMENTS

INVESTORS LLC

By: [EXHIBIT - DO NOT SIGN]

Name:

Title:

BUYER:

OVERLOOK MALDEN OWNER LLC

By: [EXHIBIT - DO NOT SIGN]

Name:

Title:

EXHIBIT A

to

BILL OF SALE

AND ASSIGNMENT AND ASSUMPTION OF CONTRACTS, LICENSES, PERMITS,

APPROVALS, WARRANTIES, GUARANTIES

AND PLANS AND SPECIFICATIONS

from

OVERLOOK RIDGE APARTMENTS INVESTORS LLC,

to

OVERLOOK MALDEN OWNER LLC

Description of the Land

Tract 1 (“Tract 1”):

Lots 9B and 10B on a plan entitled “Plan of Land in Malden & & Revere, MA”, prepared by Hancock Associates, dated January 8, 2015 and recorded in the Middlesex South Registry of Deeds as Plan No. 124 of 2015.

Lot 9B is also shown on a plan entitled “Plan of Land in Malden & & Revere, MA”, prepared by Hancock Associates, dated January l, 2016 and recorded in the Suffolk Registry of Deeds as Plan No. 10 of 2016.

Being a portion of the premises conveyed to Overlook Ridge Apartments Investors LLC by deed dated December 26, 2012 from Overlook Ridge, L.L.C. and recorded in Middlesex South Registry of Deeds in Book 60837, Page 230 and recorded in the Suffolk Registry of Deeds in Book 50728, Page 255.

Tract 2 (“Tract 2”):

Parcel 1 - Lot 7D

The land off Overlook Ridge Drive in Malden, Middlesex County, Massachusetts being shown as Lot 7D on plan entitled “Plan of Land in Malden & Revere, MA, prepared for Overlook Ridge, LLC c/o Roseland Property Company, dated January 8, 2015, drawn by Hancock Associates, Project No. 18812” recorded with Middlesex South District Registry of Deeds as Plan No. 124 of 2015.

For title see deed dated December 15, 2015 from LR Overlook Phase III, LLC to Overlook

Ridge Chase II L.L.C. and recorded in the Middlesex South Registry in Book 66528, Page 487. Overlook Ridge Chase II L.L.C. merged into Overlook Ridge Apartments Investors LLC — see Certificate recorded in Suffolk Registry of Deeds in Book 58895, Page 82.

Parcel 2 - Lot 11

The land off Overlook Ridge Drive in Malden, Middlesex County, Massachusetts being shown as Lot 11 on plan entitled “Plan of Land in Malden & Revere, MA, prepared for Overlook Ridge, LLC c/o Roseland Property Company, dated October l , 2014, drawn by Hancock Associates,

Project No. 18812” recorded with Middlesex South District Registry of Deeds as Plan No. 1008 of 2014.

For title see deed dated December 15, 2015 from Overlook Ridge, L.L.C., to Overlook Ridge Chase II L.L.C. and recorded in the Middlesex Registry in Book 66528, Page 490. Overlook Ridge Chase II L.L.C. merged into Overlook Ridge Apartments Investors LLC — see Certificate recorded in Suffolk Registry of Deeds in Book 58895, Page 82.

EXHIBIT B

to

BILL OF SALE

AND ASSIGNMENT AND ASSUMPTION OF CONTRACTS, LICENSES, PERMITS,

APPROVALS, WARRANTIES, GUARANTIES

AND PLANS AND SPECIFICATIONS

from

OVERLOOK RIDGE APARTMENTS INVESTORS LLC

to

OVERLOOK MALDEN OWNER LLC

Inventory of Personal Property

[Attach inventory of personal property.]

EXHIBIT C

to

BILL OF SALE

AND ASSIGNMENT AND ASSUMPTION OF CONTRACTS, LICENSES, PERMITS,

APPROVALS, WARRANTIES, GUARANTIES

AND PLANS AND SPECIFICATIONS

from

OVERLOOK RIDGE APARTMENTS INVESTORS LLC,

to

OVERLOOK MALDEN OWNER LLC

List of Contracts Being Assigned

[Attach list of contracts being assigned.]

Exhibit R to Purchase and Sale Agreement Between

Alterra I L.L.C., Alterra II L.L.C. and Overlook Ridge Apartments Investors LLC, Sellers, and Overlook Revere Owner LLC and Overlook Malden Owner LLC, Buyers

Form of Title Insurance Affidavit and Indemnity

TITLE-AFFIDAVIT

dated as of ___/___/___

Re: Owner:

       See annexed SIGNATURE PAGE TO TITLE-AFFIDAVIT

       Title Insurer:

       Fidelity Title Insurance Company (“Fidelity”). and coinsurers (if any)

       Commitment #:

       ________________ issued by Fidelity

       Premises: (See Exhibit A attached hereto)

       ________________________

Certifications:

In connection with the above, the undersigned certifies the following to Title Insurer as to the Premises but only as to the period between ___/___/___ (date of acquisition). and the date hereof (subject to any exceptions expressly noted below):

Mechanics Liens:

A. There is no person to whom a debt is due for labor or materials furnished in the erection. alteration. repair or removal of a building or structure upon the Premises by virtue of an agreement with. or by the consent of, the undersigned. or of a person having authority from or rightfully acting for the undersigned in promising or furnishing such labor or materials. for work actually performed during the past ninety-three (93) days.

Tenants/Parties in Possession:

Except as shown in the Commitment (with respect to tenancies of record). including matters disclosed in the underlying exception documents of record referenced therein. there are no tenants or other parties who are in possession or have the right to be in possession of said Premises. other than those tenants identified on the annexed RENT-ROLL (and any subtenants thereunder). which tenants have rights as tenants only and do not have options to purchase all or part of the Premises (“OTPs”), rights of first refusal to acquire all or part of the Premises (“ROFRs”) or rights of first offer to acquire all or part of the Premises (“ROFOs”).

Unrecorded OTB, ROFRs and ROFOs:

The undersigned has not entered into (and has no actual knowledge of) any unrecorded OTPs. ROFRs or ROFOs which are presently in effect and will survive the transfer of the Premises in connection with the instant transaction. except as set forth in the Commitment.

Covenants & Restrictions:

To the actual knowledge of the undersigned. (a) the undersigned has received no written notice of past or present violations of any effective covenants. conditions or restrictions set forth in the Commitment (the “CC&R.s”) which remain uncured. and (b) any charge or assessment provided for in any of the CC&Rs has been or will be duly paid in the ordinary course.

Bankruptcy:

No proceedings in bankruptcy or receivership have been instituted by or against the undersigned (or its constituent entities) which are now pending. nor has the undersigned (or its constituent entities) made any assignment for the benefit of creditors which is in effect as to said Premises.

Perishable Agricultural Commodities Act of 1930, as amended, 7 USC 499a et seq, the Packers and Stockyard Act of 1921, as amended, 7 USC 181 et seq., and any similar state laws (hereafter referred to in the aggregate as “PACA/PASA”):

Restaurant operations at the Premises. if any. are leased to outside operators who are not affiliates of the undersigned.

Perishable Agricultural Commodities Act of 1930, as amended, 7 USC 499a et seq, the Packers and Stockyard Act of 1921, as amended, 7 USC 181 et seq., and any similar state laws (hereafter referred to in the aggregate as “PACA/PASA”):

To the knowledge of the undersigned:

(a)    There are no outstanding unpaid sellers or suppliers of PACA/PASA commodities or products:

(b)    No written notices of claim or written notices of intent to preserve claim rights have been received by Owner from PACA/PASA sellers or suppliers: and

(c)    There are no parties claiming to hold or assert rights. claims or interests under PACA/PASA against Owner.

Exceptions to the foregoing Certifications, if any, are listed hereinafter:

________________________________________________________

Gap Indemnification:

Between the date hereof and the date of recording of the insured conveyance but in no event later than 5 business days from the date hereof (hereinafter, the “Gap Period”). Owner has not taken or allowed and will not voluntarily take or allow any action to encumber the Premises in the Gap Period.

Further Assurances:

The undersigned hereby undertakes and agrees to fully cooperate with Title Insurer in correcting any errors in the execution and acknowledgment of the insured conveyance.

Counterparts:

This document may be executed in counterparts.

Inducement and Indemnification:

The undersigned provides this document to induce Title Insurer to insure title to said Premises well knowing that it will do so only in complete reliance upon the matters asserted hereinabove and further. will indemnify. defend and hold Title Insurer harmless against any loss or damage sustained as a result of any inaccuracy in the matters asserted hereinabove.

Knowledge/Survival:

Any statement “to the actual knowledge of the Owner” (or similar phrase) shall mean that the “Designated Representative” (as hereinafter defined) of the Owner has no knowledge that such statement is untrue (and. for this purpose. the Owner’s knowledge shall mean the present actual knowledge [excluding constructive or imputed knowledge] of the Designated Representative. but such Designated Representative shall not have any liability in connection herewith. *** Notwithstanding anything to the contrary herein. (l ) any cause of action for a breach of this document shall survive until 6 months after the date hereof. at which time the provisions hereof (and any potential cause of action resulting from any breach for which Title Insurer has not given Owner written notice) shall terminate; and (2) to the extent Title Insurer shall have knowledge as of the date hereof that any of the statements contained herein is false or inaccurate, then the Owner shall have no liability with respect to the same. *** The “Designated Representative” for the Owner is ___________________. *** The Designated Representative of the Owner is an individual affiliated with, or employed by. the Owner or its affiliates who has been directly involved in the asset management or property management of the Premises and is in a position to confirm the truth and accuracy of Owner’s knowledge certifications herein concerning the Premises.

SEE ANNEXED SIGNATURE PAGE TO TITLE-AFFIDAVIT

SIGNATURE PAGE TO TITLE-AFFIDAVIT

OWNER:

____________________, a _______________________

By:

Name:

Title:

Subscribed and sworn to on __/__/__

__________________________

Notary Public

RENT-ROLL

SEE ANNEXED

EXHIBIT A

to

TITLE AFFIDAVIT

Description of the Land

A certain parcel of land situated in Revere, Suffolk County, Massachusetts and Malden, Middlesex County, Massachusetts, being the premises shown as Lot 2A on a plan entitled “Overlook Ridge, Malden/Revere, MA, Lot 2A Plan”, prepared by H. W. Moore Associates, Inc., and recorded on April 7, 2003 with the Middlesex County (Southern District) Registry of Deeds as Plan No. 285 of 2003, in Book 3871 1, Page 354 and recorded on April 7, 2003 with the Suffolk County Registry of Deeds as Plan No. 180 of 2003 in Book 31073, Page 131.

For title see the following deeds:

i.    Deed dated January 17, 2013 from Overlook Ridge Phase l, L.L.C. to Alterra I L.L.C. and Mack-Cali TC L.L.C. and recorded in the Middlesex South Registry of Deeds in Book 61031, Page 177 and the Suffolk Registry of Deeds in Book 50862, Page 57

ii.    Deed dated November 3, 2016 from Mack-Cali TC L.L.C. to Alterra I L.L.C. and recorded in the Middlesex South Registry of Deeds in Book 68364, Page 40 and the Suffolk Registry of Deeds in Book 57076, Page 101

TITLE-AFFIDAVIT

dated as of ___/___/___

Re: Owner:

       See annexed SIGNATURE PAGE TO TITLE-AFFIDAVIT

       Title Insurer:

       Fidelity Title Insurance Company (“Fidelity”). and coinsurers (if any)

       Commitment #:

       ________________ issued by Fidelity

       Premises: (See Exhibit A attached hereto)

       ________________________

Certifications:

In connection with the above. the undersigned certifies the following to Title Insurer as to the Premises but only as to the period between ___/___/___ (date of acquisition). and the date hereof (subject to any exceptions expressly noted below):

Mechanics Liens:

A. There is no person to whom a debt is due for labor or materials furnished in the erection. alteration. repair or removal of a building or structure upon the Premises by of an agreement with, or by the consent of. the undersigned. or of a person having authority from or rightfully acting for the undersigned in promising or furnishing such labor or materials. for work actually performed during the past ninety-three (93) days.

Tenants/Parties in Possession:

Except as shown in the Commitment (with respect to tenancies of record). including matters disclosed in the underlying exception documents of record referenced therein, there are no tenants or other parties who are in possession or have the right to be in possession of said Premises. other than those tenants identified on the annexed RENT-ROLL (and any subtenants thereunder). which tenants have rights as tenants only and do not have options to purchase all or part of the Premises (“OTPs”). rights of first refusal to acquire all or part of the Premises (“ROFRs”) or rights of first offer to acquire all or part of the Premises (‘•ROFOs”).

Unrecorded OTPs, ROFRs and ROFOs:

The undersigned has not entered into (and has no actual knowledge of) any unrecorded OTPs. ROFRs or ROFOs which are presently in effect and will survive the transfer of the Premises in connection with the instant transaction. except as set forth in the Commitment.

Covenants & Restrictions:

To the actual knowledge of the undersigned. (a) the undersigned has received no written notice of past or present violations of any effective covenants. conditions or restrictions set forth in the Commitment (the “CC&Rs”) which remain uncured. and (b) any charge or assessment provided for in any of the CC&Rs has been or will be duly paid in the ordinary course.

Bankruptcy:

No proceedings in bankruptcy or receivership have been instituted by or against the undersigned (or its constituent entities) which are now pending, nor has the undersigned (or its constituent entities) made any assignment for the benefit of creditors which is in effect as to said Premises.

Perishable Agricultural Commodities Act of 1930, as amended, 7 USC 499a et seq, the Packers and Stockyard Act of 1921, as amended, 7 USC 181 et seq., and any similar state laws (hereafter referred to in the aggregate as “PACA/PASA”):

Restaurant operations at the Premises. if any. are leased to outside operators who are not affiliates of the undersigned.

Perishable Agricultural Commodities Act of 1930, as amended, 7 USC 499a et seq, the Packers and Stockyard Act of 1921, as amended, 7 USC 181 et seq., and any similar state laws (hereafter referred to in the aggregate as “PACA/PASA”):

To the knowledge of the undersigned:

(a)    There are no outstanding unpaid sellers or suppliers of PACA/PASA commodities or products:

(b)    No written notices of claim or written notices of intent to preserve claim rights have been received by Owner from PACA/PASA sellers or suppliers: and

(c)    There are no parties claiming to hold or assert rights. claims or interests under PACA/PASA against Owner.

Exceptions to the foregoing Certifications, if any, are listed hereinafter:

______________________________________________________

Gap Indemnification:

Between the date hereof and the date of recording of the insured conveyance but in no event later than 5 business days from the date hereof (hereinafter. the “Gap Period”). Owner has not taken or allowed and will not voluntarily take or allow any action to encumber the Premises in the Gap Period.

Further Assurances:

The undersigned hereby undertakes and agrees to fully cooperate with Title Insurer in correcting any errors in the execution and acknowledgment of the insured conveyance.

Counterparts:

This document may be executed in counterparts.

Inducement and Indemnification:

The undersigned provides this document to induce Title Insurer to insure title to said Premises well knowing that it will do so only in complete reliance upon the matters asserted hereinabove and further. will indemnify. defend and hold Title Insurer harmless against any loss or damage sustained as a result of any inaccuracy in the matters asserted hereinabove.

Knowledge/Survival:

Any statement “to the actual knowledge of the Owner” (or similar phrase) shall mean that the “Designated Representative” (as hereinafter defined) of the Owner has no knowledge that such statement is untrue (and. for this purpose. the Owner’s knowledge shall mean the present actual knowledge [excluding constructive or imputed knowledge] of the Designated Representative. but   such Designated Representative shall not have any liability in connection herewith. *** Notwithstanding anything to the contrary herein. (l ) any cause of action for a breach of this document shall survive until 6 months after the date hereof, at which time the provisions hereof (and any potential cause of action resulting from any breach for which Title Insurer has not given Owner written notice) shall terminate: and (2) to the extent Title Insurer shall knowledge as of the date hereof that any of the statements contained herein is false or inaccurate. then the Owner shall have no liability with respect to the same. The “Designated Representative” for the Owner is ________________. *** The Designated Representative of the Owner is an individual affiliated with. or employed by. the Owner or its affiliates who has been directly involved in the asset management or property management of the Premises and is in a position to confirm the truth and accuracy of Owner’s knowledge certifications herein concerning the Premises.

SEE ANNEXED SIGNATURE PAGE TO TITLE-AFFIDAVIT

SIGNATURE PAGE TO TITLE-AFFIDAVIT

OWNER:

____________________, a _______________________

By:

Name:

Title:

Subscribed and sworn to on __/__/__

__________________________

Notary Public

RENT-ROLL

SEE ANNEXED

EXHIBIT A

to

TITLE AFFIDAVIT

Description of the Land

A certain parcel of land on Overlook Ridge Drive situated in Revere, Suffolk County, Massachusetts and Malden, Middlesex County, Massachusetts, being the premises shown as Lot 4A-2 on a plan entitled “Plan of Land in Malden & Revere, MA” dated January 5, 2012, prepared by Hancock Associates, recorded with Suffolk County Registry of Deeds in Book 2012, Page 27 and Middlesex South Registry of Deeds as Plan No. 47 of 2102.

For title see the deed dated April 4, 2013 from Overlook Ridge Phase 1B, LLC to Alterra II L.L.C. and recorded in the Middlesex South Registry of Deeds in Book 61551, Page 371 and recorded in the Suffolk Registry of Deeds in Book 51247, Page 331.

TITLE-AFFIDAVIT

dated as of ___/___/___

Re: Owner:

       See annexed SIGNATURE PAGE TO TITLE-AFFIDAVIT

       Title Insurer:

       Fidelity Title Insurance Company (“Fidelity”). and coinsurers (if any)

       Commitment #:

       ________________ issued by Fidelity

       Premises: (See Exhibit A attached hereto)

       ________________________

Certifications:

In connection with the above. the undersigned certifies the following to Title Insurer as to the Premises but only as to the period between ___/___/___ (date of acquisition). and the date hereof (subject to any exceptions expressly noted below):

Mechanics Liens:

A. There is no person to whom a debt is due for labor or materials furnished in the erection. alteration. repair or removal of a building or structure upon the Premises by virtue of an agreement with, or by the consent of. the undersigned. or of a person having authority from or rightfully acting for the undersigned in promising or furnishing such labor or materials. for work actually performed during the past ninety-three (93) days.

Tenants/Parties in Possession:

Except as shown in the Commitment (with respect to tenancies of record). including matters disclosed in the underlying exception documents of record referenced therein. there are no tenants or other parties who are in possession or have the right to be in possession of said Premises, other than those tenants identified on the annexed RENT-ROLL (and any subtenants thereunder). which tenants have rights as tenants only and do not have options to purchase all or part of the Premises (“OTPs”), rights of first refusal to acquire all or part of the Premises (“ROFRs”) or rights of first offer to acquire all or part of the Premises (“ROFOs”).

Unrecorded OTB, ROFRs and ROFOs:

The undersigned has not entered into (and has no actual knowledge OD any unrecorded OTPs. ROFRs or ROFOs which are presently in effect and will survive the transfer of the Premises in connection with the instant transaction. except as set forth in the Commitment.

Covenants & Restrictions:

To the actual knowledge of the undersigned. (a) the undersigned has received no written notice of past or present violations of any covenants, conditions or restrictions set forth in the Commitment (the “CC&Rs”) which remain uncured. and (b) any charge or assessment provided for in any of the CC&Rs has been or will be duly paid in the ordinary course.

Bankruptcy:

No proceedings in bankruptcy or receivership been instituted by or against the undersigned (or its constituent entities) which are now pending. nor has the undersigned (or its constituent entities) made any assignment for the benefit of creditors which is in effect as to said Premises.

Perishable Agricultural Commodities Act of 1930, as amended, 7 USC 499a et seq, the Packers and Stockyard Act of 1921, as amended, 7 USC 181 et seq., and any similar state laws (hereafter referred to in the aggregate as “PACA/PASA”):

Restaurant operations at the Premises. if any. are leased to outside operators who are not affiliates of the undersigned.

Perishable Agricultural Commodities Act of 1930, as amended, 7 USC 499a et seq, the Packers and Stockyard Act of 1921, as amended, 7 USC 181 et seq., and any similar state laws (hereafter referred to in the aggregate as “PACA/PASA”):

To the knowledge of the undersigned:

(a)    There are no outstanding unpaid sellers or suppliers of PACA/PASA commodities or products:

(b)    No written notices of claim or written notices of intent to preserve claim rights have been received by Owner from PACA/PASA sellers or suppliers; and

(c)    There are no parties claiming to hold or assert rights, claims or interests under PACA/PASA against Owner.

Exceptions to the foregoing Certifications, if any, are listed hereinafter:

___________________________

Gap Indemnification:

Between the date hereof and the date of recording of the insured conveyance but in no event later than 5 business days from the date hereof (hereinafter. the “Gap Period”). Owner has not taken or allowed and will not voluntarily take or allow any action to encumber the Premises in the Gap Period.

Further Assurances:

The undersigned hereby undertakes and agrees to fully cooperate with Title Insurer in correcting any errors in the execution and acknowledgment of the insured conveyance.

Counterparts:

This document may be executed in counterparts.

Inducement and Indemnification:

The undersigned provides this document to induce Title Insurer to insure title to said Premises well knowing that it will do so only in complete reliance upon the matters asserted hereinabove and further. will indemnify. defend and hold Title Insurer harmless against any loss or damage sustained as a result of any inaccuracy in the matters asserted hereinabove.

Knowledge/Survival:

Any statement “to the actual knowledge of the Owner” (or similar phrase) shall mean that the “Designated Representative” (as hereinafter defined) of the Owner has no knowledge that such statement is untrue (and. for this purpose. the Owner’s knowledge shall mean the present actual knowledge [excluding constructive or imputed knowledge) of the Designated Representative. but such Designated Representative shall not have any liability in connection herewith. *** Notwithstanding anything to the contrary herein. (l) any cause of action for a breach of this document shall survive until 6 months after the date hereof. at which time the provisions hereof (and any potential cause of action resulting from any breach for which Title Insurer has not given Owner written notice) shall terminate: and (2) to the extent Title Insurer shall knowledge as of the date hereof that any of the statements contained herein is false or inaccurate. then the Owner shall have no liability with respect to the same. *** The “Designated Representative” for the Owner is _______________. *** The Designated Representative of the Owner is an individual affiliated with. or employed by. the Owner or its affiliates who has been directly involved in the asset management or property management of the Premises and is in a position to confirm the truth and accuracy of Owner’s knowledge certifications herein concerning the Premises.

SEE ANNEXED SIGNATURE PAGE TO TITLE-AFFIDAVIT

SIGNATURE PAGE TO TITLE-AFFIDAVIT

OWNER:

____________________, a _______________________

By:

Name:

Title:

Subscribed and sworn to on __/__/__

__________________________

Notary Public

RENT-ROLL

SEE ANNEXED

EXHIBIT A

to

TITLE AFFIDAVIT

Description of the Land

Tract 1 (“Tract 1”):

Lots 9B and 10B on a plan entitled “Plan of Land in Malden & & Revere, MA”, prepared by Hancock Associates, dated January 8, 2015 and recorded in the Middlesex South Registry of Deeds as Plan No. 124 of 2015.

Lot 9B is also shown on a plan entitled “Plan of Land in Malden & & Revere, MA”, prepared by Hancock Associates, dated January l, 2016 and recorded in the Suffolk Registry of Deeds as Plan No. 10 of 2016.

Being a portion of the premises conveyed to Overlook Ridge Apartments Investors LLC by deed dated December 26, 2012 from Overlook Ridge, L.L.C. and recorded in Middlesex South Registry of Deeds in Book 60837, Page 230 and recorded in the Suffolk Registry of Deeds in Book 50728, Page 255.

Tract 2 (“Tract 2”):

Parcel 1 - Lot 7D

The land off Overlook Ridge Drive in Malden, Middlesex County, Massachusetts being shown as Lot 7D on plan entitled “Plan of Land in Malden & Revere, MA, prepared for Overlook Ridge, LLC c/o Roseland Property Company, dated January 8, 2015, drawn by Hancock Associates, Project No. 18812” recorded with Middlesex South District Registry of Deeds as Plan No. 124 of 2015.

For title see deed dated December 15, 2015 from LR Overlook Phase III, LLC to Overlook Ridge Chase II L.L.C. and recorded in the Middlesex South Registry in Book 66528, Page 487. Overlook Ridge Chase II L.L.C. merged into Overlook Ridge Apartments Investors LLC — see Certificate recorded in Suffolk Registry of Deeds in Book 58895, Page 82.

Parcel 2 - Lot 11

The land off Overlook Ridge Drive in Malden, Middlesex County, Massachusetts being shown as Lot 11 on plan entitled “Plan of Land in Malden & Revere, MA, prepared for Overlook Ridge, LLC c/o Roseland Property Company, dated October l, 2014, drawn by Hancock Associates, Project No. 18812” recorded with Middlesex South District Registry of Deeds as Plan No. 1008 of 2014.

For title see deed dated December 15, 2015 from Overlook Ridge, L.L.C., to Overlook Ridge

Chase II L.L.C. and recorded in the Middlesex Registry in Book 66528, Page 490. Overlook Ridge Chase II L.L.C. merged into Overlook Ridge Apartments Investors LLC — see Certificate recorded in Suffolk Registry of Deeds in Book 58895, Page 82.

Exhibit S to Purchase and Sale Agreement Between

Alterra I L.L.C., Alterra II L.L.C. and Overlook Ridge Apartments Investors LLC, Sellers, and

Overlook Revere Owner LLC and Overlook Malden Owner LLC, Buyers

Form of Affidavit of Non-Foreign Status

NON-FOREIGN CERTIFICATION

This Non-Foreign Status Certification (this “Certificate”) is made as of ________ __, 2019, by ROSELAND RESIDENTIAL, L.P., a Delaware limited partnership (the “Transferor”), on behalf of itself and as the sole member of Altera I L.L.C., a Delaware limited liability company (the “Seller”).

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”) provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax under Section 1445 of the Code is not required upon the disposition of a U.S. real property interest by Alterra I L.L.C., the undersigned hereby certifies the following on behalf of the Transferor:

l.    The Seller is a disregarded entity as defined in Treasury Regulations Section 1.445-2(b)(2)(iii);

2.    The Transferor is the sole member of the Seller;

3.    The Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations thereunder);

4.    The Transferor’s U.S. taxpayer identification number is 47-5244283: and

5.    The Transferor’s office address is c/o of Roseland Residential Trust, a Mack-Cali Company, Harborside 3, 210 Hudson Street, Suite 400, Jersey City, New Jersey 0731 1.

The undersigned understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

The undersigned certifies that he is duly authorized to execute this document on behalf of the Transferor.

Under the penalties of perjury the undersigned declares that it has examined this certification and to the best of its knowledge and belief it is true, correct and complete.

[SIGNATURE APPEARS ON THE NEXT PAGE.]

Executed under seal as of the date first set forth above.

SELLER:

ROSELAND RESIDENTIAL, L.P., a Delaware

limited partnership

By: Roseland Residential Trust, a Maryland real

estate investment trust, its sole General Partner

By: [EXHIBIT – DO NOT SIGN]

Name:

Title:

NON-FOREIGN CERTIFICATION

This Non-Foreign Status Certification (this “Certificate”) is made as of ________ ___, 2019, by MC 55 CORPORATE DRIVE LLC, a Delaware liability company (the “Transferor”), on behalf of itself and as the sole member of Altera II L.L.C., a Delaware limited liability company (the “Seller”).

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”) provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax under Section 1445 of the Code is not required upon the disposition of a U.S. real property interest by Alterra II L.L.C., the undersigned hereby certifies the following on behalf of the Transferor:

l.    The Seller is a disregarded entity as defined in Treasury Regulations Section 1.445-2(b)(2)(iii);

2.    The Transferor is the sole member of the Seller;

3.    The Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations thereunder);

4.    The Transferor’s U.S. taxpayer identification number is 36-4596248; and

5.    The Transferor’s office address is c/o of Roseland Residential Trust, a Mack-Cali Company, Harborside 3, 210 Hudson Street, Suite 400, Jersey City, New Jersey 07311.

The undersigned understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

The undersigned certifies that he is duly authorized to execute this document on behalf of the Transferor.

Under the penalties of perjury the undersigned declares that it has examined this certification and to the best of its knowledge and belief it is true, correct and complete.

[SIGNATURE APPEARS ON THE NEXT PAGE.]

Executed under seal as of the date first set forth above.

SELLER:

MC 55 CORPORATE DRIVE LLC, a Delaware

limited partnership

By: [EXHIBIT – DO NOT SIGN]

Name:

Title:

NON-FOREIGN CERTIFICATION

This Non-Foreign Status Certification (this “Certificate”) is made as of _______ ___, 2019 by ROSELAND RESIDENTIAL, L.P., a Delaware limited partnership (the “Transferor”), on behalf of itself and as the sole member of Overlook Ridge Apartments Investors LLC, a Delaware limited liability company (the “Seller”).

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”) provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax under Section 1445 of the Code is not required upon the disposition of a U.S. real property interest by Overlook Ridge Apartments Investors LLC, the undersigned hereby certifies the following on behalf of the Transferor:

1.    The Seller is a disregarded entity as defined in Treasury Regulations Section 1.445-

2.    The Transferor is the sole member of the Seller;

3.    The Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations thereunder);

4.    The Transferor’s U.S. taxpayer identification number is 47-5244283; and

5.    The Transferor’s office address is c/o of Roseland Residential Trust, a Mack-Cali Company, Harborside 3, 210 Hudson Street, Suite 400, Jersey City, New Jersey 07311.

The undersigned understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

The undersigned certifies that he is duly authorized to execute this document on behalf of the Transferor.

Under the penalties of perjury the undersigned declares that it has examined this certification and to the best of its knowledge and belief it is true, correct and complete.

[SIGNATURE APPEARS ON THE NEXT PAGE.]

Executed under seal as of the date first set forth above.

SELLER:

ROSELAND RESIDENTIAL, L.P., a Delaware

limited partnership

By: Roseland Residential Trust, a Maryland real

estate investment trust, its sole General Partner

By: [EXHIBIT – DO NOT SIGN]

Name:

Title:

Exhibit T to Purchase and Sale Agreement Between

Alterra I L.L.C., Alterra II L.L.C. and Overlook Ridge Apartments Investors LLC, Sellers, and Overlook Revere Owner LLC and Overlook Malden Owner LLC, Buyer

Form of Tenant Notification Letter

ALTERRA I L.L.C.

C/O ROSELAND RESIDENTIAL TRUST, A MACK-CALI COMPANY

210 HUDSON STREET, SUITE 400

JERSEY CITY, NEW JERSEY 07311

__________ ___, 2019

All Residents of Alterra at Overlook Ridge

15 Parkside Place

Revere, Massachusetts

Re: Alterra at Overlook Ridge, 15 Parkside Place, Revere, Massachusetts (the “Property”)

Dear Tenant:

You are hereby notified that as of the date of this letter, Alterra I L.L.C. (“Seller”), the current owner of the landlord’s interest under your lease (the “Lease”), has sold the Property in which you have a Lease to a new owner, Overlook Revere Owner LLC, a Delaware limited liability company (the “New Owner”).

In connection with such sale, Seller has assigned and transferred its interest in the Lease to the New Owner and New Owner has assumed and agreed to perform all of the landlord’s obligations under the Lease, including. without limitation, responsibility for all security deposits and last month’s rent paid by you (and any interest earned thereon), on each case arising on or after the date of this letter. Accordingly, (a) all your obligations under the Lease from and after the date of this letter, including your obligation to pay rent, shall be to the New Owner, its successors and assigns, and (b) all the obligations of landlord under the Lease arising on or after the date of this letter, including any obligations to repay or account for any security deposits or last month’s rent thereunder (and any interest earned thereon), shall be the obligation of the New Owner and its successors and assigns.

Unless and until you are otherwise notified in writing by the New Owner, the address of the New Owner for all purposes under your Lease, including the payments of rentals, the recoupment of any security deposits or last month’s rent (and any interest earned thereon), and the giving of any notices provided for in your Lease, is:

[

Attention:

Telephone

We thank you for having chosen Alterra at Overlook Ridge as your residence.

Very truly yours,

ALTERRA I L.L.C.

By:

Name:

Title:

ALTERRA II L.L.C.

C/O ROSELAND RESIDENTIAL TRUST, A MACK-CALI COMPANY

210 HUDSON STREET, SUITE 400

JERSEY CITY, NEW JERSEY 07311

__________ ___, 2019

All Residents of Alterra at Overlook Ridge

19 Overlook Ridge Drive

Revere, Massachusetts

Re: Alterra at Overlook Ridge, 19 Overlook Ridge Drive, Revere, Massachusetts (the

“Property”)

Dear Tenant:

You are hereby notified that as of the date of this letter, Alterra II L.L.C. (“Seller”), the current owner of the landlord’s interest under your lease (the “Lease”), has sold the Property in which you have a Lease to a new owner, Overlook Revere Owner LLC, a Delaware limited liability company (the “New Owner”).

In connection with such sale, Seller has assigned and transferred its interest in the Lease to the New Owner and New Owner has assumed and agreed to perform all of the landlord’s obligations under the Lease, including, without limitation, responsibility for all security deposits and last month’s rent paid by you (and any interest earned thereon), on each case arising on or after the date of this letter. Accordingly, (a) all your obligations under the Lease from and after the date of this letter, including your obligation to pay rent, shall be to the New Owner, its successors and assigns, and (b) all the obligations of landlord under the Lease arising on or after the date of this letter, including any obligations to repay or account for any security deposits or last month’s rent thereunder (and any interest earned thereon), shall be the obligation of the New Owner and its successors and assigns.

Unless and until you are otherwise notified in writing by the New Owner, the address of the New Owner for all purposes under your Lease, including the payments of rentals, the recoupment of any security deposits or last month’s rent (and any interest earned thereon), and the giving of any notices provided for in your Lease, is:

Attention:

Telephone

We thank you for having chosen Alterra at Overlook Ridge as your residence.

Very truly yours,

ALTERRA II L.L.C.

By:

Name:

Title:

OVERLOOK RIDGE APARTMENTS INVESTORS LLC

C/O ROSELAND RESIDENTIAL TRUST, A MACK-CALI COMPANY

210 HUDSON STREET, SUITE 400

JERSEY CITY, NEW JERSEY 07311

__________ ___, 2019

All Residents of The Chase at Overlook Ridge

8, 12 and 15 Quarry Lane and 4 Stone Lane

Malden, Massachusetts

Re:  The Chase at Overlook Ridge, 8, 12 and 15 Quarry Lane and 4 Stone Lane, Malden, Massachusetts (the “Property”)

Dear Tenant:

You are hereby notified that as of the date of this letter, Overlook Ridge Apartments Investors LLC (“Seller”), the current owner of the landlord’s interest under your lease (the “Lease”), has sold the Property in which you have a Lease to a new owner, Overlook Malden Owner LLC, a Delaware limited liability company (the “New Owner”).

In connection with such sale, Seller has assigned and transferred its interest in the Lease to the New Owner and New Owner has assumed and agreed to perform all of the landlord’s obligations under the Lease, including, without limitation, responsibility for all security deposits and last month’s rent paid by you (and any interest earned thereon), on each case arising on or after the date of this letter. Accordingly, (a) all your obligations under the Lease from and after the date of this letter, including your obligation to pay rent, shall be to the New Owner, its successors and assigns, and (b) all the obligations of landlord under the Lease arising on or after the date of this letter, including any obligations to repay or account for any security deposits or last month’s rent thereunder (and any interest earned thereon), shall be the obligation of the New Owner and its successors and assigns.

Unless and until you are otherwise notified in writing by the New Owner, the address of the New Owner for all purposes under your Lease, including the payments of rentals, the recoupment of any security deposits or last month’s rent (and any interest earned thereon), and the giving of any notices provided for in your Lease, is:

Attention:

Telephone

We thank you for having chosen The Chase at Overlook Ridge as your residence.

Very truly yours,

OVERLOOK RIDGE APARTMENTS

INVESTORS LLC

By:

Name:

Title:

Exhibit U to Purchase and Sale Agreement Between

Alterra I L.L.C., Alterra II L.L.C. and Overlook Ridge Apartments Investors LLC, Sellers, and

Overlook Revere Owner LLC and Overlook Malden Owner LLC, Buyer

Form of Vendor Notice Letter

ROSELAND

A MACK-CALI COMPANY

BUILDING VISIONARY LIFESTYLE

September [  ], 2019

XXXX

XXXX

XXXXX

Re: Notice of Change of Ownership of

      Alterra at Overlook Ridge

      11 Overlook Ridge Drive

      Revere, MA 02151

To Whom It May Concern:

You are hereby notified as follows:

l.    That as of the date hereof, Alterra I, L.L.C. has transferred, sold, assigned, and conveyed all of its interest in and to the above-described property (the “Property”) to Overlook Revere Owner LLC ( the “New Owner”)

2.    Payment for all goods or services provided by you in respect of the Property on or after the date hereof shall be the responsibility of the New Owners. Overlook Ridge Apartment Investors LLC will not authorize any purchases or payments on behalf of Alterra at Overlook Ridge after [Insert date here]. We strongly suggest that any outstanding invoices be remitted upon receipt of this correspondence.

3.    All future invoices with respect to goods or services provided by you at the Property should be delivered in the same fashion as that has remained unchanged to the following address:

Overlook Revere Owner LLC

c/o Roseland Management Company

PO Box 1106

Hicksville, NY 11802-1106

Should you have any questions, please contact The Alterra management office at 781-397-2400 or Roseland’s corporate office at 973-218-2300.

ROSELAND

A MACK-CALI COMPANY

BUILDING VISIONARY LIFESTYLE

September [  ], 2019

XXXX

XXXX

XXXXX

Re: Notice of Change of Ownership of

      Alterra IB

      11 Overlook Ridge Drive

      Revere, MA 02151

To Whom It May Concern:

You are hereby notified as follows:

1.    That as of the date hereof, Alterra II, L.L.C. has transferred, sold, assigned, and conveyed all of its interest in and to the above-described property (the “Property”) to Overlook Revere Owner LLC ( the “New Owner”)

2.    Payment for all goods or services provided by you in respect of the Property on or after the date hereof shall be the responsibility of the New Owners. Overlook Ridge Apartment Investors LLC will not authorize any purchases or payments on behalf of Alterra at Overlook Ridge after [Insert date here]. We strongly suggest that any outstanding invoices be remitted upon receipt of this correspondence.

3.    All future invoices with respect to goods or services provided by you at the Property should be delivered in the same fashion as that has remained unchanged to the following address:

Overlook Revere Owner LLC

c/o Roseland Management Company

PO Box 1106

Hicksville, NY 11802-1106

Should you have any questions, please contact The Alterra management office at 781-397-2400 or Roseland’s corporate office at 973-218-2300.

ROSELAND

A MACK-CALI COMPANY

BUILDING VISIONARY LIFESTYLE

September [  ], 2019

XXXX

XXXX

XXXXX

Re: Notice of Change of Ownership of

      The Chase at Overlook Ridge

      4 Stone Lane

      Malden, MA 02148

To Whom It May Concern:

You are hereby notified as follows:

1.    That as of the date hereof, Overlook Ridge Apartments Investors, L.L.C. has transferred, sold, assigned, and conveyed all of its interest in and to the above-described property (the “Property”) to Overlook Malden Owner LLC ( the “New Owner”).

2.    Payment for all goods or services provided by you in respect of the Property on or after the date hereof shall be the responsibility of the New Owners. Overlook Ridge Apartment Investors LLC will not authorize any purchases or payments on behalf of Alterra at Overlook Ridge after [Insert date here]. We strongly suggest that any outstanding invoices be remitted upon receipt of this correspondence.

3.    All future invoices with respect to goods or services provided by you at the Property should be delivered in the same fashion as that has remained unchanged to the following address:

Overlook Malden Owner LLC

c/o Roseland Management Company

PO Box 1106

Hicksville, NY 11802-1106

Should you have any questions, please contact The Chase management office at 781-322-2400 or Roseland’s corporate office at 973-218-2300.

Exhibit V to Purchase and Sale Agreement Between

Alterra I L.L.C., Alterra II L.L.C. and Overlook Ridge Apartments Investors LLC, Sellers, and

Overlook Revere Owner LLC and Overlook Malden Owner LLC, Buyers

Form of Chase III Right of First Offer Right of First Offer

AGREEMENT OF FIRST OFFER

As used in this Agreement of First Offer (this “Agreement”), the following terms shall have the following meanings:

III

Seller and Seller’s Address:	Overlook Ridge III L.L.C., a Delaware limited liability company c/o Roseland Residential Trust, a Mack-Cali Company Harborside 3 210 Hudson Street, Suite 400 Jersey City, New Jersey 0731 1
Buyer and Buyer’s Address:	[__________, a ______________], _____________________ _____________________
Period of Agreement:	Two (2) years from the date of issuance of a certificate of occupancy for the ROFO Parcel.
ROFO Parcel:	The land described in Exhibit A, together with all buildings, structures, improvements, fixtures, and equipment thereon owned by Seller, and all rights and easements appurtenant thereto.
Registry of Deeds:	The Middlesex South Registry of Deeds
Business Days:	Any day other than a Saturday, Sunday, or official Federal or Commonwealth of Massachusetts holiday.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby grants Buyer a right of first offer with respect to the ROFO Parcel, on the following terms and conditions:

l.    If Seller should, in Seller’s sole and exclusive judgment, at any time during the Period of this Agreement, determine that it intends to “Sell” (as defined below) the ROFO Parcel or any part thereof, to a buyer which is not an Affiliate (as defined below) of Seller, then prior to entering into a binding written agreement to Sell the ROFO Parcel or any part thereof to such a third party, Seller shall deliver to Buyer an offer notice to convey fee simple title in the ROFO Parcel to Buyer (the “Offer Notice”). The Offer Notice shall set forth the price (the “Offering Price”) at which Seller intends to offer the ROFO Parcel for Sale (or, with respect to a “Sale” in accordance with clause (c) of the definition of “Sale” below, Seller’s gross valuation of the ROFO Parcel), together with such other material terms and conditions relating thereto (it being agreed that if Buyer and Seller shall have agreed in writing to a purchase price for the ROFO Parcel prior to Seller delivering the Offering Notice to Buyer, then the Offering Price set forth in such Offering Notice shall be such agreed upon purchase price). For purposes of this Agreement, “Affiliate” shall mean, with respect to any person or entity, any other person or entity that, directly or indirectly controls, is controlled by or is under common control with, such first person or entity. The foregoing provisions shall also apply to individual parts of the ROFO Parcel. If a part or parts of the ROFO Parcel have been transferred in accordance with this Section, the parts of the ROFO Parcel not so transferred shall remain subject to this Section.

2.    Buyer shall have the option, exercisable by Buyer delivering written notice (the “Purchase Acceptance Notice”) to Seller within fifteen (15) calendar days after delivery by Seller to Buyer of the Offer Notice, to accept the offer to purchase the entire ROFO Parcel (whether as a conveyance of fee title or a membership interest purchase), at the purchase price set forth in the Offer Notice and upon the terms and conditions set forth in the Offer Notice. The closing on such purchase and sale be as set forth in the ROFO PSA (as hereinafter defined). If Buyer fails to deliver a Purchase Acceptance Notice within such fifteen (15) day period, then Buyer shall be deemed to have rejected the offer to purchase the ROFO Parcel. In such event, except as set forth in Section 5, below, Buyer shall have no further rights or claims with respect to the purchase of the ROFO Parcel, Seller shall have no further liabilities or obligations to Buyer pursuant to this Agreement, and Seller may elect to sell the ROFO Parcel to a third party purchaser, on such terms and conditions as Seller may determine in its sole discretion, subject only to the conditions set forth in Section 5, below.

3.    If Buyer timely and validly exercises the Right of First Offer and elects to purchase the ROFO Parcel, then, within ten (10) days after Buyer delivers the Purchase Acceptance Notice as aforesaid, Buyer and Seller shall execute a purchase and sale agreement in the form of that certain Purchase and Sale Agreement, dated as of October ____ , 2019, by and among Alterra I L.L.C., Alterra II L.L.C., Overlook Ridge Apartment Investors LLC, Overlook Revere Owner LLC and Overlook Malden Owner LLC (the “Portfolio PSA”), modified only: (i) to update for actual factual distinctions between the ROFO Parcel and the Premises (as defined in the Portfolio PSA), (ii) to amend the Due Diligence Period so that it is 30 days from the date of the ROFO PSA , (iii) to amend the Capped Threshold in Section 4B of the ROFO PSA to be equal to .18% of the purchase price of the ROFO Parcel, (iv) to amend the cap for Seller’s liability under actions or for any claims brought pursuant to Paragraph 8c of the ROFO PSA with respect to breaches of representations and warranties to not exceed 1.5% of the purchase price for the ROFO Parcel, (v) to amend the dollar amount of a Material Casualty set forth in Section 12b of the ROFO PSA to be equal to 2.4% of the purchase price for the ROFO Parcel, (vi) to amend the dollar amount of a Material Taking set forth in Section 12c of the ROFO PSA to be equal to 2.4% of the purchase price for the ROFO Parcel, (vii) to amend the dollar amount of a Material Taking set forth in Section 12c of the ROFO PSA to be equal to 2.4% of the purchase price for the ROFO Parcel, (viii) to amend the cap for Seller’s liability to reimburse Buyer for certain expenses set forth in Section 14b of the ROFO PSA to be equal to .07 % of the purchase price for the ROFO Parcel, (ix) to amend Seller’s representations set forth in Section 8a of the ROFO PSA to be updated to be factually correct, (x) to amend the ROFO PSA so that

Seller is not obligated to, but has the right to, sell the ROFO Parcel as part of a like kind exchange, (xi) to delete Section 23 of the Portfolio PSA and all other provisions in the ROFO PSA pertaining to Radon, Seller’s Radon indemnity, and Seller’s Radon mitigation obligations, (xii) to delete Section 24 (Additional Credit) of the Portfolio PSA in the ROFO PSA, (xiii) to delete Section 26 (Zoning) of the Portfolio PSA in the ROFO PSA, and (xiv) to provide for an initial deposit equal to five percent (5%) of the Offering Price and a supplemental extension deposit equal to 1.2% of the Offering Price (the “ROFO PSA”). If for whatever reason the parties do not execute the ROFO PSA, all terms and provisions (other than as expressly set forth above (e.g., in clauses (i)-(xiii)) set forth in the Portfolio PSA shall apply to the sale of the ROFO Parcel, mutatis mutandis, and shall be deemed incorporated herein by reference as if fully set forth herein.

4.    If Buyer validly exercises the Right of First Offer as aforesaid, then the Seller shall convey the ROFO Parcel to Buyer or its Affiliated designee in accordance with the terms of the ROFO PSA (or, if applicable, in accordance with the last sentence of the foregoing Section 3).

5.    In the event that the Buyer does not elect to exercise its right to purchase the ROFO Parcel in accordance with the foregoing provisions, then the rights and claims of the Buyer pursuant to this Agreement shall terminate and expire (subject to the remainder of this Section 5) and the Seller shall be free to Sell the ROFO Parcel to a third party purchaser, free of the rights and claims of the Buyer, for a period of 180 days after Seller delivers the Offer Notice: provided, however, that notwithstanding any provision of this Agreement to the contrary, Seller shall not sell the ROFO Parcel for a purchase price which is less than 95% of the purchase price offered to the Buyer in the Offer Notice and shall only have the right to effectuate such Sale on terms that are substantially similar (or better) to those provided to Buyer, without again offering the same to the Buyer in the manner provided herein. If Seller is unable to consummate such Sale of the ROFO Parcel within 180 days after Seller delivers the Offer Notice, then, in such event, and notwithstanding anything contained herein, the right of first offer granted herein shall become re-effective and of full force, and Seller shall not be entitled to Sell the ROFO Parcel without again offering the same to Buyer in the manner provided herein. If, at any time after the date of this Agreement, a Sale of the ROFO Parcel is completed to a third party in compliance with this paragraph, then the Right of First Offer granted to Buyer pursuant to this Agreement shall terminate and expire and be of no further force or effect. In the event that Buyer, after delivery of the Purchase Acceptance Notice, fails to consummate such purchase as hereinabove provided as the result of a default by Buyer under the ROFO PSA (or, if applicable, in accordance with the last sentence of the foregoing Section 3), then the rights and claims of the Buyer pursuant to this Agreement shall terminate and expire and be of no further force an effect with respect to the ROFO Parcel.

6.    If the Seller executes and records with the Registry of Deeds, concurrent with said deed to a third party, an affidavit stating: (i) that a Sale by the Seller is made to a third party purchaser; (ii) that the Seller had first offered the ROFO Parcel for sale to the Buyer in compliance with all the terms and conditions of this Agreement (as applicable); (iii) that the Seller has not received the Purchase Acceptance Notice from Buyer in accordance with the provisions of this Agreement and the ROFO PSA, or that the Buyer has given the Purchase Acceptance Notice, but has failed to consummate said transaction in accordance with the provisions of this Agreement and the ROFO PSA; and (iv) that the Sale is being made to said third party purchaser in compliance with the provisions of this Agreement, then such affidavit shall be conclusive evidence as to third parties of compliance with the requirements of this Agreement with respect to such conveyance, and the provisions of this Agreement and the Right of First Offer granted to Buyer hereunder shall terminate and expire and be of no further force or effect. Without limitation of any other provision set forth herein, Seller shall be liable to Buyer for actual damages (excluding, for the avoidance of doubt, special, consequential, and punitive damages) suffered as a result of Seller providing any such affidavit to the Registry of Deeds that contains any statement that is not materially true or accurate.

7.    At any time and from time to time, as reasonably requested by Seller, upon not less than ten (10) days’ prior notice, Buyer agrees to execute, acknowledge and deliver to Seller a statement in writing and in recordable form certifying, if such be the case, that Buyer’s right of first offer provided in this Agreement has lapsed, expired or been waived, or is otherwise not applicable with respect to any particular transaction, it being intended that any such statement delivered pursuant hereto may be relied upon by all others with whom Seller and its successors from time to time may be dealing.

8.    For the purposes of this Agreement, “Sell” or “Sale” shall mean ( l) an arms-length sale of the fee simple interest of Seller in the ROFO Parcel or any part thereof to a third party purchaser which is not an Affiliate of Seller, (2) an arms-length lease or other occupancy agreement involving the ROFO Parcel or any part thereof having a term of thirty (30) years or more (including extension terms) to a third party tenant which is not an Affiliate of Seller or (3) an arms-length sale of 100% of the stock (i.e., 100% of the ownership interests) of the Seller to a third party purchaser which is not an Affiliate of Seller. Without limitation, except as provided in the preceding sentence, in no event shall a “Sale” include any lease or leases of any part of the ROFO Parcel, or any direct or indirect transfer, conveyance, or assignment of membership interests, partnership interests or other ownership interests in Seller or any other entities, or any financing transactions (including the granting of mortgages or other encumbrances, or a sale or transfer pursuant to a “sale/leaseback” financing transaction or other financing transaction), provided that all such agreements, executed after the date hereof shall be subject to the same. Additionally, in no event shall the provisions of this Agreement apply (a) to grants of easements for the installation and maintenance of utility lines and appurtenances or (b) to a sale pursuant to a foreclosure by a mortgagee or the acceptance of a deed in lieu of foreclosure by such mortgagee or its nominee.

9.    In addition, the provisions of this Agreement shall terminate upon the date that the initial Seller named herein or an Affiliate shall Sell the ROFO Parcel, after complying with the terms of this Agreement, to a third party. Following any such sale of the ROFO Parcel consistent with the preceding sentence, any subsequent owner of the ROFO Parcel (other than an Affiliate of the initial Seller named herein, or any foreclosing person) shall be entirely freed and relieved of all obligations set forth in this Agreement.

10.    Seller agrees that upon the request of Buyer to execute and deliver a notice of the Right of First Offer in a commercially reasonable form acceptable for recording at the Registry of Deeds.

11.    Time is of the essence of this Agreement.

12.    General

a.    Captions and Footnotes

Captions and footnotes are used for convenience of reference only and are not to be construed as part of the terms of this Agreement.

b.    Severability

The invalidity of any provision of this Agreement shall in no way affect the validity of any other provision.

c.    Successors and Assigns; Recording

This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything stated herein to the contrary, the rights granted to Buyer in this Agreement are personal to the Buyer named herein, and may not be pledged, mortgaged, conveyed, assigned or transferred to, or exercisable by, any other persons or entities, other than an assignment to its Affiliates (which shall not be subject to Seller’s consent). Any other purported assignment of the rights granted to Buyer under this Agreement shall be subject to the prior consent of Seller in each instance, which may be granted or denied in the sole discretion of Seller.

d.    Notices

All notices given hereunder shall be in writing and shall be deemed received at the earlier of (i) when delivered in hand, or (ii) next business day after being sent by a nationally recognized overnight delivery service which provides written receipt of delivery, or (iii) when sent by facsimile or electronic mail transmission provided that a copy thereof is simultaneously sent by one of the methods specified in clauses (i) or (ii), above, addressed in each case to Buyer or Seller, as follows (or to such other address or addresses as the parties may from time to time specify by notice so given):

In the case of notice to Buyer, to:

Rockpoint Fund Acquisitions, L.L.C.

500 Boylston Street, 2 Floor

Boston, Massachusetts 021 16

Attention: Joseph Goldman and Paisley Boney Phone No:

Fax No: (617) 437-701 1

Email: Jgoldman@rockpointgroup.com

Email: Pboney@rockpointgroup.com

With a copy to:

Rockpoint Group, L.L.C.

Woodlawn at Old Parkland

3953 Maple Avenue, Suite 300

Dallas, Texas 75219 Attention: Roy Hoyl

Phone No:

Fax No: (972) 934-7445

Email: Rhoyl@Rockpointgroup.com

And:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

Attention: Andrew Lance

Phone No: (212) 351-3871

Fax No: (212) 351-5348

Email: Alance@gibsondunn.com

In the case of notice to Seller, to:

Ivan M. Baron, Chief Legal Officer

Roseland Residential Trust, a Mack-Cali Company

Harborside 3

210 Hudson Street, Suite 400

Jersey City, New Jersey 0731 1

Phone No: (973) 218-2335

Fax No: (973) 218-0965

Email:baron@roselandres.com

and

Laurence M. Yorra, Esq.

Rackemann, Sawyer & Brewster

160 Federal Street

Boston, Massachusetts 02110

Phone No: (617) 951-1122

Fax No: (617) 542-7437

Email: lyorra@rackemann.com

In order to facilitate the execution and delivery of certain documents contemplated hereby, the parties grant to their respective attorneys named above the actual authority to execute and deliver on each party’s behalf (a) any agreement modifying the time for the performance of any event hereunder, or (b) any notice that may be given under this Agreement, and the parties may rely upon the signature of such attorneys (including faxed or emailed signatures) unless a party has disclaimed the authority granted herein by written notice given to the other party as provided above.

e.    Governing Law

This Agreement shall be interpreted in accordance with and governed by the laws of the Commonwealth of Massachusetts.

f.    Changes in Writing

This Agreement may not be changed, waived, or terminated except in a writing signed by the party against whom enforcement of the change, waiver, or termination is sought.

g.    No Personal Liability

In no event shall any officer, director, shareholder, partner, manager, member, employee or agent of Seller have any personal liability hereunder.

h.    Counterparts

This Agreement may be executed in multiple counterparts or with multiple signature pages which, when assembled as a single document or, if not so assembled, when taken together shall be deemed to be fully effective and operative as a single, fully-executed document.

i.    Business Days

If any obligations to be performed hereunder is to be made or performed on a day other than a Business Day, it shall be deemed to be performed in a timely manner if done on the next succeeding Business Day.

j.    Legal and Equitable Claims

For the avoidance of doubt, if Seller has breached this Agreement in a material way, Buyer shall give notice to Seller describing said breach in reasonable detail and Seller shall have a reasonable time (i.e., reasonable in light of the applicable breach) to cure the same. If such breach is not cured after the expiration of such notice and cure period, Buyer shall have the right to enforce the terms and provisions of this Agreement against Seller at law or at equity (e.g., but without limitation, to sue for damages (but not for special, consequential, and punitive damages, except to the extent actually suffered or incurred by Buyer or any affiliate thereof), pursue specific performance, demand an injunction, or pursue other equitable relief). Buyer shall have the unfettered right to place a lis pendens on the ROFO Parcel if Seller has breached this Agreement in any material way and such breach has not been cured after the expiration of all applicable notice and cure periods. Notwithstanding the foregoing, it shall be an automatic breach of this Agreement by Seller (and there shall be no associated notice rights and cure periods associated therewith) if Seller (x) commences a marketing process (whether with a broker, agent, or otherwise) to Sell the Rofo Parcel or any part thereof, (y) enters into a binding written agreement to Sell the ROFO Parcel or any part thereof to a third party, or (z) Sells the ROFO Parcel or any part thereof to a third party in violation of this Agreement, in any case of the foregoing clauses (x), (y), or (z) at any time Buyer has any rights with respect to the purchase of the ROFO Parcel in accordance with this Agreement (it being agreed, for the avoidance of doubt, any such breach described in this sentence shall entitle Buyer to immediately enforce all remedies that it is entitled to at law or at equity at law or at equity (e.g., but without limitation, to sue for damages (but not for special, consequential, and punitive damages, except to the extent actually suffered or incurred by Buyer or any affiliate thereof), pursue specific performance, demand an injunction, or pursue other equitable relief) and, without limitation, to immediately place a lis pendens on the ROFO Parcel.

[Signatures appear on next page.]

Executed under seal as of the ____ day of ________________ 2019.

SELLER:

OVERLOOK RIDGE III L.L.C.

By: [EXHIBIT - DO NOT SIGN]

Name:

Title:

BUYER:

[______________]

By: [EXHIBIT - DO NOT SIGN]

Name:

Title:

Exhibit A

Legal Description of ROFO Parcel

That certain parcel of land, with the improvements thereon, situated in Malden, Middlesex County, Massachusetts, being shown as “Lot 12” on a plan entitled “Plan of Land in Malden, MA, The Highlands at Overlook Lot 12 Overlook Ridge Drive”, dated August 26, 2016, Scale l” = 40’, by Hancock Associates and recorded on October 3, 2016 in the Middlesex South Registry of Deeds (the “Registry”) as Plan No. 909 of 2016 (the “Plan”), bounded and described as follows:

Beginning at a point on the northerly side of Overlook Ridge Drive at the southwesterly corner of said premises and thence running:

N 16 05’ 14” W	324.50 feet to a point; thence turning and running
N 73 54’ 46” E	151.53 feet to a point; thence turning and running
N 20 22’ 36” W	193.69 feet to land of Valree, LLC, the last three courses by Remaining Land of Overlook Ridge, LLC (in Malden), as shown on the Plan; thence turning and running
N 80 02’ 08” E	183.91 feet to the land of James J. Decotis and Arthur P. Tamasi, by land of Valree, LLC, as shown on the Plan; thence turning and running
N 79 42’ 08” E	308.00 feet to a point; thence turning and running
N 78 43’ 08” E	87.89 feet to land of Overlook Ridge, LLC, the last two courses by land of James J. DeCotis and Arthur P. Tamasi, as shown on the Plan; thence turning and running
S 32 21’ 52” E	352.17 feet to Lot 9B along the City Line between Malden and Revere by Remaining Land of Overlook Ridge, LLC (in Revere), as shown on the Plan; thence turning and running
Westerly	along a curve to the left having a radius of 855.00 feet and a length of 321.28 feet, by Lot 9B, as shown on the Plan; thence turning and running
S 03 16’ 51” W	355.50 feet to Overlook Ridge Drive, by Lot 9B, as shown on the Plan; thence turning and running
Westerly	along a curve to the left having a radius of 850.00 feet and a length of 329.67 feet by Overlook Ridge

Drive, as shown on the Plan; thence turning and running
S 75 36’ 44” W	87.57 feet along said Overlook Ridge Drive to the point of beginning

Said Lot 12 contains 6.7281 acres of land, more or less, according to the Plan.

Exhibit W to Purchase and Sale Agreement Between

Alterra I L.L.C., Alterra II L.L.C. and Overlook Ridge Apartments Investors LLC, Sellers, and

Overlook Revere Owner LLC and Overlook Malden Owner LLC, Buyers

Form of Chase Right of First Offer Right of First Offer

AGREEMENT OF FIRST OFFER

As used in this Agreement of First Offer (this “Agreement”), the following terms shall have the following meanings:

Seller and Seller’s Address:	[_____] c/o Roseland Residential Trust, a Mack-Cali Company Harborside 3 210 Hudson Street, Suite 400 Jersey City, New Jersey 0731 1
Buyer and Buyer’s Address:	[__________, a ______________], _____________________ _____________________
Period of Agreement:	Thirty (30) months from the date hereof.
ROFO Parcel:

All land owned by Overlook Ridge, L.L.C. or its Affiliates in Revere and Malden, Massachusetts, as more particularly described in Exhibit A, together with all buildings, structures, improvements, fixtures, and equipment thereon owned by Seller, and all rights and easements appurtenant thereto.

Registry of Deeds:	The ___________ Registry of Deeds
Business Days:	Any day other than a Saturday, Sunday, or official Federal or Commonwealth of Massachusetts holiday.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby grants Buyer a right of first offer with respect to the ROFO Parcel, on the following terms and conditions:

l.    If Seller should, in Seller’s sole and exclusive judgment, at any time during the Period of this Agreement, determine that it intends to “Sell” (as defined below) the ROFO Parcel or any part thereof, to a buyer which is not an Affiliate (as defined below) of Seller, then prior to entering into a binding written agreement to Sell the ROFO Parcel or any part thereof to such a third party, Seller shall deliver to Buyer an offer notice to convey fee simple title in the ROFO Parcel to Buyer (the “Offer Notice”). The Offer Notice shall set forth the price (the “Offering Price”) at which Seller intends to offer the ROFO Parcel for Sale (or, with respect to a “Sale” in accordance with clause (c) of the definition of “Sale” below, Seller’s gross valuation of the ROFO Parcel), together with such other material terms and conditions relating thereto (it being agreed that if Buyer and Seller shall have agreed in writing to a purchase price for the ROFO Parcel prior to Seller delivering the Offering Notice to Buyer, then the Offering Price set forth in such Offering Notice shall be such agreed upon purchase price). For purposes of this Agreement, “Affiliate” shall mean, with respect to any person or entity, any other person or entity that, directly or indirectly controls, is controlled by or is under common control with, such first person or entity. The foregoing provisions shall also apply to individual parts of the ROFO Parcel. If a part or parts of the ROFO Parcel have been transferred in accordance with this Section, the parts of the ROFO Parcel not so transferred shall remain subject to this Section.

2.    Buyer shall have the option, exercisable by Buyer delivering written notice (the “Purchase Acceptance Notice”) to Seller within fifteen (15) calendar days after delivery by Seller to Buyer of the Offer Notice, to accept the offer to purchase the entire ROFO Parcel (whether as a conveyance of fee title or a membership interest purchase), at the purchase price set forth in the Offer Notice and upon the terms and conditions set forth in the Offer Notice. The closing on such purchase and sale be as set forth in the ROFO PSA (as hereinafter defined). If Buyer fails to deliver a Purchase Acceptance Notice within such fifteen (15) day period, then Buyer shall be deemed to have rejected the offer to purchase the ROFO Parcel. In such event, except as set forth in Section 5, below, Buyer shall have no further rights or claims with respect to the purchase of the ROFO Parcel, Seller shall have no further liabilities or obligations to Buyer pursuant to this Agreement, and Seller may elect to sell the ROFO Parcel to a third party purchaser, on such terms and conditions as Seller may determine in its sole discretion, subject only to the conditions set forth in Section 5, below.

3.    If Buyer timely and validly exercises the Right of First Offer and elects to purchase the ROFO Parcel, then, within ten (10) days after Buyer delivers the Purchase Acceptance Notice as aforesaid, Buyer and Seller shall execute a purchase and sale agreement in the form of that certain Purchase and Sale Agreement, dated as of October ____, 2019, by and among Alterra I L.LC., Alterra II L.L.C., Overlook Ridge Apartment Investors LLC, Overlook Revere Owner LLC and Overlook Malden Owner LLC (the “Portfolio PSA”), modified only: (i) to update for actual factual distinctions between the ROFO Parcel and the Premises (as defined in the Portfolio PSA), (ii) to amend the Due Diligence Period so that it is 30 days from the date of the ROFO PSA , (iii) to amend the Capped Threshold in Section 4B of the ROFO PSA to be equal to .18% of the purchase price of the ROFO Parcel, (iv) to amend the cap for Seller’s liability under actions or for any claims brought pursuant to Paragraph 8c of the ROFO PSA with respect to breaches of representations and warranties to not exceed 1.5% of the purchase price for the ROFO Parcel, (v) to amend the dollar amount of a Material Casualty set forth in Section 12b of the ROFO PSA to be equal to 2.4% of the purchase price for the ROFO Parcel, (vi) to amend the dollar amount of a Material Taking set forth in Section 12c of the ROFO PSA to be equal to 2.4% of the purchase price for the ROFO Parcel, (vii) to amend the dollar amount of a Material Taking set forth in Section 12c of the ROFO PSA to be equal to 2.4% of the purchase price for the ROFO Parcel, (viii) to amend the cap for Seller’s liability to reimburse Buyer for certain expenses set forth in Section 14b of the ROFO PSA to be equal to .07% of the purchase price for the ROFO Parcel, (ix) to amend Seller’s representations set forth in Section 8a of the ROFO PSA to be updated to be factually correct, (x) to amend the ROFO PSA so that Seller is not obligated to, but has the right to, sell the ROFO Parcel as part of a like kind exchange, (xi) to delete Section 23 of the

Portfolio PSA and all other provisions in the ROFO PSA pertaining to Radon, Seller’s Radon indemnity, and Seller’s Radon mitigation obligations, (xii) to delete Section 24 (Additional Credit) of the Portfolio PSA in the ROFO PSA, (xiii) to delete Section 26 (Zoning) of the Portfolio PSA in the ROFO PSA, and (xiv) to provide for an initial deposit equal to five percent (5%) of the Offering Price and a supplemental extension deposit equal to 1.2% of the Offering Price (the “ROFO PSA”). If for whatever reason the parties do not execute the ROFO PSA, all terms and provisions (other than as expressly set forth above (e.g., in clauses (i)-(xiii)) set forth in the Portfolio PSA shall apply to the sale of the ROFO Parcel, mutatis mutandis, and shall be deemed incorporated herein by reference as if fully set forth herein.

4.    If Buyer validly exercises the Right of First Offer as aforesaid, then the Seller shall convey the ROFO Parcel to Buyer or its Affiliated designee in accordance with the terms of the ROFO PSA (or, if applicable, in accordance with the last sentence of the foregoing Section 3).

5.    In the event that the Buyer does not elect to exercise its right to purchase the ROFO Parcel in accordance with the foregoing provisions, then the rights and claims of the Buyer pursuant to this Agreement shall terminate and expire (subject to the remainder of this Section 5) and the Seller shall be free to Sell the ROFO Parcel to a third party purchaser, free of the rights and claims of the Buyer, for a period of 180 days after Seller delivers the Offer Notice; provided, however, that notwithstanding any provision of this Agreement to the contrary, Seller shall not sell the ROFO Parcel for a purchase price which is less than 95% of the purchase price offered to the Buyer in the Offer Notice and shall only have the right to effectuate such Sale on terms that are substantially similar (or better) to those provided to Buyer, without again offering the same to the Buyer in the manner provided herein. If Seller is unable to consummate such Sale of the ROFO Parcel within 180 days after Seller delivers the Offer Notice, then, in such event, and notwithstanding anything contained herein, the right of first offer granted herein shall become re-effective and of full force, and Seller shall not be entitled to Sell the ROFO Parcel without again offering the same to Buyer in the manner provided herein. If, at any time after the date of this Agreement, a Sale of the ROFO Parcel is completed to a third party in compliance with this paragraph, then the Right of First Offer granted to Buyer pursuant to this Agreement shall terminate and expire and be of no further force or effect. In the event that Buyer, after delivery of the Purchase Acceptance Notice, fails to consummate such purchase as hereinabove provided as the result of a default by Buyer under the ROFO PSA (or, if applicable, in accordance with the last sentence of the foregoing Section 3), then the rights and claims of the Buyer pursuant to this Agreement shall terminate and expire and be of no further force an effect with respect to the ROFO Parcel.

6.    If the Seller executes and records with the Registry of Deeds, concurrent with said deed to a third party, an affidavit stating: (i) that a Sale by the Seller is made to a third party purchaser; (ii) that the Seller had first offered the ROFO Parcel for sale to the Buyer in compliance with all the terms and conditions of this Agreement (as applicable); (iii) that the Seller has not received the Purchase Acceptance Notice from Buyer in accordance with the provisions of this Agreement and the ROFO PSA, or that the Buyer has given the Purchase Acceptance Notice, but has failed to consummate said transaction in accordance with the provisions of this Agreement and the ROFO PSA; and (iv) that the Sale is being made to said third party purchaser in compliance with the provisions of this Agreement, then such affidavit shall be conclusive evidence as to third parties of compliance with the requirements of this Agreement with respect to such conveyance, and the provisions of this Agreement and the Right of First Offer granted to Buyer hereunder shall terminate and expire and be of no further force or effect. Without limitation of any other provision set forth herein, Seller shall be liable to Buyer for actual damages (excluding, for the avoidance of doubt, special, consequential, and punitive damages) suffered as a result of Seller providing any such affidavit to the Registry of Deeds that contains any statement that is not materially true or accurate.

7.    At any time and from time to time, as reasonably requested by Seller, upon not less than ten (10) days’ prior notice, Buyer agrees to execute, acknowledge and deliver to Seller a statement in writing and in recordable form certifying, if such be the case, that Buyer’s right of first offer provided in this Agreement has lapsed, expired or been waived, or is otherwise not applicable with respect to any particular transaction, it being intended that any such statement delivered pursuant hereto may be relied upon by all others with whom Seller and its successors from time to time may be dealing.

8.    For the purposes of this Agreement, “Sell” or “Sale” shall mean ( l) an arms-length sale of the fee simple interest of Seller in the ROFO Parcel or any part thereof to a third party purchaser which is not an Affiliate of Seller, (2) an arms-length lease or other occupancy agreement involving the ROFO Parcel or any part thereof having a term of thirty (30) years or more (including extension terms) to a third party tenant which is not an Affiliate of Seller or (3) an arms-length sale of 100% of the stock (i.e., 100% of the ownership interests) of the Seller to a third party purchaser which is not an Affiliate of Seller. Without limitation, except as provided in the preceding sentence, in no event shall a “Sale” include any lease or leases of any part of the ROFO Parcel, or any direct or indirect transfer, conveyance, or assignment of membership interests, partnership interests or other ownership interests in Seller or any other entities, or any financing transactions (including the granting of mortgages or other encumbrances, or a sale or transfer pursuant to a “sale/leaseback” financing transaction or other financing transaction), provided that all such agreements, executed after the date hereof shall be subject to the same. Additionally, in no event shall the provisions of this Agreement apply (a) to grants of easements for the installation and maintenance of utility lines and appurtenances or (b) to a sale pursuant to a foreclosure by a mortgagee or the acceptance of a deed in lieu of foreclosure by such mortgagee or its nominee.

9.    In addition, the provisions of this Agreement shall terminate upon the date that the initial Seller named herein or an Affiliate shall Sell the ROFO Parcel, after complying with the terms of this Agreement, to a third party. Following any such sale of the ROFO Parcel consistent with the preceding sentence, any subsequent owner of the ROFO Parcel (other than an Affiliate of the initial Seller named herein, or any foreclosing person) shall be entirely freed and relieved of all obligations set forth in this Agreement.

10.    Seller agrees that upon the request of Buyer to execute and deliver a notice of the Right of First Offer in a commercially reasonable form acceptable for recording at the Registry of Deeds.

11.    Time is of the essence of this Agreement.

12.    General

a.    Captions and Footnotes

Captions and footnotes are used for convenience of reference only and are not to be construed as part of the terms of this Agreement.

b.    Severability

The invalidity of any provision of this Agreement shall in no way affect the validity of any other provision.

c.    Successors and Assigns; Recording

This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything stated herein to the contrary, the rights granted to Buyer in this Agreement are personal to the Buyer named herein, and may not be pledged, mortgaged, conveyed, assigned or transferred to, or exercisable by, any other persons or entities, other than an assignment to its Affiliates (which shall not be subject to Seller’s consent). Any other purported assignment of the rights granted to Buyer under this Agreement shall be subject to the prior consent of Seller in each instance, which may be granted or denied in the sole discretion of Seller.

d.    Notices

All notices given hereunder shall be in writing and shall be deemed received at the earlier of (i) when delivered in hand, or (ii) next business day after being sent by a nationally recognized overnight delivery service which provides written receipt of delivery, or (iii) when sent by facsimile or electronic mail transmission provided that a copy thereof is simultaneously sent by one of the methods specified in clauses (i) or (ii), above, addressed in each case to Buyer or Seller, as follows (or to such other address or addresses as the parties may from time to time specify by notice so given):

In the case of notice to Buyer, to:

Rockpoint Fund Acquisitions, L.L.C.

500 Boylston Street, 2 rt Floor

Boston, Massachusetts 021 16

Attention: Joseph Goldman and Paisley Boney Phone No:

Fax No: (617) 437-701 1

Email: Jgoldman@rockpointgroup.com

Email: Pboney@rockpointgroup.com

With a copy to:

Rockpoint Group, L.L.C.

Woodlawn at Old Parkland

3953 Maple Avenue, Suite 300

Dallas, Texas 75219 Attention: Roy Hoyl

Phone No:

Fax No: (972) 934-7445

Email: Rhoyl@Rockpointgroup.com

And:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

Attention: Andrew Lance

Phone No: (212) 351-3871

Fax No: (212) 351-5348

Email: Alance@gibsondunn.com

In the case of notice to Seller, to:

Ivan M. Baron, Chief Legal Officer

Roseland Residential Trust, a Mack-Cali Company

Harborside 3

210 Hudson Street, Suite 400 Jersey City, New Jersey 0731 1

Phone No: (973) 218-2335

Fax No: (973) 218-0965

Email: baron@roselandres.com

and

Laurence M. Yorra, Esq.

Rackemann, Sawyer & Brewster

160 Federal Street

Boston, Massachusetts 021 10

Phone No: (617) 951-1 122

Fax No: (617) 542-7437

Email: lyorra@rackemann.com

In order to facilitate the execution and delivery of certain documents contemplated hereby, the parties grant to their respective attorneys named above the actual authority to execute and deliver on each party’s behalf (a) any agreement modifying the time for the performance of any event hereunder, or (b) any notice that may be given under this Agreement, and the parties may rely upon the signature of such attorneys (including faxed or emailed signatures) unless a party has disclaimed the authority granted herein by written notice given to the other party as provided above.

e.    Governing Law

This Agreement shall be interpreted in accordance with and governed by the laws of the Commonwealth of Massachusetts.

f.    Changes in Writing

This Agreement may not be changed, waived, or terminated except in a writing signed by the party against whom enforcement of the change, waiver, or termination is sought.

g.    No Personal Liability

In no event shall any officer, director, shareholder, partner, manager, member, employee or agent of Seller have any personal liability hereunder.

h.    Counterparts

This Agreement may be executed in multiple counterparts or with multiple signature pages which, when assembled as a single document or, if not so assembled, when taken together shall be deemed to be fully effective and operative as a single, fully-executed document.

i.    Business Days

If any obligations to be performed hereunder is to be made or performed on a day other than a Business Day, it shall be deemed to be performed in a timely manner if done on the next succeeding Business Day.

j.    Legal and Equitable Claims

For the avoidance of doubt, if Seller has breached this Agreement in a material way, Buyer shall give notice to Seller describing said breach in reasonable detail and Seller shall have a reasonable time (i.e., reasonable in light of the applicable breach) to cure the same. If such breach is not cured after the expiration of such notice and cure period, Buyer shall have the right to enforce the terms and provisions of this Agreement against Seller at law or at equity (e.g., but without limitation, to sue for damages (but not for special, consequential, and punitive damages, except to the extent actually suffered or incurred by Buyer or any affiliate thereof), pursue specific performance, demand an injunction, or pursue other equitable relief). Buyer shall have the unfettered right to place a lis pendens on the ROFO Parcel if Seller has breached this Agreement in any material way and such breach has not been cured after the expiration of all applicable notice and cure periods. Notwithstanding the foregoing, it shall be an automatic breach of this Agreement by Seller (and there shall be no associated notice rights and cure periods associated therewith) if Seller (x) commences a marketing process (whether with a broker, agent, or otherwise) to Sell the Rofo Parcel or any part thereof, (y) enters into a binding written agreement to Sell the ROFO Parcel or any part thereof to a third party, or (z) Sells the ROFO Parcel or any part thereof to a third party in violation of this Agreement, in any case of the foregoing clauses (x), (y), or (z) at any time Buyer has any rights with respect to the purchase of the ROFO Parcel in accordance with this Agreement (it being agreed, for the avoidance of doubt, any such breach described in this sentence shall entitle Buyer to immediately enforce all remedies that it is entitled to at law or at equity at law or at equity (e.g., but without limitation, to sue for damages (but not for special, consequential, and punitive damages, except to the extent actually suffered or incurred by Buyer or any affiliate thereof), pursue specific performance, demand an injunction, or pursue other equitable relief) and, without limitation, to immediately place a lis pendens on the ROFO Parcel.

[Signatures appear on next page.]

Executed under seal as of the ____ day of ________________ 2019.

SELLER:

[______________]

By: [EXHIBIT - DO NOT SIGN]

Name:

Title:

BUYER:

[______________]

By: [EXHIBIT - DO NOT SIGN]

Name:

Title:

Exhibit A

Legal Description of ROFO Parcel

Exhibit X to Purchase and Sale Agreement Between

Alterra I L.L.C., Alterra II L.L.C. and Overlook Ridge Apartments Investors LLC, Sellers, and

Overlook Revere Owner LLC and Overlook Malden Owner LLC, Buyers

Form of Alterra Release

[Attach Form of Alterra Release.]

Lender Loan Number: 932797350

Property Name: Alterra at Overlook Ridge

REAFFIRMATION AGREEMENT

ASSUMPTION

(FOR USE WITH LOAN AGREEMENT FORMS)

(Revised 10-11-2017)

THIS REAFFIRMATION AGREEMENT (“Reaffirmation Agreement”) is made effective as of the ____ day of September, 2019, by ALTERRA I L.L.C., a Delaware limited liability company and ALTERRA II L.L.C., a Delaware limited liability company, jointly and severally, as co-borrowers (collectively if more than one, “Original Borrower”) and MACK-CALI REALTY, L.P., a Delaware limited partnership (collectively if more than one, “Original Guarantor”) for the benefit of (“Lender”).

RECITALS

A.    Pursuant to the terms of a Multifamily Loan and Security Agreement dated January 10, 2017 (“Loan Agreement”), Original Borrower obtained a loan from CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association f/k/a CAPITAL ONE MULTIFAMILY FINANCE, LLC, a Delaware limited liability company (“Original Lender”) in the original principal amount of $100,000,000.00 (“Loan”). The Loan is evidenced by a Multifamily Note in favor of Original Lender dated January 10, 2017 (“Note”). The Note is secured by a Multifamily Mortgage, Deed of Trust, or Deed to Secure Debt dated the same date as the Note (“Security Instrument”), encumbering the Mortgaged Property. Original Lender sold the Note, assigned its rights in the Loan Agreement and the Security Instrument, and transferred the Loan to Lender, and Lender is now the holder of the Note and the owner of the Loan. The term “Loan Documents” will have the meaning given to it in the Loan Agreement.

[INCLUDE THE FOLLOWING RECITAL B IF ORIGINAL BORROWER IS REQUIRED TO RELINQUISH ALL OF ITS RIGHT, TITLE AND INTEREST IN THE EXISTING REPLACEMENT RESERVE FUND PURSUANT TO THE APPROVAL LETTER]

B.    Pursuant to the terms of the Loan Agreement, Original Borrower established a Replacement Reserve Fund (as defined in the Loan Agreement).

[INCLUDE THE FOLLOWING RECITAL IF ORIGINAL GUARANTOR IS REQUIRED TO REAFFIRM THE ORIGINAL GUARANTY]

{01567519;1}	Freddie Mac Multifamily Asset Management Form

Reaffirmation Agreement – Assumption – Loan Agreement Forms

[B OR C]. Original Guarantor guaranteed payment of certain amounts and performance of certain obligations by Original Borrower under the terms of the Loan Documents by executing a Guaranty dated as of January 10, 2017 (“Original Guaranty”).

[B OR C OR D]. As a condition to allowing Original Borrower to transfer the Mortgaged Property to OVERLOOK REVERE OWNER LLC, a Delaware limited liability company (“New Borrower”) and allowing New Borrower to assume the Loan (“Assumption”), Lender has required that Original Borrower reaffirm certain of Original Borrower’s obligations under the Loan Documents [INCLUDE IF APPLICABLE: and that Original Guarantor reaffirm certain of Original Guarantor’s obligations under the Original Guaranty]. For purposes of this Reaffirmation Agreement, the term “Closing Date” means the date on which New Borrower acquires the Mortgaged Property from Original Borrower.

[C OR D OR E]. Capitalized terms used but not defined in this Reaffirmation Agreement will have the meanings assigned to them in the Loan Agreement.

In consideration of the mutual covenants contained in this Reaffirmation Agreement and the Loan Documents and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by all parties, [CHOOSE ONE: Original Borrower and Lender OR Original Borrower, Original Guarantor, and Lender] agree as follows:

1.    Representations and Warranties of Original Borrower. Original Borrower makes each of the following representations and warranties to Lender as of the date of this Reaffirmation Agreement:

(a)    No Event of Default (or event which, with the giving of notice or the passage of time or both, would be an Event of Default) has occurred or is continuing under the Loan Documents.

(b)    Original Borrower has no claims, offsets, defenses, or counterclaims of any kind to its performance under, or Lender’s enforcement of, the Note and the other Loan Documents; and to the extent any such counterclaims, setoffs, defenses or other causes of action may exist, whether known or unknown, Original Borrower waives all such items.

(c)    Original Borrower acknowledges that all of Lender’s actions in connection with the Loan have been in compliance with the terms of the applicable Loan Documents, and Original Borrower acknowledges and agrees that Lender has not breached or failed to perform any duty or obligation that Lender may owe Original Borrower.

(d)    There are no suits or actions threatened or pending against Original Borrower which affect the enforcement or validity of the Note, the Security Instrument, and/or the Loan Documents.

{01567519;1}	Freddie Mac Multifamily Asset Management Form	Page 2

Reaffirmation Agreement – Assumption – Loan Agreement Forms

[CHOOSE THE VERSION OF SECTION 2 SPECIFIED IN THE ASSUMPTION APPROVAL]

[USE THE FOLLOWING IF ORIGINAL BORROWER IS RELEASED FROM ALL EXCEPT ENVIRONMENTAL LIABILITY - NO CLEAN PHASE 1 HAS BEEN PROVIDED]

2.    Release of Original Borrower; Rights of Lender.

(a)    In reliance upon Original Borrower’s representations and warranties in the Loan Documents and this Reaffirmation Agreement (“Representations and Warranties”), Lender releases Original Borrower from its obligations under the terms of the Loan Documents; provided, however, Original Borrower is not released from liability pursuant to Sections 6.12 and 10.02(b) of the Loan Agreement, relating to Prohibited Activities or Conditions, regardless of when such Prohibited Activities or Conditions arose or arise.

(b)    If any material representation or warranty made by Original Borrower in connection with the Assumption is materially false or misleading, this release will be canceled and Original Borrower will remain obligated under the Loan   Documents as though there had been no release.

(c)    If at any time all or any part of any payment by Original Borrower which has been applied by Lender to payment of the Loan is or must be rescinded, repaid or returned by Lender for any reason whatsoever (including the application of any bankruptcy, insolvency or other law), for purposes of this Reaffirmation Agreement, to the extent that such payment is or must be rescinded, repaid or returned, such payment will be deemed to have continued to be due and payable, notwithstanding such application by Lender, and this Reaffirmation Agreement will continue to be effective as to such payment as though such application by Lender had not been made. Original Borrower and New Borrower will each remain liable to Lender for the amount so rescinded, repaid, or returned to the same extent as if such amount had never originally been received by Lender, notwithstanding any cancellation of the Note, release or satisfaction of the Security Instrument, or the cancellation of any other Loan Document.

[OR]

[USE THE FOLLOWING IF ORIGINAL BORROWER HAS PROVIDED A CLEAN PHASE I AND WILL BE RELEASED FROM LIABILITY ARISING FROM POST-TRANSFER ENVIRONMENTAL CONDITIONS]

2.    Release of Original Borrower; Rights of Lender.

(a)    In reliance upon Original Borrower’s representations and warranties in the Loan Documents (“Representations and Warranties”), Lender releases Original Borrower from any and all obligations under the terms and provisions of the Loan Documents; provided, however, that Original Borrower is released from liability

{01567519;1}	Freddie Mac Multifamily Asset Management Form	Page 3

Reaffirmation Agreement – Assumption – Loan Agreement Forms

pursuant to Sections 6.12 and 10.02(b) of the Loan Agreement only with respect to Prohibited Activities or Conditions first arising after the Closing Date, provided such loss, liability, damage, claim, cost or expense does not directly or indirectly arise from or relate to any Prohibited Activities or Conditions existing prior to the Closing Date.

(b)    If any material representation or warranty made by Original Borrower in connection with the Assumption is materially false or misleading, this release will be canceled and Original Borrower will remain obligated under the Loan Documents as though there had been no release.

(c)    If at any time all or any part of any payment by Original Borrower which has been applied by Lender to payment of the Loan on or prior to the date of this Reaffirmation Agreement is or must be rescinded, repaid or returned by Lender for any reason whatsoever (including the application of any bankruptcy, insolvency or other law), for purposes of this Reaffirmation Agreement, to the extent that such payment is or must be rescinded, repaid or returned, such payment will be deemed to have continued to be due and payable, notwithstanding such application by Lender and this Reaffirmation Agreement will continue to be effective as to such payment as though such application by Lender had not been made. Original Borrower and New Borrower will each remain liable to Lender for the amount so rescinded, repaid, or returned to the same extent as if such amount had never originally been received by Lender, notwithstanding any cancellation of the Note, release or satisfaction of the Security Instrument, or the cancellation of any other Loan Document.

[CHOOSE THE VERSION OF SECTION 3 SPECIFIED IN THE ASSUMPTION APPROVAL]

[USE THE FOLLOWING IF ORIGINAL GUARANTOR IS RELEASED FROM ALL EXCEPT ENVIRONMENTAL LIABILITY - No CLEAN PHASE 1 HAS BEEN PROVIDED]

3.    Ratification of Original Guaranty; Conditional Release by Lender.

(a)    Lender releases Original Guarantor from any and all liability under the Original Guaranty except to the extent that Original Guarantor guaranties payment of Original Borrower’s liability under Sections 6.12 and 10.02(b) of the Loan Agreement, relating to Prohibited Activities or Conditions, regardless of when such Prohibited Activities or Conditions arose or arise.

(b)    Original Guarantor ratifies its Original Guaranty only to the extent that it guaranties payments of Original Borrower’s liability under Sections 6.12 and 10.02(b) of the Loan Agreement, relating to Prohibited Activities or Conditions, regardless of when such Prohibited Activities or Conditions arose or arise.

{01567519;1}	Freddie Mac Multifamily Asset Management Form	Page 4

Reaffirmation Agreement – Assumption – Loan Agreement Forms

(c)    If Lender’s release of is canceled in whole or in part pursuant to Section 2 of this Reaffirmation, the release of Original Guarantor provided for in this Section 3 will be correspondingly canceled.

[USE THE FOLLOWING IF ORIGINAL BORROWER HAS PROVIDED A CLEAN PHASE 1 AND ORIGINAL GUARANTOR WILL BE RELEASED FROM LIABILITY ARISING FROM POST-TRANSFER ENVIRONMENTAL CONDITIONS]

3.    Ratification of Original Guaranty; Conditional Release by Lender.

(a)    Lender releases Original Guarantor from any and all liability under the terms and provisions of the Original Guaranty; provided, however, that Original Guarantor is released from liability with respect to Original Borrower’s and New Borrower’s liability pursuant to Sections 6.12 and 10.02(b) of the Loan Agreement only with respect to Prohibited Activities or Conditions first arising after the Closing Date, provided such loss, liability, damage, claim, cost or expense does not directly or indirectly arise from or relate to any Prohibited Activities or Conditions existing prior to the Closing Date.

(b)    Original Guarantor ratifies its Original Guaranty only to the extent that it guaranties payments of Original Borrower’s and New Borrower’s liability under Sections 6.12 and 10.02(b) of the Loan Agreement, relating to Prohibited Activities or Conditions first existing prior to the Closing Date.

(c)    If Lender’s release of Original Borrower is canceled in whole or in part pursuant to Section 2 of this Reaffirmation, the release of Original Guarantor provided for in this Section 3 will be correspondingly canceled.

[OR]

[USE THE FOLLOWING IF GUARANTOR IS NOT RELEASED FROM ANY LIABILITY]

3.    Ratification of Guaranty. By signing this Reaffirmation Agreement, Guarantor ratifies the Guaranty and acknowledges that the Guaranty remains in full force and effect.

[END OF BORROWER AND GUARANTOR RELEASE/RATIFICATION OPTIONS]

[INCLUDE THE FOLLOWING SECTION 4 IF ORIGINAL BORROWER IS REQUIRED TO RELINQUISH ALL OF ITS RIGHT, TITLE AND INTEREST IN THE EXISTING REPLACEMENT RESERVE FUND PURSUANT TO THE APPROVAL LETTER]

{01567519;1}	Freddie Mac Multifamily Asset Management Form	Page 5

Reaffirmation Agreement – Assumption – Loan Agreement Forms

4.    Replacement Reserve Fund. Original borrower hereby relinquishes all of its right, title and interest in and to the Replacement Reserve Fund existing as of the date of this Reaffirmation Agreement.

[4 OR 5].    Miscellaneous.

(a)    This Reaffirmation Agreement will be binding upon and will inure to the benefit of the parties to this Reaffirmation Agreement and their respective heirs, successors and permitted assigns.

(b)    No provision of this Reaffirmation Agreement that is held to be inoperative, unenforceable or invalid will affect the remaining provisions, and to this end all provisions of this Reaffirmation Agreement are declared to be severable.

(c)    Time is of the essence of this Reaffirmation Agreement.

(d)    This Reaffirmation Agreement may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

(e)    This Reaffirmation Agreement will be construed in accordance with the laws of the Property Jurisdiction.

(f)    This Reaffirmation Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute a single document.

(Remainder of page intentionally left blank; signature page follows.)

{01567519;1}	Freddie Mac Multifamily Asset Management Form	Page 6

Reaffirmation Agreement – Assumption – Loan Agreement Forms

IN WITNESS WHEREOF, Original Guarantor and Lender have executed this Reaffirmation Agreement as of the date written above.

ORIGINAL BORROWER:

ALTERRA I, L.L.C.,  a

Delaware limited liability company

By: ______________________

Name: Gary T. Wagner

Title: Authorized Signatory

ORIGINAL BORROWER:

ALTERRA II, L.L.C.,  a

Delaware limited liability company

By: ______________________

Name: Gary T. Wagner

Title: Authorized Signatory

{01567519;1}	Freddie Mac Multifamily Asset Management Form	Page 7

Reaffirmation Agreement – Assumption – Loan Agreement Forms

ORIGINAL GUARANTOR:

MACK-CALI REALTY, L.P.,  a

Delaware Limited Partnership

By: ______________________

Name:

Title:

{01567519;1}	Freddie Mac Multifamily Asset Management Form	Page 8

Reaffirmation Agreement – Assumption – Loan Agreement Forms

LENDER

__________________________, a

_______________________________

By: ______________________

Name:

Title:

{01567519;1}	Freddie Mac Multifamily Asset Management Form	Page 9

Reaffirmation Agreement – Assumption – Loan Agreement Forms

Lender Loan Number: 932797350

Property Name: Alterra at Overlook Ridge

REAFFIRMATION AGREEMENT – GUARANTOR

TRANSFER OF INTEREST IN BORROWER

(FOR USE WITH LOAN AGREEMENT FORMS)

(Revised 9-4-2015)

THIS REAFFIRMATION AGREEMENT - GUARANTOR (“Reaffirmation Agreement”) is made effective as of the ____ day of September, 2019, by MACK-CALI REALTY, L.P., a Delaware limited partnership (collectively if more than one, “Guarantor”), for the benefit of ________________ (“Lender”).

RECITALS

A.    Pursuant to the terms of a Multifamily Loan and Security Agreement dated January 10, 2017 (“Loan Agreement”), ALTERRA I L.L.C., a Delaware limited liability company and ALTERRA II L.L.C., a Delaware limited liability company, jointly and severally, as co-borrowers (collectively, “Borrower”) obtained a loan from CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association f/k/a CAPITAL ONE MULTIFAMILY FINANCE, LLC, a Delaware limited liability company (“Original Lender”) in the original principal amount of $100,000,000.00 (“Loan”). The Loan is evidenced by a Multifamily Note in favor of Original Lender dated January 10, 2017 (“Note”). The Note is secured by a Multifamily Mortgage, Deed of Trust, or Deed to Secure Debt dated the same date as the Note (“Security Instrument”), encumbering the Mortgaged Property. Original Lender sold the Note, assigned its rights in the Loan Agreement and the Security Instrument, and transferred the Loan to Lender, and Lender is now the holder of the Note and the owner of the Loan. The term “Loan Documents” will have the meaning given to it in the Loan Agreement.

B.    Guarantor guaranteed payment of certain amounts and performance of certain obligations by Borrower under the terms of the Loan Documents by executing a Guaranty dated as of January 10, 2019 (“Guaranty”).

C.    As a condition to consenting to the transfer of certain interests in Borrower (“Transfer”), Lender has required that Guarantor reaffirm [INCLUDE IF GUARANTOR WILL BE PARTIALLY RELEASED: certain of ] Guarantor’s obligations under the Guaranty. For purposes of this Reaffirmation Agreement, the term “Closing Date” means the date on which the Transfer occurs.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Reaffirmation Agreement and the Loan Documents and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by all parties, Guarantor and Lender agree as follows:

{01567520;1}

Freddie Mac Multifamily Asset Management Form

Reaffirmation Agreement – Guarantor – Transfer of Interest – Loan Agreement Forms

1.    Defined Terms. Capitalized terms used but not defined in this Reaffirmation Agreement will have the meanings assigned to them in the Guaranty.

[CHOOSE THE VERSION OF SECTION 2 SPECIFIED IN THE TRANSFER APPROVAL]

[USE THE FOLLOWING IF GUARANTOR IS NOT RELEASED FROM ANY LIABILITY]

2.    Ratification of Guaranty. By signing this Agreement, Guarantor ratifies the Guaranty and acknowledges that the Guaranty remains in full force and effect.

[OR]

[USE THE FOLLOWING IF GUARANTOR IS RELEASED FROM ALL EXCEPT ENVIRONMENTAL LIABILITY - NO CLEAN PHASE 1 HAS BEEN PROVIDED]

2.    Ratification of Guaranty; Conditional Release by Lender.

(a)    Lender releases Guarantor from any and all liability under the Guaranty except to the extent that Guarantor guaranties payment of Borrower’s liability under Sections 6.12 and 10.02(b) of the Loan Agreement, relating to Prohibited Activities or Conditions, regardless of when such Prohibited Activities or Conditions arose or arise.

(b)    Guarantor ratifies its Guaranty only to the extent that it guaranties payments of Borrower’s liability under Sections 6.12 and 10.02(b) of the Loan Agreement, relating to Prohibited Activities or Conditions, regardless of when such Prohibited Activities or Conditions arose or arise.

(c) If any material representation or warranty made by Borrower or Guarantor in connection with the Transfer is materially false or misleading, this release will be canceled and Guarantor will remain obligated under the Guaranty as though there had been no release.

[OR]

[USE THE FOLLOWING IF BORROWER HAS PROVIDED A CLEAN PHASE 1

AND GUARANTOR WILL BE RELEASED FROM LIABILITY ARISING FROM POST-TRANSFER ENVIRONMENTAL CONDITIONS]

2    Ratification of Guaranty; Conditional Release by Lender.

(a) Lender releases Guarantor from any and all liability under the terms and provisions of the Guaranty; provided, however, that Guarantor is released from liability with respect to Borrower’s liability pursuant to Sections 6.12 and 10.02(b) of the Loan Agreement only with respect to Prohibited Activities or Conditions first arising after the Closing Date, provided such loss, liability, damage, claim, cost or expense does not directly or indirectly arise from or relate to any Prohibited Activities or Conditions existing prior to the Closing Date.

{01567520;1}	Page 2

Freddie Mac Multifamily Asset Management Form

Reaffirmation Agreement – Guarantor – Transfer of Interest – Loan Agreement Forms

(b)    Guarantor ratifies its Guaranty only to the extent that it guaranties payments of Borrower’s liability under Sections 6.12 and 10.02(b) of the Loan Agreement, relating to Prohibited Activities or Conditions first existing prior to the Closing Date,

(c)    If any material representation or warranty made by Borrower or Guarantor in connection with the Transfer is materially false or misleading, this release will be canceled and Guarantor will remain obligated under the Guaranty as though there had been no release.

[END OF GUARANTOR RELEASE/RATIFICATION OPTIONS]

3.    Miscellaneous.

(a)    This Reaffirmation Agreement will be binding upon and will inure to the benefit of the parties to this Reaffirmation Agreement and their respective heirs, successors and permitted assigns.

(b)    No provision of this Reaffirmation Agreement that is held to be inoperative, unenforceable or invalid will affect the remaining provisions, and to this end all provisions of this Reaffirmation Agreement are declared to be severable.

(c)    Time is of the essence of this Reaffirmation Agreement.

(d)    This Reaffirmation Agreement may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

(e)    This Reaffirmation Agreement will be construed in accordance with the laws of the Property Jurisdiction.

(f)    This Reaffirmation Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute a single document.

(Remainder of page intentionally left blank; signature page follows.)

{01567520;1}	Page 3

Freddie Mac Multifamily Asset Management Form

Reaffirmation Agreement – Guarantor – Transfer of Interest – Loan Agreement Forms

IN WITNESS WHEREOF, Guarantor and Lender have executed this Reaffirmation Agreement as of the date written above.

GUARANTOR:

MACK-CALI REALTY, L.P.,

a Delaware limited partnership

By: ______________________

Name:

Title:

{01567520;1}	Page 4

Freddie Mac Multifamily Asset Management Form

Reaffirmation Agreement – Guarantor – Transfer of Interest – Loan Agreement Forms

LENDER:

By: ______________________

Name:

Title:

{01567520;1}	Page 5

Freddie Mac Multifamily Asset Management Form

Reaffirmation Agreement – Guarantor – Transfer of Interest – Loan Agreement Forms

Exhibit Y to Purchase and Sale Agreement Between

Alterra I L.L.C., Alterra II L.L.C. and Overlook Ridge Apartments Investors LLC, Sellers, and

Overlook Revere Owner LLC and Overlook Malden Owner LLC, Buyers

Form of Chase Release

[Attach Form of Chase Release.]

BORROWER COMMENTS

Parcel ID: 034-461C-002E
County: Suffolk

Parcel ID: 186-575-505, 186-575-507, 186-575-510 and 185-575-570
County: Middlesex

ADDRESS OF PREMISES:

8, 12, 15 and 16 Quarry Lane, and 1 and 4 Stone Lane
Malden, Massachusetts 02148

RECORD and RETURN TO:

New York Community Bank
NYCB Plaza – 102 Duffy Avenue, 3rd Floor
Hicksville, New York 11801

[NTD – TO DISCUSS WITH LOCAL COUNSEL WHETHER IT WOULD BE CUSTOMARY TO ACTUALLY RECORD THE ASSIGNMENT, ASSUMPTION AND RELEASE V. SOLELY THE A & R MORTGAGE]

OVERLOOK MALDEN OWNER LLC
(Borrower)

and

OVERLOOK RIDGE APARTMENTS INVESTORS LLC
(Borrower)

and

NEW YORK COMMUNITY BANK
(Lender)

ASSUMPTION, MODIFICATION AND RELEASE AGREEMENT

Date: As of September ___, 2019

Original Principal Balance: $135,750,000.00

Assumption, Modification & Release Agreement
Loan No. 290700121 File No. 123-33848
CD Form 146
04-09-11
Page 1

BORROWER COMMENTS

ASSUMPTION, MODIFICATION AND RELEASE AGREEMENT1

THIS ASSUMPTION, MODIFICATION AND RELEASE AGREEMENT (herein, the "**Agreement**") is made as of the ____ day of September, 2019, between **Overlook Ridge Apartments Investors LLC**, a limited liability company organized and existing under the laws of the State of Delaware, having an address at Harborside 3, 210 Hudson Street, Suite 400, Jersey City, New Jersey 07311 (herein, the "**Transferor**"), **Overlook Malden Owner LLC**, a limited liability company, organized and existing under the laws of Delaware, with a principal place of business at c/o Rockpoint Group, L.L.C., 3953 Maple Avenue, Suite 300, Dallas, Texas 75219 (herein, the "**Transferee**"), and **New York Community Bank**, a New York banking corporation, with a place of business at NYCB Plaza, 102 Duffy Avenue - 3rd Floor, Hicksville, New York 11801 (herein the "**Lender**").

WHEREAS Transferor is indebted to Lender in the principal sum of One Hundred Thirty Five Million Seven Hundred Fifty Thousand and 00/100 Dollars (US $135,750,000.00) (herein, the "**Loan**"), evidenced by that certain Mortgage Note made by Transferor to Lender dated as of December 5, 2017 (herein, the "**Original Note**"); and

WHEREAS, to secure the repayment of the Original Note, Transferor also executed and delivered a Mortgage, Assignment of Leases and Rents and Security Agreement, including any riders and/or exhibits attached thereto, dated as of December 5, 2017, to Lender (herein, the "**Security Instrument**"), as more fully described in Exhibit B to this Agreement, that grants a lien on the property owned by Transferor located at 8, 12, 15 and 16 Quarry Lane, and 1 and 4 Stone Lane, Malden, Massachusetts 02148, in Middlesex and Suffolk Counties, Commonwealth of Massachusetts, having the legal description set out in Exhibit A hereto (herein, the "**Property**"). Immediately prior to the effectiveness of this Agreement, the Transferor was liable for the payment and performance of all of Transferor's obligations under the Note, the Security Instrument and all other documents executed in connection with the Loan (collectively herein, the "**Original Loan Documents**"); and Original

WHEREAS, Lender has been asked to consent to the transfer of the Property to the Transferee and the Loan Assumption (as hereinafter defined) in accordance with Section 1; and

WHEREAS, Lender has agreed to consent to (a) the transfer of the Property by Transferor to Transferee, and (b) the Loan Assumption in accordance with Section 1; and

NOW, THEREFORE, in consideration of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Transferor, and Transferee agree as follows:

1. **<u>Assumption of Obligations</u>.** The Transferee agrees to assume (the "**Loan Assumption**") all of the payment and performance obligations of the Transferor in each case arising from and after the date hereof and only to the extent any liabilities or obligations first

1 NTD: SUBJECT TO GDC TAX REVIEW

Assumption, Modification & Release Agreement CD Form 146 Page 2
Loan No. 290700121 File No. 123-33848 04-09-11

BORROWER COMMENTS

arose or are first incurred on account of acts, events, or conditions first arising from and after the date hereof, and in each case as more particularly set forth in each of the amended and restated loan documents more particularly listed on Exhibit [___] attached hereto (collectively, the "**New Loan Documents**").

2. **Transferor's Representations and Warranties.**

As an inducement for the Lender to enter into this Agreement, the Transferor represents and warrants as follows as of the date hereof only: **[NTD – REPRESENTATIONS AND REMAINDER OF THIS AGREEMENT UNDER REVIEW BY ROSELAND]**

(a) That with respect to the Original Note, the Security Instrument, and all other Original Loan Documents:

(i) As of the date hereof, there are no defenses, offsets, deductions or counterclaims to the Transferor's obligations under the Original Note or any of the other Original Loan Documents, and if any such defenses or offsets exist without the knowledge of the Transferor, the same are hereby waived.

(ii) All of the representations and warranties made by the Transferor in the Original Note and the other Original Loan Documents are true and correct in all material respects as if made on the date hereof, except for those made with respect to a particular date, which such representations and warranties are restated as of such date. or [except as shown on the Lender's current title commitment]

(iii) The outstanding principal balance of ~~the~~ Original Note is $135,750,000.00 as of the date hereof and interest has been paid through August 31, 2019.

(iv) As of the date hereof, [except as recorded at the appropriate registry of deeds] there are no encumbrances, liens or mortgages on the Property, other than the lien of the Security Instrument;

(v) To the best of Transferor's knowledge, there are no defaults by the Transferor under the provisions of the Original Note and Security Instrument or the other Original Loan Documents;

(vi) To the best of Transferor's knowledge, all provisions of the Original Note and Security Instrument and the other Loan Documents are in full force and effect; and

(vii) There are no subordinate liens of any kind covering or relating to the Property, nor are there any mechanics' liens or liens for unpaid taxes or assessments encumbering the Property, nor has notice of a lien or notice of intent to file a lien been received.

The Transferor understands and intends that Lender will rely on the representations and warranties contained herein.

Assumption, Modification & Release Agreement
Loan No. 290700121 File No. 123-33848
CD Form 146
04-09-11
Page 3

BORROWER COMMENTS

3. **Intentionally Left Blank.** **[NTD: We are making these reps in the Mortgage, so should not need to include here]**

4. **Consent to Transfer.** Lender hereby consents to the transfer of the Property and to the Loan Assumption in accordance with Section 1. Lender's consent to the transfer of the Property to the Transferee is not intended to be and shall not be construed as a consent to any subsequent transfer which requires the Lender's consent pursuant to the terms of Restated Mortgage. Mack-Cali Realty, L.P., a Delaware limited liability company ("Mack-Cali")

5. **Amendments.** As a condition precedent to the transfer of the Property and the Loan Assumption, Transferee and Lender hereby agree that the terms of the Security Instrument are hereby amended and restated in their entirety to be the terms which are set out in that certain Amended Mortgage, Assignment of Leases and Rents and Security Agreement attached hereto as Exhibit C (the "**Restated Mortgage**"), securing that certain Amended and Restated Note being made herewith by Transferee as of the date hereof, in favor of Lender (herein, the "**Restated Note**"). As amended and restated thereby, the terms and provisions of the Restated Mortgage, Restated Note, and the other New Loan Documents are currently in full force and effect and are hereby ratified and confirmed by Transferee in all respects.

and the Transferee's

Pursuant to and Transferor and Mack-Cali are not released from any liability (

6. **Release of Transferor.** In reliance on the Transferor's representations and warranties in this Agreement, and the representations and warranties expressly made by Transferee in the New Loan Documents, and in consideration for the releases contained in Paragraph 12 of this Agreement, Lender releases the Transferor, and ~~any previous guarantor~~ with respect to any guaranty executed in connection with the closing of the Loan, from their respective obligations under the Original Loan Documents, provided, however, that the Transferor is not released from any liability pursuant to this Agreement, or Article 8 of the Security Instrument, or that certain Environmental Indemnity Agreement dated as of December ~~5, 2017, executed by the Transferor~~ (the "**Original Environmental Indemnity**") for any liability that relates to the period prior to the date hereof, regardless of when any hazardous or toxic substances (as defined in the Security Instrument) are discovered.* **[NTD – ROSELAND GUARANTOR SHOULD NOT BE RELEASED FROM ITS RECOURSE GUARANTY ON A GOING BACKWARDS BASIS]** If any material element of the representations and warranties made by the Transferor contained herein are false as of the date of this Agreement or in the event any party (other than Lender) takes any actions which are in contradiction with the provisions of this Agreement, then the release set forth in this Paragraph 7 will be cancelled as of the date of this Agreement and the Transferor (and ~~any previous guarantor~~) will remain obligated under the Loan Documents as though there had been no such release.

are

and Mack-Cali

Transferor or Mack-Cali

Mack-Cali

* See attached

7. **No Impairment of Lien.** Nothing set forth herein shall affect the priority or extent of the lien of any of the Original Loan Documents or the New Loan Documents, nor, except as expressly set forth herein, release or change the liability of any party who may now be or after the date of this Agreement, become liable, primarily or secondarily, under the Original Loan Documents, as amended and replaced by the New Loan Documents. Except as expressly modified hereby, the Note, Security Instrument and Original Loan Documents, as amended and replaced by the New Loan Documents, shall remain in full force and effect and this Agreement

Original

Assumption, Modification & Release Agreement
Loan No. 290700121 File No. 123-33848
CD Form 146
04-09-11
Page 4

INSERT TO SECTION 6.

Notwithstanding anything stated to the contrary in this Agreement, or in any of the Original Loan Documents, Transferor's and Mack-Cali's liability under Article 8 of the Security Instrument and the Original Environmental Indemnity shall terminate upon the performance and completion of the Remedial Work (as defined in the Original Environmental Indemnity) by Transferor and delivery to Lender by Transferor of an update or revision to the previous environmental assessment indicating no further Remedial Work is required at the Property. Such environmental assessment shall then be deemed an Acceptable Environmental Assessment under the Original Environmental Indemnity.

A1490036.v1

BORROWER COMMENTS

shall have no effect on the priority or validity of the liens set forth in the Security Instrument or the Original Loan Documents or the New Loan Documents, which are incorporated herein by reference.

8. **Costs.** The Transferee and the Transferor agree to pay all actual, out of pocket fees and costs (including reasonable attorneys' fees) incurred by Lender in connection with Lender's consent to and approval of the transfer of the Property and in consideration of the consent to that transfer.

9. **Financial Information.** The Transferee represents and warrants to Lender that all financial reports regarding the Transferee provided to Lender was true and correct in all material respects as of the date indicated in such financial reports, and except as supplemented by Transferee between the date Transferee so provided such financial reports and the date hereof, remains materially true and correct as of the date of this Agreement.

10. **Addresses.**

Transferee's address for notice hereunder and under the Loan Documents is:

Overlook Malden Owner LLC
c/o Rockpoint Group, L.L.C.
3953 Maple Avenue, Suite 300
Dallas, Texas 75219

With a copy to:

Gibson, Dunn & Crutcher LLP
2029 Century Park East, Suite 4000
Los Angeles, CA 90067
Attention: Jesse Sharf

Transferor's address for notice hereunder and under the Original Loan Documents is:

11. **Complete Release**. Transferee and Transferor release and discharge Lender, and its successors, assigns, agents, directors, officers, employees, and attorneys, and each current or substitute trustee under the Security Instrument (collectively, the "**Indemnitees**"), in each case from all Claims, as defined below. As used in this Agreement, the term "Claims" means any and all possible claims, demands, actions, costs, expenses and liabilities whatsoever, known or unknown, at law or in equity, in each case originating in whole on or before the date of this Agreement in connection with (a) the Loan, including, without limitation, its funding, administration and servicing, (b) the Original Loan Documents, (c) the Property, (d) any reserve and/or escrow balances held by Lender or any servicers of the Loan, and (e) the sale,

Assumption, Modification & Release Agreement
Loan No. 290700121 File No. 123-33848
CD Form 146
04-09-11
Page 5

BORROWER COMMENTS

conveyance, assignment and transfer of the Property. The foregoing release and discharge is referred to herein as the "Release". The Release is being made irrespective of whether any Claims arise out of contract, tort, violation of laws, or regulations, or otherwise in connection with any of the Original Loan Documents, including, without limitation, any contracting for, charging, taking, reserving, collecting or receiving interest in excess of the highest lawful rate applicable thereto, in each case on or prior to the date hereof, and any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of Indemnitees, in any such case on or prior to the date hereof, including any requirement that the Original Loan Documents, as amended and replaced by the New Loan Documents, be modified as a condition to the transactions contemplated by this Agreement, any charging, collecting or contracting for prepayment premiums, transfer fees, or assumption fees, any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, violation of any federal or state securities or Blue Sky laws or regulations, conflict of interest, NEGLIGENCE, bad faith, malpractice, violations of the Racketeer Influenced and Corrupt Organizations Act, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander, conspiracy or any claim for wrongfully accelerating the Note, the Restated Note or wrongfully attempting to foreclose on any collateral relating to the Note and Restated Note, but in each case only to the extent permitted by applicable law and in each case on or prior to the date hereof. Transferor and Transferee agree that Lender that their relationship with Lender is strictly that of creditor and debtor. The Release is accepted by Lender pursuant to this Agreement and shall not be construed as an admission of liability. Notwithstanding the foregoing, the Release does not cover the fraud, willful misconduct, intentional misconduct, or illegal acts of Lender or any other Indemnitee.

Orig'l

12. **Miscellaneous**.

(a) This Agreement shall be construed according to and governed by the laws of the jurisdictions in which the Property is located without regard to its conflicts of law principles.

(b) If any provision of this Agreement is adjudicated to be invalid, illegal or unenforceable, in whole or in part, it will be deemed omitted to that extent and all other provisions of this Agreement will remain in full force and effect.

(c) No change or modification of this Agreement shall be valid unless the same is in writing and signed by all parties hereto.

(d) The captions contained in this Agreement are for convenience of reference only and in no event define, describe or limit the scope or intent of this Agreement or any of the provisions or terms hereof.

(e) This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

Assumption, Modification & Release Agreement
Loan No. 290700121 File No. 123-33848
CD Form 146
04-09-11
Page 6

BORROWER COMMENTS

(f) This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

(g) THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(h) Lender hereby confirms that the following reserves and/or accounts of Borrower have the following balances as of the date hereof: [**NTD: LENDER TO PLEASE FILL IN AND PROVIDE**].

[Signature Page Follows]

Assumption, Modification & Release Agreement
Loan No. 290700121 File No. 123-33848
CD Form 146
04-09-11
Page 7

IN WITNESS WHEREOF, Lender, Transferor, and Transferee have executed this Agreement or caused the same to be executed by their representatives thereunto duly authorized.

Lender:

New York Community Bank,

a New York banking corporation

By: ________________________

Name: Matthew P. Cullen

Title: Authorized Signatory

Transferor:

Overlook Ridge Apartments Investors LLC,

a Delaware limited liability company

By: ________________________

Name: Gary T. Wagner

Title: Authorized Signatory

Transferee:

Overlook Malden Owner LLC,

a Delaware limited liability company

By: ________________________

Name: Ron J. Hoyl

Title: Authorized Signatory

State of New York

County of Nassau

On this ____ day of September, 2019, before me, the undersigned notary public, personally appeared Matthew P. Cullen, proved to me through satisfactory evidence of identification, which was ___________________, to be the person whose name is signed on the preceding document, and acknowledged to me that he signed it voluntarily for its stated purpose, as Authorized Signatory of New York Community Bank, a New York banking corporation.

_______________________

Notary Public

My Commission Expires

STATE OF NEW JERSEY

COUNTY OF ESSEX

On this ____ day of September, 2019, before me, the undersigned notary public, personally appeared Gary T. Wagner, proved to me through satisfactory evidence of identification, which was ___________________, to be the person whose name is signed on the preceding document, and acknowledged to me that he signed it voluntarily for its stated purpose, as Authorized Signatory of Overlook Ridge Apartments Investors LLC, a Delaware limited liability company.

_______________________

Notary Public

My Commission Expires

STATE OF ___________

COUNTY OF ___________

On this ____ day of September, 2019, before me, the undersigned notary public, personally appeared Ron J. Hoyl, Authorized Signatory, proved to me through satisfactory evidence of identification, which was ___________________ , to be the person whose name is signed on the preceding document, and acknowledged to me that he signed it voluntarily for its stated purpose, as Authorized Signatory of Overlook Malden Owner LLC, a Delaware limited liability company.

_______________________

Notary Public

My Commission Expires

EXHIBIT “A” (Metes)

TO BE INSERTED

EXHIBIT “B” (Mortgage)

Mortgage, Assignment of Leases and Rents and Security Agreement dated as of December 5, 2017, made by Overlook Ridge Apartments Investors LLC to New York Community Bank, in the principal sum of  $135,750,000.00 and interest, and duly recorded on December 6, 2017 in the Middlesex South Registry of Deeds in Book 70345, Page 271, and duly recorded on December 6, 2017 in the Suffolk County Registry of Deeds in Book 58895, Page 85.

Exhibit Z to Purchase and Sale Agreement Between

Alterra I L.L.C., Alterra II L.L.C. and Overlook Ridge Apartments Investors LLC, Sellers, and

Overlook Revere Owner LLC and Overlook Malden Owner LLC, Buyers

Model Computation

[Attach Model Computation.]

RE TAX CREDIT

PSA Section 19

		19/20 Actual	Tax Rate	19/20
Parcel		Assessed Value	w/ CPA	Taxes
185 575 570 / 186 575 507 (Malden)		$79,008,700	1.34%	$1,058,930
186 575 510 / 186 575 505 (Malden)		$72,865,100	1.34%	$976,589
34-461C-2E (Revere)		$3,790,500	1.21%	$45,903
Total / Blended		$155,664,300	1.34%	$2,081,422

Market Increases in Assessed Value		Assessed Value	Growth
Fiscal Year 2020 (12 Months Ending June 30, 2020)		$155,664,300
Fiscal Year 2021 (12 Months Ending June 30, 2021)		$160,334,229	3.00%
Fiscal Year 2022 (12 Months Ending June 30, 2022)		$165,144,256	3.00%

Hypothetical Scenario 1: $165mm assessed value for FY2021 and $190mm assessed value for FY 2022				Note
At January 31, 2021:				Final assessed values released on 3Q tax bill (sent on Jan. 1)
Actual Assessed Value		$165,000,000		Hypothetical assessed value for FY21
Expected Assessed Value with Market Increase		$160,334,229
Outsized Increase		$4,665,771		Difference between actual assessed and expected assessed
Tax Rate with CPA (Community Preservation Act)		1.34%		Shall be fixed based on the blended 19/20 rate
Outsized Tax Increase		$62,387
Multiplier (Inverse of Cap Rate)	5.00%	20.0x
Value Payment to Rockpoint		$1,247,741

At January 31, 2022:
Actual Assessed Value		$190,000,000		Hypothetical assessed value for FY22
Expected Assessed Value with Market Increase		$165,144,256
Increase from Previous Year		$4,665,771		Excess increase covered in previous year
Outsized Increase		$20,189,973
Tax Rate with CPA (Community Preservation Act)		1.34%		Shall be fixed based on the blended 19/20 rate
Outsized Tax Increase		$269,965
Multiplier (Inverse of Cap Rate)	5.00%	20.0x
Value Payment to Rockpoint		$5,399,292

Total Payment to Rockpoint (FY21 + FY22) [Scenario 1]		$6,647,034		Subject to $7.5mm cap

RE TAX CREDIT

PSA Section 19

Hypothetical Scenario 2: $160.3mm assessed value for FY2021 and $190mm assessed value for FY 2022			Note
At January 31, 2021:
Actual Assessed Value		$160,334,229
Expected Assessed Value with Market Increase		$160,334,229
Outsized Increase		$0
Tax Rate with CPA (Community Preservation Act)		1.34%	Shall be fixed based on the blended 19/20 rate
Outsized Tax Increase		$0
Multiplier (Inverse of Cap Rate)	5.00%	20.0x
Value Payment to Rockpoint		$0	Assessed Value for FY2021 was in-line with expectations

At January 31, 2022:
Actual Assessed Value		$190,000,000	Hypothetical assessed value for FY22
Expected Assessed Value with Market Increase		$165,144,256
Increase from Previous Year		$0
Outsized Increase		$24,855,744
Tax Rate with CPA (Community Preservation Act)		1.34%	Shall be fixed based on the blended 19/20 rate
Outsized Tax Increase		$332,352
Multiplier (Inverse of Cap Rate)	5.00%	20.0x
Value Payment to Rockpoint		$6,647,034

Total Payment to Rockpoint (FY21 + FY22) [Scenario 2]		$6,647,034	Subject to $7.5mm cap